                                               Filed Pursuant to Rule 424(b)(5)
                                            Registration File No. : 333-81262-03

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 8, 2002)


                         $1,000,630,000 (APPROXIMATE)
                  GE CAPITAL COMMERCIAL MORTGAGE CORPORATION


                                   DEPOSITOR

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                     GERMAN AMERICAN CAPITAL CORPORATION,
                           AND BANK OF AMERICA, N.A.
                             MORTGAGE LOAN SELLERS


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-3

                           ------------------------

     GE Capital Commercial Mortgage Corporation is offering certain classes of the Series 2002-3 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 131 mortgage loans secured by first liens on 139 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2002-3 certificates are not obligations of GE Capital Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                           ------------------------

     Certain characteristics of the offered certificates include:



-------------------------------------------------------------------------------
                       INITIAL CLASS        INITIAL PASS-     PASS-THROUGH
                  CERTIFICATE BALANCE (1)    THROUGH RATE   RATE DESCRIPTION
-------------------------------------------------------------------------------
 Class A-1 .....        $383,943,000             4.229%          Fixed
 Class A-2 .....        $553,782,000             4.996%          Fixed
 Class B .......        $ 46,813,000             5.136%        Fixed (2)
 Class C .......        $ 16,092,000             5.226%        Fixed (2)



----------------------------------------------------------------------------------
                      ASSUMED FINAL                                RATED FINAL
                  DISTRIBUTION DATE (4)   RATINGS S&P/FITCH   DISTRIBUTION DATE (4)
----------------------------------------------------------------------------------
 Class A-1 .....   September 10, 2011          AAA/AAA         December 10, 2037
 Class A-2 .....    October 10, 2012           AAA/AAA         December 10, 2037
 Class B .......   November 10, 2012            AA/AA          December 10, 2037
 Class C .......   November 10, 2012          AA--/AA--        December 10, 2037

----------
(Footnotes to table on page S-6)

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                           ------------------------

     GE Capital Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                           ------------------------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-29 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.

     The underwriters, Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., will purchase the offered certificates from GE Capital Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about December 3, 2002. We expect to receive from this offering approximately 100.40% of the initial principal amount of the offered certificates, plus accrued interest from December 1, 2002, before deducting expenses payable by us.



DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC

Joint Book Running Manager                            Joint Book Running Manager


JPMORGAN                    MERRILL LYNCH & CO.             SALOMON SMITH BARNEY


NOVEMBER 20, 2002

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
          Commercial Mortgage Pass-Through Certificates, Series 2002-3

                               [GRAPHIC OMITTED]

OREGON
2 Properties
$6,092,751
0.52% of total

CALIFORNIA
20 Properties
$227,929,986
19.48% of total

WASHINGTON
8 Properties
$78,284,171
6.69% of total

NEVADA
1 Property
$13,486,942
1.15% of total

ARIZONA
2 Properties
$12,434,651
1.06% of total

IDAHO
1 Property
$4,309,477
0.37% of total

COLORADO
3 Properties
$66,202,116
5.66% of total

UTAH
2 Properties
$13,981,522
1.19% of total

TEXAS
18 Properties
$95,141,702
8.13% of total

KANSAS
2 Properties
$26,720,000
2.28% of total

OKLAHOMA
3 Properties
$7,269,837
0.62% of total

MINNESOTA
1 Property
$2,048,055
0.17% of total

LOUISIANA
2 Properties
$13,793,679
1.18% of total

MISSOURI
3 Properties
$36,295,005
3.10% of total

MISSISSIPPI
7 Properties
$19,755,087
1.69% of total

ILLINOIS
1 Property
$7,126,945
0.61% of total

ALABAMA
1 Property
$2,194,759
0.19% of total

MICHIGAN
1 Property
$3,352,960
0.29% of total

TENNESSEE
4 Properties
$30,986,350
2.65% of total

INDIANA
1 Property
$1,516,372
0.13% of total

PENNSYLVANIA
2 Properties
$47,625,546
4.07% of total

FLORIDA
16 Properties
$108,872,567
9.30% of total

SOUTH CAROLINA
3 Properties
$24,939,037
2.13% of total

NEW YORK
7 Properties
$102,073,967
8.72% of total

GEORGIA
4 Properties
$45,488,241
3.89% of total

NORTH CAROLINA
4 Properties
$45,758,184
3.91% of total

KENTUCKY
1 Property
$5,809,942
0.50% of total

VIRGINIA
11 Properties
$52,506,528
4.49% of total

MAINE
1 Property
$2,461,974
0.21% of total

NEW JERSEY
1 Property
$1,496,505
0.13% of total

MARYLAND
6 Properties
$64,373,416
5.50% of total



GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


[ ] (is less than or equal to) 1.00%
    of Initial Pool Balance

[ ] 1.01 - 5.00%
    of Initial Pool Balance

[ ] 5.01 - 10.00%
    of Initial Pool Balance

[ ] (is greater than) 10.00%
    of Initial Pool Balance

WESTFIELD SHOPPINGTOWN PORTFOLIO

[GRAPHIC OMITTED]                                                     [GRAPHIC OMITTED]

WESTFIELD SHOPPINGTOWN MAINPLACE, Santa Ana, CA                       WESTFIELD SHOPPINGTOWN GALLERIA AT ROSEVILLE, Roseville, CA






[GRAPHIC OMITTED]                                                     [GRAPHIC OMITTED]

THE PARKWAY I & II APARTMENTS, Denver, CO                             COLONIE CENTER, Albany, NY













                                                        [GRAPHIC OMITTED]

                                                        HIGHLANDS PLAZA I OFFICE BUILDING, St. Louis, MO





[GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

SOUTH TRYON SQUARE, Charlotte, NC                       COMMERCE CENTER I & II, St. Louis, MO










[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

NORTH COUNTY SQUARE, Vista, CA                         THE MARKET AT THE WATERFRONT, Homestead, PA








[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

CARROLL'S CREEK LANDING APARTMENTS, Arlington, WA      MEDLOCK CROSSING SHOPPING CENTER, Duluth, GA








[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

PASADENA OFFICE TOWER, Pasadena, CA                    CHINO HILLS MARKETPLACE, Chino Hills, CA











[GRAPHIC OMITTED]                                          [GRAPHIC OMITTED]

FREDERICK CROSSING, Frederick, MD                          MOUNTAIN CREEK APARTMENTS, Chattanooga, TN







              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
          PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE
                             REGISTRATION STATEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2002-3 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2002-3 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-29 of this prospectus supplement, which describe risks that apply to the Series 2002-3 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-161 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Capital Commercial Mortgage Corporation.

                                TABLE OF CONTENTS


SUMMARY OF CERTIFICATES ...........................     S-6
SUMMARY OF TERMS ..................................     S-7
RISK FACTORS ......................................    S-29
   Geographic Concentration Entails Risks .........    S-29
   Risks Relating to Loan Concentrations ..........    S-29
   Mortgage Loans with Related Borrowers ..........    S-30
   Borrower Single Purpose Entities ...............    S-30
   Cross-Collateralized Mortgage Loans Entail
      Risks .......................................    S-31
   Ability to Incur Other Borrowings Entails
      Risk ........................................    S-31
   Borrower May Be Unable to Repay
      Remaining Principal Balance on Maturity
      Date or Anticipated Prepayment Date .........    S-34
   Commercial, Multifamily and
      Manufactured Housing Community
      Lending is Dependent Upon Net
      Operating Income ............................    S-35
   Tenant Concentration Entails Risk ..............    S-36
   Certain Additional Risks Relating to
      Tenants .....................................    S-37
   Credit Tenant Lease Properties Have
      Special Risks ...............................    S-37
   Mortgaged Properties Leased to Multiple
      Tenants Also Have Risks .....................    S-38
   Tenant Bankruptcy Entails Risks ................    S-38
   Mortgage Loans Are Nonrecourse and Are
      Not Insured or Guaranteed ...................    S-38
   Risks to the Mortgaged Properties Relating
      to Recent Terrorist Attacks .................    S-38
   Retail Properties Have Special Risks ...........    S-38
   Multifamily Properties Have Special Risks.......    S-39
   Office Properties Have Special Risks ...........    S-40
   Industrial Properties Have Special Risks .......    S-41
   Self Storage Properties Have Special Risks......    S-41
   Manufactured Housing Community
      Properties Have Special Risks ...............    S-42
   Properties with Condominium Ownership
      Have Special Risks ..........................    S-42
   Lack Of Skillful Property Management
      Entails Risks ...............................    S-43
   Some Mortgaged Properties May Not Be
      Readily Convertible To
      Alternative Uses ............................    S-43
   Limitations of Appraisals ......................    S-43
   Your Lack of Control Over the Trust Fund
      can Create Risks ............................    S-44
   Potential Conflicts Of Interest ................    S-44
   Directing Certificateholder or Subordinate
      Debt Holder May Direct Special Servicer
      Actions .....................................    S-45
   Bankruptcy Proceedings Entail Certain
      Risks .......................................    S-45
   Risks Relating to Prepayments and
      Repurchases .................................    S-46
   Risks Relating to Enforceability of Yield
      Maintenance Charges or Defeasance
      Provisions ..................................    S-47
   Risks Relating to Borrower Default .............    S-47
   Risks Relating to Certain Payments .............    S-48
   Risks of Limited Liquidity and
      Market Value ................................    S-48
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ............    S-48
   Subordination of Subordinate Offered
      Certificates ................................    S-49
   Environmental Risks Relating to the
      Mortgaged Properties ........................    S-49
   Tax Considerations Relating to Foreclosure......    S-50
   Risks Associated with One Action Rules .........    S-50
   Property Insurance .............................    S-50
   Zoning Compliance and Use Restrictions .........    S-52
   Risks Relating to Costs of Compliance with
      Applicable Laws and Regulations .............    S-53
   No Reunderwriting of the Mortgage Loans.........    S-53
   Litigation .....................................    S-53
   Book-Entry Registration ........................    S-53
   Risks of Inspections Relating to Properties.....    S-53
   Other Risks ....................................    S-53
DESCRIPTION OF THE MORTGAGE POOL ..................    S-54
   General ........................................    S-54
   Split Loan Structures ..........................    S-57
   The Westfield Shoppingtowns
      Whole Loan ..................................    S-57
   The Colonie Center Whole Loan ..................    S-60
   The CBA Whole Loans ............................    S-62
   Affiliated Borrower Concentrations .............    S-63
   Significant Mortgage Loans .....................    S-63
   APD Loans ......................................    S-63
   Credit Tenant Lease Loans ......................    S-63
   Certain Terms and Conditions of the
      Mortgage Loans ..............................    S-64
   Additional Mortgage Loan Information ...........    S-68
   Underwritten Net Cash Flow .....................    S-79
   Assessments of Property Condition ..............    S-80


   The Mortgage Loan Sellers .....................     S-81
   Underwriting Standards ........................     S-81
   GACC's Underwriting Standards .................     S-81
   Bank of America's Underwriting Standards.......     S-83
   GECC's Underwriting Standards .................     S-84
   Representations and Warranties;
      Repurchases and Substitutions ..............     S-86
   Lock Box Accounts .............................     S-96
DESCRIPTION OF THE CERTIFICATES ..................     S-97
   General .......................................     S-97
   Certificate Registrar and Authenticating
      Agent ......................................     S-98
   Book-Entry Registration and Definitive
      Certificates ...............................     S-99
   Distributions .................................    S-100
   Allocation of Yield Maintenance Charges
      and Prepayment Penalty Charges .............    S-109
   Assumed Final Distribution Date; Rated
      Final Distribution Date ....................    S-110
   Subordination; Allocation of Collateral
      Support Deficit ............................    S-111
   Advances ......................................    S-113
   Appraisal Reductions ..........................    S-115
   Reports to Certificateholders; Certain
      Available Information ......................    S-117
   Voting Rights .................................    S-120
   Termination; Retirement of Certificates .......    S-121
   The Trustee ...................................    S-122
SERVICING UNDER THE POOLING AND
   SERVICING AGREEMENT ...........................    S-123
   General .......................................    S-123
   The Master Servicer ...........................    S-126
   The Primary Servicer of Certain Bank of
      America Mortgage Loans .....................    S-126
   The Special Servicer ..........................    S-126
   Replacement of the Special Servicer ...........    S-127
   Servicing and Other Compensation and
      Payment of Expenses ........................    S-127
   Maintenance of Insurance ......................    S-129
   Modifications, Waiver and Amendments ..........    S-132
   Limitation on Liability of Directing
      Certificateholder and the B Noteholders.....    S-135
   Realization Upon Defaulted
      Mortgage Loans .............................    S-135
   Inspections; Collection of Operating
      Information ................................    S-139
   Certain Matters Regarding The Master
      Servicer, the Special Servicer and the
      Depositor ..................................    S-139
   Events of Default .............................    S-140
   Rights Upon Event of Default ..................    S-142
   Rights of the B Noteholders ...................    S-142
   Amendment .....................................    S-147
YIELD AND MATURITY CONSIDERATIONS ................    S-149
   Yield Considerations ..........................    S-149
   Weighted Average Life .........................    S-151
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ..................................    S-155
METHOD OF DISTRIBUTION ...........................    S-156
LEGAL MATTERS ....................................    S-157
RATINGS ..........................................    S-157
LEGAL INVESTMENT .................................    S-157
ERISA CONSIDERATIONS .............................    S-158
INDEX OF PRINCIPAL DEFINITIONS ...................    S-161
ANNEX A CERTAIN CHARACTERISTICS OF THE
   MORTGAGE LOANS AND MORTGAGED
   PROPERTIES
ANNEX A-2 CERTAIN CHARACTERISTICS OF THE
   MULTIFAMILY MORTGAGE LOANS AND
   MORTGAGED PROPERTIES
ANNEX A-3 AMORTIZATION SCHEDULE OF THE
   WESTFIELD SHOPPINGTOWNS MORTGAGE
   LOAN
ANNEX A-4 AMORTIZATION SCHEDULE OF THE
   COLONIE CENTER MORTGAGE LOAN
ANNEX B SUMMARIES OF SIGNIFICANT
   MORTGAGE LOANS
ANNEX C COLLATERAL TERM SHEET

                             SUMMARY OF CERTIFICATES

-----------------------------------------------------------
             INITIAL
              CLASS
           CERTIFICATE
            BALANCE OR                         PASS-THROUGH
             NOTIONAL        APPROXIMATE           RATE
 CLASS      AMOUNT (1)     CREDIT SUPPORT      DESCRIPTION
-----------------------------------------------------------
OFFERED CERTIFICATES
   A-1   $  383,943,000         19.875%          Fixed
   A-2   $  553,782,000         19.875%          Fixed
    B    $   46,813,000         15.875%        Fixed (2)
    C    $   16,092,000         14.500%        Fixed (2)
NON-OFFERED CERTIFICATES
   X-1   $1,170,328,275           NA       Variable Interest
                                                Only (3)
   X-2   $1,061,431,000           NA       Variable Interest
                                                Only (3)
    D    $   26,333,000         12.250%        Fixed (2)
    E    $   14,629,000         11.000%        Fixed (2)
    F    $   10,240,000         10.125%        Fixed (2)
    G    $   17,555,000          8.625%        Fixed (2)
    H    $   11,703,000          7.625%        Fixed (2)
    J    $   27,796,000          5.250%        Fixed (2)
    K    $   10,240,000          4.375%        Fixed (2)
    L    $    8,777,000          3.625%        Fixed (2)
    M    $   10,241,000          2.750%        Fixed (2)
    N    $    8,777,000          2.000%        Fixed (2)
    O    $    5,852,000          1.500%        Fixed (2)
    P    $   17,555,275          0.000%        Fixed (2)



----------------------------------------------------------------------------------------------------
               ASSUMED            INITIAL       WEIGHTED                                PRINCIPAL OR
                FINAL              PASS-         AVERAGE                                  NOTIONAL
            DISTRIBUTION          THROUGH         LIFE                      RATINGS      PRINCIPAL
 CLASS        DATE (4)        RATE (APPROX.)   (YRS.) (5)    CUSIP NO.    (S&P/FITCH)    WINDOW (5)
---------------------------------------------------------------------------------------------------
  OFFER CERTIFICATES
   A-1    September 10, 2011      4.229%          5.70     36158Y GZ 6      AAA/AAA        1-105
   A-2    October 10, 2012        4.996%          9.66     36158Y HA 0      AAA/AAA       105-118
    B     November 10, 2012       5.136%          9.92     36158Y HB 8       AA/AA        118-119
    C     November 10, 2012       5.226%          9.94     36158Y HC 6     AA--/AA--      119-119
  NON-OFFERED CERTIFICATES
   X-1          NA                0.198%             NA    36158Y HD 4      AAA/AAA         NA
   X-2          NA                1.524%             NA    36158Y HE 2      AAA/AAA         NA
    D     November 10, 2012       5.335%          9.94     36158Y HF 9        A/A         119-119
    E     November 10, 2012       5.404%          9.94      36158Y HG7      A--/A--       119-119
    F     November 10, 2012       5.925%          9.94     36158Y HH 5     BBB+/BBB+      119-119
    G     November 10, 2012       6.024%          9.94     36158Y HJ 1      BBB/BBB       119-119
    H     November 10, 2012       6.243%          9.94     36158Y HK 8    BBB--/BBB--     119-119
    J     December 10, 2012       5.057%          9.94      36158Y HL6      BB+/BB+       119-120
    K     December 10, 2012       5.057%         10.02     36158Y HM 4       BB/BB        120-120
    L     December 10, 2012       5.057%         10.02     36158Y HN 2     BB--/BB--      120-120
    M     November 10, 2014       5.057%         10.28     36158Y HP 7       NR/B+        120-143
    N     November 10, 2017       5.057%         12.86     36158Y HQ 5        NR/B        143-179
    O     November 10, 2017       5.057%         14.94     36158Y HR 3       NR/B--       179-179
    P     October 10, 2019        5.057%         14.99     36158Y HS 1       NR/NR        179-202

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) The pass-through rate applicable to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates on each distribution date will be fixed, subject to a cap at the weighted average net mortgage interest rate.

(3) The aggregate of interest accrued on the Class X-1 and Class X-2 certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S certificates) as described in this prospectus supplement. With respect to two mortgage loans (identified as Loan Nos. 1 and 4 on Annex A to this prospectus supplement), representing approximately 11.86% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage property also secures a subordinate note that is held outside of the trust. The Class X-1 and Class X-2 certificates were structured assuming that such subordinate notes absorb any loss prior to the related mortgage loan that is held in the trust. For more information regarding these loans (as well as information regarding other mortgage loans with respect to which the related mortgaged properties also secure subordinate notes that are held outside of the trust), see "Description of the Mortgage Pool--Split Loan Structures" in this prospectus supplement.

(4) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is the distribution date in December 2037,which is the first distribution date following the 36th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(5) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

     The Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates are not offered by this prospectus supplement. The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                           RELEVANT PARTIES AND DATES

Depositor....................   GE Capital Commercial Mortgage Corporation, a
                                Delaware corporation. The principal executive offices of the depositor are located at 292 Long
                                Ridge Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric
                                Capital Corporation is owned by General Electric
                                Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company. See
                                "The Depositor" in the prospectus.

Master Servicer..............   GEMSA Loan Services, L.P., a Delaware limited
                                partnership. The master servicer's principal address is 1500 City West Boulevard, Suite 200,
                                Houston, Texas 77042, and its telephone number is (713) 458-7200. The master servicer is owned by GECIA Holdings, Inc., an affiliate of the Depositor, and affiliates of L.J. Melody &
                                Company. The master servicer will be responsible for the servicing under the pooling and servicing agreement. Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. It is anticipated that Bank of America, N.A. will be the primary servicer with respect to certain of the mortgage loans that it sells to the depositor. See "Servicing Under the Pooling And Servicing Agreement--The Master
                                Servicer" in this prospectus supplement.

Special Servicer.............   KeyCorp Real Estate Capital Markets, Inc.
                                d/b/a Key Commercial Mortgage, an Ohio
                                corporation. The principal executive offices of the special servicer are located at 911 Main
                                Street, Suite 1500, Kansas City, Missouri 64106, and its telephone number is (816) 221-8800.
                                KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National
                                Association, which is a wholly-owned subsidiary of KeyCorp. Under the pooling and servicing agreement, the special servicer is permitted to hire sub-servicers with respect to its special servicing duties, subject to the consent of the directing certificateholder. See "Servicing
                                Under the Pooling and Servicing Agreement--The
                                Special Servicer" in this prospectus supplement.

Trustee......................   Wells Fargo Bank Minnesota, N.A., a national
                                banking association. The trustee's address is
                                (i) for certificate transfer purposes, Sixth
                                Street and Marquette Avenue, Minneapolis,
                                Minnesota 55479, and (ii) for all other
                                purposes, 9062 Old Annapolis Road, Columbia,
                                Maryland 21045-1951, Attention: Corporate Trust
                                Services (CMBS GECCMC 2002-3), and its telephone number is (410) 884-2000. See

                                "Description of the Certificates--The Trustee" in this prospectus supplement.

Mortgage Loan Sellers........   German American Capital Corporation, a
                                Maryland corporation, which is contributing approximately 35.57% of the mortgage loans by aggregate principal balance as of the cut-off date, Bank of America, N.A., a national banking association, which is contributing approximately
                                33.71% of the mortgage loans by aggregate principal balance as of the cut-off date, and General Electric Capital Corporation, a Delaware corporation, which is contributing approximately
                                30.72% of the mortgage loans by aggregate principal balance as of the cut-off date. German
                                American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. Bank of America, N.A. is an affiliate of Banc of America Securities LLC, one of the underwriters. It is anticipated that Bank of America, N.A. will be the primary servicer for certain of the mortgage loans that it sells to the depositor. General Electric Capital
                                Corporation is an affiliate of the master servicer, and the parent of the depositor. See
                                "Description of the Mortgage Pool--The Mortgage
                                Loan Sellers" in this prospectus supplement.

Cut-off Date.................   December 1, 2002.

Closing Date.................   On or about December 3, 2002.

Distribution Date............   The 10th day of each month or, if such 10th
                                day is not a business day, the business day immediately following such 10th day, beginning in January 2003.

Interest Accrual Period......   Interest will accrue on the offered
                                certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period...................   The period commencing on the second day of the
                                month preceding the month in which the related distribution date occurs and ending on the first day of the month in which the related distribution date occurs.

Determination Date...........   The earlier of (i) the sixth day of the month
                                in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

                                OFFERED SECURITIES

General......................   We are offering the following four classes of
                                commercial mortgage pass-through certificates as part of Series 2002-3:

                                o  Class A-1

                                o  Class A-2

                                o  Class B

                                o  Class C

                                Series 2002-3 will consist of a total of 21 classes, the following 17 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR.

                                The Series 2002-3 certificates will
                                collectively represent beneficial ownership interests in a trust created by GE Capital Commercial Mortgage Corporation. The trust's assets will primarily be 131 mortgage loans secured by first liens on 139 commercial, multifamily and manufactured housing community properties.

Certificate Principal
 Amounts......................  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:

                                Class A-1 ......   $383,943,000 principal amount
                                Class A-2 ......   $553,782,000 principal amount
                                Class B ........   $46,813,000 principal amount
                                Class C ........   $16,092,000 principal amount

                                See "Description of the Certificate--General" in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates.......  Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class of certificates:

                                Class A-1 ..........   4.229%
                                Class A-2 ..........   4.996%
                                Class B(1) .........   5.136%
                                Class C(1) .........   5.226%

                                ----------
                                (1) The Class B and Class C certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rate,

B. Interest Rate Calculation
   Convention.................  Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis). For purposes of calculating the limit on the pass-through rates on any class of certificates subject to the weighted average net mortgage rate and certain non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, all of the mortgage loans accrue interest based on a 360-day year and the actual number of days elapsed, also known as an actual/360 basis. The interest rate for each mortgage loan will be recalculated, if necessary, so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through
                                Rates" in this prospectus supplement. See
                                "Description of the Certificates--Distributions --Pass-Through Rates" and "--Distributions-- Interest Distribution Amount" in this prospectus supplement.

Distributions

A. Amount and Order of
   Distributions..............  On each distribution date, funds from the mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                First/Class A-1, Class A-2, Class X-1 and Class X-2: To interest on Class A-1, Class A-2, Class X-1 and Class X-2, pro rata, in accordance with their interest entitlements.

                                Second/Class A-1 and Class A-2: To the extent of amounts then required to be distributed as principal, (i) first, to the Class A-1 certificates until the principal balance of the Class A-1 certificates is reduced to zero and
                                (ii) then, to the Class A-2 certificates until the principal balance of the Class A-2 certificates is reduced to zero. If the principal amount of each class of principal balance certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1 and A-2, pro rata.

                                Third/Class A-1 and Class A-2: To reimburse
                                Class A-1 and Class A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                Fourth/Class B: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each Class with a higher priority (in this case, Class A-1 and Class A-2, to principal on Class B until reduced to zero; and
                                (c) to reimburse Class

                                B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                Fifth/Class C: To Class C in a manner analogous to the Class B allocations of priority Fourth above.

                                Sixth/Non-offered certificates (other than the Class X-1, Class X-2 and Class S certificates):
                                In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.


B. Interest and Principal
   Entitlements...............  A description of each class's interest entitlement can be found in "Description of the Certificates--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

                                A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions --Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance Charges
   and Prepayment Premiums....  Yield maintenance charges with respect to the related mortgage loans will be allocated between the Class A through Class H certificates and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                                For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                See "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Penalty Charges" in this prospectus supplement.

Subordination

A. General...................   The chart below describes the manner in which
                                the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class X-1 and
                                Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2002-3 certificates that are not being offered by this prospectus supplement).
                                However, no principal payments or loan losses allocable to principal will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class X-2 certificates and, therefore, the amount of interest they accrue.


                                 -----------------------------------------------
                                 Class A-1, Class X-1 and Class X-2*, Class A-2,
                                 -----------------------------------------------
                                                    |
                                                    |
                                          ----------------------
                                                 Class B
                                          ----------------------
                                                    |
                                                    |
                                          ----------------------
                                                 Class C
                                          ----------------------
                                                    |
                                                    |
                                          ----------------------
                                                 private
                                             Certificates**
                                          ----------------------


                                * The Class X-1 and Class X-2 certificates are interest-only certificates and are not offered hereby.

                                **    Other than the Class X-1, Class X-2,
                                      Class S, Class R and Class LR
                                      certificates.

                                No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                Any allocation of a loss to a class of
                                principal balance certificates will reduce the principal amount of that class. See "Description of the Certificates" in this prospectus supplement.

B. Shortfalls in
   Available Funds............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from additional compensation, other than the servicing fee, which the master servicer or the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default interest and late charges paid by the borrower as described herein); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                                See "Description of the Certificates--
                                Distributions--Priority" in this prospectus supplement.

                                Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class
                                X, Class S, Class R and Class LR certificates). In each case, such allocations will be made pro rata to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See "Description of the Certificates--Distributions" in this prospectus supplement.

Advances

A. P&I Advances..............   The master servicer is required to advance
                                delinquent periodic mortgage loan payments if it
                                determines that the advance will be recoverable.
                                The master servicer will not be required to
                                advance balloon payments due at maturity in
                                excess of a regular periodic payment, interest
                                in excess of a mortgage loan's regular interest
                                rate or yield maintenance charges. There may be
                                other circumstances in which the master servicer
                                will not be required to advance one full month
                                of principal and/or interest. If the master
                                servicer fails to make a required advance, the
                                trustee will be required to make the advance.
                                Neither the master servicer nor the trustee is
                                required to advance amounts deemed
                                non-recoverable, except as set forth herein. See
                                "Description of the Certificates--Advances" in
                                this prospectus supplement. If an interest
                                advance is made, the master servicer will not
                                advance its servicing fee, but will advance the
                                trustee's fee.
B. Servicing Advances........   The master servicer may be required to make
                                advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property, to maintain insurance (including under the master servicer's force-placed insurance policy) with respect to the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis. None of the master servicer, the trustee or the special servicer is required to advance amounts deemed non-recoverable, except as set forth herein with respect to the master servicer. In addition, the master servicer will be permitted, at its option, to make certain non-recoverable servicing advances that it is not otherwise required to make. See
                                "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......  The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances, at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement; provided, however, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                                See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.
Reports to
 Certificateholders...........  On each distribution date, the following reports, among others, will be available to certificateholders and will contain the information described under "Description of the Certificates--Reports to Certificateholders;
                                Certain Available Information" in this
                                prospectus supplement:

                                       o  delinquent loan status report,

                                       o  historical liquidation report,

                                       o  historical loan modification report,

                                       o  REO status report,

                                       o  servicer watch list, and

                                       o  comparative financial status report.

                                It is expected that each report will be in the final form promulgated as recommended by the Commercial Mortgage Securities Association (to the extent any changes thereto are reasonably acceptable to the master servicer or special servicer, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

                                See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


                                THE MORTGAGE LOANS

The Mortgage Pool............   The trust's primary assets will be 131 fixed
                                rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 139 commercial, multifamily and manufactured housing community properties. Summaries of the ten largest mortgage loans or cross-collateralized groups of mortgage loans can be found in Annex B to this prospectus supplement.

                                The following tables set forth certain
                                anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the later of the cut-off date or the origination date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in November 2002 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                                Loan-to-value ratios and debt service coverage ratios in the following tables were calculated excluding four credit tenant lease loans, representing approximately 2.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:


                                   Aggregate principal balance(1) ......   $1,170,328,276
                                   Number of mortgage loans ............   131
                                   Number of mortgaged properties ......   139
                                   Number of balloon mortgage
                                    loans ..............................   126
                                   Number of hyper amortizing
                                    mortgage loans .....................   2
                                   Number of fully amortizing
                                    mortgage loans .....................   3
                                   Range of mortgage loan principal
                                    balances ...........................   $647,989 to $96,824,613
                                   Average mortgage loan principal
                                    balance ............................   $8,933,804
                                   Range of mortgage rates .............   5.060% to 7.880%


                                   Weighted average mortgage rate ........  6.444%
                                   Range of original terms to               57 months to
                                    maturity .............................  203 months
                                   Weighted average original term to
                                    maturity .............................  113 months
                                   Range of remaining terms to              57 months to
                                    maturity .............................  202 months
                                   Weighted average remaining term
                                    to maturity ..........................  110 months
                                   Range of original amortization           193 months to
                                    terms ................................  360 months
                                   Weighted average original
                                    amortization term ....................  344 months
                                   Range of remaining amortization          192 months to
                                    terms ................................  360 months
                                   Weighted average remaining
                                    amortization term ....................  341 months
                                   Range of loan-to-value ratios as of
                                    the cut-off date(2) ..................  34.89% to 80.52%
                                   Weighted average loan-to-value
                                    ratio as of the cut-off
                                    date(2) ..............................  71.25%
                                   Range of loan-to-value ratios as of
                                    the maturity date(2) .................  27.77% to 73.94%
                                   Weighted average loan-to-value
                                    ratio as of the maturity date(2) .....  61.63%
                                   Range of occupancy rates ..............  70.45% to 100.00%
                                    Weighted average occupancy rate         95.65%
                                   Range of debt service coverage
                                    ratios(2)(3) .........................  1.10x to 3.02x
                                   Weighted average debt service
                                    coverage ratio(2)(3) .................  1.50 x

                                ----------
                                (1) Subject to a permitted variance of plus or minus 10%.


                                (2)   Calculated based on principal loan
                                      balance, as of the cut-off date or
                                      maturity date, as applicable, after
                                      netting out holdback and/or letter of
                                      credit amounts for five mortgage loans
                                      (identified as Loan Nos. 2, 3, 9, 38 and
                                      70 on Annex A), representing
                                      approximately 8.10% of the principal
                                      balance of the pool of mortgage loans as of the cut-off date.


                                (3) Calculated after the interest only period for the 11 mortgage loans, representing approximately 14.97% of the principal balance of the pool of mortgage loans as of the cut-off date, which have an interest only period for the first 18 to 24 scheduled payments of their term.

                                            SPLIT LOAN STRUCTURES
                                            ---------------------

                                One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing 8.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The three other mortgage loans in the split loan structure are not included in the trust. Of the three other mortgage loans, (i) the first of such other mortgage loans (which has an unpaid principal balance as of the cut-off date of $59,891,513) is pari passu in right of payment to the mortgage loan that is included in the trust, (ii) a portion of the second of such other mortgage loans (which portion has an unpaid principal balance as of the cut-off date of $17,613,838) is pari passu in right of payment to the mortgage loan that is included in the trust, (iii) the remaining portion of the second of such other mortgage loans (which portion has an unpaid principal balance as of the cut-off date of $2,350,000) and the third of such other mortgage loans (which has an unpaid principal balance as of the cut-off date of $35,934,908) are subordinate in right of payment to the mortgage loan that is included in the trust; provided, however, that, subject to certain adjustments in connection with appraisal reductions, such subordinate mortgage loans or portions thereof are entitled to receive payments of interest prior to the application of funds to payments of principal of the mortgage loan that is included in the trust, including after an event of default.

                                With respect to the mortgage loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of calculating its individual loan-to-value ratio and debt service coverage ratio is the aggregate principal balance of (a) such mortgage loan and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loan. The loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratio and debt service coverage ratio is the principal balance of the mortgage loan that is included in the Trust. The principal balance of any other mortgage loan or portion thereof that is subordinate in right of payment to such mortgage loan is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                                One mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement), representing 3.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in the split loan structure is not included in the trust. The other mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $10,667,781 and is subordinate in right of payment to the mortgage loan that is included in the trust.

                                With respect to the mortgage loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratio and debt service coverage ratio is the principal balance of the mortgage loan included in the trust. The principal balance of the other mortgage loan that is subordinate in right of payment to the mortgage loan that is included in the trust is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                                Three mortgage loans (identified as Loan Nos. 24, 29 and 33 on Annex A to this prospectus supplement), representing 3.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loans in each such split loan structure are not included in the trust. The other mortgage loans have aggregate unpaid principal balances as of the cut-off date of $880,000, $650,000 and
                                $790,000, respectively, and are subordinate, in each case, in right of payment to each such mortgage loan that is included in the trust.

                                With respect to each mortgage loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratio and debt service coverage ratio is the principal balance of the mortgage loan included in the trust. The principal balance of each other mortgage loan that is subordinate in right of payment to such mortgage loan is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                                See "Description of the Mortgage Pool--Split
                                Loan Structures" in this prospectus supplement.


                                The related intercreditor agreements generally provide that each of the mortgage loans that are not included in the trust will be serviced and administered pursuant to the pooling and servicing agreement by the same master servicer and special servicer as, and according to the same servicing standard applicable to, the mortgage loans that are included in the trust, except that the master servicer or special servicer will be required to attempt to maximize recovery on all of the portions of the split loan structure. In addition, the holders of the subordinate mortgage loans may have the right, subject to certain conditions set forth in the pooling and servicing agreement or in the related intercreditor agreement (such as the unpaid principal balance of the subordinate mortgage loans secured by the related mortgaged property being equal to or greater than a specified percentage of its original principal balance (net of any appraisal reductions)), to advise and direct the master servicer and/or the special servicer with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the corresponding mortgage loan that is included in the trust. See "Servicing Under the Pooling and Servicing Agreement--Rights of the B Noteholders" in this prospectus supplement.

                                                   SELLERS OF THE MORTGAGE LOANS
                                                   -----------------------------

                                                                 NUMBER OF   AGGREGATE PRINCIPAL
                                                                  MORTGAGE     BALANCE OF THE     % OF INITIAL
                                            SELLER                 LOANS       MORTGAGE LOANS     POOL BALANCE
                                --------------------------------- ----------- -------------------- -------------
                                German American Capital
                                Corporation ...................      28        $  416,310,387         35.57%
                                Bank of America, N.A. .........      38           394,531,526         33.71
                                General Electric Capital
                                Corporation ...................      65           359,486,362         30.72
                                                                     --        --------------        ------
                                Total .........................     131        $1,170,328,276        100.00%
                                                                    ===        ==============        ======

                                     CURRENT USES OF THE MORTGAGED PROPERTIES(1)
                                     -------------------------------------------

                                                                 NUMBER OF   AGGREGATE PRINCIPAL   % OF INITIAL
                                                                 MORTGAGED      BALANCE OF THE         POOL
                                         CURRENT USE            PROPERTIES      MORTGAGE LOANS       BALANCE
                                -------------------------------- ------------ --------------------- ------------
                                Retail .......................       55         $  517,335,259         44.20%
                                Multifamily ..................
                                Multifamily ..................       37            320,995,307         27.43
                                Manufactured Housing .........        7             34,383,700          2.94
                                Office .......................       12            143,713,145         12.28
                                Industrial ...................        7             61,736,786          5.28
                                Self Storage .................       15             48,006,677          4.10
                                Mixed Use(2) .................        5             38,157,402          3.26
                                Hotel ........................        1              6,000,000          0.51
                                                                     --         --------------        ------
                                Total ........................      139         $1,170,328,276        100.00%
                                                                    ===         ==============        ======

                              ----------

                              (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).


                              (2) Includes retail, multifamily, industrial and office spaces.

                                              PROPERTY TYPE
                                              -------------


[GRAPHIC OMITTED]

                                                                                                  Manufactured
                                Retail   Hotel   Mixed Use   Self Storage   Industrial   Office      Housing        Multifamily
                                44.20%   0.51%    3.26%        4.10%          5.28%      12.28%        2.94%           27.4%


                                The mortgaged properties are located in 31 states. The following table lists the states which have concentrations of mortgaged properties above 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                                                     GEOGRAPHIC DISTRIBUTION(1)
                                                     --------------------------

                                                                                   AGGREGATE
                                                                                   PRINCIPAL
                                                                    NUMBER OF      BALANCE OF     % OF INITIAL
                                                                    MORTGAGED     THE MORTGAGE        POOL
                                             STATE                 PROPERTIES        LOANS           BALANCE
                                ---------------------------------- ------------ ----------------- -------------
                                California .....................       20      $  227,929,986        19.48%
                                Southern California(2) .........       14         159,483,169        13.63
                                Northern California(2) .........        6          68,446,817         5.85
                                Florida ........................       16         108,872,567         9.30
                                New York .......................        7         102,073,967         8.72
                                Texas ..........................       18          95,141,702         8.13
                                Washington .....................        8          78,284,171         6.69
                                Other ..........................       70         558,025,882        47.68
                                                                       --      --------------       ------
                                Total ..........................      139      $1,170,328,276       100.00%
                                                                      ===      ==============       ======

                                ----------

                                (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                                (2) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

                                                        RANGE OF MORTGAGE RATES
                                                        -----------------------

                                                                             AGGREGATE
                                                                             PRINCIPAL
                                                              NUMBER OF    BALANCE OF THE   % OF INITIAL
                                                               MORTGAGE       MORTGAGE          POOL
                                  RANGE OF MORTGAGE RATES       LOANS           LOANS          BALANCE
                                ------------------------------ ----------- ---------------- -------------
                                5.0600% to 5.9999% .........      17     $  162,516,091        13.89%
                                6.0000% to 6.1999% .........      17        196,501,909        16.79
                                6.2000% to 6.3999% .........      25        328,708,544        28.09
                                6.4000% to 6.5999% .........      12         89,595,243         7.66
                                6.6000% to 6.7999% .........      16         89,885,317         7.68
                                6.8000% to 6.9999% .........      18        117,021,398        10.00
                                7.0000% to 7.1999% .........       9         62,504,060         5.34
                                7.2000% to 7.3999% .........       6         58,435,680         4.99
                                7.4000% to 7.5999% .........       1          2,143,233         0.18
                                7.6000% to 7.7999% .........       8         56,605,269         4.84
                                7.8000% to 7.8800% .........       2          6,411,532         0.55
                                                                  --     --------------       ------
                                Total ......................     131     $1,170,328,276       100.00%
                                                                 ===     ==============       ======

                                       RANGE OF CUT-OFF DATE PRINCIPAL BALANCES
                                       ----------------------------------------

                                                                                 AGGREGATE
                                                                                 PRINCIPAL
                                                                   NUMBER OF   BALANCE OF THE   % OF INITIAL
                                       RANGE OF CUT-OFF             MORTGAGE       MORTGAGE          POOL
                                         DATE BALANCES               LOANS          LOANS          BALANCE
                                ---------------------------------- ---------- ---------------- -------------
                                $647,989 to $999,999 ...........       1      $      647,989         0.06%
                                $1,000,000 to $1,999,999 .......       6           9,729,900         0.83
                                $2,000,000 to $3,999,999 .......      46         133,548,098        11.41
                                $4,000,000 to $5,999,999 .......      22         106,267,461         9.08
                                $6,000,000 to $7,999,999 .......      11          76,073,346         6.50
                                $8,000,000 to $9,999,999 .......       4          36,224,816         3.10
                                $10,000,000 to $11,999,999 .....       6          68,862,278         5.88
                                $12,000,000 to $13,999,999 .....      11         144,236,102        12.32
                                $14,000,000 to $15,999,999 .....       4          58,863,504         5.03
                                $16,000,000 to $19,999,999 .....      10         178,613,910        15.26
                                $20,000,000 to $29,999,999 .....       6         150,693,238        12.88
                                $30,000,000 to $49,999,999 .....       3         109,743,020         9.38
                                $90,000,000 to $96,824,613 .....       1          96,824,613         8.27
                                                                      --      --------------       ------
                                Total ..........................     131      $1,170,328,276       100.00%
                                                                     ===      ==============       ======

                                                           RANGE OF DSCRS(1)
                                                           -----------------

                                                                           AGGREGATE
                                                                           PRINCIPAL
                                                            NUMBER OF   BALANCE OF THE   % OF INITIAL
                                                             MORTGAGE      MORTGAGE          POOL
                                     RANGE OF DSCRS           LOANS          LOANS         BALANCE
                                ---------------------------- ----------- ---------------- -------------
                                1.096x to 1.199x .........       4      $   92,586,240        7.91%
                                1.200x to 1.249x .........       6          51,614,378        4.41
                                1.250x to 1.299x .........      19         151,613,071       12.95
                                1.300x to 1.349x .........      20         156,205,809       13.35
                                1.350x to 1.399x .........      19         163,679,793       13.99
                                1.400x to 1.449x .........      18         150,539,476       12.86
                                1.450x to 1.499x .........      10         120,720,088       10.32
                                1.500x to 1.549x .........       5          19,275,513        1.65
                                1.550x to 1.599x .........       3           8,233,484        0.70
                                1.600x to 1.749x .........      10          40,833,824        3.49
                                1.750x to 1.999x .........       7          81,139,010        6.93
                                2.000x to 3.023x .........       6         109,323,630        9.34
                                                                --      --------------       -----
                                Total ....................     127      $1,145,764,315       97.90%
                                                               ===      ==============       =====

                                ----------

                                (1)   Calculated based on principal loan
                                      balance, as of the cut-off date or
                                      maturity date, as applicable, after
                                      netting out holdback and/or letter of
                                      credit amounts for five mortgage loans
                                      (identified as Loan Nos. 2, 3, 9, 38 and
                                      70 on Annex A), representing
                                      approximately 8.10% of the principal
                                      balance of the pool of mortgage loans as of the cut-off date.


                                               RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE(1)
                                               ---------------------------------------------

                                                                            AGGREGATE
                                                                            PRINCIPAL
                                                             NUMBER OF   BALANCE OF THE   % OF INITIAL
                                                              MORTGAGE      MORTGAGE          POOL
                                    RANGE OF LTV RATIOS        LOANS          LOANS         BALANCE
                                --------------------------- ----------- ---------------- -------------
                                34.89% to 50.00% .........       7      $  111,515,188        9.53%
                                50.01% to 60.00% .........       7          72,455,222        6.19
                                60.01% to 65.00% .........       6          51,540,035        4.40
                                65.01% to 70.00% .........      18         133,533,115       11.41
                                70.01% to 75.00% .........      34         187,876,714       16.05
                                75.01% to 80.00% .........      53         567,790,647       48.52
                                80.01% to 80.52% .........       2          21,053,395        1.80
                                                                --      --------------       -----
                                Total ....................     127      $1,145,764,315       97.90%
                                                               ===      ==============       =====

                                ----------

                                (1)   Calculated based on principal loan
                                      balance, as of the cut-off date or
                                      maturity date, as applicable, after
                                      netting out holdback and/or letter of
                                      credit amounts for five mortgage loans
                                      (identified as Loan Nos. 2, 3, 9, 38 and
                                      70 on Annex A), representing
                                      approximately 8.10% of the principal
                                      balance of the pool of mortgage loans as of the cut-off date.

                                    RANGE OF REMAINING TERM TO MATURITY DATE
                                          OR ANTICIPATED PREPAYMENT DATE
                                    ----------------------------------------



                                                                      AGGREGATE
                                                                      PRINCIPAL
                                                       NUMBER OF   BALANCE OF THE   % OF INITIAL
                                 RANGE OF REMAINING     MORTGAGE      MORTGAGE          POOL
                                    TERMS (MOS.)         LOANS          LOANS         BALANCE
                                ---------------------- ----------- ---------------- -------------
                                57 to 60 ...........       12       $   90,046,684        7.69%
                                61 to 84 ...........       12          147,401,500       12.59
                                85 to 120 ..........      101          890,059,389       76.05
                                121 to 202 .........        6           42,820,703        3.66
                                                          ---       --------------      ------
                                Total ..............      131       $1,170,328,276      100.00%
                                                          ===       ==============      ======

                                All of the mortgage loans bear interest at fixed rates.

                                All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 8.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, does not permit a grace period. One hundred six mortgage loans, representing approximately 64.14% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for a grace period of five days. One mortgage loan (identified as Loan No. 31 on Annex A to this prospectus supplement), representing approximately 1.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for a grace period of eight days. Twenty three mortgage loans, representing approximately 26.48% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for a grace period of ten days. Certain states require a minimum of seven to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                All of the mortgage loans accrue interest on an actual/360 basis.

                                See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                                          AMORTIZATION TYPES
                                                          ------------------

                                                                                   AGGREGATE
                                                                                   PRINCIPAL
                                                                    NUMBER OF   BALANCE OF THE   % OF INITIAL
                                                                     MORTGAGE      MORTGAGE          POOL
                                       TYPE OF AMORTIZATION           LOANS          LOANS         BALANCE
                                ---------------------------------- ----------- ---------------- -------------
                                Balloon Loans ..................       126     $1,123,817,081        96.03%
                                Hyper Amortizing Loans .........         2         38,179,761         3.26
                                Fully Amortizing Loans .........         3          8,331,434         0.71
                                                                       ---     --------------       ------
                                Total ..........................       131     $1,170,328,276       100.00%
                                                                       ===     ==============       ======

                                Two mortgage loans (identified as Loan Nos. 12 and 20 on Annex A to this prospectus supplement), representing approximately 3.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S certificates.

                                In addition, after the anticipated prepayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated prepayment dates. In general, the remaining amortization term of these mortgage loans is the same as the remaining term to maturity if the mortgage loans are not prepaid on their anticipated prepayment dates.

                                Three mortgage loans (identified as Loan Nos. 24, 29 and 33 on Annex A to this prospectus supplement), representing approximately 3.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, pay interest only for the first 18 scheduled payments of its term.

                                Eight mortgage loans, representing
                                approximately 11.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, pay interest only for the first 24 scheduled payments of its term.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                The following table contains general
                                information regarding the prepayment provisions of the mortgage loans.

                                              OVERVIEW OF PREPAYMENT PROTECTION
                                              ---------------------------------

                                                                            AGGREGATE
                                                                            PRINCIPAL
                                                             NUMBER OF   BALANCE OF THE   % OF INITIAL
                                                              MORTGAGE      MORTGAGE          POOL
                                  PREPAYMENT PROTECTION        LOANS          LOANS         BALANCE
                                --------------------------- ----------- ---------------- -------------
                                Lockout period followed by
                                Defeasance ................     127     $1,152,331,083        98.46%
                                Lockout period followed by
                                Yield Maintenance .........       4         17,997,192         1.54
                                                                ---     --------------       ------
                                Total .....................     131     $1,170,328,276       100.00%
                                                                ===     ==============       ======

                                Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                                Defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                                Four mortgage loans (identified as Loan Nos.
                                31, 111, 130 and 131 on Annex A to this
                                prospectus supplement), representing
                                approximately 1.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit voluntary prepayment (subject to payment of a yield maintenance charge) following a lockout period ranging from 35 to 60 scheduled payments of principal and interest.

                                One hundred twenty five of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to four scheduled payments and six mortgage loans permit such prepayment for the final six or seven scheduled payments (including the scheduled payment on the stated maturity date or the anticipated prepayment date, as applicable).

                                All of the mortgage loans that permit
                                prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information,"
                                "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                                With respect to the five mortgage loans
                                referred to above under "--Split Loan
                                Structures," the holders of the related
                                subordinate portions of the related split loan structures will have the right, subject to the satisfaction of certain conditions described in "Servicing Under the Pooling and Servicing Agreement--Rights of the B Noteholders" in this prospectus supplement, to purchase the related mortgage loan from the trust. This would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

                                SIGNIFICANT LOANS

                           TEN LARGEST MORTGAGE LOANS
               (OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS)
               ----------------------------------------------------

                                     NUMBER OF    NUMBER OF                  % OF INITIAL
                                      MORTGAGE    MORTGAGED   CUT-OFF DATE       POOL
LOAN NAME                              LOANS     PROPERTIES      BALANCE        BALANCE
----------------------------------- ----------- ------------ -------------- --------------
Westfield Shoppingtowns
 Portfolio ........................       1           2       $ 96,824,613        8.27%
The Parkway I & II Apartments .....       2           2         49,220,000        4.21
Colonie Center ....................       1           1         42,000,000        3.59
South Tryon Square ................       1           1         36,350,000        3.11
Highlands Plaza-Commerce
 Center ...........................       2           3         36,295,005        3.10
The Market at the Waterfront ......       1           1         31,393,020        2.68
Carroll's Creek Landing
 Apartments .......................       1           1         28,979,116        2.48
Chino Hills Marketplace ...........       1           1         25,028,425        2.14
Frederick Crossing ................       1           1         24,974,873        2.13
Medlock Crossing Shopping
 Center ...........................       1           1         21,947,235        1.88
                                          -           -       ------------       -----
Total/Weighted Average ............      12          14       $393,012,286       33.58%
                                         ==          ==       ============       =====

                                                           WEIGHTED AVERAGES
                                    ----------------------------------------------------------------
                                                   STATED                     CUT-OFF
                                     MORTGAGE    REMAINING    UNDERWRITTEN   DATE LTV   LTV RATIO AT
LOAN NAME                              RATE     TERM (MOS.)       DSCR         RATIO      MATURITY
----------------------------------- ---------- ------------- -------------- ---------- -------------
Westfield Shoppingtowns
 Portfolio ........................    6.224%       118            2.40x       46.06%       39.10%
The Parkway I & II Apartments .....    6.000%        81            1.20x       77.56%       72.08%
Colonie Center ....................    6.116%        57            1.99x       59.57%       54.39%
South Tryon Square ................    6.360%       118            1.42x       69.57%       59.25%
Highlands Plaza-Commerce
 Center ...........................    6.850%       116            1.34x       76.90%       67.01%
The Market at the Waterfront ......    6.350%       116            1.40x       78.48%       67.48%
Carroll's Creek Landing
 Apartments .......................    7.650%       179            1.20x       75.73%       59.56%
Chino Hills Marketplace ...........    7.340%       105            1.41x       70.90%       63.05%
Frederick Crossing ................    5.950%       119            1.46x       79.54%       67.42%
Medlock Crossing Shopping
 Center ...........................    6.770%       117            1.30x       74.91%       65.08%
Total/Weighted Average ............    6.454%       110            1.66x       66.57%       57.86%

Summaries of the ten largest mortgage loans or groups of cross-collateralized mortgage loans can be found in Annex B to this prospectus supplement.


                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................   The offered certificates will be offered in
                                minimum denominations of $10,000 initial
                                principal amount. Investments in excess of the
                                minimum denominations may be made in multiples
                                of $1.
Registration, Clearance
 and Settlement...............  Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream
                                Banking, societe anonyme or The Euroclear System in Europe. Transfers within DTC, Clearstream
                                Banking, societe anonyme or The Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                                We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.


Information Available to
 Certificateholders..........   On each distribution date, the trustee will
                                make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.

                                Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                                See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

Deal Information/Analytics...   Certain information concerning the mortgage
                                loans and the offered certificates will be available to you through the following services:

                                o  Bloomberg, L.P.

                                o  the trustee's website at
                                   www.ctslink.com/cmbs.

Optional Termination.........   On any distribution date on which the
                                aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the interest only certificates (provided, however, that the Class A through Class H certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of offered certificates would have to voluntarily participate in such exchange.

                                See "Description of the Certificates--
                                Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status...................   Elections will be made to treat designated
                                portions of the trust (exclusive of interest that is deferred after the anticipated prepayment date on the mortgage loans that have anticipated prepayment dates and the related distribution account for this deferred interest) as two separate REMICs--a Lower-Tier REMIC and an Upper-Tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                Pertinent federal income tax consequences of an investment in the offered certificates include:

                                o Each class of offered certificates (and the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates) will represent "regular interests" in the Upper-Tier REMIC.

                                o The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

                                o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                o One or more classes of offered certificates may be issued with original issue discount.

                                See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations.........   Subject to important considerations described
                                under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment.............   The offered certificates will not constitute
                                "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Ratings......................   See "Legal Investment" in this prospectus
                                supplement and in the accompanying prospectus.
                                The offered certificates will not be issued unless each of the offered classes receives the following ratings from Standard & Poor's Ratings
                                Services, a division of The McGraw-Hill
                                Companies, Inc. and Fitch Ratings:

                                                         S&P     FITCH
                                                         ---     -----
                                Class A-1 ..........     AAA      AAA
                                Class A-2 ..........     AAA      AAA
                                Class B ............     AA       AA
                                Class C ............     AA-      AA-

                                A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations," "Risk Factors" and "Ratings" in this prospectus supplement and "Rating" and "Yield and Maturity Considerations" in the prospectus.

                                See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Florida, New York, Texas, Washington, Colorado and Maryland represent approximately 19.48%, 9.30%, 8.72%, 8.13%, 6.69%, 5.66% and 5.50%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 8.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See Annex B to this prospectus supplement.

     o The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 22.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 33.58% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans or group of cross-collateralized mortgage loans not described above represents less than approximately 1.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

                          PROPERTY TYPE CONCENTRATIONS

                                                                               CUT-OFF
                                  AGGREGATE                                     DATE
                                  PRINCIPAL          % OF                      BALANCE
                   NUMBER OF      BALANCE OF       INITIAL                    PER # OF
                   MORTGAGED     THE MORTGAGE        POOL      # OF UNITS     UNITS OR
  PROPERTY TYPE   PROPERTIES       LOANS(1)        BALANCE      OR NRA(3)      NRA(3)
---------------- ------------ ----------------- ------------- ------------ --------------
Retail(2) ......       55      $  517,335,259        44.20%    5,033,627    $    139.10
Multifamily ....       37         320,995,307        27.43         6,822    $ 66,980.28
Office .........       12         143,713,145        12.28     1,122,837    $    143.76
Industrial .....        7          61,736,786         5.28     2,140,956    $     42.84
Self Storage....       15          48,006,677         4.10       958,642    $     58.47
Mixed Use(4)....        5          38,157,402         3.26       443,288    $    140.56
Manufactured
 Housing .......        7          34,383,700         2.94         1,562    $ 25,118.75
Hotel ..........        1           6,000,000         0.51           173    $ 34,682.08
                       --      --------------      -------
Totals: ........      139      $1,170,328,276       100.00%

                                             WEIGHTED AVERAGES
                 -------------------------------------------------------------------------
                                                                      CUT-OFF
                                                                        DATE     LTV RATIO
                                 STATED                                 LTV         AT
                  MORTGAGE      REMAINING                   DSCR       RATIO     MATURITY
  PROPERTY TYPE     RATE     TERM (MOS.)(6)   OCCUPANCY    (5)(7)      (5)(7)    (5)(6)(7)
---------------- ---------- ---------------- ----------- ---------- ----------- ----------
Retail(2) ......    6.544%         111           96.48%      1.63x      68.14%     58.94%
Multifamily ....    6.304%         108           96.32%      1.36x      76.55%     66.53%
Office .........    6.501%         113           96.09%      1.40x      73.40%     63.69%
Industrial .....    6.475%         102           91.50%      1.43x      68.06%     58.42%
Self Storage....    6.627%         107           85.32%      1.55x      62.05%     51.08%
Mixed Use(4)....    6.251%         118           99.14%      1.50x      70.16%     60.09%
Manufactured
 Housing .......    5.828%         103           96.96%      1.49x      77.84%     69.39%
Hotel ..........    7.000%         120           74.00%      1.66x      66.89%     53.51%
Totals: ........    6.444%         110           95.65%      1.50x      71.25%     61.63%

----------

(1) Based on the allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2) Fifty one of such mortgage loans, representing approximately 43.39% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored," including four mortgage loans with credit tenant leases, representing approximately 2.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3) "NRA" means net rentable area and is applicable to retail, office, industrial, self storage and mixed use properties.

(4)  Includes retail, multifamily, industrial and office spaces.

(5) Excludes four credit tenant lease loans, representing approximately 2.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(6) Calculated with respect to the respective anticipated prepayment date for the anticipated prepayment date loans.

(7) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of non-cross collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 24, 29, 33 and 70 on Annex A to this prospectus supplement) represents approximately 3.85% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Six mortgage loans, representing approximately 12.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

BORROWER SINGLE PURPOSE ENTITIES

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. In addition, the terms of one mortgage loan (identified as Loan No. 115 on Annex A to this prospectus supplement), representing approximately 0.20% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, does not require the related borrower to be a single-purpose entity. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


CROSS-COLLATERALIZED MORTGAGE LOANS ENTAIL RISKS

     Five groups of mortgage loans, consisting of 11 mortgage loans in the aggregate (identified as Loan Nos. 2, 3, 6, 7, 44, 45, 46, 49, 50, 60 and 61 on Annex A to this prospectus supplement), representing approximately 9.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized or cross-defaulted. These arrangements seek to reduce the risk that the inability of a mortgaged property securing each such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, neither we, the mortgage loan sellers, the underwriters, the master servicer, the special servicer nor the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, as of the date hereof, the mortgage loan sellers have informed us of the following actual additional indebtedness secured by a mortgaged property with respect to the mortgage loans:

     o One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing 8.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The three other mortgage loans in the split loan structure are not included in the trust. Of the three other mortgage loans, (i) the first of such other mortgage loans (which has an unpaid principal balance as of the cut-off date of $59,891,513) is pari passu in right of payment to the mortgage loan that is included in the trust, (ii) a portion of the second of such other mortgage loans (which portion has an unpaid principal balance as of the cut-off date of $17,613,838) is pari passu in right of payment to the mortgage loan that is included in the trust, (iii) the remaining portion of the second of such other mortgage loans (which portion has an unpaid principal balance as of the cut-off date of $2,350,000) and the third of such other mortgage loans (which has an unpaid principal balance as of the cut-off date of $35,934,908) are subordinate in right of payment to the mortgage loan that is included in the trust; provided, however, that, subject to certain adjustments in connection with appraisal reductions, such subordinate mortgage loans or portions thereof are entitled to receive payments of interest prior to the application of funds to payments of principal of the mortgage loan that is included in the trust, including after an event of default. See "Description of the Mortgage Pool--Split Loan Structures--The Westfield Shoppingtowns Whole Loan" in this prospectus supplement. In addition, the related borrower also has secured debt in favor of an affiliate of the related mortgage loan seller in the amount of $10,300,000. Such debt has been subordinated to the mortgage loan pursuant to an intercreditor agreement.

     o One mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement), representing 3.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in the split loan structure is not included in the trust. The other mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $10,667,781 and is subordinate in right of payment to the mortgage loan that is included in the trust. See "Description of the Mortgage Pool--Split Loan Structures--The Colonie Center Whole Loan" in this prospectus supplement.

     o Three mortgage loans (identified as Loan Nos. 24, 29 and 33 on Annex A to this prospectus supplement), representing 3.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in each such split loan structure is not included in the trust. The other mortgage loans have aggregate unpaid principal balances as of the cut-off date of $880,000, $650,000 and $790,000, respectively, and are subordinate in right of payment to the mortgage loan that is included in the trust. See "Description of the Mortgage Pool--Split Loan Structures--The CBA Whole Loans" in this prospectus supplement.


     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable mortgage loan sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans.

     o With respect to one mortgage loan (identified as Loan No. 35 on Annex A to this prospectus supplement), representing approximately 1.03% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has unsecured debt in the amount of $900,000 payable to a third party. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     o With respect to one mortgage loan (identified as Loan No. 84 on Annex A to this prospectus supplement), representing approximately 0.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has unsecured debt in the amount of approximately $72,000 payable to the principals and an affiliate of the borrower. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     o The terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds as additional security for the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. As of the date hereof, the applicable mortgage loan sellers have informed us of the following actual or potential mezzanine debt:

     o With respect to two mortgage loans (identified as Loan Nos. 2 and 3 on Annex A to this prospectus supplement), representing approximately 4.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sole members of each of the related borrowers have pledged their interest in its respective borrower to secure a total of $102,000 of mezzanine debt from an unaffiliated third party. For more information regarding this mezzanine debt, see "Annex B--The Parkway I & II Apartments--Current Mezzanine or Subordinate Indebtedness" in this prospectus supplement.

     o With respect to one mortgage loan (identified as Loan No. 5 on Annex A to this prospectus supplement), representing approximately 3.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the owners of the related borrower have pledged their interests in such borrower to Bank of America, N.A., as mezzanine lender, to secure $2,250,000 of mezzanine debt. For more information regarding this mezzanine debt, see "Description of the Mortgage Pool--General" in this prospectus supplement.

     o With respect to one mortgage loan (identified as Loan No. 70 on Annex A to this prospectus supplement), representing approximately 0.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the owners of the related borrowers have a contingent reimbursement obligation with respect to an undrawn letter of credit payable to unrelated third parties. For more information regarding this mezzanine debt, see "Description of the Mortgage Pool--General" in this prospectus supplement. In addition, each of the owners of the related borrowers has the ability to incur future mezzanine debt from unaffiliated third parties, subject to the satisfaction of certain criteria set forth in the related mortgage loan documents.

     o With respect to one mortgage loan (identified as Loan No. 8 on Annex A to this prospectus supplement), representing approximately 2.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the owners of the related borrowers have the ability to incur future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds). For more information regarding this mezzanine debt, see "Annex B--The Market at the Waterfront--Future Mezzanine or Subordinate Indebtedness" in this prospectus supplement.

     o With respect to one mortgage loan (identified as Loan No. 13 on Annex A to this prospectus supplement), representing approximately 1.71% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the indirect owner of the related borrower may pledge its interest in the managing member of such borrower as security for future mezzanine debt.

     o With respect to two mortgage loans (identified as Loan Nos. 14 and 68 on Annex A to this prospectus supplement), representing approximately 2.07% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the owners of the related borrowers have the ability to incur up to $1,008,600 and $295,200, respectively, of mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds).

     o With respect to three mortgage loans (identified as Loan Nos. 24, 29 and 33 on Annex A to this prospectus supplement), representing approximately 3.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers have the ability to incur future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds).

     o With respect to one mortgage loan (identified as Loan No. 26 on Annex A to this prospectus supplement), representing approximately 1.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the principals of the related borrower have the ability to incur up to $1,000,000 of future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds).

     o With respect to one mortgage loan (identified as Loan No. 36 on Annex A to this prospectus supplement), representing approximately 1.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers have the ability to incur future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds.)

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

     One hundred twenty-six of the mortgage loans, representing approximately 96.03% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and two mortgage loans, representing approximately 3.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have a substantial balance outstanding at their anticipated prepayment dates. Ninety-five of the mortgage loans, representing approximately 70.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have either a maturity date or anticipated prepayment date in the year 2012. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "APD Loans" or "Balloon Loans") involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time.

     A borrower's ability to repay a loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one- to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the adequacy of the property's management and maintenance;

     o    the age, design and construction quality of the properties;

     o management's ability to convert an unsuccessful property to an alternate use;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o    dependence on tenant(s) in a particular business or industry;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    rent control laws;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     With respect to one mortgage loan (identified as Loan No. 13 on Annex A to this prospectus supplement), representing approximately 1.71% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the two tenants at the related mortgaged property (which occupies approximately 54.91% of the gross leaseable space) is currently the defendant in a litigation commenced by an adjacent property owner. The suit contends that in connection with the construction of a structure for which neither such tenant nor the prior owner of the mortgaged property had the required building permits, the tenant caused (i) damages to the roof of the adjacent property (an approximately $100,000 claim) and (ii) the obstruction of air and light and the deprivation of use of certain exterior space (an approximately $10,000,000 claim). The new structure was removed prior to the date the related borrower took title to the property. The related mortgage loan seller has been advised that even if the claims of the adjacent property owner were successful, it is unlikely liability would be imposed on the related borrower. In addition, pursuant to the terms of the related lease, the related tenant has indemnified the related borrower in connection with any liability related to this litigation. Nevertheless, there can be no assurance liability would not be imposed on the related borrower or that such tenant would be in a position to fulfill its obligations under such indemnity.

     In addition to the credit tenant lease loans, 16 mortgage loans, representing approximately 5.90% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. Except with respect to two mortgage loans, (identified as Loan Nos. 16 and 50 on Annex A to this prospectus supplement), representing approximately 1.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all of the leases for each of these single tenants extend beyond the stated maturity date of the mortgage loans. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" and "--Office Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for office, retail and industrial properties are set forth on Annex A to this prospectus supplement. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

CREDIT TENANT LEASE PROPERTIES HAVE SPECIAL RISKS

     Credit tenant lease properties secure four of the mortgage loans (identified as Loan Nos. 20, 102, 105 and 112 on Annex A to this prospectus supplement) representing approximately 2.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The credit tenant lease loans are secured by mortgaged properties subject to credit lease obligations of certain tenants which are subject to certain offset and other rights for landlord defaults. Such properties are leased to either (i) Walgreen Company (whose long-term unsecured debt is rated "A+" by S&P and "Aa3" by Moody's Investors Service, Inc. ("Moody's")) or a subsidiary thereof whereby the lease obligations are guaranteed by Walgreen Company or (ii) Walmart Stores Inc. (whose long-term unsecured debt is rated "AA" by S&P, "AA" by Fitch and "Aa2" by Moody's) or a subsidiary thereof whereby the lease obligations are guaranteed by Walmart Stores Inc. Such rating reflects the rating agency's assessment of the long-term unsecured obligations of such entity only, and do not imply an assessment of the likelihood that the credit tenant leases will not be terminated or such loans repaid.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). For example, with respect to one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing 2.14% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant is Kmart. On January 1, 2002, Kmart Corporation filed for Chapter 11 bankruptcy. Kmart has not delivered notice as to whether it has affirmed or rejected its lease.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property Insurance" below.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 54 of the mortgage loans representing approximately 44.20% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, four mortgage loans, representing approximately 2.75% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are classified as mixed use and contain a retail component.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Fifty one of the mortgage loans, representing approximately 43.39% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored," including four mortgage loans with credit tenant leases, representing 2.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Three of the mortgage loans, representing approximately 0.81% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail sources (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

     o    local competitive conditions;

     o    adverse changes in consumer spending;

     o    quality of management;

     o    need to make major improvements to satisfy tenants; and

     o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 35 of the mortgage loans representing approximately 27.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, one mortgage loan, representing approximately 0.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is classified as mixed use and contains a multifamily component. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o    local employer relocations and military base closings;

     o the location of the property, for example, a change in the neighborhood over time;

     o    capability of management in renting units;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o in the case of student housing facilities, the reliance on the financial well-being of the colleges or universities to which they relate, as well as physical layouts which may not be readily convertible to traditional multifamily use;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    local competitive conditions;

     o    quality of management;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o    the length of the term of the lease.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 12 of the mortgage loans representing approximately 12.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, four mortgage loans, representing approximately 2.92% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are classified as mixed use and contain an office component.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

     o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

     Certain of the mortgaged properties may have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure six of the mortgage loans representing approximately 5.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, three mortgage loans, representing approximately 1.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are classified as mixed use and contain an industrial component. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 12 of the mortgage loans (including one mortgage loan, the collateral for which includes both self storage and manufactured housing community properties) representing approximately 4.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

     o    decreased demand;

     o    competition;

     o    lack of proximity to apartment complexes or commercial users;

     o    apartment tenants moving to single-family homes;

     o    decline in services rendered, including security;

     o    dependence on business activity ancillary to renting units;

     o    age of improvements; or

     o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

     Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure seven of the mortgage loans (including one mortgage loan, the collateral for which includes both self storage and manufactured housing community properties) representing approximately 3.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing communities;

     o    apartment buildings; and

     o    site built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     One mortgage loan (identified as Loan No. 58 on Annex A to this prospectus supplement), representing approximately 0.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by the related borrower's ownership interest in all or a majority of the units in a condominium project and the related voting rights in the owners' association for the project. The related borrower has a controlling vote in the owners' association. The related borrower's unit in the condominium is a separate medical office building, and the common area maintenance charges collected by the owner's association for such unit are segregated from those of other buildings comprising the project.

     Two mortgage loans (identified as Loan Nos. 2 and 3 on Annex A to this prospectus supplement), representing approximately 4.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by the related borrowers' ownership interest in three residential buildings and a common clubhouse (each building a condominium unit) and the related voting rights in the owners' association for the project. The related borrowers have a controlling vote in the owners' association. The clubhouse is utilized by the residents of the collateral buildings as well as the residents of a fourth residential building in the complex that is not owned by the sponsor and is not part of the collateral for the mortgage loan. Usage of the clubhouse by residents of the fourth building is governed by a license agreement between one of the related borrowers and the owner of the fourth building. The owners of the collateral buildings share in the costs of maintaining, and the income generated from, the recreational facilities located in the clubhouse pursuant to an income and expense sharing agreement. Additionally, there is a fifth residential building which is owned by the sponsors and not part of the collateral. See "Annex B--The Parkway I & II Apartments--The Properties" in this prospectus supplement.

     Due to the nature of condominiums and each borrower's ownership interest therein, a default will not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties such as hotels and self storage facilities, or other properties (including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2002-3 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the special servicer or an affiliate thereof may be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2002-3 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds Series 2002-3 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2002-3 non-offered certificates.

     Additionally, the master servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the real properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER OR SUBORDINATE DEBT HOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing under the pooling and servicing agreement, the directing certificateholder may withhold its consent to certain actions proposed by the master servicer or the special servicer or direct the master servicer or the special servicer to take or refrain from taking certain actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     In addition, five mortgage loans (identified as Loan Nos. 1, 4, 24, 29 and 33 on Annex A to this prospectus supplement), representing approximately 15.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each one of two or more mortgage loans that are part of a split loan structure, each of which is secured by a single mortgage instrument on the related mortgaged property. In each case, at least one of such other mortgage loans is subordinate in right of payment to the mortgage loan that is included in the trust. The subordinate debt holders will have the right, subject to the satisfaction of certain conditions set forth in the pooling and servicing agreement and the related intercreditor agreement, to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting the mortgage loan. The subordinate debt holders may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     It is possible that the directing certificateholder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the master servicer or special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. It is also possible that a subordinate debt holder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the master servicer or special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the subordinate debt holder will have no liability to any certificateholder for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standards) or the mortgage loan documents. See "Servicing Under the Pooling and Servicing Agreement--General" and "--Rights of the B Noteholders" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions, fixed penalty provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lock-out period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     The mortgage loans do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase may adversely affect the yield to maturity on your certificates.

     In addition, five mortgage loans (identified as Loan Nos. 1, 4, 24, 29, and 33 on Annex A to this prospectus supplement), representing approximately 15.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each one of two or more mortgage loans that are part of a split loan structure, each of which is secured by a single mortgage instrument on the related mortgaged property or properties. With respect to all of such mortgage loans, the holders of the related subordinate debt will have the right, subject to the satisfaction of certain conditions, described under "Servicing Under the Pooling and Servicing Agreement--Rights of the B Noteholders" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of yield maintenance. This would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     o The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

     See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments, except with respect to one mortgage loan (identified as Loan No. 113 on Annex A to this prospectus supplement), representing 0.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, where environmental insurance was obtained in lieu of a Phase I site assessment. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions, for example, include leaks from storage tanks, on-site spills and soil and groundwater contamination from dry cleaning operations. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing Under the Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk
Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 19.48%, 9.30% and 8.13% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Florida and Texas, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     With respect to certain of the mortgage loans, the "all risk" property insurance coverage, terrorism insurance coverage and earthquake insurance coverage for the related mortgaged properties are provided under blanket policies that also cover other properties owned by the related borrowers' affiliates, and accordingly the amount of coverage would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

     In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the casualty, comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. According to publicly available reports, recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that are viewed as exposing them to terrorism risks and have resulted in some insurers sending provisional notices of nonrenewal to commercial customers. Most state regulators have permitted insurance carriers admitted in their states to exclude terrorism risks from coverage under certain lines of commercial insurance. Insurance carriers in those states where regulators have not allowed an exclusion for terrorism risks may withdraw from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to mortgaged properties. There can be no certainty that insurance policies which are renewed will continue to provide coverage for terrorist attacks. The insurance policies on certain mortgaged properties may be renewed without such coverage and it is expected that other mortgaged properties may be similarly affected in the future. Such policies may also not provide full coverage for biological, chemical or nuclear events.

     Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established a program under which the federal government will share the risk of loss from future terrorist attacks with the commercial property and casualty insurance industry. However, it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters," which may not be covered by such program. In addition, coverage under such program will only be available for terrorist acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest. Furthermore, such program terminates on December 31, 2005 and there can be no assurance that such program will be renewed at such time.

     With respect to the mortgaged properties which secure one mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 8.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the "all risk" insurance policies delivered to the mortgagee on the closing date contains terrorism insurance exclusions; however, the related borrowers delivered separate blanket policies of insurance to the mortgagee on the closing date covering such mortgaged properties which include terrorism insurance with a blanket limit of $400,000,000. Such policies expire on July 1, 2003. Westfield America, Inc. has guaranteed the recourse obligations of the borrowers under such mortgage loan (including loss arising from terrorist acts or similar acts of sabotage affecting the related mortgaged properties to the extent (a) the applicable "all risk" insurance policies do not insure such terrorist acts and (b) the borrowers fail to maintain separate terrorism insurance in the amount of at least $26,000,000 for each of the related properties; provided that the liability of Westfield America, Inc. with respect to any such loss is limited to with respect to each related mortgaged property, the difference between (x) $26,000,000 and (y) the amount of terrorism insurance maintained by the borrowers for such mortgaged property.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In certain instances, the insurance policies specifically exclude coverage for acts of terrorism. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer, may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing Under the Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties. The existing use of such properties or the improvements thereon may be deemed "legally non-conforming" under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

     With respect to one mortgage loan (identified as Loan No. 13 on Annex A to this prospectus supplement), representing approximately 1.71% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the two tenants at the related mortgaged property (which occupies approximately 54.91% of the gross leaseable space) is currently at risk of having its certificate of occupancy revoked. Such tenant applied for a special use permit related to operating a health club in order to bring its current use into compliance with applicable law. An adjacent property owner petitioned the local department of buildings to revoke the certificate of occupancy pertaining to such tenant's space. Although the department of buildings has denied this petition, the adjacent property owner has appealed the ruling and the appeal is pending. Although the related mortgage loan seller has been advised that revoking the certificate of occupancy would not be consistent with past practices of the appellate board, there can be no assurance that the certificate of occupancy pertaining to such tenant's space will not be revoked.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     All percentages of the mortgage loans (including, unless otherwise specified, any Other Notes) and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by anticipated aggregate principal balance of the pool of mortgage loans as of December 1, 2002 (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in December 2002. The trust will consist primarily of 131 mortgage loans secured by 139 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $1,170,328,276 (the "Initial Pool Balance") as of the Cut-off Date, subject to a permitted variance of plus or minus 10%. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

        (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties; or

        (2) with respect to two mortgage loans (identified as Loan Nos. 8 and 11 on Annex A to this prospectus supplement), representing approximately 4.82% of the Initial Pool Balance on both the fee simple estate and the leasehold estate in the commercial property (each of clauses (1) and (2), a "Mortgaged Property").

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least twenty years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about December 3, 2002 (the "Closing Date"), GE Capital Commercial Mortgage Corporation (the "Depositor") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), German American Capital Corporation ("GACC") and Bank of America, N.A. ("Bank of America" and, collectively with GECC and GACC, the "Mortgage Loan Sellers"), pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between April 6, 2001 and December 1, 2002.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to a mortgage loan.

     o Five mortgage loans (identified as Loan No. 1, 4, 24, 29 and 33 on Annex A of this prospectus supplement), representing 15.29% of the Initial Pool Balance, are each one of two or more mortgage loans that are part of a split loan structure, each of which is secured by a single mortgage instrument on the related mortgaged property. See "--Split Loan Structures" below.

     o With respect to one mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing 8.27% of the Initial Pool Balance, the related borrower also has secured debt in favor of an affiliate of the related Mortgage Loan Seller in the amount of $10,300,000. Such debt has been subordinated to the mortgage loan pursuant to an intercreditor agreement.

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

     o With respect to one mortgage loan (identified as Loan No. 35 on Annex A to this prospectus supplement), representing approximately 1.03% of the Initial Pool Balance, the related borrower has unsecured debt in the amount of $900,000 payable to a third party. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     o With respect to one mortgage loan (identified as Loan No. 84 on Annex A to this prospectus supplement), representing approximately 0.34% of the Initial Pool Balance, the related borrower has unsecured debt in the amount of approximately $72,000 payable to the principals and an affiliate of the borrower. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     o The terms of certain of the mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds as additional security for the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.


     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage generally permit, subject to certain limitations, the transferring or pledging of a less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following actual or potential mezzanine debt:

     o With respect to two mortgage loans (identified as Loan Nos. 2 and 3 on Annex A to this prospectus supplement), representing approximately 4.21% of the Initial Pool Balance, the sole members of each of the related borrowers have pledged their interest in its respective borrower to secure a total of $102,000 of mezzanine debt from an unaffiliated third party. For more information regarding this mezzanine debt, see "Annex B--The Parkway I & II Apartments--Current Mezzanine or Subordinate Indebtedness" in this prospectus supplement.

     o With respect to one mortgage loan (identified as Loan No. 5 on Annex A to this prospectus supplement), representing approximately 3.11% of the Initial Pool Balance, the owners of the related borrower have pledged their interests in such borrower to Bank of America, N.A., the mezzanine lender, to secure $2,250,000 of mezzanine debt. Under the terms of this mezzanine loan, the mezzanine lender has approval rights over, among other things, budgets and material leases with respect to the related Mortgaged Property. However, pursuant to an intercreditor agreement, the mortgagee generally has the right to override any objection by the mezzanine lender with respect to those items which the mortgagee has the right to approve under the loan documents evidencing the mortgage loan. The intercreditor agreement provides that the mortgagee generally will not, without first obtaining the consent of the mezzanine lender, among other things, (i) increase the interest rate, principal amount or, in any material respect, increase any other monetary obligations of the borrower under the mortgage loan, (ii) change the maturity date, (iii) convert the mortgage loan into any other debt or (iv) modify or amend the manner, timing or method of the application of payments. In addition, the mezzanine lender will have a specified period of time to cure events of default under the mortgage loan and to purchase the mortgage loan from the trust fund if the Master Servicer has accelerated the mortgage loan or any proceeding to foreclose the Mortgage or other security for the mortgage loan has been commenced.

     o With respect to one mortgage loan (identified as Loan No. 70 on Annex A to this prospectus supplement), representing approximately 0.42% of the Initial Pool Balance, the owners of the related borrowers have a contingent reimbursement obligation with respect to an undrawn letter of credit payable to unrelated third parties. Pursuant to the related intercreditor agreement, the parties subject to the contingent reimbursement obligation are entitled to exercise certain rights with respect to the mortgage loan, including, among other things, the right generally to consent to amendments to the loan documents that would
          (i) increase the interest rate or principal amount of such mortgage loan, (ii) change the maturity date or (iii) materially and adversely affect the rights of the borrower under the loan documents. The parties subject to such contingent reimbursement obligation will also have a specified period of time to cure events of default under the mortgage loan or, in lieu of exercising such cure rights, to purchase the defaulted mortgage loan from the trust fund. In addition, each of the owners of the related borrowers has the ability to incur future mezzanine debt from unaffiliated third parties, subject to satisfaction of certain criteria set forth in the related mortgage loan documents.

     o With respect to one mortgage loan (identified as Loan No. 8 on Annex A to this prospectus supplement), representing approximately 2.68% of the Initial Pool Balance, the owners of the related borrowers have the ability to incur future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds). For more information regarding this mezzanine debt, see "Annex B--The Market at the Waterfront--Future Mezzanine or Subordinate Indebtedness" in this prospectus supplement.

     o With respect to one mortgage loan (identified as Loan No. 13 on Annex A to this prospectus supplement), representing approximately 1.71% of the Initital Pool Balance, the indirect owner of the related borrower may pledge its interest in the managing member of such borrower as security for future mezzanine debt.

     o With respect to two mortgage loans (identified as Loan Nos. 14 and 68 on Annex A to this prospectus supplement) representing approximately 2.07% of the Initial Pool Balance, the owners of the related borrowers have the ability to incur up to $1,008,600 and $295,200, respectively, of mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds).

     o With respect to three mortgage loans (identified as Loan Nos. 24, 29 and 33 on Annex A to this prospectus supplement), representing approximately 3.42% of the Initial Pool Balance, the related borrowers have the ability to incur future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds).

     o With respect to one mortgage loan (identified as Loan No. 26 on Annex A to this prospectus supplement), representing approximately 1.19% of the Initial Pool Balance, the principals of the related borrower have the ability to incur up to $1,000,000 of future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds).

     o With respect to one mortgage loan (identified as Loan No. 36 on Annex A to this prospectus supplement), representing approximately 1.02% of the Initial Pool Balance, the related borrowers have the ability to incur future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents (including debt service coverage ratio and loan-to-value ratio thresholds).

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

SPLIT LOAN STRUCTURES

     Five mortgage loans (identified as Loan Nos. 1, 4, 24, 29 and 33 on Annex A to this prospectus supplement), representing 15.29% of the Initial Pool Balance, are each part of a separate split loan structure. A split loan structure generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are secured by the same mortgage instrument or instruments encumbering the related Mortgaged Property. The mortgage loans constituting a split loan structure are generally cross-defaulted. The allocation of payments to the respective notes in a split loan structure, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement or effected through an Intercreditor Agreement (as defined herein) to which the respective holders of the subject promissory notes are parties. Such Intercreditor Agreement, in general, governs the respective rights of the noteholders, including in connection with the servicing under the Pooling and Servicing Agreement (as defined herein) in the split loan structure. The Intercreditor Agreements generally provide that each of the mortgage loans that are included in the split loan structure will be serviced and administered pursuant to the Pooling and Servicing Agreement by the same master servicer and special servicer, as applicable, according to the Servicing Standard (as defined herein).

     For discussion of these mortgage loans, we refer you to the sections entitled "--The Westfield Shoppingtowns Whole Loan," "--The Colonie Center Whole Loan" and "--The CBA Whole Loans" below.

 The Westfield Shoppingtowns Whole Loan

     The Loan. One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement) (the "Westfield Shoppingtowns Mortgage Loan"), representing 8.27% of the Initial Pool Balance, is one of four mortgage loans that are part of a split loan structure, which are secured by the same mortgage instrument on the related Mortgaged Properties (collectively, the "Westfield Shoppingtowns Mortgaged Property"). The Westfield Shoppingtowns Mortgage Loan has a Cut-off Date Balance of $96,824,613) and an interest rate of 6.2241190% per annum. The second of the mortgage loans secured by the Westfield Shoppingtowns Mortgaged Property (the "Westfield Shoppingtowns A-2 Note") has a Cut-off Date Balance of $59,891,513 and an interest rate of 6.0500000% per annum. The third of the mortgage loans secured by the Westfield Shoppingtowns Mortgaged Property (the "Westfield Shoppingtowns A-3 Note") has an unpaid balance as of the Cut-off Date of $19,963,838 and an interest rate of 5.7484000% per annum. The fourth of the mortgage loans secured by the Westfield Shoppingtowns Mortgaged Property (the "Westfield Shoppingtowns B Note") has a Cut-off Date Balance of $35,934,908 and an interest rate of 5.7484000% per annum. The Westfield Shoppingtowns A-3 Note is divided into two loan components, the first of which (the "Westfield Shoppingtowns Loan Component A-3A") has a Cut-off Date Balance of $17,613,838 and an interest rate of 5.7484000% per annum and the second of which (the "Westfield Shoppingtowns Loan Component A-3B") has a Cut-off Date Balance of $2,350,000 and an interest rate of 5.7484000% per annum. The Westfield Shoppingtowns B Note has been divided into four loan components, all of which have the same interest rate as the Westfield Shoppingtowns B Note. Only the Westfield Shoppingtowns Mortgage Loan is included in the trust. Of the three other mortgage loans, the Westfield Shoppingtowns A-2 Note and Westfield Shoppingtowns Loan Component A-3A (together, the "Westfield Shoppingtowns Pari Passu Loan Components") are pari passu in right of payment to the Westfield Shoppingtowns Mortgage Loan. The Westfield Shoppingtowns Loan Component A-3B is subordinate in right of payment to the Westfield Shoppingtowns Mortgage Loan and the Westfield Shoppingtowns Pari Passu Loan Components, and the

Westfield Shoppingtowns B Note is subordinate to the Westfield Shoppingtowns Loan Component A-3B, the Westfield Shoppingtowns Pari Passu Loan Components and the Westfield Shoppingtowns Mortgage Loan. As used in this prospectus supplement, the term "Westfield Shoppingtowns Whole Loan" shall refer collectively to the Westfield Shoppingtowns Mortgage Loan, the Westfield Shoppingtowns A-2 Note, the Westfield Shoppingtowns A-3 Note and the Westfield Shoppingtowns B Note, and the term "Westfield Shoppingtowns Note" shall mean any one of the promissory notes evidencing the Westfield Shoppingtowns Mortgage Loan, the Westfield Shoppingtowns A-2 Note, the Westfield Shoppingtowns A-3 Note or the Westfield Shoppingtowns B Note. As used in this prospectus supplement, the term "Westfield Shoppingtowns Other Notes" shall refer collectively to the Westfield Shoppingtowns A-2 Note, the Westfield Shoppingtowns A-3 Note and the Westfield Shoppingtowns B Note. A Co-Lender Agreement (the "Westfield Shoppingtowns Co-Lender Agreement") between the holder of the Westfield Shoppingtowns Mortgage Loan, the holder of the Westfield Shoppingtowns A-2 Note, the holder of the Westfield Shoppingtowns A-3 Note and the holder of the Westfield Shoppingtowns B Note (the "Westfield Shoppingtowns B Noteholder") sets forth the rights of each note holder. The Westfield Shoppingtowns Co-Lender Agreement provides that each of the mortgage loans that comprise the Westfield Shoppingtowns Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Westfield Shoppingtowns Co-Lender Agreement provides that expenses and losses relating to the Westfield Shoppingtowns Whole Loan will be allocated first, to the Westfield Shoppingtowns B Note, second to the Westfield Shoppingtowns Loan Component A-3B and thereafter, to the Westfield Shoppingtowns Pari Passu Loan Components and the Westfield Shoppingtowns Mortgage Loan, pro rata, based on their respective outstanding principal balances.

     As used in this prospectus supplement, the term "Westfield Shoppingtowns Controlling Holder" shall refer to either (a) if the outstanding principal balance of the Westfield Shoppingtowns B Note (net of any Appraisal Reductions) is greater than or equal to 25% of its original principal balance, the Westfield Shoppingtowns B Noteholder or (b) if the outstanding principal balance of the Westfield Shoppingtowns B Note (net of any Appraisal Reductions) is less than 25% of its original principal balance, the Directing Certificateholder.

     Distributions. Pursuant to the terms of the Westfield Shoppingtowns Whole Loan, prior to the occurrence and continuance of an event of default with respect to the Westfield Shoppingtowns Whole Loan, all payments received with respect to the Westfield Shoppingtowns Whole Loan will generally be paid in the following manner: Each of the trust, the holder of the Westfield Shoppingtowns A-2 Note, the holder of the Westfield Shoppingtowns A-3 Note and the Westfield Shoppingtowns B Noteholder will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata; any principal payments will then be paid to the trust, the holder of the Westfield Shoppingtowns A-2 Note, the holder of the Westfield Shoppingtowns A-3 Note and the Westfield Shoppingtowns B Noteholder, pro rata, based on their respective amortization schedules (or in the case of an unscheduled principal payment, based on their outstanding principal balances). The amortization schedule of the Westfield Shoppingtowns Mortgage Loan can be found in Annex A-3 to this prospectus supplement.

     After the occurrence of a prepayment on the Westfield Shoppingtowns Whole Loan (including a prepayment that would occur in connection with an event of default (provided that such event of default has been cured, and in connection with such cure the principal balance of each Westfield Shoppingtowns Note has been repaid such that such principal balance is not greater than the amount it would have been reduced to in accordance with its amortization schedule had there been no event of default)), the principal amortization schedule on each Westfield Shoppingtowns Note which has received principal prepayments will be proportionately reduced by its respective Prepayment Allocation Ratio.

     The "Prepayment Allocation Ratio" is equal to, with respect to any Westfield Shoppingtowns Note, the ratio of: (a) the difference between (i) the Amortization Scheduled Balance of such Westfield Shoppingtowns Note, and (ii) the outstanding principal amount of such Westfield Shoppingtowns Note, to (b) the Amortization Scheduled Balance of such Westfield Shoppingtowns Note.

     The "Amortization Scheduled Balance" means, with respect to any date of calculation, the principal balance that the Westfield Shoppingtowns Note would have been on such date if no prepayments had been made on the Westfield Shoppingtowns Whole Loan, based on the amortization schedule of such Westfield Shoppingtowns Note, as adjusted prior to such date of calculation.

     Following the occurrence and during the continuance of an event of default with respect to the Westfield Shoppingtowns Whole Loan, after payment of any costs and expenses incurred by the mortgagee in connection with such event of default or reasonably expended by the mortgagee to protect the Westfield Shoppingtowns Mortgaged Property (in each case to the extent permitted to be charged to the Borrower pursuant to the loan documents), liquidation proceeds and other collections with respect to the Westfield Shoppingtowns Whole Loan will be applied in the following manner: First to the payment of accrued and unpaid interest (other than default interest) to the trust and the holders of the Westfield Shoppingtowns Pari Passu Loan Components, pro rata, then to accrued and unpaid interest (other than default interest), on the Westfield Shoppingtowns Loan Component A-3B, then to accrued and unpaid interest (other than default interest), on the Westfield Shoppingtowns B Note, then to the payment of principal on the Westfield Shoppingtowns Mortgage Loan and the Westfield Shoppingtowns Pari Passu Loan Components, pro rata, until principal thereof is paid in full, then to the payment of principal on the Westfield Shoppingtowns Loan Component A-3B, until principal thereof is paid in full, then to the payment of principal on the Westfield Shoppingtowns B Note, until principal thereof is paid in full, then to the payment of default interest to the trust and the holders of the Westfield Shoppingtowns Pari Passu Loan Components, pro rata, then to the payment of default interest to the Westfield Shoppingtowns Loan Component A-3B, then to the payment of default interest to the Westfield Shoppingtowns B Note, then to the payment of late payment charges to the trust and the holders of the Westfield Shoppingtowns Pari Passu Loan Components, pro rata, then to the payment of late payment charges to the Westfield Shoppingtowns Loan Component A-3B, then to the payment of late payment charges to the Westfield Shoppingtowns B Note, then to the payment of default prepayment consideration (equal to 3% of the amount prepaid) to the Westfield Shoppingtowns Mortgage Loan, the Westfield Shoppingtowns A-2 Note, the Westfield Shoppingtowns A-3 Note and the Westfield Shoppingtowns B Note, pro rata, based on the amount of the principal prepayment received by each Westfield Shoppingtowns Note, then to the payment of any other amounts due to the Westfield Shoppingtowns Mortgage Loan and the Westfield Shoppingtowns Pari Passu Loan Components, pro rata, then to the payment of any other amounts due to the Westfield Shoppingtowns Loan Component A-3B, then to the payment of any other amounts due to the Westfield Shoppingtowns B Note, then to the payment of any other amounts due under the Westfield Shoppingtowns Whole Loan, pro rata among the Westfield Shoppingtowns Mortgage Loan, the Westfield Shoppingtowns A-2 Note, the Westfield Shoppingtowns A-3 Note and the Westfield Shoppingtowns B Note.

     Notwithstanding the foregoing, net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to the Westfield Shoppingtowns Whole Loan will generally be applied first to interest due on the Westfield Shoppingtowns Whole Loan and then to principal in the manner set forth above; provided, however, that in the event that (i) one or more P&I Advances with respect to the Westfield Shoppingtowns Whole Loan was reduced as a result of an Appraisal Reduction Event and (ii) any Appraisal Reduction Amounts have resulted in shortfalls of interest allocated to any Class of Certificates, then the amount of net liquidation proceeds, net insurance proceeds and net condemnation proceeds applied to interest pursuant to item First of the preceding paragraph will be reduced by the aggregate amount of reductions in P&I Advances in respect of the Westfield Shoppingtowns Whole Loan, such reduction to be applied in the reverse of the priority in which funds are applied to interest under such clause first. Interest amounts that remain outstanding with respect to any Westfield Shoppingtowns Note or component thereof will be paid from available proceeds on the Westfield Shoppingtowns Whole Loan immediately prior to the application of such proceeds against amounts of principal outstanding on such loan component.

     Release of Outparcels at the Westfield Shoppingtowns Mortgaged
Property. With respect to one of the mortgaged properties that comprise the Westfield Shoppingtown Mortgaged Property (such property, the "Shoppingtown MainPlace Property"), Santa Ana F/C Development Venture, LLC (the "Developer"), a third party developer, has the right to cause the related borrower (the "Shoppingtown MainPlace Borrower") to convey approximately 13 acres of unimproved land that is part of the Shoppingtown MainPlace Property (the "Outparcels") to the Developer (without the payment of any fee or other amount by the Developer to the Shoppingtown MainPlace Borrower). The Developer may use the Outparcels to develop, construct and operate one or more office buildings and/or hotels up to an aggregate of 1,500,000 square feet of office buildings and 1,200 hotel rooms. Certain documents relating to such development and certain continuing approval rights with respect to the foregoing have already been reviewed and pre-approved.

     Prior to release of the Outparcels, the Shoppingtown MainPlace Borrower is required to deliver to the mortgagee: (i) endorsements to the title policy or other evidence reasonably satisfactory to the mortgagee of continuing title insurance coverage confirming that (A) the mortgage encumbering the Shoppingtown MainPlace Property constitutes a first priority lien on the remaining portion of the Shoppingtown MainPlace Property after the release of the Outparcels, (B) the remaining portion of the Shoppingtown MainPlace Property constitutes a separate tax lot from the Outparcels and (C) the remaining Shoppingtown MainPlace Property after the release of Outparcels complies with all applicable zoning, land use and subdivision laws and regulations, (ii) any other documents that mortgagee shall reasonably request and (iii) payment of all reasonable out-of-pocket costs and expenses incurred by mortgagee in connection with such partial release.

     Prior to any conveyance of the Outparcels to Developer, Developer is required to assume the Shoppingtown MainPlace Borrower's obligations under a certain participation agreement (the "Participation Agreement") with the Community Redevelopment Agency of the City of Santa Ana (the "Agency"). Under the Participation Agreement, to the extent the aggregate square feet of net leasable square feet exceeds 1,000,000 square feet and the aggregate net leasable office space exceeds 600,000 square feet at the Shoppingtown MainPlace Mall (which could only occur after Developer constructs the office buildings on the Outparcels), the City of Santa Ana is required to construct certain freeway ramps and transportation system improvements at the Shoppingtown MainPlace Mall, and the Shoppingtown MainPlace Borrower is obligated to provide a loan (the "TSI Loan") to the Agency to enable the Agency to pay a portion of the construction costs associated with such improvements. Pursuant to the related Participation Agreement, upon the Shoppingtown MainPlace Borrower's assignment of its rights under the Participation Agreement to the Developer, the Shoppingtown MainPlace Borrower will be released of its obligations under the Participation Agreement with respect to the Outparcels including, without limitation, the obligation to make the TSI Loan.

     To the extent an adjacent site at Shoppingtown MainPlace Mall becomes available for sale (the "KLST Site"), the Agency is required to work to purchase and sell such site to the Developer. The Shoppingtown MainPlace Borrower is obligated to fund a portion of the purchase price of the KLST Site in an amount equal to the lesser of (i) $2,675,000 (minus any amounts incurred by the Shoppingtown MainPlace Borrower in connection with the constructing the freeway expansion ramps at the Shoppingtown MainPlace Mall pursuant to the Participation Agreement) and (ii) the net amount that the Shoppingtown MainPlace Borrower receives from J.C. Penney Properties, Inc. and from The May Department Stores Company (as J.C. Penney Properties, Inc. and The May Department Stores Company have certain rights to expand or construct improvements regarding their respective stores at the Shoppingtown MainPlace Mall on a portion of the KLST Site).

     Insurance. The "all risk" property insurance coverage, terrorism insurance coverage and earthquake insurance coverage for the Westfield Shoppingtowns Mortgaged Property are provided under blanket policies that also cover the other properties owned by the related borrower's affiliates. See "Risk Factors--Property Insurance" in this prospectus supplement.

     For information regarding the servicing of the Westfield Shoppingtowns Whole Loan, see "Servicing Under the Pooling and Servicing Agreement--Rights of the B Noteholders--Rights of the Westfield Shoppingtowns B Noteholder" in this prospectus supplement.

 The Colonie Center Whole Loan

     The Loan. One mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement) (the "Colonie Center Mortgage Loan"), representing 3.59% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the "Colonie Center Mortgaged Property"). Only the Colonie Center Mortgage Loan is included in the trust. The other mortgage loan has an aggregate Cut-off Date Balance of $10,667,781 and is subordinate in right of payment to the Colonie Center Mortgage Loan (the "Colonie Center B Note"). As used in this prospectus supplement, the term "Colonie Center Whole Loan" shall refer collectively to the Colonie Center Mortgage Loan and the Colonie Center B Note. An intercreditor agreement (the "Colonie Center Intercreditor Agreement") between the holder of the Colonie Center Mortgage Loan and the holder of the Colonie Center B Note (the "Colonie Center B Noteholder") sets forth the rights of each note holder. The Colonie Center Intercreditor Agreement provides that each of the mortgage loans that comprise the Colonie Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Colonie Center Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Colonie Center Whole Loan will be allocated first, to the holder of the Colonie Center B Note and thereafter, to the holder of Colonie Center Mortgage Loan.

     As used in this prospectus supplement, the term "Colonie Center Controlling Holder" will refer to (a) if the outstanding principal balance of the Colonie Center B Note (net of any Appraisal Reductions, principal payments, realized losses and unreimbursed additional trust fund expenses) is greater than or equal to 25% its original principal balance, the holder of the Colonie Center B Note and (b) if the outstanding principal balance of the Colonie Center B Note (net of any Appraisal Reductions, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance, the Directing Certificateholder.

     Distributions. Pursuant to the terms of the Colonie Center Intercreditor Agreement, prior to the occurrence and continuance of a monetary or material event of default with respect to the Colonie Center Whole Loan, after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Colonie Center Intercreditor Agreement, all payments and proceeds received with respect to the Colonie Center Whole Loan will generally be paid in the following manner: Each of the trust and the holder of the Colonie Center B Note (in that order) will receive accrued and unpaid interest on the outstanding principal balance of its respective portion of the Colonie Center Whole Loan; any principal payments will then be paid to the trust and the Colonie Center B Noteholder, pro rata, based on the outstanding principal balances of their respective portions of the Colonie Center Whole Loan; then any prepayment premiums, to the extent actually paid and allocable to the Colonie Center Whole Loan, will be distributed to the trust and the Colonie Center B Noteholder, pro rata, based on the outstanding principal balances of their respective portions of the Colonie Center Whole Loan; then the Colonie Center B Noteholder will receive any of its unreimbursed costs and permitted cure payments with respect to its portion of the Colonie Center Whole Loan; and finally any excess will be paid to the trust and the Colonie Center B Noteholder, pro rata, based on the original principal balances of their respective portions of the Colonie Center Whole Loan.

     Following the occurrence and during the continuance of a monetary or material event of default with respect to the Colonie Center Whole Loan, after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Colonie Center Intercreditor Agreement, all payments and proceeds received with respect to the Colonie Center B Note will be subordinated to all payments under the Colonie Center Mortgage Loan and the amounts received with respect to the Colonie Center Whole Loan will generally be paid in the following manner: The trust will be paid accrued and unpaid interest on the Colonie Center Mortgage Loan as well as all principal payments received in respect of the Colonie Center Whole Loan until the principal balance of the Colonie Center Mortgage Loan has been paid in full. In addition, the trust will also be paid prepayment premiums and default interest (in excess of interest accrued at the regular rate) allocable to the Colonie Center Mortgage Loan. Following payment of such items to the trust, interest, principal, prepayment premiums, default interest (in excess of interest accrued at the regular rate), unreimbursed costs and expenses, and permitted cure payments will then be distributed (in that order) to the holder of the Colonie Center B Note. After such distributions, any excess will be paid to the trust and the Colonie Center B Noteholder, pro rata, based on the original principal balances of their respective portions of the Colonie Center Whole Loan.

     Insurance. The "all risk" property insurance coverage, terrorism insurance coverage and earthquake insurance coverage for the Colonie Center Mortgaged Property are provided under blanket policies that also cover the other properties owned by the related borrower's affiliates. See "Risk
Factors--Property Insurance" in this prospectus supplement.

     For information regarding the servicing of the Colonie Center Whole Loan, see "Servicing Under the Pooling and Servicing Agreement--Rights of the B Noteholders--Rights of the Colonie Center B Noteholder" in this prospectus supplement.


 The CBA Whole Loans


     The Loans. Each of three mortgage loans (identified as Loan Nos. 24 (the "CLK2-Aspen Lodge Apartments Mortgage Loan"), 29 (the "CLK2-Mission Springs Apartments Mortgage Loan") and 33 (the "CLK2-Casa De Fuentes Apartments Mortgage Loan") on Annex A to this prospectus supplement) (collectively, the "CBA Mortgage Loans"), representing 3.42% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property (each, a "CBA Mortgaged Property"). Only the CBA Mortgage Loans are included in the trust. The other mortgage loans have a Cut-off Date Balance of $880,000, with respect to the CLK2-Aspen Lodge Apartments Mortgage Loan, $650,000, with respect to the CLK2-Mission Springs Apartments Mortgage Loan, and $790,000, with respect to the CLK2-Casa De Fuentes Apartments Mortgage Loan, and are subordinated in right of payment to the CBA Mortgage Loans (each, a "CBA B Note"). As used in this prospectus supplement, the term "CBA Whole Loan" shall refer collectively to a CBA Mortgage Loan and the related CBA B Note. Separate intercreditor agreements (each, a "CBA Intercreditor Agreement" and, collectively with the Westfield Shoppingtowns Co-Lender Agreement and the Colonie Center Intercreditor Agreement, the "Intercreditor Agreements") between the holder of each CBA Mortgage Loan and the holder of the related CBA B Note (each, a "CBA B Noteholder" and, together with the Westfield Shoppingtowns B Noteholder and the Colonie Center B Noteholder, the "B Noteholders") sets forth the rights of each noteholder. Each CBA Intercreditor Agreement generally provides that each of the mortgage loans that comprise each CBA Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. Each CBA Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the CBA Whole Loan will be allocated first, to the holder of the related CBA B Note, and thereafter, to the holder of related CBA Mortgage Loan.

     Distributions. Pursuant to the terms of each CBA Intercreditor Agreement, prior to the occurrence of (i) the acceleration of a CBA Mortgage Loan or CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the trust and the CBA B Noteholder. Any escrow and reserve payments required in respect of a CBA Mortgage Loan or CBA B Note will be paid to the trust.

     Following the occurrence and during the continuance of (i) the acceleration of a CBA Whole Loan or CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related CBA B Note to purchase the CBA Mortgage Loan from the trust (as described under "Servicing Under the Pooling and Servicing Agreement--Rights of the B Noteholders--Rights of CBA B Noteholders--Purchase Option" in this prospectus supplement, all payments and proceeds received with respect to the CBA B Note will be subordinated to all payments due under the applicable CBA Mortgage Loan and the amounts received with respect to the CBA Whole Loan will be paid, first, to the Master Servicer, Special Servicer and Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the CBA Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the CBA Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA Mortgage Loan; sixth, to the CBA B Noteholder, up to the amount of any unreimbursed costs and expenses paid by the CBA B Noteholder; seventh, to the CBA B Noteholder, in an amount equal to interest due with respect to the principal balance of the CBA B Note; eighth, to the CBA B Noteholder, in an amount equal to the principal balance of the CBA B Note until paid in full; ninth, to the CBA B Noteholder, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA B Note; tenth, to the trust and the CBA B Noteholder, in an amount equal to any unpaid default interest accrued on the CBA Mortgage Loan and CBA B Note, respectively; and eleventh, any excess, to the trust and the CBA B Noteholder, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the CBA B Note is equal to zero, then based upon the initial principal balances.

     For information regarding the servicing of the CBA Whole Loans, see "Servicing Under the Pooling and Servicing Agreement--Rights of the B Noteholders--Rights of the CBA B Noteholders" in this prospectus supplement.

     As used in this prospectus supplement, the term "Whole Loan" refers to the Westfield Shoppingtowns Whole Loan, the Colonie Center Whole Loan or a CBA Whole Loan, as applicable; the term "Other Notes" refers to the Westfield Shoppingtowns A-2 Note, the Westfield Shoppingtowns A-3 Note, the Westfield Shoppingtowns B Note, the Colonie Center B Note and the CBA B Notes, as applicable; the term "Other Noteholders" refers to the holders of the Other Notes; the term "Trust Mortgage Asset" refers to the Westfield Shoppingtowns Mortgage Loan, the Colonie Center Mortgage Loan or a CBA Mortgage Loan, as applicable; and the term "Controlling Holder" refers to either the Westfield Shoppingtowns Controlling Holder or the Colonie Center Controlling Holder, as applicable.

AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of four mortgage loans (identified as Loan Nos. 24, 29, 33 and 70 on Annex A to this prospectus supplement) representing approximately 3.85% of the Initial Pool Balance. The primary sponsors under such mortgage loans are Howard Parnes and Craig Koenigsberg.

SIGNIFICANT MORTGAGE LOANS

     No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds 8.28% of the Initial Pool Balance. See Annex B to this prospectus supplement for a description of the ten largest loans.

APD LOANS

     Two mortgage loans (identified as Loan Nos. 12 and 20 on Annex A to this prospectus supplement) (the "APD Loans"), representing approximately 3.26% of the Initial Pool Balance, provide that if, after a certain date (each, an "Anticipated Prepayment Date"), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Prepayment Date for each APD Loan is approximately 120 months after the origination date for the APD Loans. The Revised Rate for the APD Loans is equal to the Initial Rate, plus either 2% per annum, with respect to Loan No. 12, or 4% per annum with respect to Loan No.
20. After the Anticipated Prepayment Date, the APD Loans further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective APD Loan has been paid in full. Additionally, the terms of the APD Loans required that hard lockbox accounts be established at origination and require the related tenants to directly deposit rents or other revenues from the related Mortgaged Property into such hard lockbox accounts. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by the respective borrower on or about their Anticipated Prepayment Dates.

CREDIT TENANT LEASE LOANS

     Four mortgage loans (identified as Loan Nos. 20, 102, 105 and 112 on Annex A to this prospectus supplement), representing approximately 2.10% of the Initial Pool Balance, are credit tenant lease loans. The credit tenant lease loans are secured by Mortgaged Properties subject to certain obligations of credit tenants under a credit lease (each, a "Credit Lease"). Such Mortgaged Properties are leased to either (i) in the case of Loan Nos. 102, 105 and 112, either Walgreen Company (whose long-term unsecured debt is rated "A+" by S&P and "Aa3" by Moody's) or a subsidiary thereof whereby the lease obligations are guaranteed by Walgreen Company or (ii) in the case of Loan No. 20, Walmart Stores Inc. (whose long-term unsecured debt is rated "AA" by S&P, "AA" by Fitch and "Aa2" by Moody's) or a subsidiary thereof whereby the lease obligations are guaranteed by Walmart Stores Inc. The related tenant has certain obligations under the related Credit Lease and such obligations are subject to offset rights or other remedies if the landlord fails to perform certain repairs, maintenance or other obligations under the Credit Lease. Scheduled monthly rent payments under the Credit Leases were determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the credit tenant lease loans, except in the case of one mortgage loan (identified as Loan No. 20 on Annex A to this prospectus supplement), representing 1.39% of the Initial Pool Balance, for which the scheduled monthly rental payments (the "Monthly Rental Payments") under the credit lease will not be sufficient to satisfy the balloon payment.

     The credit tenant lease loans had DSCRs at origination of approximately 1.00x to 1.18x and LTV Ratios as of the Cut-off Date (on an as leased basis) ranging from approximately 69.18% to 89.68%.

     With respect to such mortgage loans, in the event of a casualty of a material portion of the related Mortgaged Property or a condemnation of a material portion of the related Mortgaged Property, the Trustee on behalf of the Certificateholders will have the benefit of a non-cancelable credit lease enhancement insurance policy obtained to cover certain risks of lease termination relating to casualty and condemnation issued by Lexington Insurance Company ("Lexington"). As of the Cut-off Date, Lexington had a long-term financial strength rating of "AAA" by S&P, and "AAA" by Fitch.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 8.27% of the Initial Pool Balance, does not permit a grace period. One hundred six mortgage loans, representing approximately 64.14% of the Initial Pool Balance, provide for a grace period of five days. One mortgage loan, representing approximately 1.11% of the Initial Pool Balance, provides for a grace period of eight days. Twenty three mortgage loans, representing approximately 26.48% of the Initial Pool Balance, provide for a grace period of ten days. Certain states require a minimum of seven to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

     All of the mortgage loans bear interest at fixed rates. All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). One hundred twenty eight mortgage loans, representing approximately 99.29% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. Eleven of the mortgage loans described above have an interest-only period prior to the commencement of the amortization of the mortgage loan. Three mortgage loans (identified as Loan Nos. 24, 29, and 33 on Annex A to this prospectus supplement), representing approximately 3.42% of the Initial Pool Balance, initially provide for monthly payments of interest-only for the first 18 scheduled payments of the term of the mortgage loan and payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term of the mortgage loan. Eight mortgage loans (identified as Loan Nos. 2, 3, 5, 14, 34, 48, 68 and 70 on Annex A to this prospectus supplement), representing approximately 11.54% of the Initial Pool Balance, initially provide for monthly payments of interest-only for the first 24 scheduled payments of the term of the mortgage loan and payments which would amortize a portion of the principal balance of the mortgage loan and payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term of the mortgage loan.

     Prepayment Provisions. Each of the mortgage loans prohibits any prepayments for a specified period of time after its date of origination (a "Lock-out Period"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

        (1) 127 of the mortgage loans, representing approximately 98.46% of the Initial Pool Balance, permit only defeasance after the expiration of the Lock-out Period. In the case of certain loans that are secured by multiple properties or separate parcels on the same Mortgaged Property, partial defeasance is permitted, subject to certain conditions in the loan documents.

        (2) Four of the mortgage loans (identified as Loan Nos. 31, 111, 130 and 131 on Annex A to this prospectus supplement), representing approximately 1.54% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below).

     "Yield Maintenance Charge", with respect to three mortgage loans (identified as Loan Nos. 31, 111 and 131 on Annex A to this prospectus supplement), representing approximately 1.41% of the Initial Pool Balance, is the greater of (a) 1% of the principal amount being prepaid or (b) the excess, if any, of (i) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the maturity date, discounted at a rate that equals the U.S. Securities Rate over (b) the principal amount being prepaid; and, with respect to one mortgage loan (identified as Loan No. 130 on Annex A to this prospectus supplement), representing approximately 0.13% of the Initial Pool Balance, is the greater of (a) 1.0% of the amount prepaid or (b) the sum of the present values on the date of prepayment, discounted using the Replacement Treasury Rate (as defined below), converted to a monthly equivalent yield, of the Monthly Interest Shortfalls (as defined below) for the remaining term of the mortgage loan to its stated maturity date. "U.S. Securities Rate" means as of the date five business days prior to the scheduled date of prepayment, the rate published in The Wall Street Journal or other authoritative publication or news retrieval service for the actively traded non-callable U.S. Treasury fixed interest rate security that has a maturity closest to (whether before, on or after) the maturity date of the mortgage loan. "Replacement Treasury Rate" means the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., 0.001%)) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate. "Weighted Average Life" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date,
(ii) adding the results, and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12. "Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

     Yield Maintenance Charges and prepayment premiums are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Penalty Charges."

     One hundred twenty-five of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to four scheduled payments and six mortgage loans permit such prepayment for the final six or seven scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     One of the mortgage loans (identified as Loan No. 31 on Annex A to this prospectus supplement), representing approximately 1.11% of the Initial Pool Balance, currently permits either the payment of a yield maintenance charge in connection with permitted prepayments prior to the open period or defeasance; a modification to such mortgage loan is pending pursuant to which the defeasance option would be eliminated. However, no assurance can be made that such modification will be executed.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. Except with respect to four mortgage loans (identified as Loan Nos. 31, 111, 130 and 131 on Annex A to this prospectus supplement), representing approximately 1.54% of the Initial Pool Balance, the terms of all of the mortgage loans permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the loan documents, including, among other things, that the borrower:

        (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States or other securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment date (or the Anticipated Prepayment Date), assuming, in the case of each APD Loan, that the loan prepays on the related Anticipated Prepayment Date and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment on the related balloon date or Anticipated Prepayment Date, respectively, and (4) any costs and expenses incurred in connection with the purchase of the U.S. obligations; and

        (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     In general, the related borrower will be responsible for purchasing the U.S. obligations at its expense. Upon the borrower's pledging of the U.S. obligations, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Performance Escrows. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels or realizing lease execution, occupancy or rent payment milestones. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, certain of such mortgage loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. To the extent that the related mortgage loan documents provide that the lender will be entitled to consent to such action, the Master Servicer will be permitted to consent to such action, subject to the satisfaction of the conditions described under "Servicing Under the Pooling and Servicing Agreement -- Modifications, Waivers and Amendments" in this prospectus supplement. Certain mortgage loans have performance escrows or letters of credit, however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a "due-on-sale" clause to either (a) accelerate the payments on those mortgage loans, or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standard; provided, neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from (i) Fitch, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance and (ii) S&P, with respect to any mortgage loan, if the applicable mortgage loan (A) represents 5% or more of the Stated Principal Balance of all of the mortgage loans held by the trust or the Stated Principal Balance of the mortgage loan is over $20,000,000 or (B) under certain circumstances, is the Westfield Shoppingtowns Mortgage Loan or the Colonie Center Mortgage Loan.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the Special Servicer, (c) the Master Servicer has submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and
(e) the Directing Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder fails to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause to either (a) accelerate the payments thereon, or
(b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related borrower, in a manner that is consistent with the Servicing Standard; provided, that, neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from (i) S&P, if the applicable mortgage loan (A) (x) represents 2% or more of the Stated Principal Balance of all of the mortgage loans held by the trust fund or is one of the ten largest mortgage loans based on Stated Principal Balance and (y) such mortgage loan has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or (B) under certain circumstances, is the Westfield Shoppingtowns Mortgage Loan or the Colonie Center Mortgage Loan and (ii) Fitch, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the Special Servicer, (c) the Master Servicer has submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and
(e) the Directing Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder has failed to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.

     Notwithstanding the foregoing, with respect to the Westfield Shoppingtowns Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the Westfield Shoppingtowns B Noteholder will initially be entitled to exercise the rights and powers described under "Servicing under the Pooling and Servicing Agreement--Rights of the B Noteholders--Rights of the Westfield Shoppingtowns B Noteholder" in this prospectus supplement.

     In addition, with respect to the Colonie Center Whole Loan, the Special Servicer will be required to consult with (and, to the extent required by the Colonie Center Intercreditor Agreement, obtain the consent of) the related Controlling Holder prior to granting any consent so required to be given by the Directing Certificateholder in connection with a "due-on-sale" or "due-on-encumbrance" clause.

     In addition, with respect to a CBA Whole Loan, the ability of the Master Servicer to waive its rights to exercise a "due-on-sale" clause or "due-on-encumbrance" clause may be subject to the approval of the holder of any affected CBA B Note (in place of the Directing Certificateholder) to the extent any such waiver constitutes a modification of the CBA B Note that materially and adversely affects such CBA B Noteholder prior to the expiration of the related repurchase period. See "Servicing under the Pooling and Servicing Agreement--Rights of the B Noteholders--Rights of the CBA B Noteholders."

     In addition, with respect to four mortgage loans (identified as Loan Nos. 2, 3, 5 and 70 on Annex A to this prospectus supplement), representing approximately 7.73% of the Initial Pool Balance, the ability of the Master Servicer to exercise a "due-on-sale" clause or "due-on-encumbrance" clause may also be subject to the approval of the holder of the related mezzanine debt.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in December 2002 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date. A summary of the ten largest mortgage loans or groups of cross-collateralized mortgage loans as of the Cut-off Date is included in Annex B hereto.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     With respect to the Westfield Shoppingtowns Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating the LTV Ratio and DSCR is the aggregate principal balance of (a) the Westfield Shoppingtowns Mortgage Loan and (b) the Westfield Shoppingtowns Pari Passu Loan Components. The loan amount used in this prospectus supplement for purposes of weighting the LTV Ratio and DSCR is the principal balance of the Westfield Shoppingtowns Mortgage Loan. With respect to the Colonie Center Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating and weighting the LTV Ratio and DSCR is the principal balance of the Colonie Center Mortgage Loan. With respect to each CBA Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating and weighting the LTV Ratio and DSCR is the principal balance of the such CBA Mortgage Loan. The principal balances of the Westfield Shoppingtowns Loan Component A-3B, the Westfield Shoppingtowns B Note, the Colonie Center B Note or any CBA B Note are included in calculation of LTV Ratios and DSCRs only where specifically indicated.

     For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity in the following tables, Cut-off Date Balance and Maturity/APD Balance is calculated after netting out letters of credit and holdback amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A to this prospectus supplement), representing approximately 8.10% of the Initial Pool Balance. Additionally, for purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity in the following tables, calculations of Cut-off Date Balance and Maturity/APD Balance exclude four credit tenant lease loans (identified as Loan Nos. 20, 102, 105 and 112 on Annex A to this prospectus supplement) representing approximately 2.10% of the Initial Pool Balance. With respect to two mortgage loans (identified as Loan Nos. 1 and 4 on Annex A to this prospectus supplement), representing approximately 11.86% of the Initial Pool Balance, DSCR is calculated based on annualizing the January 2003 payment. With respect to each mortgage loan that pays interest only for any portion of its term, DSCR is calculated using the principal and interest payment which commences upon the expiration of such interest only period.

     With respect to one mortgage loan (identified as Loan No. 38 on Annex A to this prospectus supplement), representing approximately 1.00% of the Initial Pool Balance, one of the tenants (which tenant occupies 33.70% of the gross leasable space) is required to pay the borrower a portion of the total monthly rent for such space. Pursuant to an escrow agreement, each month the borrower is entitled to receive the difference between the amount received from such tenant and the total monthly rent payable for this space, from a fully funded escrow account held by a title company, which account was established in connection with the sale of the property to the borrower. The related Mortgage Loan Seller is not a party to the escrow agreement and the escrow agreement has not yet been assigned to the Mortgage Loan Seller. If it is not assigned prior to the securitization closing date, the amounts in the escrow account will not constitute collateral for the loan. The monthly rental income attributed to such tenant in this prospectus supplement includes the amount received from such tenant plus the amount received from escrow.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A.

                         TYPE OF MORTGAGED PROPERTIES(1)

                                                                                            CUT-OFF DATE
                                   NUMBER OF      AGGREGATE                     NUMBER OF   BALANCE PER
                                   MORTGAGED     CUT-OFF DATE    % OF INITIAL    UNITS OR    # OF UNITS
PROPERTY TYPE                     PROPERTIES      BALANCE(1)     POOL BALANCE     NRA(3)     OR NRA(3)
-------------                     ------------ ----------------- -------------- ----------- -------------
Retail(2) ......................       55      $  517,335,259        44.20%     5,033,627  $    139.10
Multifamily ....................       37         320,995,307        27.43          6,822  $ 66,980.28
Office .........................       12         143,713,145        12.28      1,122,837  $    143.76
Industrial .....................        7          61,736,786         5.28      2,140,956  $     42.84
Self Storage ...................       15          48,006,677         4.10        958,642  $     58.47
Mixed Use(4) ...................        5          38,157,402         3.26        443,288  $    140.56
Manufactured Housing ...........        7          34,383,700         2.94          1,562  $ 25,118.75
Hotel ..........................        1           6,000,000         0.51            173  $ 34,682.08
                                      ---      --------------       ------
TOTAL/WEIGHTED AVERAGE .........      139      $1,170,328,276       100.00%
                                      ===      ==============       ======



                                                              WEIGHTED AVERAGES
                                 ----------------------------------------------------------------------------
                                                 STATED                              CUT-OFF
                                  MORTGAGE      REMAINING                           DATE LTV    LTV RATIO AT
PROPERTY TYPE                       RATE     TERM (MOS.)(5)   OCCUPANCY   DSCR(6)   RATIO(6)   MATURITY(5)(6)
-------------                    ---------- ---------------- ----------- --------- ---------- ---------------
Retail(2) ......................    6.544%         111           96.48%     1.63x     68.14%        58.94%
Multifamily ....................    6.304%         108           96.32%     1.36x     76.55%        66.53%
Office .........................    6.501%         113           96.09%     1.40x     73.40%        63.69%
Industrial .....................    6.475%         102           91.50%     1.43x     68.06%        58.42%
Self Storage ...................    6.627%         107           85.32%     1.55x     62.05%        51.08%
Mixed Use(4) ...................    6.251%         118           99.14%     1.50x     70.16%        60.09%
Manufactured Housing ...........    5.828%         103           96.96%     1.49x     77.84%        69.39%
Hotel ..........................    7.000%         120           74.00%     1.66x     66.89%        53.51%
TOTAL/WEIGHTED AVERAGE .........    6.444%         110           95.65%     1.50x     71.25%        61.63%

-------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) 51 of such mortgage loans, representing approximately 43.39% of the Initial Pool Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored," including four mortgage loans with credit tenant leases, representing approximately 2.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4)  Includes retail, multifamily, industrial and office spaces.

(5) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

(6) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                                   % OF
                                                 AGGREGATE       INITIAL
                                  NUMBER OF     CUT-OFF DATE       POOL
RANGE OF MORTGAGE RATES             LOANS         BALANCE        BALANCE
-----------------------           ---------  ----------------- -----------
5.0600% to 5.9999% .............      17      $  162,516,091       13.89%
6.0000% to 6.1999% .............      17         198,501,909       16.79
6.2000% to 6.3999% .............      25         328,708,544       28.09
6.4000% to 6.5999% .............      12          89,595,243        7.66
6.6000% to 6.7999% .............      16          89,885,317        7.68
6.8000% to 6.9999% .............      18         117,021,398       10.00
7.0000% to 7.1999% .............       9          62,504,060        5.34
7.2000% to 7.3999% .............       6          58,435,680        4.99
7.4000% to 7.5999% .............       1           2,143,233        0.18
7.6000% to 7.7999% .............       8          56,605,269        4.84
7.8000% to 7.8800% .............       2           6,411,532        0.55
                                     ---      --------------      ------
TOTAL/WEIGHTED AVERAGE .........     131      $1,170,328,276      100.00%
                                     ===      ==============      ======



                                                           WEIGHTED AVERAGES
                                 ---------------------------------------------------------------------
                                                 STATED
                                  MORTGAGE      REMAINING                CUT-OFF DATE    LTV RATIO AT
RANGE OF MORTGAGE RATES             RATE     TERM (MOS.)(1)   DSCR (2)   LTV RATIO(2)   MATURITY(1)(2)
-----------------------          ---------- ---------------- ---------- -------------- ---------------
5.0600% to 5.9999% .............    5.720%         104           1.48x       75.38%          65.53%
6.0000% to 6.1999% .............    6.071%          92           1.55x       71.43%          62.99%
6.2000% to 6.3999% .............    6.257%         112           1.70x       65.69%          56.60%
6.4000% to 6.5999% .............    6.474%         118           1.38x       77.38%          66.28%
6.6000% to 6.7999% .............    6.716%         112           1.39x       69.30%          59.24%
6.8000% to 6.9999% .............    6.886%         115           1.36x       75.96%          65.61%
7.0000% to 7.1999% .............    7.122%         109           1.30x       71.87%          62.76%
7.2000% to 7.3999% .............    7.315%         108           1.35x       72.63%          64.19%
7.4000% to 7.5999% .............    7.470%         115           1.36x       73.90%          65.47%
7.6000% to 7.7999% .............    7.664%         147           1.25x       74.25%          60.62%
7.8000% to 7.8800% .............    7.851%         113           1.27x       75.11%          64.33%
TOTAL/WEIGHTED AVERAGE .........    6.444%         110           1.50x       71.25%          61.63%

----------

(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.

                       MORTGAGED PROPERTIES BY STATE(1)

                                                            % OF
                           NUMBER OF      AGGREGATE       INITIAL
                           MORTGAGED     CUT-OFF DATE       POOL
STATE                     PROPERTIES       BALANCE        BALANCE
-----                     ------------ ----------------- -----------
California .............       20      $  227,929,986       19.48%
Florida ................       16         108,872,567        9.30
New York ...............        7         102,073,967        8.72
Texas ..................       18          95,141,702        8.13
Washington .............        8          78,284,171        6.69
Colorado ...............        3          66,202,116        5.66
Maryland ...............        6          64,373,416        5.50
Virginia ...............       11          52,506,528        4.49
Pennsylvania ...........        2          47,625,546        4.07
North Carolina .........        4          45,758,184        3.91
Georgia ................        4          45,488,241        3.89
Missouri ...............        3          36,295,005        3.10
Tennessee ..............        4          30,986,350        2.65
Kansas .................        2          26,720,000        2.28
South Carolina .........        3          24,939,037        2.13
Mississippi ............        7          19,755,087        1.69
Utah ...................        2          13,981,522        1.19
Louisiana ..............        2          13,793,679        1.18
Nevada .................        1          13,486,942        1.15
Arizona ................        2          12,434,651        1.06
Oklahoma ...............        3           7,269,837        0.62
Illinois ...............        1           7,126,945        0.61
Oregon .................        2           6,092,751        0.52
Kentucky ...............        1           5,809,942        0.50
Idaho ..................        1           4,309,477        0.37
Michigan ...............        1           3,352,960        0.29
Maine ..................        1           2,461,974        0.21
Alabama ................        1           2,194,759        0.19
Minnesota ..............        1           2,048,055        0.17
Indiana ................        1           1,516,372        0.13
New Jersey .............        1           1,496,505        0.13
                              ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...............      139      $1,170,328,276      100.00%
                              ===      ==============      ======



                                                  WEIGHTED AVERAGES
                         --------------------------------------------------------------------
                                         STATED
                          MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
STATE                       RATE     TERM (MOS.)(2)   DSCR(3)   LTV RATIO(3)   MATURITY(2)(3)
-----                    ---------- ---------------- --------- -------------- ---------------
California .............    6.459%         109          1.85x       60.62%          52.60%
Florida ................    6.457%         109          1.41x       73.23%          63.66%
New York ...............    6.144%          92          1.61x       67.37%          59.08%
Texas ..................    6.664%         114          1.36x       75.82%          63.85%
Washington .............    7.010%         132          1.26x       72.69%          61.28%
Colorado ...............    5.926%          91          1.27x       77.92%          70.65%
Maryland ...............    6.455%         106          1.41x       77.01%          67.37%
Virginia ...............    6.293%         118          1.44x       72.90%          60.65%
Pennsylvania ...........    6.537%         117          1.40x       78.48%          67.48%
North Carolina .........    6.481%         117          1.39x       70.91%          60.76%
Georgia ................    6.555%         117          1.32x       77.11%          66.59%
Missouri ...............    6.850%         116          1.34x       76.90%          67.01%
Tennessee ..............    6.565%         109          1.38x       78.58%          67.72%
Kansas .................    6.200%          80          1.29x       80.00%          72.77%
South Carolina .........    6.240%         117          1.68x       67.94%          54.88%
Mississippi ............    6.413%         137          1.58x       76.32%          67.88%
Utah ...................    6.227%         119          1.63x       68.22%          58.32%
Louisiana ..............    6.480%          87          1.30x       77.67%          68.04%
Nevada .................    6.150%          83          1.46x       74.93%          67.97%
Arizona ................    6.373%         119          1.38x       77.30%          66.36%
Oklahoma ...............    5.895%         137          2.56x       46.45%          36.88%
Illinois ...............    6.000%         118          1.63x       69.87%          59.37%
Oregon .................    5.060%          59          1.60x       67.32%          62.22%
Kentucky ...............    6.250%         118          1.40x       79.59%          68.11%
Idaho ..................    6.700%         117          1.34x       77.65%          67.34%
Michigan ...............    7.625%         112          1.32x       72.11%          64.24%
Maine ..................    7.375%         115          1.27x       74.61%          60.71%
Alabama ................    6.800%         117          1.28x       79.81%          69.40%
Minnesota ..............    6.250%         119          1.72x       67.15%          57.42%
Indiana ................    6.750%         118          1.26x       79.81%          63.50%
New Jersey .............    6.900%         117          2.23x       48.27%          42.09%
TOTAL/WEIGHTED
 AVERAGE ...............    6.444%         110          1.50x       71.25%          61.63%

----------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(2) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.

                    RANGE OF REMAINING TERMS TO MATURITY DATE



                                                       % OF
                                     AGGREGATE       INITIAL
RANGE OF REMAINING    NUMBER OF     CUT-OFF DATE       POOL
TERMS (MOS.)            LOANS         BALANCE        BALANCE
------------         ----------- ----------------- -----------
57 to 60 ...........      12      $   90,046,684        7.69%
61 to 84 ...........      12         147,401,500       12.59
85 to 120 ..........     101         890,059,389       76.05
121 to 202 .........       6          42,820,703        3.66
                         ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...........     131      $1,170,328,276      100.00%
                         ===      ==============      ======



                                              WEIGHTED AVERAGES
                     --------------------------------------------------------------------
                                     STATED
RANGE OF REMAINING    MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
TERMS (MOS.)            RATE     TERM (MOS.)(1)   DSCR(2)   LTV RATIO(2)   MATURITY(1)(2)
------------         ---------- ---------------- --------- -------------- ---------------
57 to 60 ...........    5.978%          58          1.70x       65.91%          60.60%
61 to 84 ...........    6.148%          81          1.31x       78.14%          71.49%
85 to 120 ..........    6.505%         116          1.52x       70.70%          60.34%
121 to 202 .........    7.171%         178          1.48x       69.61%          54.79%
                        -----          ---          ----        -----           -----
TOTAL/WEIGHTED
 AVERAGE ...........    6.444%         110          1.50x       71.25%          61.63%

----------

(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.



                                YEARS OF MATURITY

                                                                                       WEIGHTED AVERAGES
                                                              --------------------------------------------------------------------
                                                      % OF
                                    AGGREGATE       INITIAL                   STATED
                     NUMBER OF     CUT-OFF DATE       POOL     MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
YEARS OF MATURITY      LOANS         BALANCE        BALANCE      RATE     TERM (MOS.)(1)   DSCR(2)   LTV RATIO(2)   MATURITY(1)(2)
------------------- ----------- ----------------- ----------- ---------- ---------------- --------- -------------- ---------------
2007 ..............      12      $   90,046,684        7.69%     5.978%          58          1.70x       65.91%          60.60%
2008 ..............       1           4,930,000        0.42      6.990%          70          1.30x       80.00%          73.30%
2009 ..............      11         142,471,500       12.17      6.119%          81          1.31x       78.07%          71.43%
2011 ..............       6          67,741,499        5.79      7.214%         105          1.30x       71.44%          63.31%
2012 ..............      95         822,317,890       70.26      6.447%         117          1.53x       70.64%          60.09%
2014 ..............       2           5,510,153        0.47      5.670%         143          2.93x       37.37%          29.74%
2017 ..............       1          28,979,116        2.48      7.650%         179          1.20x       75.73%          59.56%
2018 ..............       1           2,490,347        0.21      6.500%         192
2019 ..............       2           5,841,087        0.50      6.500%         200
                        ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE: .........     131      $1,170,328,276      100.00%     6.444%         110          1.50x       71.25%          61.63%
                        ===      ==============      ======

----------

(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.

  TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS


                                                                    % OF
                                       NUMBER OF     AGGREGATE    INITIAL
                          NUMBER OF    MORTGAGED   CUT-OFF DATE     POOL
LOAN NAME                   LOANS     PROPERTIES      BALANCE     BALANCE
---------                ----------- ------------ -------------- ---------
Westfield
 Shoppingtowns
 Portfolio(1) ..........       1           2      $ 96,824,613      8.27%
The Parkway I & II
 Apartments ............       2           2        49,220,000      4.21
Colonie Center(2) ......       1           1        42,000,000      3.59
South Tryon Square .....       1           1        36,350,000      3.11
Highlands
 Plaza-Commerce
 Center ................       2           3        36,295,005      3.10
The Market at the
 Waterfront ............       1           1        31,393,020      2.68
Carroll's Creek
 Landing
 Apartments ............       1           1        28,979,116      2.48
Chino Hills
 Marketplace ...........       1           1        25,028,425      2.14
Frederick Crossing .....       1           1        24,974,873      2.13
Medlock Crossing
 Shopping Center .......       1           1        21,947,235      1.88
                              --          --      ------------     -----
TOTAL/WEIGHTED
 AVERAGE ...............      12          14      $393,012,286     33.58%
                              ==          ==      ============     =====



                                                  WEIGHTED AVERAGES
                         --------------------------------------------------------------------
                                         STATED
                          MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
LOAN NAME                   RATE     TERM (MOS.)(3)   DSCR(4)   LTV RATIO(4)   MATURITY(3)(4)
---------                ---------- ---------------- --------- -------------- ---------------
Westfield
 Shoppingtowns
 Portfolio(1) ..........    6.224%         118          2.40x       46.06%          39.10%
The Parkway I & II
 Apartments ............    6.000%          81          1.20x       77.56%          72.08%
Colonie Center(2) ......    6.116%          57          1.99x       59.57%          54.39%
South Tryon Square .....    6.360%         118          1.42x       69.57%          59.25%
Highlands
 Plaza-Commerce
 Center ................    6.850%         116          1.34x       76.90%          67.01%
The Market at the
 Waterfront ............    6.350%         116          1.40x       78.48%          67.48%
Carroll's Creek
 Landing
 Apartments ............    7.650%         179          1.20x       75.73%          59.56%
Chino Hills
 Marketplace ...........    7.340%         105          1.41x       70.90%          63.05%
Frederick Crossing .....    5.950%         119          1.46x       79.54%          67.42%
Medlock Crossing
 Shopping Center .......    6.770%         117          1.30x       74.91%          65.08%
TOTAL/WEIGHTED
 AVERAGE ...............    6.454%         110          1.66x       66.57%          57.86%

----------

(1) Only the principal balance of the Westfield Shoppingtowns Mortgage Loan is included in the trust. The Westfield Shoppingtowns A-2 Note, the Westfield Shoppingtowns A-3 Note and the Westfield Shoppingtowns B Note are not included in the trust.

(2) Only the principal balance of the Colonie Center Mortgage Loan is included in the trust. The Colonie Center B Note is not included in the trust.

(3) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

(4) Calculated based on principal loan balance, as of the cut-off date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 2, 3 and 9 on Annex A), representing approximately 6.68% of the Initial Pool Balance.

     The following table sets forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the 12-month period immediately following the Cut-off Date, except with respect to (a) two mortgage loans (identified as Loan Nos. 1 and 4 on Annex A to this prospectus supplement), representing approximately 11.86% of the Initial Pool Balance, where the debt service amount was calculated based on annualizing the January 2003 payment, (b) three mortgage loans (identified as Loan Nos. 24,29 and 33 on Annex A to this prospectus supplement), representing approximately 3.42% of the Initial Pool Balance, where Periodic Payments are interest-only for the first 18 scheduled payments, after which date the mortgage loan amortizes based upon a 321 month amortization schedule and (c) eight mortgage loans (identified as Loan Nos. 2, 3, 5, 14, 34, 48, 68 and 70 on Annex A to this prospectus supplement), representing approximately 11.54% of the Initial Pool Balance, where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon an amortization schedule ranging from 306 to 360 months. For the mortgage loans identified in (b) and (c) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest-only period. With respect to the Westfield Shoppingtowns Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating its DSCR is the aggregate balance of (a) the

Westfield Shoppingtowns Mortgage Loan and (b) the Westfield Shoppingtowns Pari Passu Loan Components. The loan amount used in this prospectus supplement for purposes of weighting the DSCR is the principal balance of the Westfield Shoppingtowns Mortgage Loan.

     See "--Certain Terms and Conditions of the Mortgage Loans" above.


        RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE(1)



                                                            % OF
                                           AGGREGATE      INITIAL
RANGE OF DEBT SERVICE       NUMBER OF     CUT-OFF DATE      POOL
COVERAGE RATIOS               LOANS         BALANCE       BALANCE
---------------            ----------- ----------------- ---------
1.096x to 1.199x .........       4      $   92,586,240      7.91%
1.200x to 1.249x .........       6          51,614,378      4.41
1.250x to 1.299x .........      19         151,613,071     12.95
1.300x to 1.349x .........      20         156,205,809     13.35
1.350x to 1.399x .........      19         163,679,793     13.99
1.400x to 1.449x .........      18         150,539,476     12.86
1.450x to 1.499x .........      10         120,720,088     10.32
1.500x to 1.549x .........       5          19,275,513      1.65
1.550x to 1.599x .........       3           8,233,484      0.70
1.600x to 1.749x .........      10          40,833,824      3.49
1.750x to 1.999x .........       7          81,139,010      6.93
2.000x to 3.023x .........       6         109,323,630      9.34
                               ---      --------------     -----
TOTAL/WEIGHTED
 AVERAGE: ................     127      $1,145,764,315     97.90%
                               ===      ==============     =====



                                                    WEIGHTED AVERAGES
                           --------------------------------------------------------------------
                                           STATED
RANGE OF DEBT SERVICE       MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
COVERAGE RATIOS               RATE     TERM (MOS.)(2)   DSCR(3)   LTV RATIO(3)   MATURITY(2)(3)
---------------            ---------- ---------------- --------- -------------- ---------------
1.096x to 1.199x .........    6.700%         115          1.18x       75.00%          65.90%
1.200x to 1.249x .........    6.580%         107          1.23x       79.51%          69.60%
1.250x to 1.299x .........    6.673%         112          1.28x       77.03%          66.06%
1.300x to 1.349x .........    6.658%         109          1.33x       76.16%          66.25%
1.350x to 1.399x .........    6.415%         109          1.38x       76.36%          66.24%
1.400x to 1.449x .........    6.468%         108          1.42x       73.80%          64.33%
1.450x to 1.499x .........    6.156%         110          1.47x       73.16%          62.93%
1.500x to 1.549x .........    6.404%         119          1.53x       70.82%          56.79%
1.550x to 1.599x .........    6.014%          72          1.57x       71.90%          65.45%
1.600x to 1.749x .........    6.217%         104          1.64x       66.40%          56.91%
1.750x to 1.999x .........    6.078%          86          1.93x       60.07%          52.00%
2.000x to 3.023x .........    6.194%         119          2.43x       45.96%          38.94%
                              -----          ---          ----        -----           -----
TOTAL/WEIGHTED
 AVERAGE: ................    6.437%         109          1.50x       71.25%          61.63%

----------

(1) Excludes four credit tenant lease loans, representing approximately 2.10% of the Initial Pool Balance.


(2) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates (or Anticipated Prepayment Date) of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination. In addition, with respect to five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A to this prospectus supplement) representing approximately 8.10% of the Initial Pool Balance, the LTV Ratios as of the Cut-off Date and as of maturity were calculated after reducing the Cut-off Date Balance and Maturity/APD Balance of these mortgage loans by holdback amounts and amounts payable under certain letters of credit pledged as additional collateral. With respect to the Westfield Shoppingtowns Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating the LTV Ratios is the aggregate balance of (a) the Westfield

Shoppingtowns Mortgage Loan and (b) the Westfield Shoppingtowns Pari Passu Loan Components. The loan amount used in this prospectus supplement for purposes of weighting the LTV Ratios is the principal balance of the Westfield Shoppingtowns Mortgage Loan.


                 RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE(1)


                                                             % OF
                                            AGGREGATE      INITIAL
RANGE OF LTV RATIOS AS       NUMBER OF     CUT-OFF DATE      POOL
OF THE CUT-OFF DATE            LOANS         BALANCE       BALANCE
-------------------         ----------- ----------------- ---------
34.89% to 50.00% ..........       7      $  111,515,188      9.53%
50.01% to 60.00% ..........       7          72,455,222      6.19
60.01% to 65.00% ..........       6          51,540,035      4.40
65.01% to 70.00% ..........      18         133,533,115     11.41
70.01% to 75.00% ..........      34         187,876,714     16.05
75.01% to 80.00% ..........      53         567,790,647     48.52
80.01% to 80.52% ..........       2          21,053,395      1.80
                                ---      --------------     -----
TOTAL/WEIGHTED
 AVERAGE: .................     127      $1,145,764,315     97.90%
                                ===      ==============     =====



                                                     WEIGHTED AVERAGES
                            --------------------------------------------------------------------
                                            STATED
RANGE OF LTV RATIOS AS       MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
OF THE CUT-OFF DATE            RATE     TERM (MOS.)(2)   DSCR(3)   LTV RATIO(3)   MATURITY(2)(3)
-------------------         ---------- ---------------- --------- -------------- ---------------
34.89% to 50.00% ..........    6.211%         119          2.41x       45.62%          38.67%
50.01% to 60.00% ..........    6.224%          81          1.87x       57.67%          50.37%
60.01% to 65.00% ..........    6.471%         112          1.58x       62.91%          52.40%
65.01% to 70.00% ..........    6.441%         108          1.46x       68.90%          59.51%
70.01% to 75.00% ..........    6.733%         108          1.37x       72.84%          62.79%
75.01% to 80.00% ..........    6.420%         110          1.33x       78.46%          68.27%
80.01% to 80.52% ..........    6.100%         118          1.40x       80.36%          68.51%
TOTAL/WEIGHTED
 AVERAGE: .................    6.437%         109          1.50x       71.25%          61.63%

----------

(1) Excludes four credit tenant lease loans, representing approximately 2.10% of the Initial Pool Balance.


(2) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.



           RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES(1)


                                                             % OF
RANGE OF LTV RATIOS AS                      AGGREGATE      INITIAL
OF MORTGAGE LOAN             NUMBER OF     CUT-OFF DATE      POOL
MATURITY DATES                 LOANS         BALANCE       BALANCE
--------------              ----------- ----------------- ---------
27.77% to 40.00% ..........       4      $  105,325,528      9.00%
40.01% to 50.00% ..........      10          53,244,278      4.55
50.01% to 55.00% ..........       8          75,332,549      6.44
55.01% to 60.00% ..........      21         160,236,625     13.69
60.01% to 65.00% ..........      26         159,484,973     13.63
65.01% to 70.00% ..........      44         425,845,035     36.39
70.01% to 73.94% ..........      14         166,295,328     14.21
                                ---      --------------     -----
TOTAL/WEIGHTED
 AVERAGE: .................     127      $1,145,764,315     97.90%
                                ===      ==============     =====




                                                     WEIGHTED AVERAGES
                            --------------------------------------------------------------------
RANGE OF LTV RATIOS AS                      STATED
OF MORTGAGE LOAN             MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
MATURITY DATES                 RATE     TERM (MOS.)(2)   DSCR(3)   LTV RATIO(3)   MATURITY(2)(3)
--------------              ---------- ---------------- --------- -------------- ---------------
27.77% to 40.00% ..........    6.211%         119          2.41x       45.48%          38.53%
40.01% to 50.00% ..........    6.345%         117          1.77x       57.62%          45.52%
50.01% to 55.00% ..........    6.275%          83          1.88x       60.90%          53.53%
55.01% to 60.00% ..........    6.733%         127          1.36x       70.57%          58.83%
60.01% to 65.00% ..........    6.701%         106          1.38x       72.25%          62.38%
65.01% to 70.00% ..........    6.418%         113          1.36x       78.07%          67.53%
70.01% to 73.94% ..........    6.196%          85          1.30x       78.85%          71.96%
TOTAL/WEIGHTED
 AVERAGE: .................    6.437%         109          1.50x       71.25%          61.63%

----------

(1) Excludes four credit tenant lease loans, representing approximately 2.10% of the Initial Pool Balance.


(2) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.

                        RANGE OF CUT-OFF DATE BALANCES

                                                                      % OF
                                                    AGGREGATE       INITIAL
RANGE OF CUT-OFF                     NUMBER OF     CUT-OFF DATE       POOL
DATE BALANCES                          LOANS         BALANCE        BALANCE
-------------                       ----------- ----------------- -----------
$647,989 to $999,999...............       1      $      647,989        0.06%
$1,000,000 to $1,999,999...........       6           9,729,900        0.83
$2,000,000 to $3,999,999...........      46         133,548,098       11.41
$4,000,000 to $5,999,999...........      22         106,267,461        9.08
$6,000,000 to $7,999,999...........      11          76,073,346        6.50
$8,000,000 to $9,999,999...........       4          36,224,816        3.10
$10,000,000 to $11,999,999.........       6          68,862,278        5.88
$12,000,000 to $13,999,999.........      11         144,236,102       12.32
$14,000,000 to $15,999,999.........       4          58,863,504        5.03
$16,000,000 to $19,999,999.........      10         178,613,910       15.26
$20,000,000 to $29,999,999.........       6         150,693,238       12.88
$30,000,000 to $49,999,999.........       3         109,743,020        9.38
$90,000,000 to $96,824,613.........       1          96,824,613        8.27
                                        ---      --------------      ------
TOTAL/WEIGHTED AVERAGE: ...........     131      $1,170,328,276      100.00%
                                        ===      ==============      ======



                                                             WEIGHTED AVERAGES
                                    --------------------------------------------------------------------
                                                    STATED
RANGE OF CUT-OFF                     MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
DATE BALANCES                          RATE     TERM (MOS.)(1)   DSCR(2)   LTV RATIO(2)   MATURITY(1)(2)
-------------                       ---------- ---------------- --------- -------------- ---------------
$647,989 to $999,999...............    6.750%         116          1.42x       68.75%          59.75%
$1,000,000 to $1,999,999...........    6.698%         118          1.44x       71.03%          56.92%
$2,000,000 to $3,999,999...........    6.531%         110          1.57x       68.29%          58.77%
$4,000,000 to $5,999,999...........    6.651%         112          1.43x       73.01%          62.24%
$6,000,000 to $7,999,999...........    6.557%         117          1.47x       73.12%          62.80%
$8,000,000 to $9,999,999...........    6.046%         102          1.39x       78.71%          69.50%
$10,000,000 to $11,999,999.........    6.675%          98          1.32x       75.07%          66.80%
$12,000,000 to $13,999,999.........    6.409%         107          1.36x       75.07%          65.13%
$14,000,000 to $15,999,999.........    6.475%         105          1.27x       72.20%          63.34%
$16,000,000 to $19,999,999.........    6.169%         110          1.39x       77.13%          66.42%
$20,000,000 to $29,999,999.........    6.758%         120          1.31x       75.95%          65.70%
$30,000,000 to $49,999,999.........    6.264%          94          1.63x       68.29%          59.75%
$90,000,000 to $96,824,613.........    6.224%         118          2.40x       46.06%          39.10%
TOTAL/WEIGHTED AVERAGE: ...........    6.444%         110          1.50x       71.25%          61.63%

----------

(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.


                    RANGE OF CURRENT OCCUPANCY RATES(1)(2)


                                                              % OF
                             NUMBER OF      AGGREGATE       INITIAL
RANGE OF CURRENT             MORTGAGED     CUT-OFF DATE       POOL
OCCUPANCY RATES             PROPERTIES       BALANCE        BALANCE
---------------            ------------ ----------------- -----------
70.45% to 80.00% .........        4      $   23,580,700        2.01%
80.01% to 85.00% .........        6          41,514,562        3.55
85.01% to 90.00% .........        9          49,536,645        4.23
90.01% to 95.00% .........       21         265,003,900       22.64
95.01% to 100.00% ........       99         790,692,468       67.56
--------------------------      ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE .................      139      $1,170,328,276      100.00%
                                ===      ==============      ======



                                                    WEIGHTED AVERAGES
                           --------------------------------------------------------------------
                                           STATED
RANGE OF CURRENT            MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
OCCUPANCY RATES               RATE     TERM (MOS.)(3)   DSCR(4)   LTV RATIO(4)   MATURITY(3)(4)
---------------            ---------- ---------------- --------- -------------- ---------------
70.45% to 80.00% .........    6.156%          90          1.61x       64.09%          55.61%
80.01% to 85.00% .........    6.929%         111          1.34x       61.17%          51.24%
85.01% to 90.00% .........    6.716%         106          1.39x       76.83%          67.13%
90.01% to 95.00% .........    6.411%         101          1.64x       67.06%          58.61%
95.01% to 100.00% ........    6.421%         113          1.47x       73.10%          63.07%
--------------------------
TOTAL/WEIGHTED
 AVERAGE .................    6.444%         110          1.50x       71.25%          61.63%

----------

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.

                     RANGE OF YEARS BUILT/RENOVATED(1)(2)



                                                          % OF
                         NUMBER OF      AGGREGATE       INITIAL
RANGE OF YEARS           MORTGAGED    CUT- OFF DATE       POOL
BUILT/RENOVATED         PROPERTIES       BALANCE        BALANCE
---------------         ------------ ----------------- -----------
1962 to 1969 .........        3      $   15,493,235        1.32%
1970 to 1979 .........        7          32,427,740        2.77
1980 to 1989 .........       14          83,973,317        7.18
1990 to 1994 .........       10         148,154,073       12.66
1995 to 1999 .........       36         326,150,170       27.87
2000 to 2002 .........       69         564,129,741       48.20
                            ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE .............      139      $1,170,328,276      100.00%
                            ===      ==============      ======



                                                WEIGHTED AVERAGES
                       --------------------------------------------------------------------
                                       STATED
RANGE OF YEARS          MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
BUILT/RENOVATED           RATE     TERM (MOS.)(3)   DSCR(4)   LTV RATIO(4)   MATURITY(3)(4)
---------------        ---------- ---------------- --------- -------------- ---------------
1962 to 1969 .........    5.881%         119          1.66x       73.67%          64.71%
1970 to 1979 .........    6.234%         104          1.48x       72.42%          63.67%
1980 to 1989 .........    6.514%         102          1.34x       72.99%          64.21%
1990 to 1994 .........    6.524%         114          1.81x       62.72%          53.67%
1995 to 1999 .........    6.353%         101          1.47x       72.74%          63.72%
2000 to 2002 .........    6.493%         115          1.46x       72.28%          61.97%
TOTAL/WEIGHTED
 AVERAGE .............    6.444%         110          1.50x       71.25%          61.63%

----------

(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.


                 PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE

                                                            % OF
                                          AGGREGATE       INITIAL
PREPAYMENT                 NUMBER OF     CUT-OFF DATE       POOL
PROVISION                    LOANS         BALANCE        BALANCE
---------                 ----------- ----------------- -----------
Defeasance ..............     127      $1,152,331,083       98.46%
Yield Maintenance .......       4          17,997,192        1.54
                              ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ................     131      $1,170,328,276      100.00%
                              ===      ==============      ======




                                                   WEIGHTED AVERAGES
                          --------------------------------------------------------------------
                                          STATED
PREPAYMENT                 MORTGAGE      REMAINING               CUT-OFF DATE    LTV RATIO AT
PROVISION                    RATE     TERM (MOS.)(1)   DSCR(2)   LTV RATIO(2)   MATURITY(1)(2)
---------                 ---------- ---------------- --------- -------------- ---------------
Defeasance ..............    6.437%         110          1.51x       71.23%          61.64%
Yield Maintenance .......    6.887%         117          1.38x       72.39%          60.96%
TOTAL/WEIGHTED
 AVERAGE ................    6.444%         110          1.50x       71.25%          61.63%

----------

(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 2, 3, 9, 38 and 70 on Annex A), representing approximately 8.10% of the Initial Pool Balance.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases and Substitutions" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and, reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by S&P and Fitch for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two to three year annual reporting period. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 5.0% of effective gross revenue (except with respect to single tenant properties, where a minimum of 3.0% of gross receipts was generally assumed, and with respect to self storage properties, where a minimum of 5% of gross receipts was generally assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property (except with respect to one mortgage loan (identified as Loans No. 113 on Annex A to this prospectus supplement), representing 0.21% of the Initial Pool Balance, where environmental insurance was obtained in lieu of a Phase I site assessment) and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 30 Mortgaged Properties, securing mortgage loans representing approximately 27.02% of the Initial Pool Balance, located primarily in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Four of the 30 Mortgaged Properties described above (identified as

Loan Nos. 1a, 1b, 17, and 23 on Annex A to this prospectus supplement), representing approximately 11.04% of the Initial Pool Balance, are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining 26 Mortgaged Properties have a probable maximum loss percentage at or below 20%. Seismic reports were generally not done for manufactured housing community properties.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GACC, Bank of America and GECC. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC. Bank of America is an affiliate of Banc of America Securities LLC, one of the Underwriters. It is anticipated that Bank of America will be the primary servicer for certain of the mortgage loans that it sells to the Depositor. Bank of America or its conduit participants directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America, except for 15 mortgage loans (identified as Loan Nos. 30, 31, 37, 40, 55, 75, 81, 95, 101, 106, 111, 113, 115, 122 and 131 on Annex A to this prospectus supplement), representing approximately 7.23% of the Initial Pool Balance, that Bank of America acquired from Bridger Commercial Funding LLC ("Bridger") (the "Bridger Loans"). Bridger is a real estate financial services company organized under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans. Bridger's principal offices are located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. The Bridger Loans were also originated generally in accordance with Bank of America's underwriting criteria described below. GECC is an affiliate of GEMSA Loan Services, L.P., the Master Servicer, and the parent corporation of the Depositor. See "The Depositor" in the prospectus. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

GACC'S UNDERWRITING STANDARDS

     General. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, office, industrial, multifamily, self storage, hotel and warehouse properties as well as manufactured housing communities located in the United States.

     Loan Analysis. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by office and retail properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:


     PROPERTY TYPE                       DSCR GUIDELINE     LTV RATIO GUIDELINE
     -------------                      ----------------   --------------------
     Anchored Retail ...............          1.25x                 75%
     Unanchored Retail .............          1.30x                 70%
     Multifamily ...................          1.20x                 80%
     Office ........................          1.25x                 75%
     Self storage ..................          1.30x                 70%
     Industrial/Warehouse ..........          1.25x                 75%
     Manufactured Housing ..........          1.20x                 80%
     Hotel .........................          1.60x                 70%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A may differ from the amount calculated at the time of origination.

     In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines and not all of these guidelines apply to the credit tenant lease loans which had a DSCR at origination of approximately 1.00x to 1.18x and an LTV at Cut-off Date of 69.18% to 89.68%. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:


            Multifamily ..........................   $250 per unit
            Office ...............................   $0.20 per square foot
            Retail ...............................   $0.20 per square foot
            Self storage .........................   $0.15 per square foot
            Hotel ................................   5.0% of gross revenue
            Industrial/Warehouse .................   $0.20 per square foot
            Manufactured Housing .................   $50-$100 per pad


     o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

BANK OF AMERICA'S UNDERWRITING STANDARDS

     General. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities, although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards, and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

     Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

     Loans originated by Bank of America generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by Bank of America conforms in its entirety to the guidelines described above.

GECC'S UNDERWRITING STANDARDS

     General. Through its GE Capital Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $27.9 billion of assets. GE Capital Real Estate originates commercial mortgage loans through approximately 12 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GECC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:


            PROPERTY TYPE              DSCR GUIDELINE     LTV RATIO GUIDELINE
            -------------              ----------------   --------------------
     Anchored Retail ...............        1.20x               80.00%
     Unanchored Retail .............        1.25x               80.00%
     Multifamily ...................        1.20x               80.00%
     Office ........................        1.25x               80.00%
     Self storage ..................        1.25x               75.00%
     Industrial/Warehouse ..........        1.20x               80.00%
     Manufactured Housing ..........        1.20x               80.00%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:


            Multifamily ..........................   $250 per unit
            Office ...............................   $0.20 per square foot
            Retail ...............................   $0.15 per square foot
            Self storage .........................   $0.15 per square foot
            Industrial/Warehouse .................   $0.15 per square foot
            Manufactured Housing .................   $50-$100 per pad


     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.


     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

        (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

        (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever (other than the rights to servicing and related compensation as reflected in the schedule of mortgage loans attached to the applicable Purchase Agreement) and the Mortgage Loan Seller has full right, power and authority to sell, transfer and assign each mortgage loan free and clear of all such liens, pledges, charges and interests or encumbrances. The Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan. The sale of the mortgage loans to the Depositor does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage
     Note is, or shall be as of the Closing Date, properly endorsed to the Trustee and each such endorsement is genuine;

        (3) the proceeds of each mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

        (4) each related Mortgage Note, Mortgage, assignment of leases (if it is a document separate from the Mortgage) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

        (5) there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. No person other than the related borrower owns any interest in any payments due under the related leases. Each related assignment of leases provides for the appointment of a receiver for rent and allows the holder to enter into possession to collect rents or provides for rents to be paid directly to the holder of the Mortgage upon an event of default under the mortgage loan documents;

        (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

        (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee has been duly authorized, executed and delivered in recordable form by the Mortgage Loan Seller and constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases is freely assignable upon notice to but without the consent of the related borrower;

        (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions") (and except with respect to nine mortgage loans (identified as Loan Nos. 44, 45, 46, 76, 79, 83, 87, 89 and 99 on Annex A to this prospectus supplement), representing approximately 2.79% of the Initial Pool Balance, which have rights of first refusal in favor of specific tenants that are not extinguished upon foreclosure, and except with respect to one mortgage loan (identified as Loan No. 10 on Annex A of this prospectus supplement), representing approximately 2.14% of the Initial Pool Balance, which has a purchase option in favor of a tenant respecting a separate parcel due to subdivision): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) any other exceptions and exclusions (general and specific) set forth in the mortgagee policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially and adversely affects the value of the Mortgaged Property, and (d) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases); and such Mortgaged Property is free and clear of any mechanics' and materialments liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy as described above and to the Mortgage Loan Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and is not bonded over, escrowed for or covered by insurance;

        (9) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or due and owing until the date on which interest or penalties may first be payable thereon;

        (10) in the case of each mortgage loan, one or more engineering assessments which included a physical visit and inspection of the Mortgaged Property were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Mortgage Loan Seller's knowledge as of the Closing Date, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions, either (1) an escrow of funds was required or a letter of credit was obtained in an amount equal to at least 125% of the amount estimated to effect the necessary repairs (except with respect to four mortgage loans (identified as Loan Nos. 24, 29, 33 and 70 on Annex A to this prospectus supplement), representing approximately 3.85% of the Initial Pool Balance, with respect to which an escrow of funds was required in an amount equal to 115% of the amount estimated to effect the necessary repairs), or such other amount as a prudent commercial lender would deem appropriate under the circumstances sufficient to effect the necessary repairs or maintenance (except with respect to one mortgage loan (identified as Loan No. 31 on Annex A to this prospectus supplement), representing approximately 1.11% of the Initial Pool Balance, with respect to which the related mortgage loan documents do not require an escrow of funds to effect the necessary repairs) or (2) such repairs and maintenance have been completed. As of origination of such mortgage loan there was no proceeding pending, and subsequent to such date, the Mortgage Loan Seller has no actual knowledge of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any mortgage loan. As of the date of the origination of each mortgage loan and to the Mortgage Loan Seller's knowledge as of the Cut-off Date: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in paragraph (11) below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and
     (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the use or the value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in paragraph
     (11) below;

        (11) the related Mortgage Loan Seller has received an ALTA lender's title insurance policy or an equivalent form of lender's title insurance policy (or if such policy is not yet issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment, in either case marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring the portion of each Mortgaged Property comprised of real estate and insuring the originator of such mortgage loan and its successors and assigns (as sole insureds) that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related mortgage loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. Immediately following the transfer and assignment of the related mortgage loan, such Title Insurance Policy will inure to the benefit of the Depositor and its successors and assigns without consent or notice to the title insurer. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. Such policy contains no exclusions for, or affirmatively insures, (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads,
     (b) that there are no encroachments of any part of the building thereon over easements and (c) that the area shown on the survey is the same as the property described in the Mortgage;


        (12) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; except with respect to eight mortgage loans (identified as Loan Nos. 44, 45, 46, 76, 79, 83, 89 and 99 on Annex A to this prospectus supplement), representing approximately 2.46% of the Initial Pool Balance, with respect to which insurance is not required if the single tenant maintains an S&P rating of "A" in the case of seven such mortgage loans and an S&P rating of "A-" in the case of one such mortgage loan and other various requirements are satisfied, (A) each Mortgaged Property was covered by a fire and extended perils included under the classification "All Risk of Physical Loss" insurance (or its equivalent) policy in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or an amount at least equal to the initial principal balance of the mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (B) each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property (except with respect to one mortgage loan (identified as Loan No. 130 on Annex to this prospectus supplement), representing approximately 0.13% of the Initial Pool Balance, with respect to which rental loss insurance was not obtained) and (C) each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties; if any material portion of the improvements on a Mortgaged Property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such mortgage loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program; if any Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted (except in the case of mobile home parks) at the time of originations and seismic insurance was obtained to the extent such Mortgaged Property has a probable of greater than twenty percent (20%) calculated using at least a 450-year look back with a 10% probability of exceedance in a 50 year period; except with respect to five mortgage loans (identified as Loan Nos. 27, 40, 51, 93 and 94 on Annex A to this prospectus supplement), representing approximately 3.37% of the Initial Pool Balance, all properties in Florida and within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina and South Carolina have windstorm insurance; except with respect to one mortgage loan (identified as Loan No. 13 on Annex A to this prospectus supplement), representing approximately 1.71% of the Initial Pool Balance, any nonconformity with applicable zoning laws and ordinances (1) is not a material nonconformity and does not materially and adversely affect the use, operation or value of the Mortgaged Property, (2) constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty, (3) is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial or multifamily, as applicable, mortgage lenders, (4) is covered by a zoning endorsement covering any loss to the mortgagee resulting from such non-conformity or (5) is covered by insurance that will provide proceeds that, together with the value of the related land, will be sufficient to repay the mortgage loan; and additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from S&P, Moody's or Fitch of not less than "A-minus" (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). At origination, and to the Mortgage Loan Seller's knowledge as of the Closing Date, such insurance was, or is, as applicable, in full force and effect with respect to each related Mortgaged Property and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to
     (1) the repair or restoration of the related Mortgaged Property with the holder of the Mortgage Note or a third party custodian acceptable to the holder of the Mortgage Note having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the mortgage loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the related borrower maintain insurance as described above. Based on the due diligence performed by the applicable Mortgage Loan Seller, which in all events was at least such due diligence as a prudent commercial mortgage lender would undertake with respect to such issue after September 11, 2001, for each mortgage loan, the related all risk property casualty insurance policy and business interruption policy do not exclude acts of terrorism, or any related damage claims, from coverage as of the later of
     (i) the date of origination of the mortgage loan and (ii) the date as of which the policy was renewed or amended (except with respect to 31 mortgage loans (identified as Loan Nos. 10, 16, 24, 29, 33, 39, 40, 47, 49, 50, 62,
     64, 65, 66, 70, 75, 79, 88, 92, 93, 94, 102, 103, 105, 109, 110, 112, 114,
     127, 128 and 130 on Annex A to this prospectus supplement), representing approximately 16.92% of the Initial Pool Balance, with respect to which (A) the related all risk property casualty insurance policies and business interruption policies specifically exclude acts of terrorism and any related damage claims and (B) there is no separate terrorism insurance policy), and the related mortgage loan documents do not expressly prohibit or waive such coverage, except to the extent that any right to require such coverage may be limited by commercially reasonable availability.

        (13) other than payments due but not yet 30 days or more delinquent (A) there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage and
     (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller or prior holder of such mortgage loan of an event of acceleration under the related Mortgage or Mortgage Note, and (C) to Mortgage Loan Seller's actual knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents has occurred and is continuing; the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of the Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage;

        (14) each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Periodic Payment without giving effect to any applicable grace or cure period;

        (15) each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than another mortgage loan;

        (16) one or more environmental site assessments meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was or the related reports were prepared covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report") (except with respect to one mortgage loan (identified as Loan No. 113 on Annex A to this prospectus supplement), representing approximately 0.21% of the Initial Pool Balance, with respect to which an environmental site assessment was not obtained because a secured creditors environmental insurance policy was obtained), or an update of such an assessment, was performed by an experienced licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a mortgage loan in connection with the origination of such mortgage loan and thereafter updated such that (a) such Environmental Report is dated no earlier than twelve months prior to the Closing Date (except with respect to five mortgage loans (identified as Loan Nos. 10, 84, 87, 95 and 121 on Annex A to this prospectus supplement), representing approximately 3.28% of the Initial Pool Balance), (b) a copy of each such Environmental Report has been delivered to the Master Servicer, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true

     -- (A) a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance,
     (B) the related borrower was required to provide additional security adequate to cure the subject violation in all material respects and to obtain an operations and maintenance plan, (C) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (D) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (E) the related Mortgaged Property is insured under a policy of insurance against losses arising from such circumstances and conditions, or (F) the circumstance or condition has been fully remediated. To the Mortgage Loan Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any borrower questionnaire delivered to the Mortgage Loan Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the mortgage file, for each mortgage loan encumbering the Mortgaged Property requires the related borrower to comply and cause the Mortgaged Property to comply with all applicable federal, state and local environmental laws and regulations. The Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Mortgage Loan Seller or its successors and assigns to liability under such laws. Each borrower represents and warrants in the related mortgage loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge that as of the date of origination of such mortgage loan, there were no hazardous materials on the related Mortgaged Property, and that the borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials, in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the borrower in connection with such mortgage loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach;

        (17) no Mortgaged Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;


        (18) the mortgage loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another mortgage loan without the prior written consent of the holder thereof (except with respect to certain mortgage loans, as described under "Description of the Mortgage Pool--General"). To the Mortgage Loan Seller's knowledge, as of origination, and, to the Mortgage Loan Seller's actual knowledge as of the Closing Date and except for cases involving other mortgage loans, none of the Mortgaged Properties securing the mortgage loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The Mortgage requires the related borrower to pay all reasonable costs and expenses related to any required consent to any transfer or encumbrance, including reasonable legal fees and expenses and any applicable rating agency fees. The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any direct equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the related borrower, issuance of non-controlling new equity interests, transfers that are subject to the holder's approval of transferee and satisfaction of certain conditions specified in the mortgage loan documents, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the related borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgaged loans or multi-property mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan;

        (19) the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect, except pursuant to a written instrument duly submitted for recordation, to the extent required, and specifically included in the related mortgage file (and except with respect to one mortgage loan (identified as Loan No. 108 on Annex A to this prospectus supplement), representing approximately 0.23% of the Initial Pool Balance, with respect to which a modification allowed a reduction of tax escrow for so long as outparcel tenant pays taxes directly). The Mortgage Loan Seller has not taken any affirmative action that would cause the representations and warranties of the related borrower under the mortgage loan not to be true and correct in any material respect;

        (20) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except: (a) in consideration of payment therefor equal to not less than 125% of the related allocated loan amount of such Mortgaged Property specifically set forth in the related mortgage loan documents, (b) upon payment in full of such mortgage loan, (c) mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) "government securities" within the meaning of the REMIC Provisions sufficient to pay the mortgage loans in accordance with their terms, (d) mortgage loans which permit the related borrower to substitute a replacement property subject to the satisfaction of enumerated conditions or (e) a portion of the Mortgaged Property that was not given any value in connection with either the initial underwriting or appraisal of the mortgage loan; or except with respect to one mortgage loan (identified as Loan No. 31 on Annex A to this prospectus supplement), representing approximately 1.11% of the Initial Pool Balance, with respect to which the related loan agreement provides for the release of a 2.49 acre site upon the request of the related borrower and none of the sales proceeds going to the related lender;

        (21) with respect to any mortgage loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related loan document contained in the mortgage file, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with the REMIC Provisions; requires prior written notice to the holder of the mortgage loan of the exercise of the defeasance option and payment by the related borrower of all related fees, costs and expenses as set forth below; requires, or permits the lender to require, the mortgage loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of the REMIC Provisions in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of APD Loans, assuming the Anticipated Prepayment Date is the maturity date. Further, the Mortgage or other related loan document contained in the mortgage file requires that an independent certified public accountant certify that such government securities are sufficient to make all such scheduled payments when due. To the Mortgage Loan Seller's actual knowledge, defeasance under the mortgage loan is only for the purpose of facilitating the release of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related borrower shall (a) pay all rating agency fees associated with defeasance (if rating agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions reasonably required by the mortgagee under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the mortgage loan or the related documents require confirmation from the rating agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the mortgage loan and require the related borrower to pay any rating agency fees and expenses;

        (22) to the Mortgage Loan Seller's knowledge as of the date of origination of such mortgage loan, and, to the Mortgage Loan Seller's actual knowledge as of the Cut-off Date, the Mortgaged Property and the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a mortgage loan were or are, as applicable, in material compliance with all applicable zoning laws including parking and ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property); and

        (23) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A to this prospectus supplement which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

             (A) such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related mortgage file;

             (B) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, and provides that it shall remain prior to any mortgage or other lien upon the related Fee Interest;

             (C) the borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

             (D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

             (E) the Mortgage Loan Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

             (F) the mortgagee under such mortgage loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the borrower under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

             (G) such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgage Loan Seller and its successors and assigns) which extends not less than 20 years beyond the amortization term of the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years beyond the amortization term);

             (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such mortgage loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

             (I) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon;

             (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

             (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns; and

             (L) the terms of such Ground Lease have not been waived, modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to
(a) repurchase the affected mortgage loan within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related mortgage rate in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and Workout Fees allocable to the mortgage loan,
(4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the mortgage loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding the foregoing, if the related Mortgage Loan Seller repurchases the mortgage loan following the expiration of the 90-day cure period discussed in the preceding sentence, then the Special Servicer will be entitled to receive a Liquidation Fee with respect to such mortgage loan. See "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses."

     If one or more (but not all) of the mortgage loans cross-collateralized with the affected mortgage loan are to be repurchased by the Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between the mortgage loans in such cross-collateralized group that are to be repurchased, on the one hand, and the remaining mortgage loans therein, on the other hand, such that those two groups of mortgage loans are each secured only by their respective Mortgaged Properties directly corresponding thereto; provided, that the Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the trust fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within 30 days, purchase the entire subject cross-collateralized group of mortgage loans related to such affected mortgage loan in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loans to be repurchased. If the cross-collateralization of any cross-collateralized group of mortgage loans cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, such cross-collateralized group is required to be treated as a single mortgage loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of S&P or Fitch to any class of Certificates then rated by S&P or Fitch, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (m) has been approved by the Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the Closing Date; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided, that no individual Mortgage Rate will be permitted to be lower than the highest Pass-Through Rate that is a fixed rate not subject to a cap equal to the weighted average net mortgage rate of any Class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 35 mortgage loans (the "Lock Box Loans"), representing approximately 45.92% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of the Lock Box Loans, upon the occurrence of certain trigger events, the borrower will not have access to the funds on deposit therein (except with respect to 23 mortgage loans, representing approximately 31.69% of the Initial Pool Balance, with respect to which a hard lockbox is currently in place and the borrower does not currently have access to the funds on deposit therein). The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) the Excess Liquidation Proceeds Reserve Account; and (6) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-3 (the "Certificates") will consist of the following 21 classes: the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates") and the Class X-1 and Class X-2 Certificates (the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class B and Class C Certificates are referred to collectively as the "Subordinate Offered Certificates" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A, Class B and Class C Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-1 Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class X-1, Class X-2, Class S, Class R and Class LR Certificates). The Notional Amount of the Class X-2 Certificates will equal:

     (1) until the Distribution Date in December 2004, the sum of (a) the lesser of $317,471,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

     (2) after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of (a) the lesser of $259,754,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

     (3) after the Distribution Date in December 2005 through and including the Distribution Date in December 2006, the sum of (a) the lesser of $205,174,000 and the Certificate Balance of the Class A-1

Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and (c) the lesser of $2,685,000 and the Certificate Balance of the Class K Certificates;

     (4) after the Distribution Date in December 2006 through and including the Distribution Date in December 2007, the sum of (a) the lesser of $87,864,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (c) the lesser of $13,143,000 and the Certificate Balance of the Class J Certificates;

     (5) after the Distribution Date in December 2007 through and including the Distribution Date in December 2008, the sum of (a) the lesser of $40,098,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $9,517,000 and the Certificate Balance of the Class H Certificates;

     (6) after the Distribution Date in December 2008 through and including the Distribution Date in December 2009, the sum of (a) the lesser of $461,257,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $13,266,000 and the Certificate Balance of the Class G Certificates; and

     (7) after the Distribution Date in December 2009, $0.

     The Initial Notional Amount of the Class X-2 Certificate will be approximately $1,061,431,000. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately $169,698,275.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, N.A. will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in January 2003 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received from the purchase of the Westfield Shoppingtowns Mortgage Loan, the Colonie Center Mortgage Loan or a CBA Mortgage Loan by the applicable B Noteholder or from the purchase of a mortgage loan by the related mezzanine lender pursuant to the related mezzanine intercreditor agreement, under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the "Insurance Proceeds"), in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds") or other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain an account (the "Lower-Tier Distribution Account") and subaccount thereof (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     Payments and collections received in respect of the Whole Loans will not be deposited in the Certificate Account, but will be deposited into a separate custodial account. That custodial account will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement. Payments and collections on the Westfield Shoppingtowns Mortgage Loan, the Colonie Center Mortgage Loan and the CBA Mortgage Loans will be transferred from the custodial account maintained with respect to the related Whole Loan to the Certificate Account no later than the Business Day preceding the related Distribution Date.

     The Trustee is required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of such mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial accounts maintained with respect to the Whole Loans) in U.S. government securities and other obligations that are acceptable to each of S&P and Fitch ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. The Excess Interest Distribution Account may be a subaccount of the Distribution Account.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (w) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Lower-Tier Distribution Account as of the close of business on the related Servicer Remittance Date, exclusive of (without duplication):

               (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

               (3) all amounts in the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges and prepayment penalty charges; and

               (7) all amounts deposited in the Lower-Tier Distribution Account in error;

          (x) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus;

          (y) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

          (z) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date.

     The "Due Period" for each Distribution Date will be the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     All amounts received by the trust with respect to the Whole Loans will be applied to amounts due and owing under such Whole Loans (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will prohibit the application of amounts received on the Other Notes to cover certain REMIC-related expenses payable with respect to the mortgage loans and REO Properties in the trust.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, pro rata (based upon their respective entitlements to interest for that Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     Second, to the Class A-1 and Class A-2 Certificates, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: (A) first, to the Class A-1 Certificates until the Class A-1 Certificates are reduced to zero, and (B) then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero; the portion of the Principal Distribution Amount distributed to any Class A Certificate hereunder will be reduced by any portion thereof distributed to the holders of the other Class A Certificates with earlier numerical Class designations;

     Third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class:

     Forty-first, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-fourth, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-fifth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date," the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate" applicable to each class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.229%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.996%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.136%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.226%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.335%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.404%.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.925%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 6.024%.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 6.243%.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.057%.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.057%.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.057%.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.057%.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.057%.

     The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 5.057%.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.057%.

     The Class B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rate.

     Interest accrues on the Class X Certificates in aggregate for any Distribution Date in an amount generally equal to interest accrued on the Stated Principal Balance of the mortgage loans at the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through

Rates on all of the other Certificates (other than the Class S and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate or, in the case of an Other Note, minus the Servicing Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan (or successor REO
Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which accrues interest on an Actual/360 Basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     "Excess Interest" with respect to the APD Loans is the interest accrued at an increased interest rate in respect of each APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     A "Prepayment Interest Shortfall" with respect to any mortgage loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the Master Servicer or the Special Servicer, is the amount of interest that would have accrued at the Net Mortgage Rate for such mortgage loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding the next due date.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual

Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date reduced by such Class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such Class (other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class X, Class S and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of the interest accrued thereon and will reduce such classes' respective interest entitlements.

     An "Uncovered Prepayment Interest Shortfall" is any Prepayment Interest Shortfall in excess of the Servicing Fee attributable to such mortgage loan (other than any prepayment in respect of a Specially Serviced Mortgage Loan, a prepayment due to insurance or condemnation proceeds, a prepayment subsequent to a default, a prepayment the acceptance of which is required by applicable law or a court order or a prepayment accepted with the consent of the Directing Certificateholder) due to the Master Servicer for the Due Period in which a prepayment was accepted by the Master Servicer which contravenes the terms of such mortgage loan to the following Determination Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments in respect of the mortgage loans to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan or an amortization schedule that has been recast in accordance with the terms of the related loan documents (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A,

Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (other than any Principal Shortfall) for that date that is attributable to that mortgage loan, including the principal portion of any P&I Advances (or, in the case of a Whole Loan, the Principal Distribution Amount in respect of the Colonie Center Mortgage Loan, the Westfield Shoppingtowns Mortgage Loan or the related CBA Mortgage Loan, as applicable, and any distributions of principal actually made with respect to the Colonie Center Mortgage Loan, the Westfield Shoppingtowns Mortgage Loan or the related CBA Mortgage Loan, as applicable). The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of a Whole Loan, any of the loans comprising such Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property (net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property) generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans during the related Due Period to the Class S Certificates.

     Excess Liquidation Proceeds. Except to the extent Collateral Support Deficit has been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates. "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PENALTY CHARGES

     On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A through Class H Certificates in the following manner: the holders of each Class of the Class A through Class H Certificates will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the

Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A through Class H Certificates, will be a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

     On any Distribution Date, prepayment charges collected during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A through Class H Certificates in the following manner: The holders of each Class of the Class A through Class H Certificates will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates on such Distribution Date, (b) 25% and (c) the prepayment penalty charges collected on such principal prepayment during the related Due Period. Any prepayment penalty charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No prepayment penalty charges will be distributed to holders of any other Class of Certificates.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:


CLASS DESIGNATIONS                          ASSUMED FINAL DISTRIBUTION DATE
------------------                          -------------------------------
Class A-1 ...............................   September 10, 2011
Class A-2 ...............................   October 10, 2012
Class B .................................   November 10, 2012
Class C .................................   November 10, 2012


     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their respective Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in December 2037, the first Distribution Date following the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

     o the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates and the holders of the Class C Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates and the holders of the Class C Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class C Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class B Certificates, by means of the subordination of the Class C Certificates and Class C Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates (unless the Cross-Over Date has occurred), first to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, and then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates and the Class C Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X, Class S and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S, Class R, Class LR and Class X Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account (or, with respect to a Whole Loan, the separate custodial account created with respect to such Whole Loan), that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and delinquent as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each mortgage loan included in the trust delinquent in respect of its balloon payment as of the end of the related Due Period (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement with respect to a mortgage loan included in the trust, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date. In addition to its obligation to make P&I Advances with respect to the mortgage loans included in the trust, the Master Servicer will also be required under the Pooling and Servicing Agreement to make P&I Advances with respect to the Westfield Shoppingtowns Other Notes, as set forth in the Pooling and Servicing Agreement. Any Appraisal Reduction Amount allocable to a P&I Advance to be made in respect of the Westfield Shoppingtowns Whole Loan will be allocated first against the portion of the P&I Advance to be made in respect of the Westfield Shoppingtowns B Note, then against the Westfield Shoppingtowns Loan Component A-3B, and then against the portion of the P&I Advance to be made in respect of the Westfield Shoppingtowns Pari Passu Loan Components and the Westfield Shoppingtowns Mortgage Loan, pro rata. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the Master Servicer will treat the related Whole Loan as a single mortgage loan.

     Except as set forth above with respect to the Master Servicer, neither the Master Servicer nor the Trustee will be required to make a P&I Advance with respect to an Other Note. In addition, neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest or Yield Maintenance Charges, prepayment penalty charges or Excess Interest.

     In addition to P&I Advances, the Master Servicer will be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, maintain insurance (including under the Master Servicer's force placed insurance policy) with respect to the related Mortgaged Property or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. In addition, the Special Servicer may, but will not be required to, make Servicing Advances on an emergency basis.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Special Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account (or, with respect to the Other Notes, from the custodial accounts maintained with respect to the related Whole Loans). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus. With respect to the payment of insurance premiums and delinquent tax assessments, neither the Master Servicer or the Trustee, as applicable, will be required to make an Advance for such amounts if such Advance would be a Nonrecoverable Advance, except as set forth below. In such case, the Master Servicer will be required to notify the Special Servicer of its determination that such Advance would be a Nonrecoverable Advance. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount would nonetheless be in the best interests of the Certificateholders (and, in the case of a Whole Loan, the related Other Noteholders). If the Special Servicer determines that such payment would be in the best interests of the Certificateholders (and, in the case of a Whole Loan, the related Other Noteholders), the Special Servicer will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from funds in the general trust fund account (or, if a Whole Loan is involved, from the custodial account created with respect to such Whole
Loan); provided, however, that if the amounts in the Certificate Account (or, with respect to a Whole Loan, such separate custodial account) are insufficient to make such payment, then the Master Servicer will be required to make the Servicing Advance if it determines, in its reasonable judgement, that such Servicing Advance would be reimburseable from the Certificate Account (or, with respect to a Whole Loan, such separate custodial account) within three months after the date of such Servicing Advance.

     With respect to any Nonrecoverable Servicing Advance that the Master Servicer is not otherwise required to make, (i) if the Master Servicer determines that such Servicing Advance will be recoverable from the Certificate Account, then the Master Servicer may make such Servicing Advance if it determines that such Servicing Advance is in the best interests of the Certificateholders (and, in the case of a Whole Loan, the related Other Noteholders) and (ii) if the Master Servicer determines that such Servicing Advance will not be recoverable from the Certificate Account, the Master Servicer may make such Servicing Advance if it determines that such Servicing Advance will maximize the recovery on the related Mortgaged Property.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account (or, with respect to the Whole Loans, from the custodial accounts maintained with respect to the Whole Loans), interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated by the Special Servicer. An "Appraisal Reduction Event" will occur on the earliest of:

        (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan or Whole Loan becomes effective as a result of a modification of such mortgage loan or Whole Loan by the Master Servicer or the Special Servicer, which extension does not decrease the amount of Periodic Payments on the mortgage loan or Whole Loan;

        (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or Whole Loan;

        (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan or Whole Loan, or a change in any other material economic term of such mortgage loan (other than an extension of its maturity date), becomes effective as a result of a modification of such mortgage loan or Whole Loan by the Special Servicer;

        (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

        (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy);

        (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

        (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or Whole Loan if the related borrower has not delivered to the Master Servicer prior to such date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 90 days (or 150 days, with the consent of the Directing Certificateholder (or, in the case of the Westfield Shoppingtowns Whole Loan, the Westfield Shoppingtowns Controlling Holder); and

        (8) immediately after a mortgage loan or Whole Loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and receive an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause (2) above, the Special Servicer will be required to order and receive an MAI appraisal or valuation within the 120-day period set forth in such clause (2). By the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan or Whole Loan until the MAI appraisal or internal valuation is received and the Appraisal Reduction is calculated.

     The "Determination Date" for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan or Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount calculated, by the Special Servicer by the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan or Whole Loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any mortgage loan or Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as a Servicing Advance), or (2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any mortgage loan or Whole Loan with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan over
(ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan or Whole Loan at a per annum rate equal to the Mortgage Rate (or, in the case of a Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or Whole Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan or Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and
(2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan or Whole Loan has become a Corrected Mortgage Loan), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material adverse change in the condition of the related Mortgaged Property that materially effects the value of such Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and the Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an MAI appraisal or internal valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or internal valuation.

     Each Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the Whole Loan. Any Appraisal Reduction calculated with respect to a Whole Loan will be applied first to the related B Note. Any Appraisal Reduction Amount in respect of the Westfield Shoppingtowns Whole Loan that exceeds the aggregate balance of the Westfield Shoppingtowns B Note will be allocated first to the Westfield Shoppingtowns Loan Component A-3B, and then pro rata to the Westfield Shoppingtowns Mortgage Loan and the Westfield Shoppingtowns Pari Passu Loan Components, pro rata. Any Appraisal Reduction Amount in respect of the Colonie Center Whole Loan that exceeds the aggregate balance of the Colonie Center B Note, will be allocated to the Colonie Center Mortgage Loan. Any Appraisal Reduction Amount in respect of a CBA Whole Loan that exceeds the aggregate balance of the related CBA B Note will be allocated to the related CBA Mortgage Loan.

     Any mortgage loan or Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

        (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

        (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

        (3) the aggregate amount of Advances made in respect of the Distribution Date;

        (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the Due Period for the Distribution Date;

        (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

        (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

        (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

        (8) the value of any REO Property included in the trust fund as of the end of the related Due Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

        (9) the Available Distribution Amount for the Distribution Date;

        (10) the amount of the distribution on the Distribution Date to the holders of any Class of Certificates allocable to Yield Maintenance Charges;

        (11) the Pass-Through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

        (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

        (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

        (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

        (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

        (16) the number and related principal balances of any mortgage loans extended or modified during the related Due Period on a loan-by-loan basis;

        (17) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

        (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Due Period and the amount and the type of principal prepayment occurring;

        (19) a loan-by-loan listing of any mortgage loan which was defeased during the related Due Period;

        (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

        (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

        (22) the aggregate unpaid principal balance of the pool of mortgage loans outstanding as of the close of business on the related Determination Date;

        (23) with respect to any mortgage loan as to which a liquidation occurred during the related due period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

        (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Due Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

        (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Due Period;

        (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Due Period;

        (27) the original and then current credit support levels for each class of Certificates;

        (28) the original and then current ratings for each class of Certificates;

        (29) the amounts held in the Excess Liquidation Proceeds Reserve Account; and

        (30) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Trustee will make available each month, to any interested person via its internet website initially located at "www.ctslink.com/cmbs," (i) the related Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor.

     In addition, the Trustee will make available each month, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file and the financial file. "Privileged Person" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher) and any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on, and may be submitted electronically via, the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

     "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report.

     The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

     Each report referred to above is expected to be in the form recommended by the Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund (or, with respect to item 6 below, at its office located at 751 Kasota Avenue, Minneapolis, Minnesota 55414), during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, S&P, Fitch or any other person to whom the Trustee believes the disclosure is appropriate, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

        (1) the Pooling and Servicing Agreement and any amendments to that agreement;

        (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

        (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

        (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

        (5) any property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

        (6) the mortgage loan files;

        (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

        (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

        (9) trustee exception reports;

        (10) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

        (11) an explanation of the calculation of any Prepayment Interest Shortfall.

Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class X-1 and Class X-2 Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer or (3) the exchange of all then outstanding Certificates for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of the Certificates and all certificateholders must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-1 Certificates and under certain extremely limited conditions, the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance

Charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the Trust is located (i) for certificate transfer purposes, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attn: Corporate Trust Services (CMBS GECCMC 2002-3). As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.0021% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the Intercreditor Agreements, with respect to the Whole Loans. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT


GENERAL

     The servicing of the mortgage loans, any REO Properties and the Other Notes will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans, any REO Properties and the Other Notes, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     In general, the Other Notes will be serviced and administered under the Pooling and Servicing Agreement as though they were mortgage loans. If any of the Other Notes becomes specially serviced, then the related Whole Loan will become a Specially Serviced Mortgage Loan.

     Each of the Master Servicer and the Special Servicer (each, directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates. The Master Servicer and the Special Servicer, as applicable, will be permitted to appoint sub-servicers with respect to its servicing obligations and duties. It is anticipated that the Master Servicer will appoint Bank of America as primary servicer with respect to certain of the mortgage loans that Bank of America sells to the Depositor.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of the Whole Loans, the related Other Noteholders (as a collective whole)) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans (and, in the case of the Whole Loans, the Other Notes and the related Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of the Whole Loans, the related Other Noteholders (as a collective whole)), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing; (B) the ownership of any Certificate (or any security backed by the Other Notes) by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either; (C) the Master Servicer's obligation to make Advances; (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable; (F) any obligation of the Master Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan; and (G) any debt that the Master Servicer or Special Servicer or any affiliate of the Master

Servicer or Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans. With respect to any mortgage loan (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended in accordance with the provisions of the Pooling and Servicing Agreement, at its extended maturity date or, in the case of a balloon loan, a payment default has occurred on the related balloon payment, (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding, or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of the Master Servicer or the Special Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days, or (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders (or, with respect to a Whole Loan, the related Other Noteholders) has occurred and remains unremedied for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts but the REO Account; provided, however, that with respect to any balloon loan as to which a payment default has occurred with respect to the related balloon payment, if the related borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, the Master Servicer will not be required to transfer its servicing responsibilities with respect to such balloon loan until 90 days (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Directing Certificateholder (or, in the case of the Westfield Shoppingtowns Whole Loan, the Westfield Shoppingtowns Controlling Holder) has given its consent, 150 days) following such payment default; and, provided further, that with respect to a mortgage loan or Whole Loan as to which the related borrower has become subject to a decree or order for a bankruptcy or similar proceeding, the mortgage loan (or Whole Loan) will be returned to the Master Servicer for servicing if such decree or order has been dismissed, discharged or stayed within 60 days thereafter. Notwithstanding the foregoing, with respect to the Colonie Center Whole Loan, the Special Servicer will be required to consult with the Colonie Center Controlling Holder prior to granting any consent required to be given by the Directing Certificateholder in this paragraph. The Master Servicer will also transfer its servicing responsibilities with respect to any Other Note if any of the aforementioned events has occured with respect to the related mortgage loan that is included in the trust. In addition, at the sole option of the Directing Certificateholder, the Master Servicer will also transfer its servicing responsibilities with respect to any mortgage loan that is cross-collateralized with another mortgage loan as to which any of the aforementioned events has occurred. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans and Whole Loans serviced by the Special Servicer and any mortgage loans and Whole Loans secured by Mortgaged Properties that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. The Special Servicer will have no responsibility for the performance of the Master Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least three Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Trustee, the Directing Certificateholder (as defined below), S&P and Fitch. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders and, if a Whole Loan is involved, the related Other Noteholders, as a collective whole. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders and, if a Whole Loan is involved, the related Other Noteholders, as a collective whole; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

     Notwithstanding the foregoing, with respect to the Westfield Shoppingtowns Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in the previous paragraph. Rather, the Westfield Shoppingtowns B Noteholder will initially be entitled to exercise the rights and powers of the Directing Certificateholder under this section, in addition to the rights and powers described under "--Rights of the B Noteholders--Rights of the Westfield Shoppingtowns B Noteholder" below. Likewise, with respect to the Colonie Center Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in the previous paragraph. Rather, the Colonie Center B Noteholder will initially be entitled to exercise the rights and powers described under "--Rights of the B Noteholders--Rights of the Colonie Center B Noteholder" below. In addition, with respect to a CBA Whole Loan, the Special Servicer may be required to consult with the related CBA B Noteholders and the CBA B Noteholder may have the right to consent to the action contemplated by the Asset Status Report. See "-- Rights of the B Noteholders-- Rights of the CBA B Noteholders" below.

     No direction of the Directing Certificateholder will, and the Special Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would, (a) require, permit or cause the Special Servicer to violate the terms of any mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the Servicing Standard, or the REMIC Provisions, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder or its designee selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or
(3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

THE MASTER SERVICER

     GEMSA Loan Services, L.P. will act as servicer (in that capacity, the "Master Servicer") and in that capacity will be responsible for servicing the mortgage loans. The principal offices of the Master Servicer are located at 1500 City West Boulevard, Suite 200, Houston, Texas 77042. As of September 30, 2002, the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $58 billion.

     The Master Servicer is the successor by merger to GE Capital Loan Services, Inc. ("GECLS"). GECLS was a wholly-owned subsidiary of GECIA Holdings, Inc., an affiliate of the Depositor. The Master Servicer is owned by GECIA Holdings, Inc. and affiliates of L.J. Melody Company. The merger of GECLS into the Master Servicer was completed on August 1, 2001.

     The Master Servicer will be responsible for the primary servicing under the Pooling and Servicing Agreement. The Master Servicer may elect to subservice some or all of its primary servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

THE PRIMARY SERVICER OF CERTAIN BANK OF AMERICA MORTGAGE LOANS

     It is anticipated that Bank of America will act as the primary servicer with respect to certain of the mortgage loans that it sells to the Depositor. Bank of America will act through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 555 South Flower Street, 6th Floor, Los Angeles, California 90071.

     As of June 30, 2002, BOA-CMSG was responsible for master or primary servicing approximately 3,035 commercial and multifamily loans, totaling approximately $8.7 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch Ratings.

     The information set forth in this prospectus supplement concerning Bank of America has been provided by it. Neither the Depositor nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Bank of America, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

THE SPECIAL SERVICER

     KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage ("KRECM"), an Ohio corporation, will initially be appointed as special servicer of the mortgage loans and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans (in such capacity, the "Special Servicer").

     KRECM is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of September 30, 2002 KRECM was responsible for servicing approximately 4,196 commercial and multifamily loans with a total principal balance of approximately $17.5 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 2,225 of the loans, with a total principal balance of approximately $13.1 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     The Special Servicer may elect to subservice some or all of its special servicing duties with respect to each of the mortgage loans subject to the consent of the Directing Certificateholder.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling Class. In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from S&P and Fitch that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates or any class of securities backed by any Westfield Shoppingtowns Other Notes.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (and any related Other Notes), and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to (a) with respect to the mortgage loans included in the trust, a per annum weighted average rate of 0.0573%, (b) with respect to the Westfield Shoppingtowns Other Notes and any related REO Loans, a per annum rate of 0.03%, (c) with respect to the Colonie Center B Note, and any related REO Loan a per annum rate of 0.12%, and (d) with respect to each CBA B Note and any related REO Loan a per annum rate of 0.05%. Additional servicing fees may be payable with respect to the Colonie Center Mortgage Loan pursuant to the Colonie Center Intercreditor Agreement. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 50% of certain assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, and 100% of all charges for beneficiary statements or demand fee and application and processing fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans as set forth in the Pooling and Servicing Agreement, (2) 100% of all NSF check charges on the mortgage loans which are not Specially Serviced Mortgage Loans, and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay additional expenses of the trust fund with respect to the related mortgage loan that have been incurred and interest on Advances that has been incurred during the period set forth in the Pooling and Servicing Agreement with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities in respect of the mortgage pool and the Other Notes will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the Other Notes) at a rate equal to 0.25% per annum (the "Special Servicing Fee

Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund (and, in the case of a Whole Loan, from amounts received in respect of the Other Notes).

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan (including, if applicable, the Other Notes) and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection (other than Excess Interest and default interest) of interest and principal (other than any amount for which a Liquidation Fee will be paid) including, but not limited to, scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as such remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that became Corrected Mortgage Loans prior to the time of the termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that the Special Servicer has been terminated or has resigned and, as of the time of such termination or resignation, a Specially Serviced Mortgage Loan would be a Corrected Mortgage Loan but for the failure of the borrower to have paid three consecutive payments, then the Special Servicer will be paid the related Workout Fee in the event such Specially Serviced Mortgage Loan does in fact become a Corrected Mortgage Loan upon payment by the borrower of three consecutive payments.

     A "Liquidation Fee" will be payable (a) with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Condemnation Proceeds attributable to principal (provided, however, that a Liquidation Fee will not be payable to the Special Servicer with respect to Condemnation Proceeds unless the Special Servicer, prior to the related condemnation, has spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property), and (b) in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation after the expiration of a certain cure period set forth in the Pooling and Servicing Agreement. The Liquidation Fee for each Specially Serviced Mortgage Loan or REO Property will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the amount of the related payment or proceeds; provided, however, that with respect to the Liquidation Fee payable in connection with the repurchase of a mortgage loan by the Mortgage Loan Seller as described in the preceding sentence, such Liquidation Fee Rate will be 0.25%. The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder, the Special Servicer or the Master Servicer, the purchase of the Westfield Shoppingtowns Mortgage Loan, the Colonie Center Mortgage Loan or a CBA Mortgage Loan by the applicable B Noteholder pursuant to the related Intercreditor Agreement, the purchase or exchange of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund or the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include Condemnation Proceeds or Insurance Proceeds.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all assumption, application and processing, extension, modification, consent, waiver and earnout fees, NSF check charges, and charges for beneficiary statements or demands fees with respect to Specially Serviced Mortgage Loans and 50% of such fees (other than application and processing fees, charges for beneficiary statements, NSF check charges or demand fees) for loans which are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay additional expenses of the trust fund and interest on Advances that has accrued from the Closing Date to the date preceding the end of the related Due Period with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     Some or all of the items referred to in the prior paragraphs that are collected in respect of the Other Notes may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling and Servicing Agreement.

     As and to the extent described in this prospectus supplement under "Description of the Certificates-- Advances," the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer, as applicable, will be responsible for all fees of any related sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (but excluding each Specially Serviced Mortgage Loan and any mortgage loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

        (i) a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

        (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related mortgage loan documents,

provided, however, that:

        (i) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related mortgage loan and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the trust's expense (and, in the case of a Whole Loan, at the expense of the related Other Noteholder), earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

        (ii) if and to the extent that any mortgage loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage;

        (iii) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer's obligation to obtain and maintain a forced-placed insurance policy as set forth in the Pooling and Servicing Agreement);

        (iv) except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the Master Servicer will be required to be made not less frequently than annually);

        (v) the reasonable efforts of the Master Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Master Servicer on a force-placed basis;

        (vi) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in clause (iv) above);

        (vii) any explicit terrorism insurance requirements contained in the related mortgage loan documents is required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the mortgage loan documents) in writing of that provision in accordance with the Servicing Standard);

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates shall be subject to the approval of the Directing Certificateholder and, provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Directing Certificateholder.

     Notwithstanding the provision described in clause (iv) above, the Master Servicer must, prior to availing itself of any limitation described in that clause with respect to any mortgage loan that has an unpaid principal balance in excess of $2,500,000, obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder have (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General," "--Modifications, Waiver and Amendments" and (with respect to a Whole Loan) "--Rights of the B Noteholders"). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General," "--Modifications, Waiver and Amendments" and (with respect to a Whole Loan) "--Rights of the B Noteholders"). The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular mortgage loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determinations by the Master Servicer, with respect to that mortgage loan.

     With respect to each Specially Serviced Mortgage Loan and REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Mortgage Loans, the Special Servicer will be required to itself maintain, subject to the right of the Special Servicer to
(i) direct the Master Servicer to make a Servicing Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described in this prospectus supplement) or (ii) direct the Master Servicer to cause that coverage to be maintained under the Master Servicer's force-placed insurance policy, in which case that Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Master Servicer's existing force-placed policy (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the mortgage loan (or such greater amount of coverage required by the mortgage loan documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

     If the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" (or "AA" in the case of the Westfield Shoppingtowns Whole Loan) by S&P and Fitch and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account (or, in the case of a Whole Loan, the separate custodial account maintained with respect to such Whole Loan), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     Notwithstanding anything in this section to the contrary, with respect to the Westfield Shoppingtowns Whole Loan and the Colonie Center Whole Loan, the rights of the Directing Certificateholder set forth in this section will be exercised by the related Controlling Holder.

     The costs of the insurance may be recovered by the Master Servicer or Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance (to the extent that such Servicing Advances are not Nonrecoverable Advances) as set forth in the Pooling and Servicing Agreement. However, even if such Servicing Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Certificate Account or may be permitted or required to make such Servicing Advance, subject to certain conditions set forth under "Description of the Offered Certificates-- Advances" in this prospectus supplement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Master Servicer (except as provided in the Pooling and Servicing Agreement), may agree to extend the maturity date of a mortgage loan that is neither (a) a Specially Serviced Mortgage Loan nor (b) a Defaulted Mortgage Loan or a mortgage loan as to which default is reasonably foreseeable; except that any extension entered into by the Master Servicer will not be permitted to extend the maturity date beyond the earlier of (i) (A) with respect to each of the mortgage loans other than the Westfield Shoppingtowns Mortgage Loan, two years prior to the Rated Final Distribution Date and (B) with respect to the Westfield Shoppingtowns Mortgage Loan, the Distribution Date in October 2014 (unless 100% of the then holders of any securities backed by any Westfield Malls Other Notes have consented to such extension), and (ii) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold estate (or ten years, provided that the Master Servicer shall give due consideration to the remaining term of the ground lease and provided that such extension is in the best interest of the Certificateholders (and, in the case of a Whole Loan, the related Other Noteholders) and that the Directing Certificateholder has consented to such extension). Subject to the preceding sentence, the Master Servicer will not be permitted to extend a mortgage loan or Whole Loan more than twelve months from the original maturity date, unless the Master Servicer provides a recommendation and analysis to the Special Servicer and the Special Servicer determines that such longer extension will result in a greater recovery on a net present value basis to the trust fund and if a Whole Loan is involved, the related Other Noteholders (as a collective whole); provided, however, that such longer extension will not be permitted to exceed five years from the original maturity date. If the extension would extend the maturity date of a mortgage loan for more than twelve months from and after the original maturity date of the mortgage loan, the Master Servicer must obtain an opinion of counsel (at the expense of the related borrower) that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding the foregoing, the Master Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its written recommendation, analysis, the details of such proposed extension and any other information reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder has also approved such extension; provided, however, that if the Directing Certificateholder does not object to such recommendation within ten Business Days of its receipt of the Master Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Master Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Notwithstanding the foregoing, to the extent that the related mortgage loan documents provide that the lender has the right to approve any material modification (other than an extension), the Master Servicer will not be permitted to agree to any material modification unless (a) the Master Servicer has notified the Special Servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the Special Servicer to the Special Servicer, (b) the Special Servicer has approved such material modification and advised the Directing Certificateholder of the request for such approval and of the Master Servicer's and its own approval of such material modification and
(c) the Directing Certificateholder has also approved such material modification; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such material modification within 10 Business Days of its receipt of all of the notice, its recommendation, analysis and any reasonably requested documents from the Master Servicer; and, provided, further, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the Servicing Standard, neither the Master Servicer nor the Special Servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the Directing Certificateholder).

     Except as otherwise described in this section, neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

     If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery to Certificateholders, and if a Whole Loan is involved, the Other Noteholders, on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate or weighted average mortgage rates, if applicable) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization Upon Defaulted Mortgage Loans" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

     The Special Servicer will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

        (i) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) (1) with respect to each of the mortgage loans other than the Westfield Shoppingtowns Mortgage Loan and the Colonie Center Mortgage Loan, two years prior to the Rated Final Distribution Date, (2) with respect to the Westfield Shoppingtowns Mortgage Loan, the Distribution Date in October 2014 (unless 100% of the then holders of any securities backed by any Westfield Malls Other Notes have consented to such extension) and (3) with respect to the Colonie Center Mortgage Loan, the Distribution Date in September 2023 (unless 100% of the then holders of any securities backed by the Colonie Center B Note have consented to such extension) and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold estate (or ten years, provided that the Special Servicer will be required to give due consideration to the remaining term of the ground lease and provided that such extension is in the best interest of the Certificateholders, and, in the case of a Whole Loan, the related Other Noteholders (as a collective whole));

        (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates (other than the Class X Certificates), unless such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and the Special Servicer deems such reduction to be in the best interest of the trust fund (and, in the case of a Whole Loan, the related Other Noteholders (as a collective whole)); or

        (iii) provide for the deferral of interest unless (A)(x) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and
     (y) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan, or (B) such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and the Special Servicer deems such deferral to be in the best interest of the trust fund (and, in the case of a Whole Loan, the related Other Noteholders (as a collective whole)).

     With respect to the following actions,

        (i) the termination or replacement of any property manager with respect to any Mortgaged Property;

        (ii) the termination or change of the franchise for any Mortgaged Property operated as a hospitality property;

        (iii) the release of any reserve or holdback or letter of credit in lieu thereof which could be used to prepay the related mortgage loan, or which can be released at the option of the Lender upon the satisfaction of certain operating performance or debt service ratio triggers at the related Mortgaged Property; and

        (iv) the incurrence by a borrower of any debt other than the mortgage loan and trade debt incurred in the normal operation of the related Mortgaged Property,

to the extent that the related mortgage loan documents provide that the lender has the right to consent to such action, the Master Servicer will not be permitted to consent to such action unless (a) the Master Servicer has notified the Special Servicer of such action and provided a written recommendation, its analysis and any related documents within the possession of the Master Servicer reasonably requested by the Special Servicer, (b) the Special Servicer has approved such action and notified the Directing Certificateholder of the request for such consent and of the Master Servicer's and its own approval and
(c) the Directing Certificateholder has also informed the Special Servicer that it has approved such action; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such action promptly upon (but in no case to exceed 10 Business Days) its receipt of all of the notice, recommendation, analysis and reasonably requested documents from the Master Servicer; and, provided, further, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then such action will be deemed approved. Unless required by the related loan documents or the Servicing Standard, the Special Servicer will not be permitted to approve such action unless the borrower agrees to pay all fees and costs associated with such action (unless such condition shall have been waived by the Directing Certificateholder).

     In the event the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer or Master Servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the Servicing Standard), the Special Servicer or Master Servicer, as applicable, will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, S&P and Fitch.

     Any modification, extension, waiver or amendment of the payment terms of a Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the trust as holder of the Westfield Shoppingtowns Mortgage Loan, the Colonie Center Mortgage Loan or any CBA Mortgage Loan, as applicable, nor the Other Noteholders gains a priority over the other such holder that is not reflected in the related loan documents and the Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the pari passu and/or subordinate positions of the Other Notes or components thereof--

     o no waiver, reduction or deferral of any amounts due on the Westfield Shoppingtowns Mortgage Loan, the Colonie Center Mortgage Loan or any CBA Mortgage Loan, as applicable, will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Other Notes (other than the Westfield Shoppingtowns Pari Passu Loan Components), and

     o no reduction of the mortgage interest rate of the Westfield Shoppingtowns Mortgage Loan, the Colonie Center Mortgage Loan or any CBA Mortgage Loan, as applicable, will be permitted to be effected prior to the reduction of the mortgage interest rate of the related Other Notes (other than the Westfield Shoppingtowns Pari Passu Loan Components), to the maximum extent possible.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, S&P, Fitch, any related B Noteholder and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, with respect to the Westfield Shoppingtowns Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the Westfield Shoppingtowns B Noteholder will initially be entitled to exercise the rights and powers described under "--Rights of the B Noteholders--Rights of the Westfield Shoppingtowns B Noteholder" below.

     In addition, with respect to the Colonie Center Whole Loan, the Special Servicer will be required to consult with and, to the extent required by the Colonie Center Intercreditor Agreement, obtain the consent of, the related Controlling Holder for such Whole Loan prior to granting any consent so required to be given by the Directing Certificateholder in connection with any modification.

     See also "--General" above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE B NOTEHOLDERS

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The B Noteholders or their designee, in connection with exercising the rights and powers set forth herein with respect to the Whole Loans, will be entitled to substantially the same limitations on liability to which the Directing Certificateholder is entitled.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer is permitted, however, to initiate foreclosure proceedings or acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and in the case of any Westfield Shoppingtowns Mortgaged Property, the Colonie Center Mortgaged Property or any CBA Mortgaged Property, as applicable, on behalf of the related Other Noteholders), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance) and either:

        (1) the Special Servicer determines in accordance with the Servicing Standard, based on the information set forth in the report, that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

        (2) the Special Servicer determines in accordance with the Servicing Standard, based on the information set forth in the report, that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery to the certificateholders and, if a Whole Loan is involved, the related Other Noteholders (as a collective whole), taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan becomes a Defaulted Mortgage Loan (or, in the case of a balloon loan as to which the Master Servicer has received and the Directing Certificateholder has approved a written refinancing commitment, 150 days after such balloon loan becomes a Defaulted Mortgage Loan), the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a mortgage loan which is delinquent at least 60 days in respect of its Periodic Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the mortgage loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard.

     In the event a mortgage loan becomes a Defaulted Mortgage Loan, the Directing Certificateholder, the Special Servicer and the Master Servicer (only if the Directing Certificateholder, Special Servicer or Master Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller) (subject, in the case of the Westfield Shoppingtowns Mortgage Loan, the Colonie Center Mortgage Loan or a CBA Mortgage Loan, to any rights of related B Noteholders to purchase such Defaulted Mortgage Loan and, in the case of a Mortgage Loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the Defaulted Mortage Loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination. Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by a mezzanine lender or a B Noteholder, if any), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the trust fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is affiliated with the Special Servicer, the Directing Certificateholder, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer will be required to retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund (and in the case of a Whole Loan, on behalf of the related Other Noteholders), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

     If the Special Servicer has not received an extension of time to sell the property or an opinion of independent counsel, as described above, and the Special Servicer is unable to sell such REO Property within the period specified above, or if an extension of time to sell the property has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will be required, after consultation with the Directing Certificateholder (or, in the case of the Westfield Shoppingtowns Whole Loan or the Colonie Center Whole Loan, the related Controlling Holder), before the end of such period or extended period, as the case may be, to auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer will be required to give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer will be required to offer such REO Property in a commercially reasonable manner. Where any of the Depositor, Master Servicer, Special Servicer, Certificateholders, independent contractors retained by the Special Servicer or affiliates of any such parties is among those bidding with respect to an REO Property, the Special Servicer will require that all bids be submitted in writing and accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. If the Special Servicer intends to bid on any REO Property, (i) the Special Servicer will be required to notify the Trustee of such intent, (ii) the Trustee will promptly obtain, at the expense of the trust fund (and, in the case of a Whole Loan, the related Other Noteholders) an appraisal of such REO Property and (iii) the Special Servicer will not be permitted to bid less than the greater of (a) the fair market value set forth in such appraisal or (b) the Purchase Price.

     The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the

Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services, would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances and interest on Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance funds towards the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a Whole Loan is involved, the related Other Noteholders) on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) the Master Servicer determines that such advance will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

     In addition, with respect to each Whole Loan, certain of the related B Noteholders have the right, subject to the satisfaction of certain conditions, to purchase the related mortgage loan from the trust. See "--Rights of the B Noteholders" below.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2003; provided, however, that if any mortgage loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense (and, if a Whole Loan is involved, as an expense of the related Other Noteholders). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     The Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and, upon collection, to review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P and Fitch that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned by S&P or Fitch or any other applicable rating agency to any class of certificates or any securities backed by the Westfield Shoppingtowns Other Notes or the Colonie Center B Note or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or, if a Whole Loan is involved, the related Other Noteholders, or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and

Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (or if a Whole Loan is affected, the rights of the Certificateholders and the related Other Noteholders (as a collective whole)), under the Pooling and Servicing Agreement; provided, however, that if a Whole Loan and/or Other Noteholder is involved, such expenses, costs and liabilities will be payable out of the related separate custodial account maintained with respect to such Whole Loan and will also be payable out of the Certificate Account if amounts on deposit in the separate custodial account maintained with respect to such Whole Loan are insufficient therefor so long as such expenses, costs and liabilities do not relate solely to an Other Note. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses (or, if and to the extent the matter relates solely to an Other Note, out of the separate custodial account maintained with respect to the related Whole Loan).

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

        (a) (A) any failure by the Master Servicer to make a required deposit (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance) to the Certificate Account (or the separate custodial accounts maintained with respect to the Whole Loans) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied (with interest) by 10:00 a.m. (New York City time) on the relevant Distribution Date;

        (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the separate custodial accounts maintained with respect to the Whole Loans) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

        (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by Master Servicer pursuant to the Pooling and Servicing Agreement, 15 days for any other insurance premium, or 15 days in the case of a failure to pay any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by any affected Other Noteholder or the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period will be extended an additional 30 days;

        (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected Other Noteholder and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by any affected Other Noteholder or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

        (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

        (f) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of Certificates or any securities backed by Westfield Shoppingtowns Other Notes or the Colonie Center B Note;

        (g) the Trustee has received written notice from S&P to the effect that the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (i) not reinstated within 60 days of removal or (ii) any of the ratings assigned to the Certificates or any securities backed by any Westfield Shoppingtowns Other Notes or the Colonie Center B Note are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier; and

        (h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (or, to the extent that it is affected by such Event of Default, a B Noteholder), the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the initial Master Servicer is terminated due to an Event of Default, the Trustee will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the initial Master Servicer. If the initial Master Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates or any securities backed by any Westfield Shoppingtowns Other Notes or the Colonie Center B Note by either of S&P or Fitch or any other applicable rating agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     Notwithstanding anything to the contrary contained in this section, if an event of default on the part of the Master Servicer affects only the Westfield Shoppingtowns Other Notes, the Master Servicer may not be terminated but, at the direction of the Trustee (acting at the direction of certain holders of the Westfield Shoppingtowns Other Notes), must appoint a sub-servicer that will be responsible for servicing the Westfield Shoppingtowns Whole Loan.

     No Certificateholder or Other Noteholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

RIGHTS OF THE B NOTEHOLDERS

     Each of the B Noteholders will have certain rights and powers with respect to the related Whole Loan, pursuant to the related Intercreditor Agreement and the Pooling and Servicing Agreement. Certain rights of each B Noteholder are set forth below.

     Rights of the Westfield Shoppingtowns B Noteholder

     Consultation and Consent. Neither the Master Servicer nor the Special Servicer will, in general, be permitted to take any of the following actions with respect to the Westfield Shoppingtowns Whole Loan as to which the Westfield Shoppingtowns B Noteholder has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

        (i) any foreclosure upon or comparable conversion, which may include acquisition of the Westfield Shoppingtowns Mortgaged Property if the Westfield Shoppingtowns Whole Loan comes into and continues in default;

        (ii) any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of the Westfield Shoppingtowns Mortgage Loan;

        (iii) any proposed sale of an REO Property, other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement;

        (ix) any acceptance of a discounted payoff with respect to the Westfield Shoppingtowns Mortgage Loan;

        (v) any determination to bring the Westfield Shoppingtowns Mortgaged Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

        (vi) any release of collateral for Westfield Shoppingtowns Mortgage Loan, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan, other than releases in the nature of a curb cut, a non-material easement, right-of-way or other non-material portion of the collateral securing the Westfield Shoppingtowns Whole Loan;

        (vii) any acceptance of substitute or additional collateral for the Westfield Shoppingtowns Mortgage Loan, other than in accordance with the terms of that mortgage loan;

        (viii) any waiver of a due-on-sale or due-on-encumbrance clause with respect to the Westfield Shoppingtowns Mortgage Loan;

        (ix) any acceptance of an assumption agreement releasing a borrower from liability under the Westfield Shoppingtowns Mortgage Loan; and

        (x) any renewal or replacement of the then-existing insurance policies (to the extent such renewal or replacement policy does not comply with the terms of the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the mortgage loan documents.

     In addition, the Westfield Shoppingtowns B Noteholder may direct the Master Servicer or the Special Servicer, as applicable, to take, or to refrain from taking, any action with respect to the servicing and/or administration of the Westfield Shoppingtowns Mortgage Loan that the Westfield Shoppingtowns B Noteholder may consider advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the Westfield Shoppingtowns B Noteholder, as contemplated by either of the two proceeding paragraphs, may require or cause the Master Servicer or the Special Servicer to violate any other provision of the Pooling and Servicing Agreement described in this prospectus supplement or the accompanying prospectus (including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC Provisions. Furthermore, the Special Servicer will not be obligated to seek approval from the Westfield Shoppingtowns B Noteholder for any actions to be taken by the Master Servicer or the Special Servicer with respect to the Westfield Shoppingtowns Mortgage Loan if--

        (i) the Master Servicer or Special Servicer, as applicable, has, as described above, notified the Westfield Shoppingtowns B Noteholder in writing of various actions that the Master Servicer or Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of that mortgage loan, and

        (ii) for 60 days following the first of those notices, the Westfield Shoppingtowns B Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Master Servicer or the Special Servicer considers to be consistent with the Servicing Standard.

     Also, notwithstanding the foregoing, if the unpaid principal amount of the Westfield Shoppingtowns B Note, net of any existing related Appraisal Reduction Amount with respect to the Westfield Shoppingtowns Whole Loan (calculated with respect to the Westfield Shoppingtowns Whole Loan as if it were a single mortgage loan), is less than 25% of the original unpaid principal amount of the Westfield Shoppingtowns B Note, then the Westfield Shoppingtowns B Noteholder will not be entitled to exercise any of the rights and powers described above with respect to the Westfield Shoppingtowns Whole Loan and, instead, the Directing Certificateholder or its designee will be entitled to exercise those rights and powers with respect to the Westfield Shoppingtowns Whole Loan.

     Purchase Option. If the Westfield Shoppingtowns Mortgage Loan has become a Specially Serviced Mortgage Loan and, any scheduled payment of principal and/or interest on the Westfield Shoppingtowns Mortgage Loan or the Westfield Shoppingtowns Other Notes is at least 60 days delinquent, the Westfield Shoppingtowns B Noteholder or its designee will be entitled to purchase the Westfield Shoppingtowns Mortgage Loan from the trust at a price generally equal to the outstanding principal balance thereof, together with interest accrued and unpaid thereon, accrued and unpaid servicing compensation, unreimbursed advances (with interest thereon) made with respect thereto and all expenses associated with such purchase. This purchase option will terminate upon the foreclosure of the Westfield Shoppingtowns Mortgaged Property or the acceptance of a deed in lieu of foreclosure with respect to the Westfield Shoppingtowns Mortgaged Property.

Rights of the Colonie Center B Noteholder

     Consultation and Consent Rights. Generally, the Master Servicer or Special Servicer, as applicable, will be required (A) to consult with the Colonie Center Controlling Holder prior to taking any of the following actions (although Servicer and Special Servicer may reject any advice or direction of the Colonie Center Controlling Holder):

        (i) any modification of, or waiver with respect to, the Colonie Center Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Colonie Center Whole Loan or a modification or waiver of any other monetary term of the Colonie Center Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related loan documents (other than escrows or reserves) or a modification or waiver of any provision of the Colonie Center Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness;

        (ii) any modification of, or waiver with respect to, the Colonie Center Whole Loan that would result in a discounted pay-off of the Colonie Center Whole Loan;

        (iii) any foreclosure upon or comparable conversion of the ownership of the Colonie Center Mortgaged Property or any acquisition of the Colonie Center Mortgaged Property by deed-in-lieu of foreclosure;

        (iv) any proposed sale of REO Property that is related to the Colonie Center Whole Loan for less than the required purchase price for that REO Property calculated in accordance with the related Intercreditor Agreement;

        (v) any determination to bring the Colonie Center Mortgaged Property securing the Colonie Center Whole Loan into compliance with applicable environmental laws;

        (vi) any acceptance of substitute or additional collateral for the Colonie Center Whole Loan (other than in accordance with the terms thereof); and

        (vii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

and (B) prior to taking any of the following actions, to notify in writing the Colonie Center Controlling Holder of any proposal to take any such action and to refrain from taking any of the following actions prior to complying with the procedures described below under "--Asset Status Reports":

        (i) any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the Colonie Center Mortgaged Property;

        (ii) any modification of a monetary term other than an extension of the original maturity date for two years or less of the Colonie Center Whole Loan, including any acceptance of a discounted payoff;

        (iii) any release of collateral for the Colonie Center Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Colonie Center Whole Loan); or

        (iv) any acceptance of an assumption agreement releasing the borrower from liability under the Colonie Center Whole Loan.

     Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to comply with any advice or consultation provided by the Colonie Center Controlling Holder if such advice or consultation would (i) require or cause such servicer to violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) require or cause such servicer to violate the provisions of the related Intercreditor Agreement or the Pooling and Servicing Agreement relating to the REMIC Provisions of the Code, (iv) require or cause such servicer to violate any other provisions of the related Intercreditor Agreement or the Pooling and Servicing Agreement, (v) require or cause such servicer to violate the terms of the Colonie Center Whole Loan, (vi) expose any mortgage loan seller or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of either such servicer's responsibilities under the Pooling and Servicing Agreement.

     Asset Status Reports. The Special Servicer will be required to prepare an Asset Status Report for the Colonie Center Whole Loan when it becomes a Specially Serviced Mortgage Loan no later than 30 days after the Colonie Center Whole Loan is transferred to the Special Servicer. If the Asset Status Reports contains recommendations for any of the actions described in clause
(A)(i)--(vii) of the first paragraph of "--Consultation and Consent Rights" above, the Special Servicer will consult with the Colonie Center Controlling Holder prior to taking any such action. In addition, for so long as at least 51% of the principal balance of the Colonie Center B Note (if the holder thereof is the Colonie Center Controlling Holder) is held by holders that are not the borrower or an affiliate thereof, the Special Servicer may not, with respect to actions described in clauses (B)(i)-(iv) of the first paragraph of "--Consultation and Consent Rights" above, implement the recommended action as outlined in such Asset Status Report unless the Colonie Center Controlling Holder has approved such Asset Status Report. If the Colonie Center Controlling Holder affirmatively approves in writing any such Asset Status Report or if, within 10 Business Days of receiving an Asset Status Report, the Colonie Center Controlling Holder does not affirmatively disapprove the report in writing, the Special Servicer will implement the recommended action as outlined in that Asset Status Report. If the Colonie Center Controlling Holder disapproves of any such Asset Status Report within 10 Business Days of its receipt of that report, the Special Servicer will revise the report and deliver to the Colonie Center Controlling Holder, among others, a new Asset Status Report as soon as practicable, but in no event later than 10 days after such disapproval. If the Colonie Center Controlling Holder affirmatively approves in writing any such revised Asset Status Report or if, within 5 Business Days of receiving such revised Asset Status Report, the Colonie Center Controlling Holder does not affirmatively disapprove the report in writing, the Special Servicer will implement the recommended action as outlined in the Asset Status Report. If the Colonie Center Controlling Holder disapproves of such revised Asset Status Report within 5 Business Days of its receipt of that report, the Special Servicer will again revise the report and deliver to the Colonie Center Controlling Holder, among others, a new Asset Status Report as soon as practicable, but in no event later than 10 days after such disapproval. Following delivery of such third revised Asset Status Report, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. Notwithstanding the foregoing, the Special Servicer may not take any action that is contrary to applicable law or the terms of the Colonie Center loan documents, the Colonie Center Intercreditor Agreement or the Pooling and Servicing Agreement.

     Notwithstanding the prior paragraph, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the 10 Business Day or 5 Business Day period, as the case may be, during which the Colonie Center Controlling Holder may reject such report if (A) the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and (B) it has made a reasonable effort to contact the Colonie Center Controlling Holder. The Special Servicer is not permitted to take any action inconsistent with an approved Asset Status Report, unless such action would be required in the Special Servicer's reasonable judgment in order to act in accordance with the Servicing Standard.

     Cure Rights. In the event that any monetary default or, to the extent that the Master Servicer or Special Servicer has knowledge thereof, non-monetary default will exist with respect to the Colonie Center Whole Loan, then upon notice from the Master Servicer or Special Servicer (a "Colonie Center Cure Option Notice") of such occurrence, the Colonie Center Controlling Holder will have the right to cure a monetary default within five Business Days of receipt of such Colonie Center Cure Option Notice and a non-monetary default within 30 days of receipt of such Colonie Center Cure Option Notice, provided that during such 30-day period, the Controlling Holder cures all monetary defaults in the specified five-day period. However, the Colonie Center Controlling Holder may not cure more than (i) three consecutive defaults and (ii) four monetary defaults within any 12-month period (the period during which Colonie Center Controlling Holder is actually curing any such default being referred to as a "Colonie Center Cure Period" which period will be deemed to terminate after the expiration of such five Business Days in the event that the Colonie Center Controlling Holder elects not to cure such default). In the event that the Colonie Center Controlling Holder elects to cure a default that can be cured by making a cure payment, the Colonie Center Controlling Holder is required to make such cure payment as directed by the Master Servicer or Special Servicer; provided that such cure payment will include, among other things, (i) all unreimbursed Advances and additional trust fund expenses with respect to the Colonie Center Whole Loan and any unpaid servicing fees with respect to the Colonie Center Whole Loan and (ii) any principal and interest advance together with interest thereon with respect to the Colonie Center Whole Loan not paid by the borrower (without regard to whether such advance would be a non-recoverable advance). The right of the holder of the Colonie Center B Note to reimbursement of any cure payment (including the reimbursement of a previous advance made by the Master Servicer or Special Servicer) will be subordinate to the payment of all other amounts due with respect to the Colonie Center Whole Loan.

     Purchase Option. Upon the occurrence and during the continuance of an event of default, the Colonie Center B Noteholder will have the right, by written notice to the Special Servicer, to purchase the Colonie Center Mortgage Loan at the Colonie Center Repurchase Price (as defined below) and, upon written notice, the Special Servicer will be required to sell the Colonie Center Mortgage Loan to the Colonie Center B Noteholder at the Colonie Center Repurchase Price, on a mutually designated date. The Colonie Center B Noteholder's purchase rights will terminate upon the earliest of (1) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (2) the cure of the subject event of default and (3) the purchase of the Colonie Center Mortgage Loan pursuant to any fair value purchase option in the Pooling and Servicing Agreement as described under "--Realization Upon Defaulted Mortgage Loans" herein (but, prior to any such purchase, the Colonie Center B Noteholder's purchase rights described above will be prior to such fair value purchase option).

     "Colonie Center Repurchase Price" means, with respect to Colonie Center Mortgage Loan, a cash price equal to the sum of, without duplication, (a) the principal balance of the Colonie Center Mortgage Loan as of the date of purchase, (b) accrued and unpaid interest thereon from the payment date under the Colonie Center Mortgage Loan as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Colonie Center Whole Loan, together with interest thereon at the Reimbursement Rate, (d) any unreimbursed reasonable costs and expenses with respect to the Colonie Center Whole Loan and
(e) any other additional trust fund expenses in respect of the Colonie Center Whole Loan (and allocable to the Colonie Center Mortgage Loan in accordance with the Pooling and Servicing Agreement); provided, however, that Colonie Center Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

Rights of the CBA B Noteholders

     Consent Rights. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any CBA Mortgage Loan or CBA B Note in a material manner without the consent of the holder of the applicable CBA B Note; provided, however, that such consent right will expire when the repurchase period described below expires.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by CBA B Noteholder, as contemplated by the preceding paragraph, may require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of the Pooling and Servicing Agreement (including the Master Servicer's or Special Servicer's, as applicable, obligation to act in accordance with the Servicing Standard), the related loan documents or the REMIC Provisions.

     Purchase Option. In the event that (i) any payment of principal or interest on a CBA Mortgage Loan or CBA B Note becomes 90 or more days delinquent, (ii) the principal balance of a CBA Mortgage Loan or CBA B Note has been accelerated, (iii) the principal balance of a CBA Mortgage Loan or CBA B
Note is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under a CBA B Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such CBA B Note will be entitled to purchase the CBA Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the applicable CBA Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the applicable CBA Mortgage Loan, together with all unpaid interest on such CBA Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such CBA Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a CBA Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of such CBA Mortgage Loan.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (or any Other Noteholder):

        (a) to cure any ambiguity;

        (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions or to correct any error;

        (c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial accounts maintained with respect to the Whole Loans, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any Other Noteholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates or any class of securities backed by any Westfield Shoppingtowns Other Notes by either of S&P or Fitch or any other applicable rating agency, as evidenced by a letter from each of S&P and Fitch;

        (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust, to maintain the trust fund related to any securities backed by any Westfield Shoppingtowns Other Note or the Colonie Center B Note as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and
     (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any Other Noteholder or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates," "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus;

        (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any Other Noteholder (unless the affected Certificateholder or Other Noteholder consents in writing to such amendment), as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates or any class of securities backed by any Westfield Shoppingtowns Other Note or the Colonie Center B Note by either of S&P or Fitch or any other applicable rating agency; or

        (d) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of S&P and Fitch, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates or any class of securities backed by any Westfield Shoppingtowns Other Note or the Colonie Center B Note by either of S&P or Fitch or any other applicable rating agency.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate or which are required to be distributed to any Other Noteholder, without the consent of such Other Noteholder, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or voting rights of any Other Noteholder or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding and the consent of each Other Noteholder.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the APD Loans may have certain incentives to prepay the APD Loans on their Anticipated Prepayment Dates, we cannot assure you that the borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Dates. The failure of a borrower to prepay an APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective APD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing Under the Pooling and Servicing Agreement--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average Net Mortgage Rate of the mortgage loans. The Pass-Through Rate on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing under the Pooling and Servicing Agreement, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods and Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lock-out Period, Defeasance and Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

        (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on the tenth day of each month, beginning in January 2003;

        (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

        (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

        (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

        (e) No Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

        (f) the Closing Date is December 3, 2002;

        (g) the APD Loans prepay on their Anticipated Prepayment Dates;

        (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

        (i) with respect to one mortgage loan (identified as Loan No. 31 on Annex A to this prospectus supplement), representing approximately 1.11% of the Initial Pool Balance, which currently permits both defeasance and prepayment with the payment of a yield maintenance charge, that a modification to the related mortgage loan documents which would eliminate the defeasance option (which is currently pending) is in effect.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                               0% CPR           25% CPR          50% CPR          75% CPR        100% CPR
----                               ------           -------          -------          -------        --------
Initial Percent .............       100              100              100              100              100
December 10, 2003 ...........        97               97               97               97               97
December 10, 2004 ...........        93               93               93               93               93
December 10, 2005 ...........        89               89               89               89               89
December 10, 2006 ...........        85               85               85               85               85
December 10, 2007 ...........        59               59               59               59               59
December 10, 2008 ...........        53               53               53               53               53
December 10, 2009 ...........        14               14               14               14               14
December 10, 2010 ...........        10               10               10               10               10
December 10, 2011 ...........         0                0                0                0                0
Weighted Average Life
 (Years)(1) .................      5.70             5.69             5.68             5.66             5.54
Estimated Month of First
 Principal ..................  January-2003     January-2003     January-2003     January-2003     January-2003
Estimated Month of Maturity .  September-2011   September-2011   September-2011   September-2011    June-2011

------------

(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                                 0% CPR           25% CPR          50% CPR          75% CPR       100% CPR
----                                 ------           -------          -------          -------       --------
Initial Percent ...............       100              100              100              100              100
December 10, 2003 .............       100              100              100              100              100
December 10, 2004 .............       100              100              100              100              100
December 10, 2005 .............       100              100              100              100              100
December 10, 2006 .............       100              100              100              100              100
December 10, 2007 .............       100              100              100              100              100
December 10, 2008 .............       100              100              100              100              100
December 10, 2009 .............       100              100              100              100              100
December 10, 2010 .............       100              100              100              100              100
December 10, 2011 .............        93               93               92               92               88
December 10, 2012 .............         0                0                0                0                0
Weighted Average Life
 (Years)(1) ...................      9.66             9.65             9.63             9.61             9.43
Estimated Month of First
 Principal ....................  September-2011   September-2011   September-2011   September-2011    June-2011
Estimated Month of Maturity ...  October-2012     October-2012     October-2012     October-2012     August-2012

------------

(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:


DATE                                         0% CPR             25% CPR            50% CPR           75% CPR         100% CPR
----                                         ------             -------            -------           -------         --------
Initial Percent ......................        100                100                100                100               100
December 10, 2003 ....................        100                100                100                100               100
December 10, 2004 ....................        100                100                100                100               100
December 10, 2005 ....................        100                100                100                100               100
December 10, 2006 ....................        100                100                100                100               100
December 10, 2007 ....................        100                100                100                100               100
December 10, 2008 ....................        100                100                100                100               100
December 10, 2009 ....................        100                100                100                100               100
December 10, 2010 ....................        100                100                100                100               100
December 10, 2011 ....................        100                100                100                100               100
December 10, 2012 ....................          0                  0                  0                  0                 0
Weighted Average Life
 (Years)(1) ..........................       9.92               9.90               9.88               9.85              9.69
Estimated Month of First
 Principal ...........................   October-2012       October-2012       October-2012      October-2012      August-2012
Estimated Month of Maturity ..........  November-2012       November-2012      November-2012     October-2012      August-2012

------------

(1)  The weighted average life of the Class B Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:





DATE                                   0% CPR         25% CPR         50% CPR         75% CPR       100% CPR
----                                   ------         -------         -------         -------       --------
Initial Percent .................       100             100             100             100             100
December 10, 2003 ...............       100             100             100             100             100
December 10, 2004 ...............       100             100             100             100             100
December 10, 2005 ...............       100             100             100             100             100
December 10, 2006 ...............       100             100             100             100             100
December 10, 2007 ...............       100             100             100             100             100
December 10, 2008 ...............       100             100             100             100             100
December 10, 2009 ...............       100             100             100             100             100
December 10, 2010 ...............       100             100             100             100             100
December 10, 2011 ...............       100             100             100             100             100
December 10, 2012 ...............         0               0               0               0               0
Weighted Average Life
 (Years)(1) .....................      9.94            9.94            9.94            9.90            9.69
Estimated Month of First
 Principal ......................  November-2012   November-2012   November-2012   October-2012   August-2012
Estimated Month of Maturity .....  November-2012   November-2012   November-2012   November-2012  August-2012

------------

(1) The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, exclusive of the Excess Interest and the Excess Interest Distribution Account, the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests therein.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount ("OID") or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the APD Loans prepay on their Anticipated Prepayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Penalty Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 35 and seven mortgage loans (including one mortgage loan, the collateral for which includes both self storage and manufactured housing community properties), representing approximately 27.43% and 3.12% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(4)(A), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxation of Regular Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.


                                                                                    MERRILL LYNCH,
                                                                                   PIERCE, FENNER &
                        DEUTSCHE BANK      BANC OF AMERICA       J.P. MORGAN            SMITH          SALOMON SMITH
CLASS                  SECURITIES INC.      SECURITIES LLC     SECURITIES INC.       INCORPORATED       BARNEY INC.
-----                  -----------------   -----------------   -----------------   -----------------   --------------
Class A-1 .........      $255,962,000        $127,981,000        $         0         $         0        $         0
Class A-2 .........      $315,854,667        $157,927,333        $26,666,667         $26,666,667        $26,666,667
Class B ...........      $ 31,208,667        $ 15,604,333        $         0         $         0        $         0
Class C ...........      $ 10,728,000        $  5,364,000        $         0         $         0        $         0


     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately $2,500,000, will be 100.40% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2002. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Deutsche Bank Securities Inc. is an affiliate of GACC, one of the Mortgage Loan Sellers. Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Thacher Proffitt and Wood, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch"):


     CLASS                                              S&P     FITCH
     -----                                              ---     -----
     A-1 ...........................................    AAA      AAA
     A-2 ...........................................    AAA      AAA
     B .............................................     AA      AA
     C ..............................................    AA-      AA-


     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, is subject to significant interpretive uncertainties.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plants investment portfolio.

     The U.S. Department of Labor has issued substantially identical individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction Exemption ("PTE") 93-31, 58 Fed. Reg. 28,620 (May 14,
1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990) and Salomon Smith Barney Inc., PTE 89-89, 54 Fed. Reg. 42,589 (October 17, 1989), each (except for PTE 2002-19, which was amended separately) as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000)
and PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002) (collectively, the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage Pass-Through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's Investors Service, Inc. ("Moody's") or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plants acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plants acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by S&P and Fitch and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS


Actual/360 Basis ........................     S-64
Administrative Cost Rate ................    S-107
Advances ................................    S-114
Agency ..................................     S-60
Amortization Scheduled Balance ..........     S-58
Anticipated Prepayment Date .............     S-63
APD Loans ...............................     S-63
Appraisal Reduction .....................    S-116
Appraisal Reduction Amount ..............    S-116
Appraisal Reduction Event ...............    S-115
Asset Status Report .....................    S-125
Assumed Final Distribution Date .........    S-110
Assumed Scheduled Payment ...............    S-108
Authenticating Agent ....................     S-98
Available Distribution Amount ...........    S-102
B Noteholders ...........................     S-62
Bank of America .........................     S-54
Base Interest Fraction ..................    S-110
BOA-CMSG ................................    S-126
Bridger .................................     S-81
Bridger Loans ...........................     S-81
CBA B Note ..............................     S-62
CBA B Noteholder ........................     S-62
CBA Intercreditor Agreement .............     S-62
CBA Mortgage Loans ......................     S-62
CBA Mortgaged Property ..................     S-62
CBA Whole Loan ..........................     S-62
Certificate Account .....................    S-101
Certificate Balance .....................     S-97
Certificate Owner .......................     S-98
Certificate Registrar ...................     S-98
Certificateholders ......................     S-54
Certificates ............................     S-97
Class A Certificates ....................     S-97
Class X Certificates ....................     S-97
Clearstream, Luxembourg .................     S-98
CLK2-Aspen Lodge Apartments
Mortgage Loan ...........................     S-62
CLK2-Casa De Fuentes Apartments
Mortgage Loan ...........................     S-62
CLK2-Mission Springs Apartments
Mortgage Loan ...........................     S-62
Closing Date ............................     S-54
Code ....................................    S-155
Collateral Support Deficit ..............    S-112
Colonie Center B Note ...................     S-60
Colonie Center B Noteholder .............     S-61
Colonie Center Controlling Holder .......     S-61
Colonie Center Cure Option Notice .......    S-146
Colonie Center Cure Period ..............    S-146
Colonie Center Intercreditor
Agreement ...............................     S-61
Colonie Center Mortgage Loan ............     S-60
Colonie Center Mortgaged Property........     S-60
Colonie Center Repurchase Price .........    S-146
Colonie Center Whole Loan ...............     S-60
Condemnation Proceeds ...................    S-101
Constant Prepayment Rate ................    S-151
Controlling Class .......................    S-126
Controlling Class Certificateholder .....    S-126
Controlling Holder ......................     S-63
Corrected Mortgage Loan .................    S-125
CPR .....................................    S-151
Credit Lease ............................     S-64
Cross-Over Date .........................    S-106
Cut-off Date ............................     S-54
Cut-off Date Balance ....................     S-54
Debt Service Coverage Ratio .............     S-74
Defaulted Mortgage Loan .................    S-136
Defeasance Lockout Period ...............     S-66
Defeasance Option .......................     S-66
Depositor ...............................     S-54
Depositories ............................     S-99
Determination Date ......................    S-116
Developer ...............................     S-59
Direct Participants .....................     S-99
Directing Certificateholder .............    S-125
Distributable Certificate Interest ......    S-107
Distribution Account ....................    S-101
Distribution Date .......................    S-101
DSCR ....................................     S-74
DTC .....................................     S-98
Due Period ..............................    S-102
ERISA ...................................    S-158
ERISA Plan ..............................    S-158
Euroclear ...............................     S-98
Events of Default .......................    S-140
Excess Interest .........................    S-107
Excess Interest Distribution Account.....    S-102
Excess Liquidation Proceeds .............    S-109
Exemption ...............................    S-158
FIRREA ..................................     S-80
Fitch ...................................    S-157
Form 8-K ................................     S-69
GECC ....................................     S-54
GECLS ...................................    S-126
Indirect Participants ...................     S-99
Initial Pool Balance ....................     S-54

Initial Rate ..........................           S-63
Insurance Proceeds ....................          S-101
Intercreditor Agreements ..............           S-62
Interest Distribution Amount ..........          S-107
Interest Reserve Account ..............          S-101
IRS ...................................          S-137
KLST Site .............................           S-60
KRECM .................................          S-126
Lexington .............................           S-64
Liquidation Fee .......................          S-128
Liquidation Fee Rate ..................          S-128
Liquidation Proceeds ..................          S-101
Lock Box Accounts .....................           S-96
Lock Box Loans ........................           S-96
Lock-out Period .......................           S-64
Lower-Tier Distribution Account .......          S-101
Lower-Tier REMIC ......................          S-155
LTV Ratio .............................           S-75
MAI ...................................          S-116
Master Servicer .......................          S-126
Monthly Interest Shortfall ............           S-65
Monthly Rental Payments ...............           S-64
Moody's ...............................          S-158
Mortgage ..............................           S-54
Mortgage Loan Sellers .................           S-54
Mortgage Note .........................           S-54
Mortgage Rate .........................          S-107
Mortgaged Property ....................           S-54
Net Mortgage Rate .....................          S-107
Non-Offered Certificates ..............           S-97
Non-Offered Subordinate
Certificates ..........................          S-112
Nonrecoverable Advance ................          S-114
Notional Amount .......................           S-97
Offered Certificates ..................           S-97
OID ...................................          S-155
Option Price ..........................          S-136
Other Noteholders .....................           S-63
Other Notes ...........................           S-63
Outparcels ............................           S-59
Participants ..........................           S-98
Participation Agreement ...............           S-60
Pass-Through Rate .....................          S-106
Percentage Interest ...................           S-98
Periodic Payments .....................           S-74
Permitted Investments .................          S-102
P&I Advance ...........................          S-113
Plan ..................................          S-158
Pooling and Servicing Agreement .......           S-97
Prepayment Allocation Ratio ...........           S-58
Prepayment Assumption .................          S-155
Prepayment Interest Shortfall .........          S-107
Prime Rate ............................          S-115
Principal Distribution Amount .........          S-108
Principal Shortfall ...................          S-108
Privileged Person .....................          S-119
PTE ...................................          S-158
Purchase Agreements ...................           S-54
Purchase Option .......................          S-136
Purchase Price ........................           S-94
Qualified Substitute Mortgage Loan.....           S-95
Rated Final Distribution Date .........          S-111
Record Date ...........................          S-101
Reimbursement Rate ....................          S-115
Related Proceeds ......................          S-114
Release Date ..........................           S-66
REMIC .................................          S-155
REMIC Provisions ......................          S-155
REO Loan ..............................          S-109
REO Property ..........................          S-124
Replacement Treasury Rate .............           S-65
Residual Certificates .................           S-97
Revised Rate ..........................           S-63
Rules .................................           S-99
Scheduled Principal Distribution
Amount ................................          S-108
Senior Certificates ...................           S-97
Servicer Remittance Date ..............          S-113
Servicer Reports ......................          S-119
Servicing Advances ....................          S-114
Servicing Fee .........................          S-127
Servicing Fee Rate ....................          S-127
Servicing Standard ....................          S-124
Shoppingtown MainPlace Borrower........           S-59
Shoppingtown MainPlace Property .......           S-59
Similar Law ...........................          S-158
S&P ...................................          S-157
Special Servicer ......................          S-126
Special Servicing Fee .................          S-127
Special Servicing Fee Rate ............          S-127
Specially Serviced Mortgage Loans .....          S-124
Stated Principal Balance ..............          S-109
Statement to Certificateholders .......          S-117
Subordinate Certificates ..............           S-97
Subordinate Offered Certificates ......           S-97
Terms and Conditions ..................          S-100
Trust Mortgage Asset ..................           S-63
Trustee ...............................    S-54, S-122
Trustee Fee ...........................          S-122
Trustee Fee Rate ......................          S-122

TSI Loan .................................     S-60
Uncovered Prepayment Interest
Shortfall ................................    S-108
Underwriters .............................    S-156
Underwriting Agreement ...................    S-156
Underwritten Net Cash Flow ...............     S-79
Unscheduled Principal Distribution
Amount ...................................    S-108
Upper-Tier Distribution Account ..........    S-101
Upper-Tier REMIC .........................    S-155
U.S. Securities Rate .....................     S-65
Voting Rights ............................    S-120
WAC Rate .................................    S-107
Weighted Average Life ....................     S-65
Westfield Shoppingtowns A-2 Note .........     S-57
Westfield Shoppingtowns A-3 Note .........     S-57
Westfield Shoppingtowns B Note ...........     S-57
Westfield Shoppingtowns B
Noteholder ...............................     S-58
Westfield Shoppingtowns Co-Lender
Agreement ................................     S-58
Westfield Shoppingtowns
Controlling Holder .......................     S-58
Westfield Shoppingtowns Loan
Component A-3A ...........................     S-57
Westfield Shoppingtowns Loan
Component A-3B ...........................     S-57
Westfield Shoppingtowns Mortgage
Loan .....................................     S-57
Westfield Shoppingtowns
Mortgaged Property .......................     S-57
Westfield Shoppingtowns Note .............     S-58
Westfield Shoppingtowns Other
Notes ....................................     S-58
Westfield Shoppingtowns Pari Passu
Loan Components ..........................     S-57
Westfield Shoppingtowns Whole
Loan .....................................     S-58
Whole Loan ...............................     S-63
Withheld Amounts .........................    S-102
Withheld Loans ...........................    S-101
Workout Fee ..............................    S-128
Workout Fee Rate .........................    S-128
Yield Maintenance Charge .................     S-65
Yield Maintenance Period .................     S-65

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, SERIES 2002-3
ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
--------------------------------------------------------------------------------

                                                               % OF                      MORTGAGE                      CUT-OFF
                                                           INITIAL POOL      # OF          LOAN         ORIGINAL        DATE
   ID                     PROPERTY NAME                      BALANCE      PROPERTIES    SELLER (1)       BALANCE       BALANCE
--------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)                8.27%           2            GACC        97,000,000     96,824,613
   1a    Westfield Shoppingtown MainPlace                     4.27%                        GACC        50,093,897     50,003,321
   1b    Westfield Shoppingtown Galleria at Roseville         4.00%                        GACC        46,906,103     46,821,292
   2     The Parkway II Apartments (7)                        2.52%           1            GACC        29,500,000     29,500,000
   3     The Parkway I Apartments (8)                         1.68%           1            GACC        19,720,000     19,720,000
--------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                   3.59%           1            BOFA        42,000,000     42,000,000
   5     South Tryon Square                                   3.11%           1            BOFA        36,350,000     36,350,000
   6     Highlands Plaza I Office Building                    1.73%           1            BOFA        20,325,000     20,263,589
   7     Commerce Center I & II Summary (6)                   1.37%           2            BOFA        16,080,000     16,031,415
   7a    Commerce Center II                                   0.88%                        BOFA        10,320,000     10,288,819
--------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                                    0.49%                        BOFA         5,760,000      5,742,597
   8     The Market at the Waterfront                         2.68%           1            GACC        31,500,000     31,393,020
   9     Carroll's Creek Landing Apartments (11)              2.48%           1            GACC        29,000,000     28,979,116
   10    Chino Hills Marketplace                              2.14%           1            GECC        25,300,000     25,028,425
   11    Frederick Crossing                                   2.13%           1            GECC        25,000,000     24,974,873
--------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                     1.88%           1            GACC        22,000,000     21,947,235
   13    1511 Third Avenue                                    1.71%           1            GACC        20,000,000     19,978,840
   14    UDR Portfolio - Ashley Oaks Apartments               1.60%           1            BOFA        18,720,000     18,720,000
   15    River City Renaissance Apartments (6)                1.57%           3            GACC        18,400,000     18,365,214
  15a    Gilmour Court Apartments                             0.79%                        GACC         9,271,875      9,254,346
--------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments                 0.40%                        GACC         4,639,931      4,631,159
  15c    River City Renaissance I Apartments                  0.38%                        GACC         4,488,194      4,479,709
   16    TNT Logistics Warehouse - Laurens, SC                1.54%           1            BOFA        18,050,000     17,974,488
   17    Pasadena Office Tower                                1.53%           1            GECC        18,000,000     17,954,183
   18    University Village at Boulder Creek                  1.45%           1            GECC        17,000,000     16,982,116
--------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                  1.42%           1            GECC        16,700,000     16,655,127
   20    Walmart - Altoona                                    1.39%           1            GACC        16,232,526     16,232,526
   21    306 East 61st Street                                 1.35%           1            GACC        15,850,000     15,834,815
   22    The Madison Building                                 1.24%           1            GACC        14,600,000     14,561,565
   23    Northwest-West Willows Tech Center (12)              1.23%           1            BOFA        14,441,926     14,387,124
--------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                        1.20%           1            BOFA        14,080,000     14,080,000
   25    Merrick Commons                                      1.20%           1            GACC        14,000,000     13,987,466
   26    Budget Mini-Storage                                  1.19%           1            GECC        14,000,000     13,947,955
   27    The Shops of Hilshire Village                        1.17%           1            BOFA        13,800,000     13,687,708
   28    Alamosa Plaza Shopping Center                        1.15%           1            BOFA        13,500,000     13,486,942
--------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                    1.14%           1            BOFA        13,350,000     13,350,000
   30    Treehouse Village Apartments                         1.12%           1            BOFA        13,160,000     13,126,852
   31    Lakeshore Apartments                                 1.11%           1            BOFA        13,000,000     12,968,333
   32    Shoppes of Boynton                                   1.09%           1            GECC        12,750,000     12,712,480
   33    CLK2 - Casa De Fuentes Apartments                    1.08%           1            BOFA        12,640,000     12,640,000
--------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                     1.05%           1            GECC        12,250,000     12,250,000
   35    Burton Hills III                                     1.03%           1            GECC        12,100,000     12,078,367
   36    Waverly Woods Center                                 1.02%           1            BOFA        12,000,000     11,895,036
   37    Park Plaza Office Building                           1.01%           1            BOFA        11,950,000     11,878,578
   38    Prescott Industrial Park (13)                        1.00%           1            GACC        11,700,000     11,687,784
--------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                      0.96%           1            BOFA        11,300,000     11,269,309
   40    Eaton Square Apartments (14)                         0.95%           1            BOFA        11,176,407     11,160,185
   41    BJ's Wholesale Club - Woodstock, GA                  0.94%           1            BOFA        11,000,000     10,971,385
   42    Alpine Apartments                                    0.82%           1            GACC         9,600,000      9,581,650
   43    Mountain Creek Apartments                            0.82%           1            GACC         9,600,000      9,568,138
--------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                 0.30%           1            GECC         3,535,000      3,530,115
   45    Walgreens - Royal Palm Beach                         0.25%           1            GECC         2,935,000      2,927,841
   46    Walgreens - Lantana                                  0.23%           1            GECC         2,680,000      2,673,463
   47    Walden Shores Apartments                             0.77%           1            BOFA         9,000,000      8,975,028
   48    Whispering Pines                                     0.69%           1            GECC         8,100,000      8,100,000
--------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                        0.63%           1            GECC         7,350,000      7,327,258
   50    Quality Plaza Industrial Park II                     0.06%           1            GECC           650,000        647,989
   51    High Park Village/ Continental Park Apartments       0.65%           1            BOFA         7,700,000      7,609,611
   52    Scottsdale Crossing                                  0.65%           1            GECC         7,600,000      7,593,089
   53    Orchards at 800 North                                0.64%           1            GACC         7,500,000      7,492,884
--------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                            0.62%           1            GECC         7,250,000      7,223,142
   55    The Oaks on Hovey                                    0.61%           1            BOFA         7,140,000      7,126,945
   56    NCR Office Building                                  0.56%           1            GACC         6,600,000      6,593,774
   57    Rimrock Marketplace                                  0.55%           1            GACC         6,500,000      6,488,639
   58    Old Line Centre                                      0.54%           1            GECC         6,350,000      6,339,027
--------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                    0.54%           1            GECC         6,285,000      6,278,979
   60    Crestbrook Apartments                                0.30%           1            GECC         3,500,000      3,495,841
   61    Oak Park Village                                     0.22%           1            GECC         2,600,000      2,596,910
   62    The UCLA/Los Angeles Times Building                  0.51%           1            GECC         6,000,000      5,993,433
   63    Holiday Inn Winchester                               0.51%           1            GACC         6,000,000      6,000,000
--------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                 0.50%           1            GECC         5,900,000      5,894,402
   65    Harbor Pines Portfolio (6)                           0.50%           2            GECC         5,840,000      5,833,452
  65a    Harbor Pines Mobile Home Community                   0.32%                        GECC         3,698,667      3,694,520
  65b    Harbor Pines Self Storage                            0.18%                        GECC         2,141,333      2,138,933
   66    Bowling Green Retail Center                          0.50%           1            GECC         5,820,000      5,809,942
--------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                        0.47%           1            GACC         5,525,000      5,519,788
   68    UDR Portfolio - Cimarron City Apartments             0.47%           1            BOFA         5,520,000      5,520,000
   69    Shops at FishHawk                                    0.45%           1            GECC         5,350,000      5,324,060
   70    CLK - Cedar Bluff Apartments (15)                    0.42%           1            BOFA         4,930,000      4,930,000
   71    Bell Camino Center                                   0.41%           1            GECC         4,850,000      4,841,561
--------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                          0.40%           1            GACC         4,700,000      4,694,106
   73    Summer Breeze Apartments                             0.38%           1            GACC         4,500,000      4,486,618
   74    Cambridge Commons Shopping Center                    0.38%           1            BOFA         4,500,000      4,461,614
   75    The Vinings Center                                   0.38%           1            BOFA         4,446,717      4,409,846
   76    Walgreens - Anaheim                                  0.38%           1            GECC         4,400,000      4,394,394
--------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                  0.38%           1            GECC         4,400,000      4,389,353
   78    Brunswick Shopping Center                            0.37%           1            BOFA         4,400,000      4,359,689
   79    Walgreens - Chula Vista                              0.37%           1            GECC         4,350,000      4,337,353
   80    Storage 2000 - Stafford                              0.37%           1            GECC         4,340,000      4,333,928
   81    Saratoga Apartments                                  0.37%           1            BOFA         4,320,000      4,309,477
--------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                    0.36%           3            GECC         4,270,000      4,254,664
  82a    Sentry Self Storage - Williamsburg                   0.14%                        GECC         1,652,903      1,646,967
  82b    Sentry Self Storage - Chesapeake                     0.11%                        GECC         1,308,548      1,303,849
  82c    Sentry Self Storage - Newport News                   0.11%                        GECC         1,308,548      1,303,849
   83    Walgreens - Sacramento                               0.36%           1            GECC         4,170,000      4,163,737
--------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                 0.34%           1            GECC         4,019,635      4,006,045
   85    Montana Avenue Mixed Use                             0.34%           1            GECC         4,000,000      3,996,168
   86    Westheimer Dunvale II & III                          0.33%           1            GECC         3,912,000      3,895,735
   87    Red Oak Corners                                      0.32%           1            GECC         3,800,000      3,774,309
   88    Stoneridge Apartments                                0.32%           1            GECC         3,760,000      3,755,806
--------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                             0.31%           1            GECC         3,630,000      3,624,762
   90    Fair Oaks Mobile Home Park                           0.31%           1            GECC         3,600,000      3,595,871
   91    Shops at Shiloh Crossing                             0.31%           1            GACC         3,600,000      3,594,593
   92    Monterey Apartments                                  0.31%           1            GECC         3,600,000      3,593,779
   93    Walgreens - Mount Pleasant                           0.31%           1            BOFA         3,575,000      3,569,643
--------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                       0.29%           1            BOFA         3,400,000      3,394,906
   95    Bedford West                                         0.29%           1            BOFA         3,370,000      3,352,960
   96    Auto Mall Parkway Self Storage                       0.29%           1            GECC         3,352,000      3,343,253
   97    San Luis Obispo City Storage                         0.28%           1            GECC         3,300,000      3,295,662
   98    Indian River Plaza                                   0.27%           1            GECC         3,200,000      3,192,545
--------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                  0.27%           1            GECC         3,180,000      3,175,687
  100    Storage 2000 - Fredericksburg                        0.26%           1            GECC         3,000,000      2,995,803
  101    Westbay Apartments                                   0.26%           1            BOFA         3,000,000      2,990,761
  102    Walgreens Fortification - Jackson                    0.25%           1            GACC         2,988,949      2,980,671
  103    Greens at Broken Arrow, Phase II                     0.25%           1            GECC         2,966,000      2,962,856
--------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                     0.25%           1            GECC         2,900,000      2,897,113
  105    Walgreens - Clinton                                  0.24%           1            GACC         2,868,684      2,860,416
  106    Windermere Office Building                           0.23%           1            BOFA         2,725,000      2,710,052
  107    Buckhead Villa Apartments                            0.23%           1            GACC         2,650,000      2,650,000
  108    Roanoke Corners Shopping Center                      0.23%           1            GECC         2,650,000      2,637,224
--------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                                0.22%           1            GECC         2,600,000      2,595,246
  110    The Greens at Owasso, Phase II                       0.22%           1            GECC         2,550,000      2,547,297
  111    New Iberia Shopping Center                           0.22%           1            BOFA         2,550,000      2,524,369
  112    Walgreens Ridgewood - Jackson                        0.21%           1            GACC         2,497,846      2,490,347
  113    Staples-Waterville Commons                           0.21%           1            BOFA         2,475,000      2,461,974
--------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                   0.20%           1            GECC         2,400,000      2,397,656
  115    Walgreens - Santa Maria                              0.20%           1            BOFA         2,390,000      2,380,962
  116    U.S. Storage - Atascocita                            0.20%           1            GECC         2,325,000      2,316,357
  117    Victory Village MHC                                  0.20%           1            GECC         2,300,000      2,297,599
  118    CC Mangum Building                                   0.20%           1            GACC         2,300,000      2,296,570
--------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                     0.19%           2            GECC         2,250,000      2,239,957
  119a   Folsom Self Storage                                  0.12%                        GECC         1,380,548      1,374,386
  119b   Stockton Self Storage                                0.07%                        GECC           869,452        865,571
  120    Baytown Self Storage Center                          0.19%           1            GECC         2,240,000      2,237,009
  121    Shoppes at 41st Street II                            0.19%           1            GECC         2,225,000      2,214,055
--------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                     0.19%           1            BOFA         2,200,000      2,194,759
  123    Bellaire / Stella Link Retail Center                 0.18%           1            GECC         2,150,000      2,143,233
  124    Turtle Run Shoppes                                   0.18%           1            GECC         2,100,000      2,097,909
  125    Isanti Estates Mobile Home Park                      0.17%           1            GECC         2,050,000      2,048,055
  126    University Suites                                    0.17%           1            GECC         2,000,000      1,995,355
--------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                          0.17%           1            GECC         1,954,000      1,954,000
  128    Erwin Acres Shopping Center                          0.15%           1            GECC         1,762,000      1,759,684
  129    CVS - Tell City                                      0.13%           1            GECC         1,520,000      1,516,372
  130    Eckerd - Cape May                                    0.13%           1            GECC         1,500,000      1,496,505
  131    Garland Industrial Center                            0.09%           1            BOFA         1,012,500      1,007,985
--------------------------------------------------------------------------------------------------------------------------------

                                                         GENERAL                DETAILED
                                                         PROPERTY               PROPERTY                             INTEREST
   ID                     PROPERTY NAME                  TYPE                   TYPE                                   RATE
-------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)           Retail                 Anchored                            6.2241190%
   1a    Westfield Shoppingtown MainPlace                Retail                 Anchored
   1b    Westfield Shoppingtown Galleria at Roseville    Retail                 Anchored
   2     The Parkway II Apartments (7)                   Multifamily            Conventional                        6.0000000%
   3     The Parkway I Apartments (8)                    Multifamily            Conventional                        6.0000000%
-------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                              Retail                 Anchored                            6.1156602%
   5     South Tryon Square                              Office                 CBD                                 6.3600000%
   6     Highlands Plaza I Office Building               Office                 Suburban                            6.8500000%
   7     Commerce Center I & II Summary (6)              Industrial             Industrial                          6.8500000%
   7a    Commerce Center II                              Industrial             Industrial
-------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                               Industrial             Industrial
   8     The Market at the Waterfront                    Retail                 Anchored                            6.3500000%
   9     Carroll's Creek Landing Apartments (11)         Multifamily            Conventional                        7.6500000%
   10    Chino Hills Marketplace                         Retail                 Anchored                            7.3400000%
   11    Frederick Crossing                              Retail                 Anchored                            5.9500000%
-------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                Retail                 Anchored                            6.7700000%
   13    1511 Third Avenue                               Retail                 Anchored                            5.6800000%
   14    UDR Portfolio - Ashley Oaks Apartments          Multifamily            Conventional                        6.1500000%
   15    River City Renaissance Apartments (6)           Multifamily            Conventional                        5.8500000%
  15a    Gilmour Court Apartments                        Multifamily            Conventional
-------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments            Multifamily            Conventional
  15c    River City Renaissance I Apartments             Multifamily            Conventional
   16    TNT Logistics Warehouse - Laurens, SC           Industrial             Industrial/Office                   6.0000000%
   17    Pasadena Office Tower                           Office                 CBD                                 6.5000000%
   18    University Village at Boulder Creek             Multifamily            Student Housing                     5.7100000%
-------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                             Retail                 Anchored                            6.2500000%
   20    Walmart - Altoona                               Retail                 CTL                                 6.9000000%
   21    306 East 61st Street                            Office                 CBD                                 6.2000000%
   22    The Madison Building                            Mixed Use              Office/Retail                       6.3450000%
   23    Northwest-West Willows Tech Center (12)         Industrial             Industrial/Office                   7.1800000%
-------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                   Multifamily            Conventional                        6.2000000%
   25    Merrick Commons                                 Retail                 Anchored                            6.5500000%
   26    Budget Mini-Storage                             Self Storage           Self Storage                        6.7000000%
   27    The Shops of Hilshire Village                   Retail                 Anchored                            7.1900000%
   28    Alamosa Plaza Shopping Center                   Retail                 Anchored                            6.1500000%
-------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments               Multifamily            Conventional                        5.6000000%
   30    Treehouse Village Apartments                    Multifamily            Student Housing                     6.4500000%
   31    Lakeshore Apartments                            Multifamily            Conventional                        6.7000000%
   32    Shoppes of Boynton                              Retail                 Anchored                            6.9600000%
   33    CLK2 - Casa De Fuentes Apartments               Multifamily            Conventional                        6.2000000%
-------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                Manufactured Housing   Manufactured Housing                5.8100000%
   35    Burton Hills III                                Office                 Suburban                            6.1000000%
   36    Waverly Woods Center                            Retail                 Anchored                            7.2000000%
   37    Park Plaza Office Building                      Office                 CBD                                 7.3700000%
   38    Prescott Industrial Park (13)                   Industrial             Industrial                          5.7500000%
-------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                 Multifamily            Student Housing                     6.2000000%
   40    Eaton Square Apartments (14)                    Multifamily            Conventional                        7.0930000%
   41    BJ's Wholesale Club - Woodstock, GA             Retail                 Anchored                            6.4000000%
   42    Alpine Apartments                               Multifamily            Conventional                        5.8000000%
   43    Mountain Creek Apartments                       Multifamily            Conventional                        6.4500000%
-------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                            Retail                 Anchored                            6.2800000%
   45    Walgreens - Royal Palm Beach                    Retail                 Anchored                            6.6300000%
   46    Walgreens - Lantana                             Retail                 Anchored                            6.6300000%
   47    Walden Shores Apartments                        Multifamily            Conventional                        6.1000000%
   48    Whispering Pines                                Manufactured Housing   Manufactured Housing                5.8000000%
-------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                   Mixed Use              Industrial/Office/Retail            6.7500000%
   50    Quality Plaza Industrial Park II                Industrial             Industrial/Office                   6.7500000%
   51    High Park Village/ Continental Park Apartments  Multifamily            Student Housing                     6.9500000%
   52    Scottsdale Crossing                             Retail                 Shadow Anchored                     6.4700000%
   53    Orchards at 800 North                           Retail                 Anchored                            6.2500000%
-------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                       Retail                 Anchored                            7.6900000%
   55    The Oaks on Hovey                               Multifamily            Student Housing                     6.0000000%
   56    NCR Office Building                             Office                 Suburban                            6.2800000%
   57    Rimrock Marketplace                             Retail                 Anchored                            6.2000000%
   58    Old Line Centre                                 Office                 Suburban                            6.2500000%
-------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                               Mixed Use              Industrial/Office/Retail            6.2000000%
   60    Crestbrook Apartments                           Multifamily            Conventional                        5.0600000%
   61    Oak Park Village                                Multifamily            Conventional                        5.0600000%
   62    The UCLA/Los Angeles Times Building             Mixed Use              Industrial/Office                   5.5000000%
   63    Holiday Inn Winchester                          Hotel                  Full Service                        7.0000000%
-------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building            Office                 CBD                                 6.2500000%
   65    Harbor Pines Portfolio (6)                      Mixed Use              Manufactured Housing/Self Storage   6.1500000%
  65a    Harbor Pines Mobile Home Community              Manufactured Housing   Manufactured Housing
  65b    Harbor Pines Self Storage                       Self Storage           Self Storage
   66    Bowling Green Retail Center                     Retail                 Anchored                            6.2500000%
-------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                   Office                 Suburban                            6.2800000%
   68    UDR Portfolio - Cimarron City Apartments        Multifamily            Conventional                        6.1500000%
   69    Shops at FishHawk                               Retail                 Anchored                            7.1600000%
   70    CLK - Cedar Bluff Apartments (15)               Multifamily            Conventional                        6.9900000%
   71    Bell Camino Center                              Retail                 Anchored                            6.2200000%
-------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                     Multifamily            Conventional                        6.9000000%
   73    Summer Breeze Apartments                        Multifamily            Conventional                        6.7500000%
   74    Cambridge Commons Shopping Center               Retail                 Anchored                            7.3070000%
   75    The Vinings Center                              Retail                 Anchored                            7.6150000%
   76    Walgreens - Anaheim                             Retail                 Anchored                            6.8000000%
-------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                             Retail                 Anchored                            6.7300000%
   78    Brunswick Shopping Center                       Retail                 Anchored                            7.0000000%
   79    Walgreens - Chula Vista                         Retail                 Anchored                            7.0100000%
   80    Storage 2000 - Stafford                         Self Storage           Self Storage                        6.2000000%
   81    Saratoga Apartments                             Multifamily            Conventional                        6.7000000%
-------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)               Self Storage           Self Storage                        6.9000000%
  82a    Sentry Self Storage - Williamsburg              Self Storage           Self Storage
  82b    Sentry Self Storage - Chesapeake                Self Storage           Self Storage
  82c    Sentry Self Storage - Newport News              Self Storage           Self Storage
   83    Walgreens - Sacramento                          Retail                 Anchored                            6.8500000%
-------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                            Self Storage           Self Storage                        7.6500000%
   85    Montana Avenue Mixed Use                        Mixed Use              Retail/Multifamily                  6.2000000%
   86    Westheimer Dunvale II & III                     Retail                 Shadow Anchored                     7.7500000%
   87    Red Oak Corners                                 Retail                 Unanchored                          7.8800000%
   88    Stoneridge Apartments                           Multifamily            Conventional                        5.4000000%
-------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                        Retail                 Anchored                            6.0000000%
   90    Fair Oaks Mobile Home Park                      Manufactured Housing   Manufactured Housing                5.2500000%
   91    Shops at Shiloh Crossing                        Retail                 Unanchored                          6.8500000%
   92    Monterey Apartments                             Multifamily            Conventional                        6.2500000%
   93    Walgreens - Mount Pleasant                      Retail                 Anchored                            6.8600000%
-------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                  Retail                 Anchored                            6.8600000%
   95    Bedford West                                    Retail                 Shadow Anchored                     7.6250000%
   96    Auto Mall Parkway Self Storage                  Self Storage           Self Storage                        6.2500000%
   97    San Luis Obispo City Storage                    Self Storage           Self Storage                        6.6000000%
   98    Indian River Plaza                              Retail                 Shadow Anchored                     6.9000000%
-------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                             Retail                 Anchored                            6.4000000%
  100    Storage 2000 - Fredericksburg                   Self Storage           Self Storage                        6.2000000%
  101    Westbay Apartments                              Multifamily            Conventional                        6.7700000%
  102    Walgreens Fortification - Jackson               Retail                 CTL                                 6.5000000%
  103    Greens at Broken Arrow, Phase II                Multifamily            Conventional                        5.6700000%
-------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                Self Storage           Self Storage                        6.0000000%
  105    Walgreens - Clinton                             Retail                 CTL                                 6.5000000%
  106    Windermere Office Building                      Office                 CBD                                 7.3000000%
  107    Buckhead Villa Apartments                       Multifamily            Conventional                        6.4000000%
  108    Roanoke Corners Shopping Center                 Retail                 Shadow Anchored                     7.8100000%
-------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                           Multifamily            Conventional                        6.0000000%
  110    The Greens at Owasso, Phase II                  Multifamily            Conventional                        5.6700000%
  111    New Iberia Shopping Center                      Retail                 Shadow Anchored                     7.7300000%
  112    Walgreens Ridgewood - Jackson                   Retail                 CTL                                 6.5000000%
  113    Staples-Waterville Commons                      Retail                 Anchored                            7.3750000%
-------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community              Manufactured Housing   Manufactured Housing                6.1000000%
  115    Walgreens - Santa Maria                         Retail                 Anchored                            6.6000000%
  116    U.S. Storage - Atascocita                       Self Storage           Self Storage                        6.7000000%
  117    Victory Village MHC                             Manufactured Housing   Manufactured Housing                5.7500000%
  118    CC Mangum Building                              Office                 Suburban                            6.8800000%
-------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                Self Storage           Self Storage                        7.1500000%
  119a   Folsom Self Storage                             Self Storage           Self Storage
  119b   Stockton Self Storage                           Self Storage           Self Storage
  120    Baytown Self Storage Center                     Self Storage           Self Storage                        6.5000000%
  121    Shoppes at 41st Street II                       Retail                 Shadow Anchored                     7.7200000%
-------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                Multifamily            Conventional                        6.8000000%
  123    Bellaire / Stella Link Retail Center            Retail                 Unanchored                          7.4700000%
  124    Turtle Run Shoppes                              Retail                 Shadow Anchored                     6.0000000%
  125    Isanti Estates Mobile Home Park                 Manufactured Housing   Manufactured Housing                6.2500000%
  126    University Suites                               Multifamily            Student Housing                     6.9000000%
-------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                     Multifamily            Conventional                        6.1500000%
  128    Erwin Acres Shopping Center                     Retail                 Shadow Anchored                     6.6000000%
  129    CVS - Tell City                                 Retail                 Anchored                            6.7500000%
  130    Eckerd - Cape May                               Retail                 Anchored                            6.9000000%
  131    Garland Industrial Center                       Industrial             Industrial/Office                   7.1550000%
-------------------------------------------------------------------------------------------------------------------------------

                                                                          INTEREST         ORIGINAL           STATED REMAINING
                                                          ADMINISTRATIVE   ACCRUAL     TERM TO MATURITY       TERM TO MATURITY
   ID                     PROPERTY NAME                      FEE RATE       BASIS        OR APD (MOS.)          OR APD (MOS.)
------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)               0.03210%     Actual/360          120                    118
   1a    Westfield Shoppingtown MainPlace
   1b    Westfield Shoppingtown Galleria at Roseville
   2     The Parkway II Apartments (7)                       0.03210%     Actual/360           84                     81
   3     The Parkway I Apartments (8)                        0.03210%     Actual/360           84                     81
------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                  0.12210%     Actual/360           57                     57
   5     South Tryon Square                                  0.12210%     Actual/360          120                    118
   6     Highlands Plaza I Office Building                   0.12210%     Actual/360          120                    116
   7     Commerce Center I & II Summary (6)                  0.12210%     Actual/360          120                    116
   7a    Commerce Center II
------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I
   8     The Market at the Waterfront                        0.03210%     Actual/360          120                    116
   9     Carroll's Creek Landing Apartments (11)             0.06210%     Actual/360          180                    179
   10    Chino Hills Marketplace                             0.03210%     Actual/360          120                    105
   11    Frederick Crossing                                  0.03210%     Actual/360          120                    119
------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                    0.03210%     Actual/360          120                    117
   13    1511 Third Avenue                                   0.03210%     Actual/360          120                    119
   14    UDR Portfolio - Ashley Oaks Apartments              0.12210%     Actual/360          120                    118
   15    River City Renaissance Apartments (6)               0.03210%     Actual/360          120                    118
  15a    Gilmour Court Apartments
------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments
  15c    River City Renaissance I Apartments
   16    TNT Logistics Warehouse - Laurens, SC               0.12210%     Actual/360          120                    117
   17    Pasadena Office Tower                               0.03210%     Actual/360           84                     81
   18    University Village at Boulder Creek                 0.03210%     Actual/360          120                    119
------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                 0.03210%     Actual/360          120                    117
   20    Walmart - Altoona                                   0.03210%     Actual/360          120                    120
   21    306 East 61st Street                                0.03210%     Actual/360          120                    119
   22    The Madison Building                                0.03210%     Actual/360          120                    117
   23    Northwest-West Willows Tech Center (12)             0.12210%     Actual/360          106                    101
------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                       0.12210%     Actual/360           84                     80
   25    Merrick Commons                                     0.03210%     Actual/360          120                    119
   26    Budget Mini-Storage                                 0.03210%     Actual/360          120                    117
   27    The Shops of Hilshire Village                       0.12210%     Actual/360          120                    109
   28    Alamosa Plaza Shopping Center                       0.12210%     Actual/360           84                     83
------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                   0.12210%     Actual/360           84                     82
   30    Treehouse Village Apartments                        0.07210%     Actual/360          120                    118
   31    Lakeshore Apartments                                0.05210%     Actual/360          120                    117
   32    Shoppes of Boynton                                  0.03210%     Actual/360          120                    116
   33    CLK2 - Casa De Fuentes Apartments                   0.12210%     Actual/360           84                     80
------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                    0.03210%     Actual/360          120                    119
   35    Burton Hills III                                    0.03210%     Actual/360          120                    118
   36    Waverly Woods Center                                0.12210%     Actual/360          120                    108
   37    Park Plaza Office Building                          0.07210%     Actual/360          120                    111
   38    Prescott Industrial Park (13)                       0.03210%     Actual/360           60                     59
------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                     0.12210%     Actual/360           84                     81
   40    Eaton Square Apartments (14)                        0.10210%     Actual/360          117                    115
   41    BJ's Wholesale Club - Woodstock, GA                 0.07210%     Actual/360          120                    117
   42    Alpine Apartments                                   0.03210%     Actual/360           60                     58
   43    Mountain Creek Apartments                           0.05210%     Actual/360          120                    116
------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                0.03210%     Actual/360           60                     59
   45    Walgreens - Royal Palm Beach                        0.03210%     Actual/360           60                     58
   46    Walgreens - Lantana                                 0.03210%     Actual/360           60                     58
   47    Walden Shores Apartments                            0.12210%     Actual/360          120                    117
   48    Whispering Pines                                    0.03210%     Actual/360          120                    120
------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                       0.03210%     Actual/360          120                    116
   50    Quality Plaza Industrial Park II                    0.03210%     Actual/360          120                    116
   51    High Park Village/ Continental Park Apartments      0.12210%     Actual/360          120                    105
   52    Scottsdale Crossing                                 0.03210%     Actual/360          120                    119
   53    Orchards at 800 North                               0.03210%     Actual/360          120                    119
------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                           0.03210%     Actual/360          120                    114
   55    The Oaks on Hovey                                   0.07210%     Actual/360          120                    118
   56    NCR Office Building                                 0.03210%     Actual/360          120                    119
   57    Rimrock Marketplace                                 0.03210%     Actual/360          120                    118
   58    Old Line Centre                                     0.03210%     Actual/360          120                    118
------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                   0.03210%     Actual/360          120                    119
   60    Crestbrook Apartments                               0.03210%     Actual/360           60                     59
   61    Oak Park Village                                    0.03210%     Actual/360           60                     59
   62    The UCLA/Los Angeles Times Building                 0.03210%     Actual/360          120                    119
   63    Holiday Inn Winchester                              0.03210%     Actual/360          120                    120
------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                0.03210%     Actual/360          120                    119
   65    Harbor Pines Portfolio (6)                          0.03210%     Actual/360           84                     83
  65a    Harbor Pines Mobile Home Community
  65b    Harbor Pines Self Storage
   66    Bowling Green Retail Center                         0.03210%     Actual/360          120                    118
------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                       0.03210%     Actual/360          120                    119
   68    UDR Portfolio - Cimarron City Apartments            0.12210%     Actual/360          120                    118
   69    Shops at FishHawk                                   0.03210%     Actual/360          120                    113
   70    CLK - Cedar Bluff Apartments (15)                   0.12210%     Actual/360           84                     70
   71    Bell Camino Center                                  0.03210%     Actual/360          120                    118
------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                         0.06210%     Actual/360          120                    119
   73    Summer Breeze Apartments                            0.03210%     Actual/360          120                    117
   74    Cambridge Commons Shopping Center                   0.12210%     Actual/360          120                    108
   75    The Vinings Center                                  0.08210%     Actual/360          120                    112
   76    Walgreens - Anaheim                                 0.03210%     Actual/360          120                    119
------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                 0.03210%     Actual/360          120                    117
   78    Brunswick Shopping Center                           0.12210%     Actual/360          120                    108
   79    Walgreens - Chula Vista                             0.03210%     Actual/360          120                    116
   80    Storage 2000 - Stafford                             0.03210%     Actual/360          120                    119
   81    Saratoga Apartments                                 0.05210%     Actual/360          120                    117
------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                   0.03210%     Actual/360          120                    117
  82a    Sentry Self Storage - Williamsburg
  82b    Sentry Self Storage - Chesapeake
  82c    Sentry Self Storage - Newport News
   83    Walgreens - Sacramento                              0.03210%     Actual/360          120                    118
------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                0.03210%     Actual/360          112                    109
   85    Montana Avenue Mixed Use                            0.03210%     Actual/360          120                    119
   86    Westheimer Dunvale II & III                         0.03210%     Actual/360          120                    113
   87    Red Oak Corners                                     0.03210%     Actual/360          120                    113
   88    Stoneridge Apartments                               0.03210%     Actual/360          120                    119
------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                            0.03210%     Actual/360          120                    119
   90    Fair Oaks Mobile Home Park                          0.03210%     Actual/360           60                     59
   91    Shops at Shiloh Crossing                            0.03210%     Actual/360          120                    118
   92    Monterey Apartments                                 0.03210%     Actual/360          120                    118
   93    Walgreens - Mount Pleasant                          0.12210%     Actual/360          120                    118
------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                      0.12210%     Actual/360          120                    118
   95    Bedford West                                        0.07210%     Actual/360          120                    112
   96    Auto Mall Parkway Self Storage                      0.03210%     Actual/360           60                     58
   97    San Luis Obispo City Storage                        0.03210%     Actual/360          120                    119
   98    Indian River Plaza                                  0.03210%     Actual/360          120                    117
------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                 0.03210%     Actual/360          120                    119
  100    Storage 2000 - Fredericksburg                       0.03210%     Actual/360          120                    119
  101    Westbay Apartments                                  0.05210%     Actual/360          120                    116
  102    Walgreens Fortification - Jackson                   0.03210%     Actual/360          203                    202
  103    Greens at Broken Arrow, Phase II                    0.03210%     Actual/360          144                    143
------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                    0.03210%     Actual/360          120                    119
  105    Walgreens - Clinton                                 0.03210%     Actual/360          198                    197
  106    Windermere Office Building                          0.07210%     Actual/360          120                    112
  107    Buckhead Villa Apartments                           0.03210%     Actual/360          120                    120
  108    Roanoke Corners Shopping Center                     0.03210%     Actual/360          120                    112
------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                               0.03210%     Actual/360          120                    118
  110    The Greens at Owasso, Phase II                      0.03210%     Actual/360          144                    143
  111    New Iberia Shopping Center                          0.09210%     Actual/360          120                    114
  112    Walgreens Ridgewood - Jackson                       0.03210%     Actual/360          193                    192
  113    Staples-Waterville Commons                          0.09210%     Actual/360          120                    115
------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                  0.03210%     Actual/360           84                     83
  115    Walgreens - Santa Maria                             0.05210%     Actual/360          120                    117
  116    U.S. Storage - Atascocita                           0.03210%     Actual/360           60                     57
  117    Victory Village MHC                                 0.03210%     Actual/360           60                     59
  118    CC Mangum Building                                  0.03210%     Actual/360          120                    118
------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                    0.03210%     Actual/360           84                     80
  119a   Folsom Self Storage
  119b   Stockton Self Storage
  120    Baytown Self Storage Center                         0.03210%     Actual/360          120                    119
  121    Shoppes at 41st Street II                           0.03210%     Actual/360          120                    115
------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                    0.05210%     Actual/360          120                    117
  123    Bellaire / Stella Link Retail Center                0.03210%     Actual/360          120                    115
  124    Turtle Run Shoppes                                  0.03210%     Actual/360          120                    119
  125    Isanti Estates Mobile Home Park                     0.03210%     Actual/360          120                    119
  126    University Suites                                   0.03210%     Actual/360          120                    118
------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                         0.03210%     Actual/360          120                    120
  128    Erwin Acres Shopping Center                         0.03210%     Actual/360          120                    119
  129    CVS - Tell City                                     0.03210%     Actual/360          120                    118
  130    Eckerd - Cape May                                   0.03210%     Actual/360          120                    117
  131    Garland Industrial Center                           0.12210%     Actual/360          120                    116
------------------------------------------------------------------------------------------------------------------------------

                                                                ORIGINAL               REMAINING            FIRST         MATURITY
                                                              AMORTIZATION           AMORTIZATION          PAYMENT          DATE
   ID                     PROPERTY NAME                        TERM (MOS.)            TERM (MOS.)           DATE           OR APD
------------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)                     360                    358             11/1/2002       10/1/2012
   1a    Westfield Shoppingtown MainPlace
   1b    Westfield Shoppingtown Galleria at Roseville
   2     The Parkway II Apartments (7)                             360                    360             10/1/2002       9/1/2009
   3     The Parkway I Apartments (8)                              360                    360             10/1/2002       9/1/2009
------------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                        297                    297             1/1/2003        9/1/2007
   5     South Tryon Square                                        312                    312             11/1/2002       10/1/2012
   6     Highlands Plaza I Office Building                         360                    356             9/1/2002        8/1/2012
   7     Commerce Center I & II Summary (6)                        360                    356             9/1/2002        8/1/2012
   7a    Commerce Center II
------------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I
   8     The Market at the Waterfront                              360                    356             9/1/2002        8/1/2012
   9     Carroll's Creek Landing Apartments (11)                   360                    359             12/1/2002       11/1/2017
   10    Chino Hills Marketplace                                   360                    345             10/1/2001       9/1/2011
   11    Frederick Crossing                                        360                    359             12/1/2002       11/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                          360                    357             10/1/2002       9/1/2012
   13    1511 Third Avenue                                         360                    359             12/1/2002       11/1/2012
   14    UDR Portfolio - Ashley Oaks Apartments                    318                    318             11/1/2002       10/1/2012
   15    River City Renaissance Apartments (6)                     360                    358             11/1/2002       10/1/2012
  15a    Gilmour Court Apartments
------------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments
  15c    River City Renaissance I Apartments
   16    TNT Logistics Warehouse - Laurens, SC                     300                    297             10/1/2002       9/1/2012
   17    Pasadena Office Tower                                     360                    357             10/1/2002       9/1/2009
   18    University Village at Boulder Creek                       360                    359             12/1/2002       11/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                       360                    357             10/1/2002       9/1/2012
   20    Walmart - Altoona                                         250                    250             1/1/2003        12/1/2012
   21    306 East 61st Street                                      360                    359             12/1/2002       11/1/2012
   22    The Madison Building                                      360                    357             10/1/2002       9/1/2012
   23    Northwest-West Willows Tech Center (12)                   346                    341             8/1/2002        5/1/2011
------------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                             321                    321             9/1/2002        8/1/2009
   25    Merrick Commons                                           360                    359             12/1/2002       11/1/2012
   26    Budget Mini-Storage                                       300                    297             10/1/2002       9/1/2012
   27    The Shops of Hilshire Village                             360                    349             2/1/2002        1/1/2012
   28    Alamosa Plaza Shopping Center                             360                    359             12/1/2002       11/1/2009
------------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                         321                    321             11/1/2002       10/1/2009
   30    Treehouse Village Apartments                              300                    298             11/1/2002       10/1/2012
   31    Lakeshore Apartments                                      360                    357             10/1/2002       9/1/2012
   32    Shoppes of Boynton                                        360                    356             9/1/2002        8/1/2012
   33    CLK2 - Casa De Fuentes Apartments                         321                    321             9/1/2002        8/1/2009
------------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                          360                    360             12/1/2002       11/1/2012
   35    Burton Hills III                                          360                    358             11/1/2002       10/1/2012
   36    Waverly Woods Center                                      360                    348             1/1/2002        12/1/2011
   37    Park Plaza Office Building                                360                    351             4/1/2002        3/1/2012
   38    Prescott Industrial Park (13)                             360                    359             12/1/2002       11/1/2007
------------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                           360                    357             10/1/2002       9/1/2009
   40    Eaton Square Apartments (14)                              357                    355             11/1/2002       7/1/2012
   41    BJ's Wholesale Club - Woodstock, GA                       360                    357             10/1/2002       9/1/2012
   42    Alpine Apartments                                         360                    358             11/1/2002       10/1/2007
   43    Mountain Creek Apartments                                 360                    356             9/1/2002        8/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                      300                    299             12/1/2002       11/1/2007
   45    Walgreens - Royal Palm Beach                              300                    298             11/1/2002       10/1/2007
   46    Walgreens - Lantana                                       300                    298             11/1/2002       10/1/2007
   47    Walden Shores Apartments                                  360                    357             10/1/2002       9/1/2012
   48    Whispering Pines                                          360                    360             1/1/2003        12/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                             360                    356             9/1/2002        8/1/2012
   50    Quality Plaza Industrial Park II                          360                    356             9/1/2002        8/1/2012
   51    High Park Village/ Continental Park Apartments            360                    345             10/1/2001       9/1/2011
   52    Scottsdale Crossing                                       360                    359             12/1/2002       11/1/2012
   53    Orchards at 800 North                                     360                    359             12/1/2002       11/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                                 360                    354             7/1/2002        6/1/2012
   55    The Oaks on Hovey                                         360                    358             11/1/2002       10/1/2012
   56    NCR Office Building                                       360                    359             12/1/2002       11/1/2012
   57    Rimrock Marketplace                                       360                    358             11/1/2002       10/1/2012
   58    Old Line Centre                                           360                    358             11/1/2002       10/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                         360                    359             12/1/2002       11/1/2012
   60    Crestbrook Apartments                                     360                    359             12/1/2002       11/1/2007
   61    Oak Park Village                                          360                    359             12/1/2002       11/1/2007
   62    The UCLA/Los Angeles Times Building                       360                    359             12/1/2002       11/1/2012
   63    Holiday Inn Winchester                                    300                    300             1/1/2003        12/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                      360                    359             12/1/2002       11/1/2012
   65    Harbor Pines Portfolio (6)                                336                    335             12/1/2002       11/1/2009
  65a    Harbor Pines Mobile Home Community
  65b    Harbor Pines Self Storage
   66    Bowling Green Retail Center                               360                    358             11/1/2002       10/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                             360                    359             12/1/2002       11/1/2012
   68    UDR Portfolio - Cimarron City Apartments                  318                    318             11/1/2002       10/1/2012
   69    Shops at FishHawk                                         360                    353             6/1/2002        5/1/2012
   70    CLK - Cedar Bluff Apartments (15)                         306                    306             11/1/2001       10/1/2008
   71    Bell Camino Center                                        360                    358             11/1/2002       10/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                               300                    299             12/1/2002       11/1/2012
   73    Summer Breeze Apartments                                  330                    327             10/1/2002       9/1/2012
   74    Cambridge Commons Shopping Center                         360                    348             1/1/2002        12/1/2011
   75    The Vinings Center                                        300                    292             5/1/2002        4/1/2012
   76    Walgreens - Anaheim                                       300                    299             12/1/2002       11/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                       360                    357             10/1/2002       9/1/2012
   78    Brunswick Shopping Center                                 360                    348             1/1/2002        12/1/2011
   79    Walgreens - Chula Vista                                   360                    356             9/1/2002        8/1/2012
   80    Storage 2000 - Stafford                                   300                    299             12/1/2002       11/1/2012
   81    Saratoga Apartments                                       360                    357             10/1/2002       9/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                         300                    297             10/1/2002       9/1/2012
  82a    Sentry Self Storage - Williamsburg
  82b    Sentry Self Storage - Chesapeake
  82c    Sentry Self Storage - Newport News
   83    Walgreens - Sacramento                                    360                    358             11/1/2002       10/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                      291                    288             10/1/2002       1/1/2012
   85    Montana Avenue Mixed Use                                  360                    359             12/1/2002       11/1/2012
   86    Westheimer Dunvale II & III                               360                    353             6/1/2002        5/1/2012
   87    Red Oak Corners                                           300                    293             6/1/2002        5/1/2012
   88    Stoneridge Apartments                                     360                    359             12/1/2002       11/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                                  300                    299             12/1/2002       11/1/2012
   90    Fair Oaks Mobile Home Park                                360                    359             12/1/2002       11/1/2007
   91    Shops at Shiloh Crossing                                  360                    358             11/1/2002       10/1/2012
   92    Monterey Apartments                                       360                    358             11/1/2002       10/1/2012
   93    Walgreens - Mount Pleasant                                360                    358             11/1/2002       10/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                            360                    358             11/1/2002       10/1/2012
   95    Bedford West                                              360                    352             5/1/2002        4/1/2012
   96    Auto Mall Parkway Self Storage                            300                    298             11/1/2002       10/1/2007
   97    San Luis Obispo City Storage                              300                    299             12/1/2002       11/1/2012
   98    Indian River Plaza                                        360                    357             10/1/2002       9/1/2012
------------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                       300                    299             12/1/2002       11/1/2012
  100    Storage 2000 - Fredericksburg                             300                    299             12/1/2002       11/1/2012
  101    Westbay Apartments                                        360                    356             9/1/2002        8/1/2012
  102    Walgreens Fortification - Jackson                         203                    202             12/1/2002       10/1/2019
  103    Greens at Broken Arrow, Phase II                          360                    359             12/1/2002       11/1/2014
------------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                          360                    359             12/1/2002       11/1/2012
  105    Walgreens - Clinton                                       198                    197             12/1/2002       5/1/2019
  106    Windermere Office Building                                360                    352             5/1/2002        4/1/2012
  107    Buckhead Villa Apartments                                 360                    360             1/1/2003        12/1/2012
  108    Roanoke Corners Shopping Center                           360                    352             5/1/2002        4/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                                     360                    358             11/1/2002       10/1/2012
  110    The Greens at Owasso, Phase II                            360                    359             12/1/2002       11/1/2014
  111    New Iberia Shopping Center                                240                    234             7/1/2002        6/1/2012
  112    Walgreens Ridgewood - Jackson                             193                    192             12/1/2002       12/1/2018
  113    Staples-Waterville Commons                                300                    295             8/1/2002        7/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                        360                    359             12/1/2002       11/1/2009
  115    Walgreens - Santa Maria                                   300                    297             10/1/2002       9/1/2012
  116    U.S. Storage - Atascocita                                 300                    297             10/1/2002       9/1/2007
  117    Victory Village MHC                                       360                    359             12/1/2002       11/1/2007
  118    CC Mangum Building                                        360                    358             11/1/2002       10/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                          300                    296             9/1/2002        8/1/2009
  119a   Folsom Self Storage
  119b   Stockton Self Storage
  120    Baytown Self Storage Center                               300                    299             12/1/2002       11/1/2012
  121    Shoppes at 41st Street II                                 300                    295             8/1/2002        7/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                          360                    357             10/1/2002       9/1/2012
  123    Bellaire / Stella Link Retail Center                      360                    355             8/1/2002        7/1/2012
  124    Turtle Run Shoppes                                        360                    359             12/1/2002       11/1/2012
  125    Isanti Estates Mobile Home Park                           360                    359             12/1/2002       11/1/2012
  126    University Suites                                         300                    298             11/1/2002       10/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                               300                    300             1/1/2003        12/1/2012
  128    Erwin Acres Shopping Center                               300                    299             12/1/2002       11/1/2012
  129    CVS - Tell City                                           300                    298             11/1/2002       10/1/2012
  130    Eckerd - Cape May                                         360                    357             10/1/2002       9/1/2012
  131    Garland Industrial Center                                 300                    296             9/1/2002        8/1/2012
------------------------------------------------------------------------------------------------------------------------------------

                                                           ANNUAL        MONTHLY      REMAINING
                                                            DEBT          DEBT      INTEREST ONLY
   ID                     PROPERTY NAME                  SERVICE (2)   SERVICE (2)  PERIOD (MOS.)    LOCKBOX (3)
------------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)           7,190,440       599,203          -         Hard
   1a    Westfield Shoppingtown MainPlace
   1b    Westfield Shoppingtown Galleria at Roseville
   2     The Parkway II Apartments (7)                   2,122,409       176,867         21         Soft
   3     The Parkway I Apartments (8)                    1,418,776       118,231         21         Soft
------------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                              3,262,673       271,889          -         Hard
   5     South Tryon Square                              2,861,911       238,493         22         Hard
   6     Highlands Plaza I Office Building               1,598,177       133,181          -         Hard
   7     Commerce Center I & II Summary (6)              1,264,388       105,366          -         Hard
   7a    Commerce Center II
------------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I
   8     The Market at the Waterfront                    2,352,051       196,004          -         Hard
   9     Carroll's Creek Landing Apartments (11)         2,469,110       205,759          -         Soft at Closing, Springing Hard
   10    Chino Hills Marketplace                         2,089,653       174,138          -         No
   11    Frederick Crossing                              1,789,019       149,085          -         No
------------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                1,715,810       142,984          -         Hard
   13    1511 Third Avenue                               1,389,921       115,827          -         Hard
   14    UDR Portfolio - Ashley Oaks Apartments          1,433,359       119,447         22         Soft
   15    River City Renaissance Apartments (6)           1,302,590       108,549          -         Soft
  15a    Gilmour Court Apartments
------------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments
  15c    River City Renaissance I Apartments
   16    TNT Logistics Warehouse - Laurens, SC           1,395,557       116,296          -         Hard
   17    Pasadena Office Tower                           1,365,267       113,772          -         No
   18    University Village at Boulder Creek             1,185,310        98,776          -         No
------------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                             1,233,897       102,825          -         No
   20    Walmart - Altoona                               1,482,671       123,556          -         Hard
   21    306 East 61st Street                            1,164,916        97,076          -         Hard
   22    The Madison Building                            1,089,585        90,799          -         Soft at Closing, Springing Hard
   23    Northwest-West Willows Tech Center (12)         1,187,692        98,974          -         No
------------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                   1,079,380        89,948         14         No
   25    Merrick Commons                                 1,067,405        88,950          -         Springing Hard
   26    Budget Mini-Storage                             1,155,433        96,286          -         No
   27    The Shops of Hilshire Village                   1,122,952        93,579          -         No
   28    Alamosa Plaza Shopping Center                     986,950        82,246          -         No
------------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                 963,846        80,320         16         No
   30    Treehouse Village Apartments                    1,061,358        88,447          -         No
   31    Lakeshore Apartments                            1,006,634        83,886          -         No
   32    Shoppes of Boynton                              1,013,806        84,484          -         No
   33    CLK2 - Casa De Fuentes Apartments                 968,989        80,749         14         No
------------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                  863,463        71,955         23         No
   35    Burton Hills III                                  879,904        73,325          -         No
   36    Waverly Woods Center                              977,455        81,455          -         No
   37    Park Plaza Office Building                        989,940        82,495          -         No
   38    Prescott Industrial Park (13)                     819,336        68,278          -         No
------------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                   830,508        69,209          -         No
   40    Eaton Square Apartments (14)                      903,035        75,253          -         No
   41    BJ's Wholesale Club - Woodstock, GA               825,668        68,806          -         No
   42    Alpine Apartments                                 675,939        56,328          -         No
   43    Mountain Creek Apartments                         724,358        60,363          -         No
------------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                              280,619        23,385          -         Hard
   45    Walgreens - Royal Palm Beach                      240,677        20,056          -         Hard
   46    Walgreens - Lantana                               219,766        18,314          -         Hard
   47    Walden Shores Apartments                          654,474        54,540          -         No
   48    Whispering Pines                                  570,324        47,527         24         No
------------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                     572,064        47,672          -         No
   50    Quality Plaza Industrial Park II                   50,591         4,216          -         No
   51    High Park Village/ Continental Park Apartments    611,640        50,970          -         No
   52    Scottsdale Crossing                               574,648        47,887          -         No
   53    Orchards at 800 North                             554,145        46,179          -         No
------------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                         619,675        51,640          -         No
   55    The Oaks on Hovey                                 513,695        42,808          -         No
   56    NCR Office Building                               489,194        40,766          -         No
   57    Rimrock Marketplace                               477,726        39,810          -         Soft at Closing, Springing Hard
   58    Old Line Centre                                   469,176        39,098          -         No
------------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                 461,924        38,494          -         No
   60    Crestbrook Apartments                             227,008        18,917          -         No
   61    Oak Park Village                                  168,634        14,053          -         No
   62    The UCLA/Los Angeles Times Building               408,808        34,067          -         No
   63    Holiday Inn Winchester                            508,881        42,407          -         Soft
------------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building              435,928        36,327          -         No
   65    Harbor Pines Portfolio (6)                        437,731        36,478          -         No
  65a    Harbor Pines Mobile Home Community
  65b    Harbor Pines Self Storage
   66    Bowling Green Retail Center                       430,017        35,835          -         No
------------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                     409,515        34,126          -         No
   68    UDR Portfolio - Cimarron City Apartments          422,657        35,221         22         Soft
   69    Shops at FishHawk                                 434,045        36,170          -         No
   70    CLK - Cedar Bluff Apartments (15)                 414,738        34,562         10         No
   71    Bell Camino Center                                357,213        29,768          -         No
------------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                       395,033        32,919          -         No
   73    Summer Breeze Apartments                          360,351        30,029          -         No
   74    Cambridge Commons Shopping Center                 370,465        30,872          -         No
   75    The Vinings Center                                398,330        33,194          -         No
   76    Walgreens - Anaheim                               366,470        30,539          -         Hard
------------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                               341,758        28,480          -         No
   78    Brunswick Shopping Center                         351,280        29,273          -         No
   79    Walgreens - Chula Vista                           347,639        28,970          -         Hard
   80    Storage 2000 - Stafford                           341,948        28,496          -         No
   81    Saratoga Apartments                               334,512        27,876          -         No
------------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                 358,891        29,908          -         No
  82a    Sentry Self Storage - Williamsburg
  82b    Sentry Self Storage - Chesapeake
  82c    Sentry Self Storage - Newport News
   83    Walgreens - Sacramento                            327,892        27,324          -         No
------------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                              364,930        30,411          -         No
   85    Montana Avenue Mixed Use                          293,985        24,499          -         No
   86    Westheimer Dunvale II & III                       336,313        28,026          -         No
   87    Red Oak Corners                                   348,331        29,028          -         No
   88    Stoneridge Apartments                             253,363        21,114          -         No
------------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                          280,658        23,388          -         Hard
   90    Fair Oaks Mobile Home Park                        238,552        19,879          -         No
   91    Shops at Shiloh Crossing                          283,072        23,589          -         No
   92    Monterey Apartments                               265,990        22,166          -         No
   93    Walgreens - Mount Pleasant                        281,393        23,449          -         No
------------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                    267,618        22,302          -         No
   95    Bedford West                                      286,232        23,853          -         No
   96    Auto Mall Parkway Self Storage                    265,345        22,112          -         No
   97    San Luis Obispo City Storage                      269,862        22,488          -         No
   98    Indian River Plaza                                252,902        21,075          -         No
------------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                               255,280        21,273          -         Hard
  100    Storage 2000 - Fredericksburg                     236,370        19,697          -         No
  101    Westbay Apartments                                233,974        19,498          -         No
  102    Walgreens Fortification - Jackson                 293,621        24,468          -         Hard
  103    Greens at Broken Arrow, Phase II                  205,900        17,158          -         No
------------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                  208,644        17,387          -         No
  105    Walgreens - Clinton                               285,676        23,806          -         Hard
  106    Windermere Office Building                        224,182        18,682          -         No
  107    Buckhead Villa Apartments                         198,911        16,576          -         No
  108    Roanoke Corners Shopping Center                   229,139        19,095          -         No
------------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                             187,060        15,588          -         No
  110    The Greens at Owasso, Phase II                    177,021        14,752          -         No
  111    New Iberia Shopping Center                        250,833        20,903          -         No
  112    Walgreens Ridgewood - Jackson                     252,345        21,029          -         Hard
  113    Staples-Waterville Commons                        217,071        18,089          -         No
------------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                174,526        14,544          -         No
  115    Walgreens - Santa Maria                           195,445        16,287          -         Soft at Closing, Springing Hard
  116    U.S. Storage - Atascocita                         191,884        15,990          -         No
  117    Victory Village MHC                               161,066        13,422          -         No
  118    CC Mangum Building                                181,405        15,117          -         Soft at Closing, Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                  193,422        16,118          -         No
  119a   Folsom Self Storage
  119b   Stockton Self Storage
  120    Baytown Self Storage Center                       181,496        15,125          -         No
  121    Shoppes at 41st Street II                         201,147        16,762          -         No
------------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                  172,108        14,342          -         No
  123    Bellaire / Stella Link Retail Center              179,868        14,989          -         No
  124    Turtle Run Shoppes                                151,087        12,591          -         No
  125    Isanti Estates Mobile Home Park                   151,466        12,622          -         No
  126    University Suites                                 168,099        14,008          -         No
------------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                       153,233        12,769          -         No
  128    Erwin Acres Shopping Center                       144,090        12,007          -         No
  129    CVS - Tell City                                   126,022        10,502          -         Hard
  130    Eckerd - Cape May                                 118,548         9,879          -         Hard
  131    Garland Industrial Center                          87,079         7,257          -         No
------------------------------------------------------------------------------------------------------------------------------------

                                                                            CROSSED
                                                               APD            WITH                           GRACE        PAYMENT
   ID                     PROPERTY NAME                     (YES/NO)      OTHER LOANS     DSCR (2)(4)       PERIOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)                 No              No             2.40             0             1
   1a    Westfield Shoppingtown MainPlace
   1b    Westfield Shoppingtown Galleria at Roseville
   2     The Parkway II Apartments (7)                         No            Yes-A            1.20             5             1
   3     The Parkway I Apartments (8)                          No            Yes-A            1.20             5             1
------------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                    No              No             1.99            10             1
   5     South Tryon Square                                    No              No             1.42            10             1
   6     Highlands Plaza I Office Building                     No            Yes-B            1.34            10             1
   7     Commerce Center I & II Summary (6)                    No            Yes-B            1.34            10             1
   7a    Commerce Center II
------------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I
   8     The Market at the Waterfront                          No              No             1.40             5             1
   9     Carroll's Creek Landing Apartments (11)               No              No             1.20             5             1
   10    Chino Hills Marketplace                               No              No             1.41             5             1
   11    Frederick Crossing                                    No              No             1.46             5             1
------------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                      Yes             No             1.30             5             1
   13    1511 Third Avenue                                     No              No             1.27             5             1
   14    UDR Portfolio - Ashley Oaks Apartments                No              No             1.22            10             1
   15    River City Renaissance Apartments (6)                 No              No             1.39             5             1
  15a    Gilmour Court Apartments
------------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments
  15c    River City Renaissance I Apartments
   16    TNT Logistics Warehouse - Laurens, SC                 No              No             1.83            10             1
   17    Pasadena Office Tower                                 No              No             1.42             5             1
   18    University Village at Boulder Creek                   No              No             1.47             5             1
------------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                   No              No             1.38             5             1
   20    Walmart - Altoona                                     Yes             No             1.00             5             1
   21    306 East 61st Street                                  No              No             1.31             5             1
   22    The Madison Building                                  No              No             1.35             5             1
   23    Northwest-West Willows Tech Center (12)               No              No             1.10            10             1
------------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                         No              No             1.33            10             1
   25    Merrick Commons                                       No              No             1.45             5             1
   26    Budget Mini-Storage                                   No              No             1.50             5             1
   27    The Shops of Hilshire Village                         No              No             1.25            10             1
   28    Alamosa Plaza Shopping Center                         No              No             1.46            10             1
------------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                     No              No             1.29            10             1
   30    Treehouse Village Apartments                          No              No             1.27             5             1
   31    Lakeshore Apartments                                  No              No             1.30             8             1
   32    Shoppes of Boynton                                    No              No             1.32             5             1
   33    CLK2 - Casa De Fuentes Apartments                     No              No             1.24            10             1
------------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                      No              No             1.43             5             1
   35    Burton Hills III                                      No              No             1.47             5             1
   36    Waverly Woods Center                                  No              No             1.27            10             1
   37    Park Plaza Office Building                            No              No             1.39             5             1
   38    Prescott Industrial Park (13)                         No              No             1.38             5             1
------------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                       No              No             1.31            10             1
   40    Eaton Square Apartments (14)                          No              No             1.23             5             1
   41    BJ's Wholesale Club - Woodstock, GA                   No              No             1.36            10             1
   42    Alpine Apartments                                     No              No             1.47             5             1
   43    Mountain Creek Apartments                             No              No             1.38             5             1
------------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                  No            Yes-C            1.36             5             1
   45    Walgreens - Royal Palm Beach                          No            Yes-C            1.36             5             1
   46    Walgreens - Lantana                                   No            Yes-C            1.36             5             1
   47    Walden Shores Apartments                              No              No             1.30            10             1
   48    Whispering Pines                                      No              No             1.43             5             1
------------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                         No            Yes-D            1.42             5             1
   50    Quality Plaza Industrial Park II                      No            Yes-D            1.42             5             1
   51    High Park Village/ Continental Park Apartments        No              No             1.26            10             1
   52    Scottsdale Crossing                                   No              No             1.38             5             1
   53    Orchards at 800 North                                 No              No             1.35             5             1
------------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                             No              No             1.25             5             1
   55    The Oaks on Hovey                                     No              No             1.63             5             1
   56    NCR Office Building                                   No              No             1.50             5             1
   57    Rimrock Marketplace                                   No              No             1.95             5             1
   58    Old Line Centre                                       No              No             1.44             5             1
------------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                     No              No             1.41             5             1
   60    Crestbrook Apartments                                 No            Yes-E            1.60             5             1
   61    Oak Park Village                                      No            Yes-E            1.60             5             1
   62    The UCLA/Los Angeles Times Building                   No              No             1.97             5             1
   63    Holiday Inn Winchester                                No              No             1.66             5             1
------------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                  No              No             1.46             5             1
   65    Harbor Pines Portfolio (6)                            No              No             1.63             5             1
  65a    Harbor Pines Mobile Home Community
  65b    Harbor Pines Self Storage
   66    Bowling Green Retail Center                           No              No             1.40             5             1
------------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                         No              No             1.40             5             1
   68    UDR Portfolio - Cimarron City Apartments              No              No             1.33            10             1
   69    Shops at FishHawk                                     No              No             1.35             5             1
   70    CLK - Cedar Bluff Apartments (15)                     No              No             1.30            10             1
   71    Bell Camino Center                                    No              No             1.39             5             1
------------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                           No              No             1.54             5             1
   73    Summer Breeze Apartments                              No              No             1.37             5             1
   74    Cambridge Commons Shopping Center                     No              No             1.21            10             1
   75    The Vinings Center                                    No              No             1.26             5             1
   76    Walgreens - Anaheim                                   No              No             1.26             5             1
------------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                   No              No             1.40             5             1
   78    Brunswick Shopping Center                             No              No             1.62            10             1
   79    Walgreens - Chula Vista                               No              No             1.35             5             1
   80    Storage 2000 - Stafford                               No              No             1.52             5             1
   81    Saratoga Apartments                                   No              No             1.34             5             1
------------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                     No              No             1.53             5             1
  82a    Sentry Self Storage - Williamsburg
  82b    Sentry Self Storage - Chesapeake
  82c    Sentry Self Storage - Newport News
   83    Walgreens - Sacramento                                No              No             1.37             5             1
------------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                  No              No             1.32             5             1
   85    Montana Avenue Mixed Use                              No              No             1.62             5             1
   86    Westheimer Dunvale II & III                           No              No             1.34             5             1
   87    Red Oak Corners                                       No              No             1.30             5             1
   88    Stoneridge Apartments                                 No              No             1.53             5             1
------------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                              No              No             1.43             5             1
   90    Fair Oaks Mobile Home Park                            No              No             1.56             5             1
   91    Shops at Shiloh Crossing                              No              No             1.37             5             1
   92    Monterey Apartments                                   No              No             1.76             5             1
   93    Walgreens - Mount Pleasant                            No              No             1.29            10             1
------------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                        No              No             1.30            10             1
   95    Bedford West                                          No              No             1.32             5             1
   96    Auto Mall Parkway Self Storage                        No              No             1.44             5             1
   97    San Luis Obispo City Storage                          No              No             1.44             5             1
   98    Indian River Plaza                                    No              No             1.49             5             1
------------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                   No              No             1.33             5             1
  100    Storage 2000 - Fredericksburg                         No              No             1.67             5             1
  101    Westbay Apartments                                    No              No             1.79             5             1
  102    Walgreens Fortification - Jackson                     No              No             1.11             5             1
  103    Greens at Broken Arrow, Phase II                      No              No             2.84             5             1
------------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                      No              No             2.35             5             1
  105    Walgreens - Clinton                                   No              No             1.18             5             1
  106    Windermere Office Building                            No              No             1.26             5             1
  107    Buckhead Villa Apartments                             No              No             1.29             5             1
  108    Roanoke Corners Shopping Center                       No              No             1.23             5             1
------------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                                 No              No             2.79             5             1
  110    The Greens at Owasso, Phase II                        No              No             3.02             5             1
  111    New Iberia Shopping Center                            No              No             1.30             5             1
  112    Walgreens Ridgewood - Jackson                         No              No             1.17             5             1
  113    Staples-Waterville Commons                            No              No             1.27             5             1
------------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                    No              No             1.57             5             1
  115    Walgreens - Santa Maria                               No              No             1.65             5             1
  116    U.S. Storage - Atascocita                             No              No             1.42             5             1
  117    Victory Village MHC                                   No              No             1.45             5             1
  118    CC Mangum Building                                    No              No             1.41             5             1
------------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                      No              No             1.57             5             1
  119a   Folsom Self Storage
  119b   Stockton Self Storage
  120    Baytown Self Storage Center                           No              No             1.52             5             1
  121    Shoppes at 41st Street II                             No              No             1.31             5             1
------------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                      No              No             1.28             5             1
  123    Bellaire / Stella Link Retail Center                  No              No             1.36             5             1
  124    Turtle Run Shoppes                                    No              No             1.98             5             1
  125    Isanti Estates Mobile Home Park                       No              No             1.72             5             1
  126    University Suites                                     No              No             1.24             5             1
------------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                           No              No             1.30             5             1
  128    Erwin Acres Shopping Center                           No              No             1.41             5             1
  129    CVS - Tell City                                       No              No             1.26             5             1
  130    Eckerd - Cape May                                     No              No             2.23             5             1
  131    Garland Industrial Center                             No              No             1.30             5             1
------------------------------------------------------------------------------------------------------------------------------------

                                                                                  CUT-OFF                  LTV
                                                             APPRAISED            DATE LTV               RATIO AT
   ID                     PROPERTY NAME                        VALUE              RATIO (4)          MATURITY/APD (4)
---------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)              378,500,000            46.06%                 39.10%
   1a    Westfield Shoppingtown MainPlace                   195,000,000
   1b    Westfield Shoppingtown Galleria at Roseville       183,500,000
   2     The Parkway II Apartments (7)                       34,800,000            77.56%                 72.08%
   3     The Parkway I Apartments (8)                        23,300,000            77.56%                 72.08%
---------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                  70,500,000            59.57%                 54.39%
   5     South Tryon Square                                  52,250,000            69.57%                 59.25%
   6     Highlands Plaza I Office Building                   27,100,000            76.90%                 67.01%
   7     Commerce Center I & II Summary (6)                  20,100,000            76.90%                 67.01%
   7a    Commerce Center II                                  12,900,000
---------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                                    7,200,000
   8     The Market at the Waterfront                        40,000,000            78.48%                 67.48%
   9     Carroll's Creek Landing Apartments (11)             38,000,000            75.73%                 59.56%
   10    Chino Hills Marketplace                             35,300,000            70.90%                 63.05%
   11    Frederick Crossing                                  31,400,000            79.54%                 67.42%
---------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                    29,300,000            74.91%                 65.08%
   13    1511 Third Avenue                                   25,650,000            77.89%                 65.50%
   14    UDR Portfolio - Ashley Oaks Apartments              23,400,000            80.00%                 68.27%
   15    River City Renaissance Apartments (6)               23,040,000            79.71%                 67.43%
  15a    Gilmour Court Apartments                            11,610,000
---------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments                 5,810,000
  15c    River City Renaissance I Apartments                  5,620,000
   16    TNT Logistics Warehouse - Laurens, SC               28,260,000            63.60%                 49.46%
   17    Pasadena Office Tower                               22,500,000            79.80%                 72.98%
   18    University Village at Boulder Creek                 21,500,000            78.99%                 66.48%
---------------------------------------------------------------------------------------------------------------------
   19    North County Square                                 20,900,000            79.69%                 68.26%
   20    Walmart - Altoona                                   18,100,000            89.68%                 62.09%
   21    306 East 61st Street                                22,600,000            70.07%                 59.83%
   22    The Madison Building                                19,600,000            74.29%                 63.81%
   23    Northwest-West Willows Tech Center (12)             22,200,000            64.81%                 57.52%
---------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                       17,600,000            80.00%                 72.77%
   25    Merrick Commons                                     20,000,000            69.94%                 60.31%
   26    Budget Mini-Storage                                 27,000,000            51.66%                 41.09%
   27    The Shops of Hilshire Village                       17,250,000            79.35%                 70.10%
   28    Alamosa Plaza Shopping Center                       18,000,000            74.93%                 67.97%
---------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                   16,900,000            78.99%                 71.17%
   30    Treehouse Village Apartments                        16,500,000            79.56%                 62.70%
   31    Lakeshore Apartments                                17,190,000            75.44%                 65.43%
   32    Shoppes of Boynton                                  16,200,000            78.47%                 68.58%
   33    CLK2 - Casa De Fuentes Apartments                   15,800,000            80.00%                 72.77%
---------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                    15,400,000            79.55%                 70.18%
   35    Burton Hills III                                    15,000,000            80.52%                 68.62%
   36    Waverly Woods Center                                15,500,000            76.74%                 67.86%
   37    Park Plaza Office Building                          17,000,000            69.87%                 61.92%
   38    Prescott Industrial Park (13)                       16,000,000            66.17%                 61.30%
---------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                     14,200,000            79.36%                 72.19%
   40    Eaton Square Apartments (14)                        14,100,000            79.15%                 69.41%
   41    BJ's Wholesale Club - Woodstock, GA                 13,750,000            79.79%                 68.64%
   42    Alpine Apartments                                   12,425,000            77.12%                 72.08%
   43    Mountain Creek Apartments                           12,060,000            79.34%                 68.40%
---------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                 4,900,000            73.14%                 66.75%
   45    Walgreens - Royal Palm Beach                         3,960,000            73.14%                 66.75%
   46    Walgreens - Lantana                                  3,625,000            73.14%                 66.75%
   47    Walden Shores Apartments                            11,200,000            80.13%                 68.35%
   48    Whispering Pines                                    10,350,000            78.26%                 69.04%
---------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                       10,200,000            68.75%                 59.75%
   50    Quality Plaza Industrial Park II                     1,400,000            68.75%                 59.75%
   51    High Park Village/ Continental Park Apartments       9,600,000            79.27%                 69.84%
   52    Scottsdale Crossing                                  9,600,000            79.09%                 68.05%
   53    Orchards at 800 North                               10,000,000            74.93%                 64.07%
---------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                            9,500,000            76.03%                 67.76%
   55    The Oaks on Hovey                                   10,200,000            69.87%                 59.37%
   56    NCR Office Building                                  9,450,000            69.78%                 59.71%
   57    Rimrock Marketplace                                 10,730,000            60.47%                 51.68%
   58    Old Line Centre                                      7,940,000            79.84%                 68.33%
---------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                    8,100,000            77.52%                 66.19%
   60    Crestbrook Apartments                                5,350,000            67.32%                 62.22%
   61    Oak Park Village                                     3,700,000            67.32%                 62.22%
   62    The UCLA/Los Angeles Times Building                 10,000,000            59.93%                 50.12%
   63    Holiday Inn Winchester                               8,970,000            66.89%                 53.51%
---------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                 8,750,000            67.36%                 57.60%
   65    Harbor Pines Portfolio (6)                           7,500,000            77.78%                 69.31%
  65a    Harbor Pines Mobile Home Community                   4,750,000
  65b    Harbor Pines Self Storage                            2,750,000
   66    Bowling Green Retail Center                          7,300,000            79.59%                 68.11%
---------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                        7,500,000            73.60%                 62.98%
   68    UDR Portfolio - Cimarron City Apartments             6,900,000            80.00%                 68.27%
   69    Shops at FishHawk                                    7,000,000            76.06%                 66.96%
   70    CLK - Cedar Bluff Apartments (15)                    5,800,000            80.00%                 73.30%
   71    Bell Camino Center                                   6,500,000            74.49%                 63.69%
---------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                          6,350,000            73.92%                 59.02%
   73    Summer Breeze Apartments                             5,900,000            76.04%                 63.62%
   74    Cambridge Commons Shopping Center                    5,650,000            78.97%                 70.01%
   75    The Vinings Center                                   6,300,000            70.00%                 57.54%
   76    Walgreens - Anaheim                                  5,760,000            76.29%                 60.72%
---------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                  5,500,000            79.81%                 69.27%
   78    Brunswick Shopping Center                            7,200,000            60.55%                 53.29%
   79    Walgreens - Chula Vista                              5,990,000            72.41%                 63.36%
   80    Storage 2000 - Stafford                              7,100,000            61.04%                 47.65%
   81    Saratoga Apartments                                  5,550,000            77.65%                 67.34%
---------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                    6,200,000            68.62%                 54.92%
  82a    Sentry Self Storage - Williamsburg                   2,400,000
  82b    Sentry Self Storage - Chesapeake                     1,900,000
  82c    Sentry Self Storage - Newport News                   1,900,000
   83    Walgreens - Sacramento                               5,940,000            70.10%                 60.99%
---------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                 5,685,000            70.47%                 58.00%
   85    Montana Avenue Mixed Use                             6,500,000            61.48%                 52.49%
   86    Westheimer Dunvale II & III                          5,300,000            73.50%                 65.64%
   87    Red Oak Corners                                      5,200,000            72.58%                 60.05%
   88    Stoneridge Apartments                                4,700,000            79.91%                 66.62%
---------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                             5,050,000            71.78%                 55.66%
   90    Fair Oaks Mobile Home Park                           4,800,000            74.91%                 69.42%
   91    Shops at Shiloh Crossing                             4,800,000            74.89%                 65.16%
   92    Monterey Apartments                                  5,150,000            69.78%                 59.72%
   93    Walgreens - Mount Pleasant                           4,500,000            79.33%                 69.04%
---------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                       4,300,000            78.95%                 68.71%
   95    Bedford West                                         4,650,000            72.11%                 64.24%
   96    Auto Mall Parkway Self Storage                       4,890,000            68.37%                 62.21%
   97    San Luis Obispo City Storage                         4,660,000            70.72%                 55.93%
   98    Indian River Plaza                                   4,500,000            70.95%                 61.85%
---------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                  4,380,000            72.50%                 56.97%
  100    Storage 2000 - Fredericksburg                        5,220,000            57.39%                 44.80%
  101    Westbay Apartments                                   7,200,000            41.54%                 36.12%
  102    Walgreens Fortification - Jackson                    3,940,000            75.65%                  0.00%
  103    Greens at Broken Arrow, Phase II                     7,500,000            39.50%                 31.44%
---------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                     5,100,000            56.81%                 48.22%
  105    Walgreens - Clinton                                  4,070,000            70.28%                  0.00%
  106    Windermere Office Building                           3,850,000            70.39%                 62.23%
  107    Buckhead Villa Apartments                            3,400,000            77.94%                 66.87%
  108    Roanoke Corners Shopping Center                      3,350,000            78.72%                 70.44%
---------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                                5,500,000            47.19%                 40.10%
  110    The Greens at Owasso, Phase II                       7,300,000            34.89%                 27.77%
  111    New Iberia Shopping Center                           3,600,000            70.12%                 49.50%
  112    Walgreens Ridgewood - Jackson                        3,600,000            69.18%                  0.00%
  113    Staples-Waterville Commons                           3,300,000            74.61%                 60.71%
---------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                   3,000,000            79.92%                 72.43%
  115    Walgreens - Santa Maria                              4,390,000            54.24%                 43.00%
  116    U.S. Storage - Atascocita                            3,300,000            70.19%                 64.36%
  117    Victory Village MHC                                  2,900,000            79.23%                 73.94%
  118    CC Mangum Building                                   3,355,000            68.45%                 59.60%
---------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                     3,830,000            58.48%                 51.59%
  119a   Folsom Self Storage                                  2,350,000
  119b   Stockton Self Storage                                1,480,000
  120    Baytown Self Storage Center                          3,100,000            72.16%                 56.89%
  121    Shoppes at 41st Street II                            3,010,000            73.56%                 60.46%
---------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                     2,750,000            79.81%                 69.40%
  123    Bellaire / Stella Link Retail Center                 2,900,000            73.90%                 65.47%
  124    Turtle Run Shoppes                                   4,300,000            48.79%                 41.42%
  125    Isanti Estates Mobile Home Park                      3,050,000            67.15%                 57.42%
  126    University Suites                                    2,620,000            76.16%                 60.88%
---------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                          2,750,000            71.05%                 55.31%
  128    Erwin Acres Shopping Center                          2,350,000            74.88%                 59.22%
  129    CVS - Tell City                                      1,900,000            79.81%                 63.50%
  130    Eckerd - Cape May                                    3,100,000            48.27%                 42.09%
  131    Garland Industrial Center                            1,350,000            74.67%                 60.29%
---------------------------------------------------------------------------------------------------------------------


   ID                     PROPERTY NAME                  ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)           Various
   1a    Westfield Shoppingtown MainPlace                2800 North Main Street
   1b    Westfield Shoppingtown Galleria at Roseville    1151 Galleria Boulevard
   2     The Parkway II Apartments (7)                   1200 & 1250 Galapago Street
   3     The Parkway I Apartments (8)                    1150 Galapago Street
-----------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                              15 Wolf Road
   5     South Tryon Square                              201 South Tryon Street
   6     Highlands Plaza I Office Building               1001 Highlands Plaza Drive West
   7     Commerce Center I & II Summary (6)              Various
   7a    Commerce Center II                              900 North 23rd Street
-----------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                               909 North 20th Street
   8     The Market at the Waterfront                    280-660 East Waterfront Drive
   9     Carroll's Creek Landing Apartments (11)         18111 25th Avenue Northeast
   10    Chino Hills Marketplace                         4200 Chino Hills Parkway
   11    Frederick Crossing                              7210 - 7350 Guilford Drive
-----------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                9700 Medlock Bridge Road
   13    1511 Third Avenue                               1511 Third Avenue
   14    UDR Portfolio - Ashley Oaks Apartments          16400 Henderson Pass
   15    River City Renaissance Apartments (6)           Various
  15a    Gilmour Court Apartments                        305 North Thompson
-----------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments            Various
  15c    River City Renaissance I Apartments             Various
   16    TNT Logistics Warehouse - Laurens, SC           101 Michelin Drive
   17    Pasadena Office Tower                           150 South Los Robles Avenue
   18    University Village at Boulder Creek             2600 Taft Drive
-----------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                             1711-1861 University Drive
   20    Walmart - Altoona                               2600 Plank Road Commons
   21    306 East 61st Street                            306 East 61st Street
   22    The Madison Building                            1320 Old Chain Bridge Road
   23    Northwest-West Willows Tech Center (12)         14510 - 14710 Northeast 87th Street
-----------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                   8100 Perry Street
   25    Merrick Commons                                 1650-1706 Merrick Road
   26    Budget Mini-Storage                             2851 Southwest 31 Avenue
   27    The Shops of Hilshire Village                   1505 Wirt Road
   28    Alamosa Plaza Shopping Center                   2833 East Desert Inn Road
-----------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments               5327 Timuquana Road
   30    Treehouse Village Apartments                    800 Marion Pugh Drive
   31    Lakeshore Apartments                            9615 18th Avenue South
   32    Shoppes of Boynton                              2240 North Congress Avenue
   33    CLK2 - Casa De Fuentes Apartments               11700 Stearns Street
-----------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                400 Lake Drive
   35    Burton Hills III                                20 Burton Hills Boulevard
   36    Waverly Woods Center                            10775-10825 Birmingham Way
   37    Park Plaza Office Building                      1939 Harrison Street
   38    Prescott Industrial Park (13)                   1865, 1875 and 1890 Ord Way
-----------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                 200 Theatre Drive
   40    Eaton Square Apartments (14)                    9009 University Parkway
   41    BJ's Wholesale Club - Woodstock, GA             105 Long Street
   42    Alpine Apartments                               5908 St. Moritz Drive
   43    Mountain Creek Apartments                       936 Mountain Creek Road
-----------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                            11718 Meridian Street East
   45    Walgreens - Royal Palm Beach                    12001 Southern Boulevard
   46    Walgreens - Lantana                             4530 Lantana Road
   47    Walden Shores Apartments                        100 Walden Shores Drive
   48    Whispering Pines                                7900 Lawrence Road
-----------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                   87-119, 160, 260 Engineers Drive and 950-970 South Broadway
   50    Quality Plaza Industrial Park II                5 Sidney Court
   51    High Park Village/ Continental Park Apartments  1111 High Road and 2393 Continental Avenue
   52    Scottsdale Crossing                             2825-45 North Scottsdale Road
   53    Orchards at 800 North                           SEC 800 North at 800 East
-----------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                       5600 Urbana Pike
   55    The Oaks on Hovey                               1221-1249 West Hovey Avenue
   56    NCR Office Building                             15400 Southeast 30th Place
   57    Rimrock Marketplace                             313, 329, 341, 367 & 415 South River Road
   58    Old Line Centre                                 12070 Old Line Center
-----------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                               3365-85 Mission Ave & 101-110 Copperwood Way
   60    Crestbrook Apartments                           4828 Lancaster Drive Northeast
   61    Oak Park Village                                4415-4495 Pacifica Way Northeast
   62    The UCLA/Los Angeles Times Building             1920 Colorado Avenue
   63    Holiday Inn Winchester                          1017 Millwood Pike
-----------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building            1919 North Loop West
   65    Harbor Pines Portfolio (6)                      701 Harbor Pines Drive
  65a    Harbor Pines Mobile Home Community              701 Harbor Pines Drive
  65b    Harbor Pines Self Storage                       701 Harbor Pines Drive
   66    Bowling Green Retail Center                     1865 and 1875 Campbell Lane
-----------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                   4122 Factoria Boulevard Southeast
   68    UDR Portfolio - Cimarron City Apartments        1950 Universal City Boulevard
   69    Shops at FishHawk                               16733-16775 Fishhawk Boulevard
   70    CLK - Cedar Bluff Apartments (15)               424 Cedar Bluff Road
   71    Bell Camino Center                              10926 West Bell Road
-----------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                     9310 Long Point Road
   73    Summer Breeze Apartments                        14959 Seneca Road
   74    Cambridge Commons Shopping Center               8010 Cambridge Commons Drive
   75    The Vinings Center                              861 North Parkway
   76    Walgreens - Anaheim                             1720 West La Palma Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                             835 State Road 19 South
   78    Brunswick Shopping Center                       52 Souder Road
   79    Walgreens - Chula Vista                         621 "I" Street
   80    Storage 2000 - Stafford                         521 Garrisonville Road
   81    Saratoga Apartments                             600 Saratoga Drive
-----------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)               Various
  82a    Sentry Self Storage - Williamsburg              5393 Mooretown Road
  82b    Sentry Self Storage - Chesapeake                4815 Station House Road
  82c    Sentry Self Storage - Newport News              5868 Jefferson Avenue
   83    Walgreens - Sacramento                          1401 and 1429 Broadway
-----------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                            3535 Katy Freeway
   85    Montana Avenue Mixed Use                        1230 Montana Avenue
   86    Westheimer Dunvale II & III                     8350 & 8366 Westheimer
   87    Red Oak Corners                                 850 FM 1960 West
   88    Stoneridge Apartments                           1500 South Lamar Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                        1100 North Collier Boulevard
   90    Fair Oaks Mobile Home Park                      5404 Northeast 121st Avenue
   91    Shops at Shiloh Crossing                        3940 Cherokee Street
   92    Monterey Apartments                             2301 Old Bainridge Road
   93    Walgreens - Mount Pleasant                      SWC US Highway 17 and James Nelson Road
-----------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                  North Side US Highway 17 and Windy Hill Road
   95    Bedford West                                    3466-3536 West Sterns Road
   96    Auto Mall Parkway Self Storage                  43941 Osgood Road
   97    San Luis Obispo City Storage                    4115 Santa Fe Road
   98    Indian River Plaza                              3709-3711 Sangani Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                             3403 Mangum Road
  100    Storage 2000 - Fredericksburg                   4720 Business Drive
  101    Westbay Apartments                              825 Center Street
  102    Walgreens Fortification - Jackson               955 North State Street
  103    Greens at Broken Arrow, Phase II                1441 East Omaha Street
-----------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                1851 North Alafaya Trail
  105    Walgreens - Clinton                             204 Highway 80 East
  106    Windermere Office Building                      210 5th Avenue South
  107    Buckhead Villa Apartments                       4428, 4438, 4439, 4449 & 4450 Kinkead Court and 727, 747 & 767 Duck Court
  108    Roanoke Corners Shopping Center                 1108 Highway 377
-----------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                           651 West 16th Street
  110    The Greens at Owasso, Phase II                  13600 East 84th Street North
  111    New Iberia Shopping Center                      1002 Jefferson Terrace & 1202 East Admiral Doyle Drive
  112    Walgreens Ridgewood - Jackson                   6308 Ridgewood Road
  113    Staples-Waterville Commons                      I-95 at Main Street (SR 104)
-----------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community              201 Jefferson Street
  115    Walgreens - Santa Maria                         2399 South Broadway
  116    U.S. Storage - Atascocita                       19415 Pinehurst Trail Drive
  117    Victory Village MHC                             260 Victory Highway
  118    CC Mangum Building                              3141 John Humphries Wynd
-----------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                Various
  119a   Folsom Self Storage                             8671 Folsom Boulevard
  119b   Stockton Self Storage                           6155 Stockton Boulevard
  120    Baytown Self Storage Center                     4500 Decker Drive
  121    Shoppes at 41st Street II                       10405-10421 Northwest 41st Street
-----------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                3435-3513 Audubon Road & 1002-1020 Augusta Avenue
  123    Bellaire / Stella Link Retail Center            4001 Bellaire Boulevard
  124    Turtle Run Shoppes                              6261-6295 West Sample Road
  125    Isanti Estates Mobile Home Park                 26735 Aberdeen Street, Northeast
  126    University Suites                               416-470 Jan Mar Drive
-----------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                     1225 Central Boulevard
  128    Erwin Acres Shopping Center                     1208-1220 Northwest Sheridan Road
  129    CVS - Tell City                                 225 12th Street
  130    Eckerd - Cape May                               3221 Bayshore Road
  131    Garland Industrial Center                       2206-2214 South Jupiter
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                           YEAR           YEAR
   ID                     PROPERTY NAME                  CITY                   STATE       ZIP CODE       BUILT        RENOVATED
----------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)           Various                  CA         Various      Various        Various
   1a    Westfield Shoppingtown MainPlace                Santa Ana                CA          92705         1987           1992
   1b    Westfield Shoppingtown Galleria at Roseville    Roseville                CA          95678         2000
   2     The Parkway II Apartments (7)                   Denver                   CO          80204         1983           2002
   3     The Parkway I Apartments (8)                    Denver                   CO          80204         1982           2002
----------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                              Albany                   NY          12205         1966           1998
   5     South Tryon Square                              Charlotte                NC          28202         1960           1999
   6     Highlands Plaza I Office Building               St. Louis                MO          63110         2000
   7     Commerce Center I & II Summary (6)              St. Louis                MO          63106       Various
   7a    Commerce Center II                              St. Louis                MO          63106         2001
----------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                               St. Louis                MO          63106         2000
   8     The Market at the Waterfront                    Homestead                PA          15120         2001
   9     Carroll's Creek Landing Apartments (11)         Arlington                WA          98223         2002
   10    Chino Hills Marketplace                         Chino Hills              CA          91709         1991
   11    Frederick Crossing                              Frederick                MD          21704         1998           2002
----------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                Duluth                   GA          30097         1999
   13    1511 Third Avenue                               New York                 NY          10028         1905           1995
   14    UDR Portfolio - Ashley Oaks Apartments          San Antonio              TX          78232         1984           1995
   15    River City Renaissance Apartments (6)           Richmond                 VA         Various      Various          2001
  15a    Gilmour Court Apartments                        Richmond                 VA          23221         1938           2001
----------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments            Richmond                 VA          23220         1910           2001
  15c    River City Renaissance I Apartments             Richmond                 VA          23220         1913           2001
   16    TNT Logistics Warehouse - Laurens, SC           Laurens                  SC          29360         1991
   17    Pasadena Office Tower                           Pasadena                 CA          91101         1971           1999
   18    University Village at Boulder Creek             Boulder                  CO          80302         2002
----------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                             Vista                    CA          92083         1994           2000
   20    Walmart - Altoona                               Altoona                  PA          16601         1993           2002
   21    306 East 61st Street                            New York                 NY          10021         1901           2000
   22    The Madison Building                            McLean                   VA          22101         1986           2000
   23    Northwest-West Willows Tech Center (12)         Redmond                  WA          98052         1985
----------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                   Overland Park            KS          66204         1986
   25    Merrick Commons                                 Merrick                  NY          11566         1960           1994
   26    Budget Mini-Storage                             Miami                    FL          33133         1997           2001
   27    The Shops of Hilshire Village                   Houston                  TX          77055         1999
   28    Alamosa Plaza Shopping Center                   Las Vegas                NV          89121         1985           2002
----------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments               Jacksonville             FL          32210         1971           2000
   30    Treehouse Village Apartments                    College Station          TX          77840         1985           2002
   31    Lakeshore Apartments                            Tacoma                   WA          98444         1994           1998
   32    Shoppes of Boynton                              Boynton Beach            FL          33426         1990
   33    CLK2 - Casa De Fuentes Apartments               Overland Park            KS          66210         1986
----------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                Nokomis                  FL          34275         1968
   35    Burton Hills III                                Nashville                TN          37215         1997
   36    Waverly Woods Center                            Woodstock                MD          21163         2000
   37    Park Plaza Office Building                      Oakland                  CA          94612         1968           1998
   38    Prescott Industrial Park (13)                   Oceanside                CA          92056         1999
----------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                 Lafayette                LA          70506         1999
   40    Eaton Square Apartments (14)                    Pensacola                FL          32514         2000
   41    BJ's Wholesale Club - Woodstock, GA             Woodstock                GA          30189         2002
   42    Alpine Apartments                               Temple Hills             MD          20748         1967           1999
   43    Mountain Creek Apartments                       Chattanooga              TN          37405         1971           1994
----------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                            Puyallup                 WA          98373         2001
   45    Walgreens - Royal Palm Beach                    Royal Palm Beach         FL          33411         2001
   46    Walgreens - Lantana                             Lake Worth               FL          33463         2000
   47    Walden Shores Apartments                        Brunswick                GA          31525         2000
   48    Whispering Pines                                Boynton Beach            FL          33436         1972
----------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                   Hicksville               NY          11801         1966           1990
   50    Quality Plaza Industrial Park II                Lindenhurst              NY          11757         1962
   51    High Park Village/ Continental Park Apartments  Tallahassee              FL          32304         1986
   52    Scottsdale Crossing                             Scottsdale               AZ          85257         1991           2001
   53    Orchards at 800 North                           Orem                     UT          84097         1998
----------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                       Frederick                MD          21704         2001
   55    The Oaks on Hovey                               Normal                   IL          61761         2002
   56    NCR Office Building                             Bellevue                 WA          98007         1984
   57    Rimrock Marketplace                             St. George               UT          84790         2002
   58    Old Line Centre                                 Waldorf                  MD          20602         1990
----------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                               Oceanside                CA          92054         1981           1986
   60    Crestbrook Apartments                           Salem                    OR          97305         1995
   61    Oak Park Village                                Salem                    OR          97305         1997
   62    The UCLA/Los Angeles Times Building             Santa Monica             CA          90404         1975           1996
   63    Holiday Inn Winchester                          Winchester               VA          22602         1965           1996
----------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building            Houston                  TX          77008         1977
   65    Harbor Pines Portfolio (6)                      Ridgeland                MS          39157       Various          1999
  65a    Harbor Pines Mobile Home Community              Ridgeland                MS          39157         1977           1999
  65b    Harbor Pines Self Storage                       Ridgeland                MS          39157         1987           1999
   66    Bowling Green Retail Center                     Bowling Green            KY          42104         1999
----------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                   Bellevue                 WA          98006         1982
   68    UDR Portfolio - Cimarron City Apartments        Universal City           TX          78148         1985
   69    Shops at FishHawk                               Lithia                   FL          33547         2000
   70    CLK - Cedar Bluff Apartments (15)               Knoxville                TN          37923         1979
   71    Bell Camino Center                              Sun City                 AZ          85351         1984           2000
----------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                     Houston                  TX          77055         1973           2001
   73    Summer Breeze Apartments                        Victorville              CA          92392         1986           1995
   74    Cambridge Commons Shopping Center               Charlotte                NC          28215         1999
   75    The Vinings Center                              Jackson                  TN          38305         1995
   76    Walgreens - Anaheim                             Anaheim                  CA          92801         2002
----------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                             Palatka                  FL          32177         1988           1998
   78    Brunswick Shopping Center                       Brunswick                MD          21716         1979
   79    Walgreens - Chula Vista                         Chula Vista              CA          91910         2001
   80    Storage 2000 - Stafford                         Stafford                 VA          22554         1999           2001
   81    Saratoga Apartments                             Twin Falls               ID          83301         1996           2002
----------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)               Various                  VA         Various      Various        Various
  82a    Sentry Self Storage - Williamsburg              Williamsburg             VA          23188         1982           1984
  82b    Sentry Self Storage - Chesapeake                Chesapeake               VA          23321         1983
  82c    Sentry Self Storage - Newport News              Newport News             VA          23605         1984           1997
   83    Walgreens - Sacramento                          Sacramento               CA          95818         2002
----------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                            Houston                  TX          77007         1999
   85    Montana Avenue Mixed Use                        Santa Monica             CA          90403         2002
   86    Westheimer Dunvale II & III                     Houston                  TX          77063         2001
   87    Red Oak Corners                                 Houston                  TX          77090         1981           2001
   88    Stoneridge Apartments                           Austin                   TX          78704         1973           1997
----------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                        Marco Island             FL          34145         2000
   90    Fair Oaks Mobile Home Park                      Vancouver                WA          98682         1974
   91    Shops at Shiloh Crossing                        Kennesaw                 GA          30144         1998
   92    Monterey Apartments                             Tallahassee              FL          32303         1974
   93    Walgreens - Mount Pleasant                      Mt. Pleasant             SC          29464         2002
----------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                  North Myrtle Beach       SC          29582         2002
   95    Bedford West                                    Lambertville             MI          48144         2001
   96    Auto Mall Parkway Self Storage                  Fremont                  CA          94539         1998
   97    San Luis Obispo City Storage                    San Luis Obispo          CA          93401         2001
   98    Indian River Plaza                              D'lberville              MS          39540         2001
----------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                             Houston                  TX          77092         2001
  100    Storage 2000 - Fredericksburg                   Fredericksburg           VA          22408         1999           2001
  101    Westbay Apartments                              Costa Mesa               CA          92627         1985
  102    Walgreens Fortification - Jackson               Jackson                  MS          39202         1999
  103    Greens at Broken Arrow, Phase II                Broken Arrow             OK          74012         2001
----------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                Orlando                  FL          32826         1994
  105    Walgreens - Clinton                             Clinton                  MS          39056         1999
  106    Windermere Office Building                      Edmonds                  WA          98020         2000
  107    Buckhead Villa Apartments                       Fayetteville             NC          28314         2002
  108    Roanoke Corners Shopping Center                 Roanoke                  TX          76262         2001
----------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                           Plano                    TX          75075         1965
  110    The Greens at Owasso, Phase II                  Owasso                   OK          74055         2001
  111    New Iberia Shopping Center                      New Iberia               LA          70560         2001
  112    Walgreens Ridgewood - Jackson                   Jackson                  MS          39211         1998
  113    Staples-Waterville Commons                      Waterville               ME          04903         2002
----------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community              Richland                 MS          39218         1977           1999
  115    Walgreens - Santa Maria                         Santa Maria              CA          93455         2002
  116    U.S. Storage - Atascocita                       Humble                   TX          77346         1994
  117    Victory Village MHC                             Painted Post             NY          14870         1959           1998
  118    CC Mangum Building                              Raleigh                  NC          27612         1986
----------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                Sacramento               CA         Various      Various          2000
  119a   Folsom Self Storage                             Sacramento               CA          95826         1975           2000
  119b   Stockton Self Storage                           Sacramento               CA          95824         1979           2000
  120    Baytown Self Storage Center                     Baytown                  TX          77520         1997           2000
  121    Shoppes at 41st Street II                       Miami                    FL          33178         2001
----------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                Montgomery               AL          36111         1960           2001
  123    Bellaire / Stella Link Retail Center            Houston                  TX          77025         2000
  124    Turtle Run Shoppes                              Coral Springs            FL          33067         1989
  125    Isanti Estates Mobile Home Park                 Isanti                   MN          55040         1960           1997
  126    University Suites                               Newport News             VA          23606         1989           2001
----------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                     Brownsville              TX          78520         1951           1972
  128    Erwin Acres Shopping Center                     Lawton                   OK          73505         1958           2001
  129    CVS - Tell City                                 Tell City                IN          47586         2001
  130    Eckerd - Cape May                               Cape May                 NJ          08204         2000
  131    Garland Industrial Center                       Garland                  TX          75041         1983
----------------------------------------------------------------------------------------------------------------------------------


                                                                   NET            UNITS          LOAN PER NET       PREPAYMENT
                                                                RENTABLE           OF           RENTABLE AREA       PROVISIONS
   ID                     PROPERTY NAME                     AREA SF/UNITS (5)    MEASURE           SF/UNITS      (# OF PAYMENTS)
----------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)                   911,194         Sq. Ft.             191.32      L(26),D(87),O(7)
   1a    Westfield Shoppingtown MainPlace                        448,864         Sq. Ft.             200.57
   1b    Westfield Shoppingtown Galleria at Roseville            462,330         Sq. Ft.             182.34
   2     The Parkway II Apartments (7)                               276          Units          106,884.06      L(27),D(51),O(6)
   3     The Parkway I Apartments (8)                                184          Units          107,173.91      L(27),D(51),O(6)
----------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                      668,343         Sq. Ft.              62.84      L(24),D(27),O(6)
   5     South Tryon Square                                      236,680         Sq. Ft.             153.58      L(26),D(91),O(3)
   6     Highlands Plaza I Office Building                       144,585         Sq. Ft.             140.15      L(28),D(90),O(2)
   7     Commerce Center I & II Summary (6)                      487,150         Sq. Ft.              32.91      L(28),D(90),O(2)
   7a    Commerce Center II                                      337,044         Sq. Ft.              30.53
----------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                                       150,106         Sq. Ft.              38.26
   8     The Market at the Waterfront                            314,926         Sq. Ft.              99.68      L(28),D(88),O(4)
   9     Carroll's Creek Landing Apartments (11)                     288          Units          100,621.93     L(25),D(151),O(4)
   10    Chino Hills Marketplace                                 324,110         Sq. Ft.              77.22      L(39),D(77),O(4)
   11    Frederick Crossing                                      269,699         Sq. Ft.              92.60      L(25),D(91),O(4)
----------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                        159,163         Sq. Ft.             137.89      L(27),D(89),O(4)
   13    1511 Third Avenue                                        55,839         Sq. Ft.             357.79      L(25),D(91),O(4)
   14    UDR Portfolio - Ashley Oaks Apartments                      462          Units           40,519.48      L(26),D(91),O(3)
   15    River City Renaissance Apartments (6)                       319          Units           57,571.21      L(26),D(90),O(4)
  15a    Gilmour Court Apartments                                    157          Units           58,944.88
----------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments                         84          Units           55,132.84
  15c    River City Renaissance I Apartments                          78          Units           57,432.17
   16    TNT Logistics Warehouse - Laurens, SC                 1,164,000         Sq. Ft.              15.44      L(27),D(90),O(3)
   17    Pasadena Office Tower                                   138,791         Sq. Ft.             129.36      L(27),D(54),O(3)
   18    University Village at Boulder Creek                          82          Units          207,098.97      L(25),D(92),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                     148,757         Sq. Ft.             111.96      L(27),D(90),O(3)
   20    Walmart - Altoona                                       219,900         Sq. Ft.              73.82      L(24),D(92),O(4)
   21    306 East 61st Street                                     68,086         Sq. Ft.             232.57      L(25),D(91),O(4)
   22    The Madison Building                                     81,939         Sq. Ft.             177.71      L(27),D(89),O(4)
   23    Northwest-West Willows Tech Center (12)                 162,561         Sq. Ft.              88.50      L(29),D(73),O(4)
----------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                               306          Units           46,013.07      L(28),D(53),O(3)
   25    Merrick Commons                                         107,871         Sq. Ft.             129.67      L(49),D(67),O(4)
   26    Budget Mini-Storage                                     149,920         Sq. Ft.              93.04      L(27),D(90),O(3)
   27    The Shops of Hilshire Village                           117,821         Sq. Ft.             116.17      L(35),D(83),O(2)
   28    Alamosa Plaza Shopping Center                            77,650         Sq. Ft.             173.69      L(25),D(57),O(2)
----------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                           444          Units           30,067.57      L(26),D(55),O(3)
   30    Treehouse Village Apartments                                444          Units           29,564.98      L(35),D(81),O(4)
   31    Lakeshore Apartments                                        336          Units           38,596.23     L(47),YM1(69),O(4)
   32    Shoppes of Boynton                                      151,831         Sq. Ft.              83.73      L(28),D(89),O(3)
   33    CLK2 - Casa De Fuentes Apartments                           288          Units           43,888.89      L(28),D(53),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                            391           Pads           31,329.92      L(25),D(92),O(3)
   35    Burton Hills III                                        106,877         Sq. Ft.             113.01      L(26),D(91),O(3)
   36    Waverly Woods Center                                     99,832         Sq. Ft.             119.15      L(36),D(82),O(2)
   37    Park Plaza Office Building                               81,240         Sq. Ft.             146.22      L(35),D(81),O(4)
   38    Prescott Industrial Park (13)                           266,107         Sq. Ft.              43.92      L(25),D(31),O(4)
----------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                             144          Units           78,259.09      L(27),D(55),O(2)
   40    Eaton Square Apartments (14)                                240          Units           46,500.77      L(32),D(81),O(4)
   41    BJ's Wholesale Club - Woodstock, GA                     115,369         Sq. Ft.              95.10      L(27),D(90),O(3)
   42    Alpine Apartments                                           172          Units           55,707.27      L(26),D(30),O(4)
   43    Mountain Creek Apartments                                   296          Units           32,324.79      L(28),D(88),O(4)
----------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                     14,490         Sq. Ft.             243.62      L(25),D(33),O(2)
   45    Walgreens - Royal Palm Beach                             15,120         Sq. Ft.             193.64      L(26),D(32),O(2)
   46    Walgreens - Lantana                                      13,905         Sq. Ft.             192.27      L(26),D(32),O(2)
   47    Walden Shores Apartments                                    192          Units           46,744.94      L(27),D(91),O(2)
   48    Whispering Pines                                            304           Pads           26,644.74      L(24),D(93),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                           174,169         Sq. Ft.              42.07      L(28),D(89),O(3)
   50    Quality Plaza Industrial Park II                         30,000         Sq. Ft.              21.60      L(28),D(89),O(3)
   51    High Park Village/ Continental Park Apartments              160          Units           47,560.07      L(39),D(79),O(2)
   52    Scottsdale Crossing                                      53,019         Sq. Ft.             143.21      L(25),D(92),O(3)
   53    Orchards at 800 North                                    84,342         Sq. Ft.              88.84      L(25),D(91),O(4)
----------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                                50,611         Sq. Ft.             142.72      L(30),D(87),O(3)
   55    The Oaks on Hovey                                            70          Units          101,813.49      L(35),D(81),O(4)
   56    NCR Office Building                                      47,365         Sq. Ft.             139.21      L(25),D(88),O(7)
   57    Rimrock Marketplace                                      69,486         Sq. Ft.              93.38      L(26),D(90),O(4)
   58    Old Line Centre                                          75,900         Sq. Ft.              83.52      L(26),D(91),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                       125,600         Sq. Ft.              49.99      L(25),D(92),O(3)
   60    Crestbrook Apartments                                       108          Units           32,368.90      L(25),D(32),O(3)
   61    Oak Park Village                                             64          Units           40,576.73      L(25),D(32),O(3)
   62    The UCLA/Los Angeles Times Building                      50,507         Sq. Ft.             118.67      L(25),D(92),O(3)
   63    Holiday Inn Winchester                                      173          Rooms           34,682.08      L(24),D(92),O(4)
----------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                    142,000         Sq. Ft.              41.51      L(25),D(92),O(3)
   65    Harbor Pines Portfolio (6)                           289/44,950      Pads / Sq. Ft.        Various      L(25),D(56),O(3)
  65a    Harbor Pines Mobile Home Community                          289           Pads           12,783.81
  65b    Harbor Pines Self Storage                                44,950         Sq. Ft.              47.58
   66    Bowling Green Retail Center                              60,841         Sq. Ft.              95.49      L(26),D(91),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                            40,372         Sq. Ft.             136.72      L(25),D(88),O(7)
   68    UDR Portfolio - Cimarron City Apartments                    140          Units           39,428.57      L(26),D(91),O(3)
   69    Shops at FishHawk                                        59,895         Sq. Ft.              88.89      L(31),D(86),O(3)
   70    CLK - Cedar Bluff Apartments (15)                           192          Units           25,677.08      L(38),D(43),O(3)
   71    Bell Camino Center                                       62,563         Sq. Ft.              77.39      L(26),D(91),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                                 211          Units           22,246.95      L(25),D(91),O(4)
   73    Summer Breeze Apartments                                    168          Units           26,706.06      L(27),D(89),O(4)
   74    Cambridge Commons Shopping Center                        42,000         Sq. Ft.             106.23      L(36),D(82),O(2)
   75    The Vinings Center                                       72,357         Sq. Ft.              60.95      L(35),D(81),O(4)
   76    Walgreens - Anaheim                                      14,440         Sq. Ft.             304.32      L(25),D(92),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                      77,756         Sq. Ft.              56.45      L(27),D(90),O(3)
   78    Brunswick Shopping Center                                78,281         Sq. Ft.              55.69      L(36),D(82),O(2)
   79    Walgreens - Chula Vista                                  15,120         Sq. Ft.             286.86      L(28),D(89),O(3)
   80    Storage 2000 - Stafford                                  79,125         Sq. Ft.              54.77      L(25),D(92),O(3)
   81    Saratoga Apartments                                         112          Units           38,477.47      L(35),D(81),O(4)
----------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                       139,816         Sq. Ft.              30.43      L(27),D(90),O(3)
  82a    Sentry Self Storage - Williamsburg                       44,540         Sq. Ft.              36.98
  82b    Sentry Self Storage - Chesapeake                         51,842         Sq. Ft.              25.15
  82c    Sentry Self Storage - Newport News                       43,434         Sq. Ft.              30.02
   83    Walgreens - Sacramento                                   17,423         Sq. Ft.             238.98      L(26),D(91),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                     76,947         Sq. Ft.              52.06      L(27),D(82),O(3)
   85    Montana Avenue Mixed Use                                6,673/4     Sq. Ft. / Units        Various      L(25),D(92),O(3)
   86    Westheimer Dunvale II & III                              23,114         Sq. Ft.             168.54      L(31),D(86),O(3)
   87    Red Oak Corners                                          46,133         Sq. Ft.              81.81      L(31),D(86),O(3)
   88    Stoneridge Apartments                                       138          Units           27,215.99      L(25),D(92),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                                 15,930         Sq. Ft.             227.54      L(25),D(92),O(3)
   90    Fair Oaks Mobile Home Park                                  110           Pads           32,689.73      L(25),D(32),O(3)
   91    Shops at Shiloh Crossing                                 40,087         Sq. Ft.              89.67      L(26),D(90),O(4)
   92    Monterey Apartments                                         180          Units           19,965.44      L(26),D(91),O(3)
   93    Walgreens - Mount Pleasant                               14,490         Sq. Ft.             246.35      L(26),D(92),O(2)
----------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                           14,490         Sq. Ft.             234.29      L(26),D(92),O(2)
   95    Bedford West                                             40,474         Sq. Ft.              82.84      L(35),D(81),O(4)
   96    Auto Mall Parkway Self Storage                           57,850         Sq. Ft.              57.79      L(26),D(33),O(1)
   97    San Luis Obispo City Storage                             77,660         Sq. Ft.              42.44      L(25),D(92),O(3)
   98    Indian River Plaza                                       32,600         Sq. Ft.              97.93      L(27),D(90),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                      14,490         Sq. Ft.             219.16      L(25),D(92),O(3)
  100    Storage 2000 - Fredericksburg                            83,900         Sq. Ft.              35.71      L(25),D(92),O(3)
  101    Westbay Apartments                                           79          Units           37,857.74      L(35),D(81),O(4)
  102    Walgreens Fortification - Jackson                        13,905         Sq. Ft.             214.36     L(25),D(177),O(1)
  103    Greens at Broken Arrow, Phase II                            132          Units           22,445.88     L(25),D(116),O(3)
----------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                         63,599         Sq. Ft.              45.55      L(25),D(92),O(3)
  105    Walgreens - Clinton                                      13,905         Sq. Ft.             205.71     L(25),D(172),O(1)
  106    Windermere Office Building                               15,386         Sq. Ft.             176.14      L(35),D(81),O(4)
  107    Buckhead Villa Apartments                                    68          Units           38,970.59      L(24),D(92),O(4)
  108    Roanoke Corners Shopping Center                          19,032         Sq. Ft.             138.57      L(32),D(85),O(3)
----------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                                       152          Units           17,073.99      L(26),D(91),O(3)
  110    The Greens at Owasso, Phase II                              132          Units           19,297.70     L(25),D(116),O(3)
  111    New Iberia Shopping Center                               34,225         Sq. Ft.              73.76     L(59),YM1(57),O(4)
  112    Walgreens Ridgewood - Jackson                            13,905         Sq. Ft.             179.10     L(25),D(167),O(1)
  113    Staples-Waterville Commons                               23,942         Sq. Ft.             102.83      L(35),D(81),O(4)
----------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                          196           Pads           12,232.94      L(25),D(56),O(3)
  115    Walgreens - Santa Maria                                  14,423         Sq. Ft.             165.08      L(35),D(81),O(4)
  116    U.S. Storage - Atascocita                                57,550         Sq. Ft.              40.25      L(27),D(30),O(3)
  117    Victory Village MHC                                         132           Pads           17,406.05      L(25),D(32),O(3)
  118    CC Mangum Building                                       25,555         Sq. Ft.              89.87      L(26),D(90),O(4)
----------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                         55,025         Sq. Ft.              40.71      L(28),D(53),O(3)
  119a   Folsom Self Storage                                      28,840         Sq. Ft.              47.66
  119b   Stockton Self Storage                                    26,185         Sq. Ft.              33.06
  120    Baytown Self Storage Center                              72,300         Sq. Ft.              30.94      L(25),D(92),O(3)
  121    Shoppes at 41st Street II                                12,475         Sq. Ft.             177.48      L(29),D(88),O(3)
----------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                             70          Units           31,353.69      L(35),D(81),O(4)
  123    Bellaire / Stella Link Retail Center                     12,612         Sq. Ft.             169.94      L(29),D(88),O(3)
  124    Turtle Run Shoppes                                       36,407         Sq. Ft.              57.62      L(25),D(92),O(3)
  125    Isanti Estates Mobile Home Park                             140           Pads           14,628.96      L(25),D(92),O(3)
  126    University Suites                                            28          Units           71,262.67      L(26),D(91),O(3)
----------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                                 145          Units           13,475.86      L(24),D(93),O(3)
  128    Erwin Acres Shopping Center                              30,240         Sq. Ft.              58.19      L(25),D(92),O(3)
  129    CVS - Tell City                                          10,055         Sq. Ft.             150.81      L(26),D(91),O(3)
  130    Eckerd - Cape May                                        12,739         Sq. Ft.             117.47     L(60),YM1(56),O(4)
  131    Garland Industrial Center                                31,138         Sq. Ft.              32.37     L(35),YM1(81),O(4)
----------------------------------------------------------------------------------------------------------------------------------

                                                              THIRD       THIRD MOST        SECOND      SECOND MOST
                                                           MOST RECENT    RECENT NOI     MOST RECENT     RECENT NOI     MOST RECENT
   ID                     PROPERTY NAME                        NOI           DATE            NOI            DATE            NOI
-----------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)                                            32,412,707     12/31/2001     30,288,450
   1a    Westfield Shoppingtown MainPlace                                                 16,882,898     12/31/2001     15,447,907
   1b    Westfield Shoppingtown Galleria at Roseville                                     15,529,809     12/31/2001     14,840,543
   2     The Parkway II Apartments (7)                                                     2,356,077     12/31/2001      2,277,710
   3     The Parkway I Apartments (8)                                                      1,570,718     12/31/2001      1,518,481
-----------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                 9,240,553     12/31/2000       7,840,735     12/31/2001      7,089,499
   5     South Tryon Square                                 1,703,118     12/31/2000       3,359,488     12/31/2001      4,608,722
   6     Highlands Plaza I Office Building                                                 1,962,544     12/31/2001      2,474,520
   7     Commerce Center I & II Summary (6)                                                  422,577     12/31/2001      1,525,654
   7a    Commerce Center II                                                                                                767,636
-----------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                                                                   422,577     12/31/2001        758,018
   8     The Market at the Waterfront                                                      1,267,949     12/31/2001      2,622,916
   9     Carroll's Creek Landing Apartments (11)                                                                           976,320
   10    Chino Hills Marketplace                            2,929,489     12/31/2000       3,197,504     12/31/2001      3,109,611
   11    Frederick Crossing                                                                2,310,834     12/31/2001      2,349,061
-----------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                   2,769,840     12/31/2000       2,706,891     12/31/2001      2,546,681
   13    1511 Third Avenue                                  1,481,027     12/31/2000       1,989,691     12/31/2001      1,942,787
   14    UDR Portfolio - Ashley Oaks Apartments             2,260,426     12/31/2000       2,074,131     12/31/2001      2,142,348
   15    River City Renaissance Apartments (6)                                             1,308,346     12/31/2001      1,798,878
  15a    Gilmour Court Apartments                                                            294,378     12/31/2001        728,117
-----------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments                                                484,215     12/31/2001        534,309
  15c    River City Renaissance I Apartments                                                 529,753     12/31/2001        536,452
   16    TNT Logistics Warehouse - Laurens, SC
   17    Pasadena Office Tower                              1,913,344     12/31/2000       2,447,277     12/31/2001      2,489,030
   18    University Village at Boulder Creek
-----------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                1,666,198     12/31/2000       1,898,002     12/31/2001      1,875,508
   20    Walmart - Altoona
   21    306 East 61st Street                                                                                            1,441,236
   22    The Madison Building                               1,513,394     12/31/2000       1,658,473     12/31/2001      1,610,035
   23    Northwest-West Willows Tech Center (12)            1,789,917     12/31/2000                                     1,678,823
-----------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                      1,294,648     12/31/2000       1,455,273     12/31/2001      1,472,464
   25    Merrick Commons                                                                   1,773,980     12/31/2001      1,813,764
   26    Budget Mini-Storage                                  983,057     12/31/2000       1,058,433     12/31/2001      1,346,175
   27    The Shops of Hilshire Village                      1,312,585     12/31/2000                                     1,641,401
   28    Alamosa Plaza Shopping Center                                                       798,822     12/31/2001      1,403,486
-----------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                    642,255     12/31/2000       1,169,637     12/31/2001      1,304,831
   30    Treehouse Village Apartments                       1,955,032     12/31/2000       1,653,823     12/31/2001      1,445,957
   31    Lakeshore Apartments                               1,790,444     12/31/2000       1,753,381     12/31/2001      1,883,102
   32    Shoppes of Boynton                                 1,316,340     12/31/2000       1,484,025     12/31/2001      1,409,888
   33    CLK2 - Casa De Fuentes Apartments                    970,170     12/31/2000       1,148,070     12/31/2001      1,243,624
-----------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                   1,086,484     12/31/2000       1,200,493     12/31/2001      1,219,712
   35    Burton Hills III                                   1,590,820     12/31/2000       1,758,170     12/31/2001      1,927,315
   36    Waverly Woods Center                                                                791,165     12/31/2001      1,378,371
   37    Park Plaza Office Building                         1,332,275     12/31/2000       1,625,504     12/31/2001      1,660,195
   38    Prescott Industrial Park (13)                                                                                     937,756
-----------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                      787,838     12/31/2000         938,099     12/31/2001      1,126,157
   40    Eaton Square Apartments (14)                         462,330     12/31/2000       1,180,262     12/31/2001      1,124,027
   41    BJ's Wholesale Club - Woodstock, GA
   42    Alpine Apartments                                    915,807     12/31/2000         934,424     12/31/2001      1,005,603
   43    Mountain Creek Apartments                            992,437     12/31/2000       1,109,150     12/31/2001      1,100,724
-----------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                                                 30,673     12/31/2001        202,229
   45    Walgreens - Royal Palm Beach                                                                                      334,991
   46    Walgreens - Lantana                                                                                               306,899
   47    Walden Shores Apartments                                                            587,676     12/31/2001        946,177
   48    Whispering Pines                                     612,443     12/31/2000         731,260     12/31/2001        774,930
-----------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                      1,096,058     12/31/2000       1,017,442     12/31/2001      1,012,116
   50    Quality Plaza Industrial Park II                      71,797     12/31/2000          -3,593     12/31/2001         42,263
   51    High Park Village/ Continental Park Apartments       915,072     12/31/2000         823,948     12/30/2001        837,164
   52    Scottsdale Crossing                                  964,908     12/31/2000       1,012,477     12/31/2001      1,007,187
   53    Orchards at 800 North                                771,189     12/31/2000         832,295     12/31/2001        828,199
-----------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza
   55    The Oaks on Hovey                                                                                                 861,942
   56    NCR Office Building                                  738,124     12/31/2000         840,320     12/31/2001        858,481
   57    Rimrock Marketplace                                                                                               801,351
   58    Old Line Centre                                      808,054     12/31/2000         858,772     12/31/2001        845,748
-----------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                    581,988     12/31/2000         682,648     12/31/2001        710,696
   60    Crestbrook Apartments                                389,487     12/31/2000         417,339     12/31/2001        422,156
   61    Oak Park Village                                     289,135     12/31/2000         300,813     12/31/2001        344,193
   62    The UCLA/Los Angeles Times Building                  898,916     12/31/2000         925,057     12/31/2001      1,015,260
   63    Holiday Inn Winchester                             1,008,967     12/31/2000       1,019,222     12/31/2001      1,222,217
-----------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                 576,895     12/31/2000         711,862     12/31/2001        845,029
   65    Harbor Pines Portfolio (6)                           929,477     12/31/2000         968,480     12/31/2001        970,615
  65a    Harbor Pines Mobile Home Community                   592,156     12/31/2000         627,550     12/31/2001        633,878
  65b    Harbor Pines Self Storage                            337,322     12/31/2000         340,929     12/31/2001        336,739
   66    Bowling Green Retail Center                                                         673,902     12/31/2001        627,177
-----------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                        778,176   Ann. 12/31/2000      748,668     12/31/2001        770,990
   68    UDR Portfolio - Cimarron City Apartments             602,295     12/31/2000         649,773     12/31/2001        700,113
   69    Shops at FishHawk                                                                   533,939     12/31/2001        584,669
   70    CLK - Cedar Bluff Apartments (15)                    561,622     12/31/2000                                       661,588
   71    Bell Camino Center                                   444,932     12/31/2000         565,745     12/31/2001        604,695
-----------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                          782,564     12/31/2000         864,703     12/31/2001        881,205
   73    Summer Breeze Apartments                             450,615     12/31/2000         515,524     12/31/2001        553,829
   74    Cambridge Commons Shopping Center                    433,110     12/31/2000         459,784     12/31/2001        775,560
   75    The Vinings Center                                   690,541     12/31/2000         651,533     12/31/2001        712,394
   76    Walgreens - Anaheim
-----------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                                                 417,861     12/31/2001        458,689
   78    Brunswick Shopping Center                            646,408     12/31/2000         576,568     12/31/2001        584,357
   79    Walgreens - Chula Vista                                                                                           468,301
   80    Storage 2000 - Stafford                              258,257     12/31/2000         431,616     12/31/2001        467,946
   81    Saratoga Apartments                                                                 365,718   Ann. 12/31/2001     467,852
-----------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                    602,332     12/31/2000         637,332     12/31/2001        596,926
  82a    Sentry Self Storage - Williamsburg                   217,142     12/31/2000         237,773     12/31/2001        208,489
  82b    Sentry Self Storage - Chesapeake                     199,891     12/31/2000         208,961     12/31/2001        202,288
  82c    Sentry Self Storage - Newport News                   185,299     12/31/2000         190,598     12/31/2001        186,149
   83    Walgreens - Sacramento
-----------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                 188,874     12/31/2000         373,645     12/31/2001        419,549
   85    Montana Avenue Mixed Use
   86    Westheimer Dunvale II & III                                                                                       538,454
   87    Red Oak Corners                                      134,100     12/31/2000         266,244     12/31/2001
   88    Stoneridge Apartments                                407,797     12/31/2000         460,488     12/31/2001        453,572
-----------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                                                                                          414,000
   90    Fair Oaks Mobile Home Park                           397,128     12/31/2000         388,882     12/31/2001        390,140
   91    Shops at Shiloh Crossing                             357,123     12/31/2000         425,068     12/31/2001        433,603
   92    Monterey Apartments                                  517,123     12/31/2000         527,127     12/31/2001        548,936
   93    Walgreens - Mount Pleasant
-----------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach
   95    Bedford West                                                                                                      416,878
   96    Auto Mall Parkway Self Storage                       327,002     12/31/2000         440,371     12/31/2001        416,425
   97    San Luis Obispo City Storage                                                        232,613     12/31/2001        370,369
   98    Indian River Plaza                                                                  272,691     12/31/2001        379,513
-----------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                1,144,650     12/31/2000
  100    Storage 2000 - Fredericksburg                        173,021     12/31/2000         299,790     12/31/2001        348,092
  101    Westbay Apartments                                   501,567     12/31/2000         411,659     12/31/2001        515,773
  102    Walgreens Fortification - Jackson
  103    Greens at Broken Arrow, Phase II                                                                                  493,367
-----------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                     471,216     12/31/2000         554,164     12/31/2001        580,893
  105    Walgreens - Clinton
  106    Windermere Office Building                                                          270,126     12/31/2001        322,339
  107    Buckhead Villa Apartments                                                           104,487     12/31/2001        270,108
  108    Roanoke Corners Shopping Center
-----------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                                586,773     12/31/2000         624,519     12/31/2001        635,879
  110    The Greens at Owasso, Phase II                                                       50,225     12/31/2001        422,756
  111    New Iberia Shopping Center                                                          189,454   Ann. 12/31/2001     345,718
  112    Walgreens Ridgewood - Jackson
  113    Staples-Waterville Commons
-----------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                   397,721     12/31/2000         408,271     12/31/2001        468,572
  115    Walgreens - Santa Maria
  116    U.S. Storage - Atascocita                            172,386     12/31/2000         221,169     12/31/2001        276,966
  117    Victory Village MHC                                  186,814     12/31/2000         203,647     12/31/2001        254,150
  118    CC Mangum Building                                   307,966     12/31/2000         314,507     12/31/2001        352,648
-----------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                     252,468     12/31/2000         301,462     12/31/2001        308,708
  119a   Folsom Self Storage                                  179,116     12/31/2000         201,202     12/31/2001        181,861
  119b   Stockton Self Storage                                 73,351     12/31/2000         100,261     12/31/2001        126,848
  120    Baytown Self Storage Center                          212,143     12/31/2000         275,723     12/31/2001        293,241
  121    Shoppes at 41st Street II                                                                                         344,765
-----------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                                                     35,028   Ann. 12/31/2001     249,044
  123    Bellaire / Stella Link Retail Center                  83,414     12/31/2000         178,165     12/31/2001        199,737
  124    Turtle Run Shoppes                                                                  410,523     12/31/2001        452,376
  125    Isanti Estates Mobile Home Park                      230,985     12/31/2000         277,098     12/31/2001        269,226
  126    University Suites                                                                    58,333     12/31/2001        151,498
-----------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                          252,086     12/31/2000         284,338     12/31/2001        268,668
  128    Erwin Acres Shopping Center                           94,934     12/31/2000         148,142     12/31/2001        185,896
  129    CVS - Tell City
  130    Eckerd - Cape May
  131    Garland Industrial Center                                                            95,603     12/31/2001        143,678
-----------------------------------------------------------------------------------------------------------------------------------


                                                            MOST RECENT
                                                                NOI             UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN
   ID                     PROPERTY NAME                        DATE                  NOI            REVENUE           EGI
-------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)           Bdgt. 12/31/2002        31,481,140       27,768,968       46,752,089
   1a    Westfield Shoppingtown MainPlace                Bdgt. 12/31/2002        15,859,451       13,585,824       23,625,330
   1b    Westfield Shoppingtown Galleria at Roseville    Bdgt. 12/31/2002        15,621,689       14,183,144       23,126,759
   2     The Parkway II Apartments (7)                    T-12 6/30/2002          2,397,124        3,149,649        3,564,570
   3     The Parkway I Apartments (8)                     T-12 6/30/2002          1,606,266        2,102,660        2,379,274
-------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                               Ann. 5/31/2002          6,958,002        7,499,042       13,821,743
   5     South Tryon Square                               Ann. 6/30/2002          4,370,267        4,586,094        6,448,782
   6     Highlands Plaza I Office Building                Ann. 8/31/2002          2,417,276        3,184,812        3,683,908
   7     Commerce Center I & II Summary (6)               Ann. 6/30/2002          1,760,831        1,787,016        2,511,878
   7a    Commerce Center II                               Ann. 6/30/2002
-------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                                Ann. 6/30/2002
   8     The Market at the Waterfront                     Ann. 3/31/2002          3,484,277        3,791,995        5,360,843
   9     Carroll's Creek Landing Apartments (11)          Ann. 8/31/2002          3,012,450        4,193,988        4,254,804
   10    Chino Hills Marketplace                          T-12 5/31/2002          3,184,486        3,561,489        4,519,516
   11    Frederick Crossing                               T-12 7/31/2002          2,761,600        2,911,820        3,506,875
-------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                 Ann. 5/31/2002          2,423,635        2,571,883        3,164,977
   13    1511 Third Avenue                                T-12 7/31/2002          1,809,329        2,319,391        2,614,576
   14    UDR Portfolio - Ashley Oaks Apartments           Ann. 7/31/2002          1,860,634        3,300,000        3,426,935
   15    River City Renaissance Apartments (6)            T-12 7/31/2002          1,895,516        2,332,440        2,506,793
  15a    Gilmour Court Apartments                         T-12 7/31/2002            919,401        1,140,570        1,217,579
-------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments             T-12 7/31/2002            497,403          603,402          657,325
  15c    River City Renaissance I Apartments              T-12 7/31/2002            478,712          588,468          631,889
   16    TNT Logistics Warehouse - Laurens, SC                                    2,919,565        3,009,861        3,009,861
   17    Pasadena Office Tower                            T-12 4/30/2002          2,220,976        2,825,262        3,686,893
   18    University Village at Boulder Creek                                      1,780,280        2,366,261        2,477,261
-------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                              T-12 6/30/2002          1,848,577        2,003,487        2,615,487
   20    Walmart - Altoona                                                        1,489,487        1,489,487        1,489,487
   21    306 East 61st Street                             T-12 7/31/2002          1,646,927        2,253,984        2,322,912
   22    The Madison Building                             T-12 7/31/2002          1,585,443        1,623,099        2,281,363
   23    Northwest-West Willows Tech Center (12)          Ann. 9/30/2002          1,500,078        1,512,168        1,979,144
-------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                    Ann. 6/30/2002          1,519,184        2,360,517        2,535,517
   25    Merrick Commons                                  Ann. 6/30/2002          1,625,429        1,697,676        2,702,140
   26    Budget Mini-Storage                              T-12 7/31/2002          1,753,960        2,649,331        2,714,331
   27    The Shops of Hilshire Village                    Ann. 7/31/2002          1,447,924        1,538,765        2,018,296
   28    Alamosa Plaza Shopping Center                    Ann. 6/30/2002          1,476,511        1,559,445        1,783,961
-------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                Ann. 8/31/2002          1,349,608        2,758,639        2,932,083
   30    Treehouse Village Apartments                     Ann. 8/31/2002          1,470,912        2,819,019        2,897,019
   31    Lakeshore Apartments                             Ann. 6/30/2002          1,407,335        2,256,112        2,305,012
   32    Shoppes of Boynton                               T-12 6/30/2002          1,494,915        1,736,289        2,327,937
   33    CLK2 - Casa De Fuentes Apartments                Ann. 6/30/2002          1,271,484        2,030,955        2,243,955
-------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                 T-12 7/31/2002          1,251,100        1,836,871        1,842,588
   35    Burton Hills III                                 T-12 4/30/2002          1,451,128        2,216,327        2,321,327
   36    Waverly Woods Center                             Ann. 8/31/2002          1,297,375        1,360,312        1,692,850
   37    Park Plaza Office Building                       Ann. 8/31/2002          1,592,750        2,206,778        2,677,878
   38    Prescott Industrial Park (13)                     T-12 6/1/2002          1,187,816        1,203,563        1,521,844
-------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                  Ann. 5/31/2002          1,131,254        1,729,309        2,137,131
   40    Eaton Square Apartments (14)                     Ann. 8/31/2002          1,157,556        1,783,404        1,865,404
   41    BJ's Wholesale Club - Woodstock, GA                                      1,131,887        1,158,519        1,158,519
   42    Alpine Apartments                                T-12 8/30/2002          1,045,649        1,720,739        1,789,691
   43    Mountain Creek Apartments                        T-12 6/30/2002          1,089,671        1,847,538        1,901,974
-------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                             T-12 6/30/2002            395,187          405,000          490,674
   45    Walgreens - Royal Palm Beach                     Ann. 5/31/2002            325,727          334,500          438,655
   46    Walgreens - Lantana                              T-12 6/30/2002            296,725          305,000          376,261
   47    Walden Shores Apartments                         Ann. 6/30/2002            899,717        1,523,538        1,586,223
   48    Whispering Pines                                 T-12 7/31/2002            830,958        1,302,916        1,429,374
-------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                    T-12 4/30/2002            912,393        1,585,660        1,775,805
   50    Quality Plaza Industrial Park II                 T-12 4/30/2002            114,226          168,750          182,892
   51    High Park Village/ Continental Park Apartments   Ann. 6/30/2002            837,022        1,408,328        1,472,228
   52    Scottsdale Crossing                              T-12 5/31/2002            845,402          888,044        1,158,044
   53    Orchards at 800 North                            T-12 8/31/2002            811,943          859,678          878,286
-------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                                                  804,333          855,053        1,001,278
   55    The Oaks on Hovey                                Ann. 8/31/2002            873,272        1,248,813        1,248,813
   56    NCR Office Building                              T-12 5/31/2002            793,708          911,355        1,097,449
   57    Rimrock Marketplace                              Ann. 8/31/2002            983,734        1,114,913        1,620,295
   58    Old Line Centre                                  T-12 4/30/2002            784,992        1,030,682        1,056,082
-------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                T-12 6/30/2002            737,044        1,003,919        1,064,479
   60    Crestbrook Apartments                            T-12 7/31/2002            381,121          643,709          654,709
   61    Oak Park Village                                 T-12 7/31/2002            287,370          430,510          462,010
   62    The UCLA/Los Angeles Times Building              T-12 7/31/2002            874,829          934,715        1,078,620
   63    Holiday Inn Winchester                           T-12 9/30/2002            974,039        2,466,604        2,614,808
-------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building             T-12 6/30/2002            831,070        1,675,300        1,712,702
   65    Harbor Pines Portfolio (6)                       T-12 4/30/2002            737,237          995,868        1,047,618
  65a    Harbor Pines Mobile Home Community               T-12 4/30/2002            476,609          661,273          683,273
  65b    Harbor Pines Self Storage                        T-12 4/30/2002            260,628          334,595          364,345
   66    Bowling Green Retail Center                      T-12 4/30/2002            628,633          656,053          749,687
-------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                    T-12 5/31/2002            628,940          704,114          885,735
   68    UDR Portfolio - Cimarron City Apartments         Ann. 7/31/2002            619,003        1,028,032        1,080,740
   69    Shops at FishHawk                                T-12 5/31/2002            607,106          669,270          849,270
   70    CLK - Cedar Bluff Apartments (15)                Ann. 6/30/2002            558,828        1,066,496        1,104,496
   71    Bell Camino Center                               T-12 6/30/2002            547,436          544,905          746,600
-------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                      T-12 9/30/2002            672,766        1,275,317        1,344,996
   73    Summer Breeze Apartments                         T-12 6/30/2002            543,350          906,402          963,662
   74    Cambridge Commons Shopping Center                Ann. 6/30/2002            458,740          501,646          574,954
   75    The Vinings Center                               Ann. 6/30/2002            564,278          606,257          779,557
   76    Walgreens - Anaheim                                                        463,416          473,300          602,489
-------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                              T-12 4/30/2002            515,636          562,427          731,494
   78    Brunswick Shopping Center                        Ann. 9/30/2002            617,476          639,918          803,951
   79    Walgreens - Chula Vista                          T-12 4/30/2002            470,018          485,000          555,373
   80    Storage 2000 - Stafford                          T-12 8/31/2002            529,224          758,922          792,372
   81    Saratoga Apartments                              Ann. 5/31/2002            474,963          742,037          782,357
-------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                T-12 5/31/2002            575,427          938,227          952,727
  82a    Sentry Self Storage - Williamsburg               T-12 5/31/2002            192,335          314,346          318,346
  82b    Sentry Self Storage - Chesapeake                 T-12 5/31/2002            195,446          320,259          325,959
  82c    Sentry Self Storage - Newport News               T-12 5/31/2002            187,647          303,622          308,422
   83    Walgreens - Sacramento                                                     455,651          467,379          546,453
-------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                             T-12 6/30/2002            492,641          767,589          799,520
   85    Montana Avenue Mixed Use                                                   505,136          575,394          669,072
   86    Westheimer Dunvale II & III                      Ann. 6/30/2002            475,429          502,175          658,575
   87    Red Oak Corners                                                            496,638          531,876          701,535
   88    Stoneridge Apartments                            T-12 7/31/2002            421,752          882,231          914,206
-------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                         T-12 6/30/2002            404,711          414,000          464,438
   90    Fair Oaks Mobile Home Park                       T-12 8/31/2002            378,263          526,680          526,680
   91    Shops at Shiloh Crossing                         T-12 7/31/2002            432,937          485,987          629,330
   92    Monterey Apartments                              T-12 4/30/2002            536,033        1,043,756        1,099,756
   93    Walgreens - Mount Pleasant                                                 365,395          373,000          373,000
-------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                                             348,411          357,000          357,000
   95    Bedford West                                     Ann. 2/28/2002            410,309          412,348          531,448
   96    Auto Mall Parkway Self Storage                   T-12 5/31/2002            390,362          590,633          614,433
   97    San Luis Obispo City Storage                     T-12 7/31/2002            399,551          554,574          597,574
   98    Indian River Plaza                               T-12 4/30/2002            407,605          444,644          514,229
-------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                                        340,574          348,500          396,317
  100    Storage 2000 - Fredericksburg                    T-12 8/31/2002            407,608          598,998          623,998
  101    Westbay Apartments                               Ann. 6/30/2002            443,303          848,756          857,516
  102    Walgreens Fortification - Jackson                                          328,159          328,159          328,159
  103    Greens at Broken Arrow, Phase II                 T-12 8/30/2002            612,072          872,090          897,090
-------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                 T-12 5/31/2002            500,442          679,120          724,523
  105    Walgreens - Clinton                                                        339,000          339,000          339,000
  106    Windermere Office Building                       Ann. 8/31/2002            297,478          298,784          398,653
  107    Buckhead Villa Apartments                        Ann. 8/31/2002            273,500          402,518          403,036
  108    Roanoke Corners Shopping Center                                            297,247          301,974          403,674
-------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                            T-12 4/30/2002            574,758        1,157,522        1,198,654
  110    The Greens at Owasso, Phase II                   T-12 8/31/2002            561,838          820,331          845,331
  111    New Iberia Shopping Center                       Ann. 6/30/2002            344,407          363,249          428,308
  112    Walgreens Ridgewood - Jackson                                              298,000          298,000          298,000
  113    Staples-Waterville Commons                                                 287,338          299,718          372,751
-------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community               T-12 4/30/2002            282,230          390,821          411,821
  115    Walgreens - Santa Maria                                                    325,404          340,000          342,163
  116    U.S. Storage - Atascocita                        T-12 7/31/2002            280,361          487,203          515,025
  117    Victory Village MHC                              T-12 6/30/2002            241,433          443,916          477,666
  118    CC Mangum Building                               T-12 7/31/2002            291,171          452,879          465,103
-------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                 T-12 5/31/2002            313,278          532,382          552,382
  119a   Folsom Self Storage                              T-12 5/31/2002            196,855          309,703          319,703
  119b   Stockton Self Storage                            T-12 5/31/2002            116,423          222,679          232,679
  120    Baytown Self Storage Center                      T-12 7/31/2002            287,354          487,109          539,898
  121    Shoppes at 41st Street II                        Ann. 9/30/2002            281,128          289,337          363,265
-------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                 Ann. 7/31/2002            241,338          375,361          380,061
  123    Bellaire / Stella Link Retail Center             T-12 3/31/2002            260,686          278,082          386,582
  124    Turtle Run Shoppes                               T-12 6/30/2002            335,163          403,002          582,002
  125    Isanti Estates Mobile Home Park                  T-12 8/30/2002            268,045          436,742          490,549
  126    University Suites                                T-12 5/31/2002            218,689          314,554          317,554
-------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                      T-12 6/30/2002            244,442          771,784          792,251
  128    Erwin Acres Shopping Center                      T-12 7/31/2002            229,447          256,068          291,523
  129    CVS - Tell City                                                            159,649          163,519          193,519
  130    Eckerd - Cape May                                                          266,369          277,944          313,618
  131    Garland Industrial Center                        Ann. 6/30/2002            137,456          183,852          195,073
-------------------------------------------------------------------------------------------------------------------------------

                                                              UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN
   ID                     PROPERTY NAME                         EXPENSES          RESERVES           TI/LC      NET CASH FLOW
-----------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)                 15,270,949          182,774          608,756       30,689,610
   1a    Westfield Shoppingtown MainPlace                       7,765,879           90,364          337,149       15,431,938
   1b    Westfield Shoppingtown Galleria at Roseville           7,505,070           92,410          271,607       15,257,672
   2     The Parkway II Apartments (7)                          1,167,446           69,000                -        2,328,124
   3     The Parkway I Apartments (8)                             773,008           46,000                -        1,560,266
-----------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                     6,863,741          167,136          300,779        6,490,087
   5     South Tryon Square                                     2,078,515           47,336          253,877        4,069,054
   6     Highlands Plaza I Office Building                      1,266,632           26,025          199,117        2,192,134
   7     Commerce Center I & II Summary (6)                       751,047           48,715           71,305        1,640,811
   7a    Commerce Center II
-----------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I
   8     The Market at the Waterfront                           1,876,567           62,985          131,562        3,289,729
   9     Carroll's Creek Landing Apartments (11)                1,242,354           72,000                -        2,940,450
   10    Chino Hills Marketplace                                1,335,030           56,458          180,325        2,947,703
   11    Frederick Crossing                                       745,275           38,872          113,694        2,609,034
-----------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                         741,342           31,833          167,732        2,224,070
   13    1511 Third Avenue                                        805,247           11,168           32,446        1,765,714
   14    UDR Portfolio - Ashley Oaks Apartments                 1,566,301          115,500                -        1,745,134
   15    River City Renaissance Apartments (6)                    611,277           83,863                -        1,811,653
  15a    Gilmour Court Apartments                                 298,178           39,387                -          880,014
-----------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments                     159,922           21,449                -          475,954
  15c    River City Renaissance I Apartments                      153,177           23,027                -          455,685
   16    TNT Logistics Warehouse - Laurens, SC                     90,296          129,107          237,107        2,553,351
   17    Pasadena Office Tower                                  1,465,917           27,758          251,488        1,941,731
   18    University Village at Boulder Creek                      696,981           33,046                -        1,747,234
-----------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                      766,910           21,204          120,300        1,707,073
   20    Walmart - Altoona                                              -                -                -        1,489,487
   21    306 East 61st Street                                     675,985           13,617          108,488        1,524,821
   22    The Madison Building                                     695,920           16,388          101,292        1,467,763
   23    Northwest-West Willows Tech Center (12)                  479,066           28,448          169,522        1,302,108
-----------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                          1,016,333           80,172                -        1,439,012
   25    Merrick Commons                                        1,076,711           21,574           56,163        1,547,693
   26    Budget Mini-Storage                                      960,371           22,488                -        1,731,472
   27    The Shops of Hilshire Village                            570,372           11,782           30,897        1,405,245
   28    Alamosa Plaza Shopping Center                            307,450           11,648           26,626        1,438,237
-----------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                      1,582,475          111,000                -        1,238,608
   30    Treehouse Village Apartments                           1,426,107          122,100                -        1,348,812
   31    Lakeshore Apartments                                     897,677           99,792                -        1,307,543
   32    Shoppes of Boynton                                       833,022           38,934          118,594        1,337,387
   33    CLK2 - Casa De Fuentes Apartments                        972,471           72,000                -        1,199,484
-----------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                         591,488           15,640                -        1,235,460
   35    Burton Hills III                                         870,199           16,032          145,866        1,289,230
   36    Waverly Woods Center                                     395,475            9,983           42,754        1,244,638
   37    Park Plaza Office Building                             1,085,128           13,811          205,300        1,373,639
   38    Prescott Industrial Park (13)                            334,028           53,221          109,133        1,025,462
-----------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                        1,005,877           46,800                -        1,084,454
   40    Eaton Square Apartments (14)                             707,848           48,000                -        1,109,556
   41    BJ's Wholesale Club - Woodstock, GA                       26,632           11,540                -        1,120,347
   42    Alpine Apartments                                        744,043           51,600                -          994,049
   43    Mountain Creek Apartments                                812,303           93,240                -          996,431
-----------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                      95,487            2,174                -          393,013
   45    Walgreens - Royal Palm Beach                             112,928            2,268                -          323,459
   46    Walgreens - Lantana                                       79,536            2,441                -          294,284
   47    Walden Shores Apartments                                 686,506           48,000                -          851,717
   48    Whispering Pines                                         598,416           16,112                -          814,846
-----------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                            863,412           26,125          103,570          782,698
   50    Quality Plaza Industrial Park II                          68,666            4,395           10,335           99,496
   51    High Park Village/ Continental Park Apartments           635,206           64,000                -          773,022
   52    Scottsdale Crossing                                      312,642            9,013           44,732          791,657
   53    Orchards at 800 North                                     66,343           16,868           44,895          750,179
-----------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                                196,945            7,592           19,259          777,482
   55    The Oaks on Hovey                                        375,541           35,000                -          838,272
   56    NCR Office Building                                      303,741            9,466           52,384          731,858
   57    Rimrock Marketplace                                      636,561           14,328           38,077          931,330
   58    Old Line Centre                                          271,090           15,183           93,795          676,014
-----------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                        327,434           18,840           66,838          651,366
   60    Crestbrook Apartments                                    273,588           21,600                -          359,521
   61    Oak Park Village                                         174,640           12,800                -          274,569
   62    The UCLA/Los Angeles Times Building                      203,792           10,101           60,468          804,259
   63    Holiday Inn Winchester                                 1,640,769          130,740                -          843,299
-----------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                     881,632           34,028          162,627          634,415
   65    Harbor Pines Portfolio (6)                               310,381           23,014                -          714,223
  65a    Harbor Pines Mobile Home Community                       206,664           12,000                -          464,610
  65b    Harbor Pines Self Storage                                103,717           11,015                -          249,613
   66    Bowling Green Retail Center                              121,054            9,126           17,400          602,108
-----------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                            256,795            8,202           46,532          574,206
   68    UDR Portfolio - Cimarron City Apartments                 461,737           56,840                -          562,163
   69    Shops at FishHawk                                        242,164            8,984           12,169          585,953
   70    CLK - Cedar Bluff Apartments (15)                        545,668           49,600                -          509,228
   71    Bell Camino Center                                       199,164            9,384           42,204          495,847
-----------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                              672,230           62,700                -          610,066
   73    Summer Breeze Apartments                                 420,312           49,728                -          493,622
   74    Cambridge Commons Shopping Center                        116,214            4,200            6,828          447,712
   75    The Vinings Center                                       215,279           10,854           52,076          501,348
   76    Walgreens - Anaheim                                      139,073            2,166                -          461,250
-----------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                      215,858           11,663           25,716          478,256
   78    Brunswick Shopping Center                                186,475           19,536           28,107          569,833
   79    Walgreens - Chula Vista                                   85,355            2,268                -          467,750
   80    Storage 2000 - Stafford                                  263,148            9,789                -          519,435
   81    Saratoga Apartments                                      307,394           27,888                -          447,075
-----------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                        377,300           26,114                -          549,313
  82a    Sentry Self Storage - Williamsburg                       126,011            9,603                -          182,732
  82b    Sentry Self Storage - Chesapeake                         130,513            9,494                -          185,951
  82c    Sentry Self Storage - Newport News                       120,775            7,017                -          180,630
   83    Walgreens - Sacramento                                    90,802            2,616            3,246          449,789
-----------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                     306,879           11,532                -          481,109
   85    Montana Avenue Mixed Use                                 163,936            1,649           26,168          477,319
   86    Westheimer Dunvale II & III                              183,146            3,475           21,168          450,786
   87    Red Oak Corners                                          204,897            9,383           32,800          454,456
   88    Stoneridge Apartments                                    492,454           34,500                -          387,253
-----------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                                  59,727            4,138                -          400,573
   90    Fair Oaks Mobile Home Park                               148,417            4,950                -          373,313
   91    Shops at Shiloh Crossing                                 196,393            8,017           38,237          386,683
   92    Monterey Apartments                                      563,724           68,629                -          467,404
   93    Walgreens - Mount Pleasant                                 7,605            1,594                -          363,801
-----------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                             8,589            1,739                -          346,672
   95    Bedford West                                             121,139            6,071           24,997          379,241
   96    Auto Mall Parkway Self Storage                           224,071            8,678                -          381,684
   97    San Luis Obispo City Storage                             198,023           11,610                -          387,942
   98    Indian River Plaza                                       106,624            4,890           27,163          375,552
-----------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                       55,743            2,174                -          338,400
  100    Storage 2000 - Fredericksburg                            216,390           12,585                -          395,023
  101    Westbay Apartments                                       414,213           25,043                -          418,260
  102    Walgreens Fortification - Jackson                              -            2,781                -          325,378
  103    Greens at Broken Arrow, Phase II                         285,018           26,651                -          585,420
-----------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                         224,081            9,444                -          490,998
  105    Walgreens - Clinton                                            -            2,781                -          336,219
  106    Windermere Office Building                               101,175            2,308           13,764          281,406
  107    Buckhead Villa Apartments                                129,536           17,000                -          256,500
  108    Roanoke Corners Shopping Center                          106,427            2,135           13,520          281,592
-----------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                                    623,896           52,303                -          522,455
  110    The Greens at Owasso, Phase II                           283,493           26,651                -          535,187
  111    New Iberia Shopping Center                                83,901            3,423           15,305          325,679
  112    Walgreens Ridgewood - Jackson                                  -            2,781                -          295,219
  113    Staples-Waterville Commons                                85,413            2,394            9,026          275,918
-----------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                       129,591            7,840                -          274,389
  115    Walgreens - Santa Maria                                   16,759            2,163                -          323,241
  116    U.S. Storage - Atascocita                                234,664            8,633                -          271,727
  117    Victory Village MHC                                      236,233            8,184                -          233,249
  118    CC Mangum Building                                       173,932            5,111           30,683          255,376
-----------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                         239,104           10,258                -          303,020
  119a   Folsom Self Storage                                      122,848            5,482                -          191,373
  119b   Stockton Self Storage                                    116,256            4,776                -          111,647
  120    Baytown Self Storage Center                              252,544           10,845                -          276,508
  121    Shoppes at 41st Street II                                 82,137            1,871           15,926          263,330
-----------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                         138,723           21,000                -          220,338
  123    Bellaire / Stella Link Retail Center                     125,896            1,892           14,123          244,671
  124    Turtle Run Shoppes                                       246,839           10,104           26,216          298,844
  125    Isanti Estates Mobile Home Park                          222,504            7,000                -          261,045
  126    University Suites                                         98,865           10,248                -          208,441
-----------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                              547,810           45,036                -          199,406
  128    Erwin Acres Shopping Center                               62,076            4,536           22,235          202,676
  129    CVS - Tell City                                           33,870            1,479                -          158,170
  130    Eckerd - Cape May                                         47,249            1,911                -          264,458
  131    Garland Industrial Center                                 57,617            5,293           18,533          113,630
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                                LEASE
   ID                     PROPERTY NAME                              LARGEST TENANT                    SF     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)
   1a    Westfield Shoppingtown MainPlace                MainPlace Theaters                          41,886   12/31/2005
   1b    Westfield Shoppingtown Galleria at Roseville    Crate & Barrel                              36,223   8/31/2010
   2     The Parkway II Apartments (7)
   3     The Parkway I Apartments (8)
---------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                              Boscov's                                   225,000   10/31/2018
   5     South Tryon Square                              Wachovia Bank                               94,059   6/10/2010
   6     Highlands Plaza I Office Building               A.G.E. Properties, Inc.                    102,837    4/9/2008
   7     Commerce Center I & II Summary (6)
   7a    Commerce Center II                              GPX, Inc.                                  179,712   1/31/2012
---------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                               C & H Embroidery, Inc.                      50,000   1/31/2010
   8     The Market at the Waterfront                    Dick's Sporting Goods, Inc.                 45,000   1/31/2012
   9     Carroll's Creek Landing Apartments (11)
   10    Chino Hills Marketplace                         Kmart Corporation                           95,679   12/31/2015
   11    Frederick Crossing                              Kohl's                                      86,584   8/19/2019
---------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                Regal Cinemas                               70,770   2/28/2018
   13    1511 Third Avenue                               Gap                                         25,179   4/30/2011
   14    UDR Portfolio - Ashley Oaks Apartments
   15    River City Renaissance Apartments (6)
  15a    Gilmour Court Apartments
---------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments
  15c    River City Renaissance I Apartments
   16    TNT Logistics Warehouse - Laurens, SC           TNT Logistics North America, Inc.        1,164,000    8/4/2012
   17    Pasadena Office Tower                           City of Pasadena (Water & Power)            23,428   9/30/2005
   18    University Village at Boulder Creek
---------------------------------------------------------------------------------------------------------------------------
   19    North County Square                             Office Depot, Inc.                          28,799   12/31/2009
   20    Walmart - Altoona                               Wal-Mart Stores, Inc.                      219,900   8/31/2017
   21    306 East 61st Street                            Rare Art Inc.                               10,000   11/30/2007
   22    The Madison Building                            Marriott Corp.                              10,481   5/31/2003
   23    Northwest-West Willows Tech Center (12)         Sensitech Inc.                              40,940   7/31/2004
---------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments
   25    Merrick Commons                                 Waldbaums                                   44,478   11/30/2013
   26    Budget Mini-Storage
   27    The Shops of Hilshire Village                   Kroger                                      63,373   10/31/2019
   28    Alamosa Plaza Shopping Center                   Albertson's Grocery                         58,050   6/11/2021
---------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments
   30    Treehouse Village Apartments
   31    Lakeshore Apartments
   32    Shoppes of Boynton                              Ross Stores                                 29,241   10/31/2005
   33    CLK2 - Casa De Fuentes Apartments
---------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC
   35    Burton Hills III                                Vanguard Health Management, Inc.            32,860   12/31/2007
   36    Waverly Woods Center                            Weis Market                                 53,500   3/31/2021
   37    Park Plaza Office Building                      Saylor & Hill                                8,800   8/31/2007
   38    Prescott Industrial Park (13)                   Compgeeks, Inc.                             89,686   9/30/2005
---------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments
   40    Eaton Square Apartments (14)
   41    BJ's Wholesale Club - Woodstock, GA             BJ's Wholesale Club, Inc.                  115,396   5/11/2022
   42    Alpine Apartments
   43    Mountain Creek Apartments
---------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                            Walgreens                                   14,490   11/30/2021
   45    Walgreens - Royal Palm Beach                    Walgreens                                   15,120   5/31/2021
   46    Walgreens - Lantana                             Walgreens                                   13,905   10/31/2021
   47    Walden Shores Apartments
   48    Whispering Pines
---------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                   Lockheed Martin Corporation                 17,885   9/30/2003
   50    Quality Plaza Industrial Park II                Home Transport Inc.                         30,000   8/31/2006
   51    High Park Village/ Continental Park Apartments
   52    Scottsdale Crossing                             Paul's Hardware                             17,351    2/7/2012
   53    Orchards at 800 North                           Harmons                                     71,950   6/30/2023
---------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                       Office Depot, Inc.                          26,736   11/30/2016
   55    The Oaks on Hovey
   56    NCR Office Building                             Continental Data Graphics                   16,796   3/31/2005
   57    Rimrock Marketplace                             Lowe`s Home Improvements (Ground Lease)    135,197   5/30/2021
   58    Old Line Centre                                 Dr. Howard M. Haft Md                        8,729   5/31/2008
---------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                               North County Lifeline                        6,592   8/31/2006
   60    Crestbrook Apartments
   61    Oak Park Village
   62    The UCLA/Los Angeles Times Building             Los Angeles Times                           34,028   7/17/2005
   63    Holiday Inn Winchester
---------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building            Texas Protective Service                    18,400   7/31/2006
   65    Harbor Pines Portfolio (6)
  65a    Harbor Pines Mobile Home Community
  65b    Harbor Pines Self Storage
   66    Bowling Green Retail Center                     Best Buy Stores, L.P.                       30,493   1/31/2020
---------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                   Zilog                                        5,840   7/31/2003
   68    UDR Portfolio - Cimarron City Apartments
   69    Shops at FishHawk                               Kash N' Karry                               46,295   11/14/2020
   70    CLK - Cedar Bluff Apartments (15)
   71    Bell Camino Center                              Osco Drug                                   24,519   2/28/2009
---------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments
   73    Summer Breeze Apartments
   74    Cambridge Commons Shopping Center               Food Lion                                   33,000   6/30/2019
   75    The Vinings Center                              The TJX Companies, Inc.                     27,000   10/31/2004
   76    Walgreens - Anaheim                             Walgreens                                   14,440   12/31/2026
---------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                             Winn Dixie                                  57,260    8/7/2017
   78    Brunswick Shopping Center                       Super Fresh Food Market                     30,566   1/31/2006
   79    Walgreens - Chula Vista                         Walgreens                                   15,120   3/31/2021
   80    Storage 2000 - Stafford
   81    Saratoga Apartments
---------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)
  82a    Sentry Self Storage - Williamsburg
  82b    Sentry Self Storage - Chesapeake
  82c    Sentry Self Storage - Newport News
   83    Walgreens - Sacramento                          Walgreens                                   14,490   7/26/2022
---------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)
   85    Montana Avenue Mixed Use                        Lucy Active Wear, Inc.                       2,304   8/31/2007
   86    Westheimer Dunvale II & III                     Car Toys, Inc.                               6,000   8/31/2011
   87    Red Oak Corners                                 Positive Pain Management                     7,001   4/30/2006
   88    Stoneridge Apartments
---------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                        Walgreens                                   15,930   9/30/2019
   90    Fair Oaks Mobile Home Park
   91    Shops at Shiloh Crossing                        ATA Taekwondo Center                         5,475   10/31/2003
   92    Monterey Apartments
   93    Walgreens - Mount Pleasant                      Walgreens                                   14,490   10/31/2027
---------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                  Walgreens                                   14,490   9/30/2022
   95    Bedford West                                    C. E. Larson, Inc.                           5,000   2/28/2007
   96    Auto Mall Parkway Self Storage
   97    San Luis Obispo City Storage
   98    Indian River Plaza                              Fashion Bug                                  8,000   3/31/2006
---------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                             Walgreens                                   14,490   3/31/2027
  100    Storage 2000 - Fredericksburg
  101    Westbay Apartments
  102    Walgreens Fortification - Jackson               Walgreens                                   13,905   10/31/2019
  103    Greens at Broken Arrow, Phase II
---------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage
  105    Walgreens - Clinton                             Walgreens                                   13,905   5/31/2019
  106    Windermere Office Building                      Windermere Real Estate/H.H., Inc.            8,299   9/30/2015
  107    Buckhead Villa Apartments
  108    Roanoke Corners Shopping Center                 McDonald's Corporation (Ground Lease)        4,800   8/31/2021
---------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments
  110    The Greens at Owasso, Phase II
  111    New Iberia Shopping Center                      Dollar Tree Stores, Inc.                    10,625   1/31/2017
  112    Walgreens Ridgewood - Jackson                   Walgreens                                   13,905   1/31/2019
  113    Staples-Waterville Commons                      Staples The Office Superstore East, Inc     23,942   4/30/2017
---------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community
  115    Walgreens - Santa Maria                         Walgreens                                   14,423   8/31/2022
  116    U.S. Storage - Atascocita
  117    Victory Village MHC
  118    CC Mangum Building                              The Mangum Group, Inc.                      14,763   12/31/2015
---------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)
  119a   Folsom Self Storage
  119b   Stockton Self Storage
  120    Baytown Self Storage Center
  121    Shoppes at 41st Street II                       Stilo Furniture Corp.                        2,937   6/14/2005
---------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South
  123    Bellaire / Stella Link Retail Center            Kolache Factory                              1,587    4/1/2005
  124    Turtle Run Shoppes                              Oxford Early Learning Centers                5,233   3/31/2010
  125    Isanti Estates Mobile Home Park
  126    University Suites
---------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments
  128    Erwin Acres Shopping Center                     Dollar Tree Stores, Inc.                    11,040   3/31/2006
  129    CVS - Tell City                                 CVS Pharmacy, Inc.                          10,055   1/31/2022
  130    Eckerd - Cape May                               Eckerd Corporation                          12,739    9/7/2020
  131    Garland Industrial Center                       Har-West Sound & Video                       3,270   6/30/2004
---------------------------------------------------------------------------------------------------------------------------

                                                                                                                        LEASE
   ID                     PROPERTY NAME                              2ND LARGEST TENANT                        SF     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)
   1a    Westfield Shoppingtown MainPlace                Crate & Barrel                                      13,780   1/31/2007
   1b    Westfield Shoppingtown Galleria at Roseville    Copeland's Sports                                   31,164   1/31/2011
   2     The Parkway II Apartments (7)
   3     The Parkway I Apartments (8)
-----------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                              Christmas Tree Shops                                57,207   12/31/2018
   5     South Tryon Square                              Greer & Walker, LLP                                 12,767   11/21/2005
   6     Highlands Plaza I Office Building               The Daniel & Henry Co.                              41,748   1/31/2011
   7     Commerce Center I & II Summary (6)
   7a    Commerce Center II                              Sigma-Aldrich Co.                                  135,492   12/31/2009
-----------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                               Killark Electrical Products                         40,036   6/30/2006
   8     The Market at the Waterfront                    Filene`s Basement                                   40,525   3/31/2012
   9     Carroll's Creek Landing Apartments (11)
   10    Chino Hills Marketplace                         Vons                                                43,080   1/31/2016
   11    Frederick Crossing                              Best Buy                                            45,212   1/31/2015
-----------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                Garrison's Cowtippers Steakhouse Restaurant          8,010   12/31/2014
   13    1511 Third Avenue                               Equinox                                             30,660   9/30/2020
   14    UDR Portfolio - Ashley Oaks Apartments
   15    River City Renaissance Apartments (6)
  15a    Gilmour Court Apartments
-----------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments
  15c    River City Renaissance I Apartments
   16    TNT Logistics Warehouse - Laurens, SC
   17    Pasadena Office Tower                           United States of America (Hearings & Appeals GSA)   15,821   12/31/2003
   18    University Village at Boulder Creek
-----------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                             Ross Stores                                         27,200   1/31/2006
   20    Walmart - Altoona
   21    306 East 61st Street                            Amy Perlin Antiques                                  9,949   10/31/2011
   22    The Madison Building                            McEnearney Associates                                7,377   12/31/2003
   23    Northwest-West Willows Tech Center (12)         SNBL USA Ltd.                                       32,609   1/31/2005
-----------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments
   25    Merrick Commons                                 Annie Sez                                           15,038   1/31/2006
   26    Budget Mini-Storage
   27    The Shops of Hilshire Village                   Walgreens                                           15,048   10/31/2059
   28    Alamosa Plaza Shopping Center                   Pepper's Lounge                                      4,800   1/23/2005
-----------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments
   30    Treehouse Village Apartments
   31    Lakeshore Apartments
   32    Shoppes of Boynton                              Tuesday Morning, Inc.                               24,668   9/30/2006
   33    CLK2 - Casa De Fuentes Apartments
-----------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC
   35    Burton Hills III                                AmSurg Corporation                                  29,726   6/30/2009
   36    Waverly Woods Center                            Celebree Learning Center                             7,200   3/31/2016
   37    Park Plaza Office Building                      Strickland & Haapala                                 6,739   5/31/2003
   38    Prescott Industrial Park (13)                   VVP America, Inc.                                   84,000   7/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments
   40    Eaton Square Apartments (14)
   41    BJ's Wholesale Club - Woodstock, GA
   42    Alpine Apartments
   43    Mountain Creek Apartments
-----------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup
   45    Walgreens - Royal Palm Beach
   46    Walgreens - Lantana
   47    Walden Shores Apartments
   48    Whispering Pines
-----------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                   Non-Foods Marketing, Inc.                           14,000   8/31/2003
   50    Quality Plaza Industrial Park II
   51    High Park Village/ Continental Park Apartments
   52    Scottsdale Crossing                             Blockbuster                                          7,000   10/31/2006
   53    Orchards at 800 North                           Santa Fe Grill                                       3,222   9/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                       Party City                                          10,653   1/28/2012
   55    The Oaks on Hovey
   56    NCR Office Building                             Verio West                                          16,631   12/31/2004
   57    Rimrock Marketplace                             Ross Stores                                         30,000   1/31/2013
   58    Old Line Centre                                 Diagnostic Health Corporation                        5,720   1/14/2005
-----------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                               Conehead Investments                                 6,420   2/28/2005
   60    Crestbrook Apartments
   61    Oak Park Village
   62    The UCLA/Los Angeles Times Building             UCLA Real Estate Department                         16,479   4/30/2009
   63    Holiday Inn Winchester
-----------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building            State Comptroller-Enforcement                        9,563   8/31/2007
   65    Harbor Pines Portfolio (6)
  65a    Harbor Pines Mobile Home Community
  65b    Harbor Pines Self Storage
   66    Bowling Green Retail Center                     Office Depot, Inc.                                  30,348   7/31/2014
-----------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                   Pediatric Associates                                 4,716   5/31/2005
   68    UDR Portfolio - Cimarron City Apartments
   69    Shops at FishHawk                               Beef O'Brady's                                       2,400   4/30/2009
   70    CLK - Cedar Bluff Apartments (15)
   71    Bell Camino Center                              Ohio Savings Bank                                    5,005   12/29/2010
-----------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments
   73    Summer Breeze Apartments
   74    Cambridge Commons Shopping Center               Mark Oil Company (Ground Lease)                      4,230   4/30/2014
   75    The Vinings Center                              Davis Kidd Booksellers                              20,000   9/30/2010
   76    Walgreens - Anaheim
-----------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                             Pizza Hut (Outpad)                                   5,440
   78    Brunswick Shopping Center                       Rite Aid Pharmacy                                   10,045   1/31/2006
   79    Walgreens - Chula Vista
   80    Storage 2000 - Stafford
   81    Saratoga Apartments
-----------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)
  82a    Sentry Self Storage - Williamsburg
  82b    Sentry Self Storage - Chesapeake
  82c    Sentry Self Storage - Newport News
   83    Walgreens - Sacramento                          Starbucks                                            1,483    9/9/2012
-----------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)
   85    Montana Avenue Mixed Use                        Karen Kane                                             986   8/31/2005
   86    Westheimer Dunvale II & III                     CiCi's Pizza                                         3,953   11/30/2008
   87    Red Oak Corners                                 Hayman Orthotics                                     4,810   10/31/2004
   88    Stoneridge Apartments
-----------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island
   90    Fair Oaks Mobile Home Park
   91    Shops at Shiloh Crossing                        Mattress King                                        4,000   11/30/2003
   92    Monterey Apartments
   93    Walgreens - Mount Pleasant
-----------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach
   95    Bedford West                                    Kwan Cheung                                          3,111   1/31/2007
   96    Auto Mall Parkway Self Storage
   97    San Luis Obispo City Storage
   98    Indian River Plaza                              Blockbuster                                          4,800   6/30/2006
-----------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston
  100    Storage 2000 - Fredericksburg
  101    Westbay Apartments
  102    Walgreens Fortification - Jackson
  103    Greens at Broken Arrow, Phase II
-----------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage
  105    Walgreens - Clinton
  106    Windermere Office Building                      Butterfield Properties, Inc.                         2,000   10/31/2006
  107    Buckhead Villa Apartments
  108    Roanoke Corners Shopping Center                 Cinch Cleaners                                       2,500   11/30/2006
-----------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments
  110    The Greens at Owasso, Phase II
  111    New Iberia Shopping Center                      The Cato Corporation                                 8,640   1/31/2011
  112    Walgreens Ridgewood - Jackson
  113    Staples-Waterville Commons
-----------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community
  115    Walgreens - Santa Maria
  116    U.S. Storage - Atascocita
  117    Victory Village MHC
  118    CC Mangum Building                              Behavioral Healthcare Partnership                    2,938   11/30/2006
-----------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)
  119a   Folsom Self Storage
  119b   Stockton Self Storage
  120    Baytown Self Storage Center
  121    Shoppes at 41st Street II                       Doral Wine & Spirits                                 2,508   4/16/2006
-----------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South
  123    Bellaire / Stella Link Retail Center            Pizza Hut                                            1,550   12/1/2008
  124    Turtle Run Shoppes                              Broward Schools Credit Union                         5,000   8/14/2003
  125    Isanti Estates Mobile Home Park
  126    University Suites
-----------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments
  128    Erwin Acres Shopping Center                     Aventis BioServices, Inc.                           10,800   3/31/2007
  129    CVS - Tell City
  130    Eckerd - Cape May
  131    Garland Industrial Center                       Vinacomm Nationwide Inc.                             3,074   4/30/2003
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              LEASE       OCCUPANCY
  ID                     PROPERTY NAME                            3RD LARGEST TENANT                  SF    EXPIRATION       RATE
-----------------------------------------------------------------------------------------------------------------------------------
  1     Westfield Shoppingtowns Portfolio (6)                                                                               93.66%
  1a    Westfield Shoppingtown MainPlace                Barnes & Noble                              11,580  7/31/2004       91.38%
  1b    Westfield Shoppingtown Galleria at Roseville    Borders Books & Music                       25,120  1/31/2016       95.88%
  2     The Parkway II Apartments (7)                                                                                       96.38%
  3     The Parkway I Apartments (8)                                                                                        94.02%
-----------------------------------------------------------------------------------------------------------------------------------
  4     Colonie Center (9)                              FYE                                         24,892  9/30/2007       90.92%
  5     South Tryon Square                              IMG Worldwide                               12,483  6/30/2006       97.22%
  6     Highlands Plaza I Office Building                                                                                  100.00%
  7     Commerce Center I & II Summary (6)                                                                                 100.00%
  7a    Commerce Center II                              Bryan Cave, LLP                             21,840  1/31/2012      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  7b    Commerce Center I                               Swank Motion Pictures, Inc.                 35,945  6/30/2011      100.00%
  8     The Market at the Waterfront                    Bed Bath & Beyond                           38,000  1/31/2011      100.00%
  9     Carroll's Creek Landing Apartments (11)                                                                             95.49%
  10    Chino Hills Marketplace                         Thrifty Payless, Inc. (Rite Aid)            23,830   2/1/2016       93.14%
  11    Frederick Crossing                              Ross Stores                                 30,139  1/31/2012       96.66%
-----------------------------------------------------------------------------------------------------------------------------------
  12    Medlock Crossing Shopping Center                Macaroni Grill Restaurant                    7,638  7/31/2009       98.74%
  13    1511 Third Avenue                                                                                                  100.00%
  14    UDR Portfolio - Ashley Oaks Apartments                                                                              94.16%
  15    River City Renaissance Apartments (6)                                                                              100.00%
 15a    Gilmour Court Apartments                                                                                           100.00%
-----------------------------------------------------------------------------------------------------------------------------------
 15b    River City Renaissance II Apartments                                                                               100.00%
 15c    River City Renaissance I Apartments                                                                                100.00%
  16    TNT Logistics Warehouse - Laurens, SC                                                                              100.00%
  17    Pasadena Office Tower                           Transamerica                                 8,044  10/31/2005      98.58%
  18    University Village at Boulder Creek                                                                                100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  19    North County Square                             Michael's Stores                            17,556  9/30/2005      100.00%
  20    Walmart - Altoona                                                                                                  100.00%
  21    306 East 61st Street                            Bunny Williams, Inc.                         9,200  8/31/2011       90.01%
  22    The Madison Building                            Hayes & Associates                           5,795  7/31/2003      100.00%
  23    Northwest-West Willows Tech Center (12)         EOSpace, Inc.                               15,068  8/31/2004       81.51%
-----------------------------------------------------------------------------------------------------------------------------------
  24    CLK2 - Aspen Lodge Apartments                                                                                       89.87%
  25    Merrick Commons                                 Party City                                  12,449  1/31/2012       98.94%
  26    Budget Mini-Storage                                                                                                 81.06%
  27    The Shops of Hilshire Village                   Blockbuster                                  4,800  8/31/2009       90.65%
  28    Alamosa Plaza Shopping Center                   Dollar King                                  2,440  10/31/2005     100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  29    CLK2 - Mission Springs Apartments                                                                                   96.17%
  30    Treehouse Village Apartments                                                                                        93.47%
  31    Lakeshore Apartments                                                                                                98.21%
  32    Shoppes of Boynton                              99 Cent Stuff Boynton, LLC                  19,590  9/30/2004       89.73%
  33    CLK2 - Casa De Fuentes Apartments                                                                                   96.18%
-----------------------------------------------------------------------------------------------------------------------------------
  34    Lake Village MHC                                                                                                    99.49%
  35    Burton Hills III                                CHD Meridian Healthcare, Inc.               17,281  11/30/2002     100.00%
  36    Waverly Woods Center                            Long & Foster Realty                         6,090  5/31/2006       98.60%
  37    Park Plaza Office Building                      Charles Schwab                               4,871  8/31/2002       91.98%
  38    Prescott Industrial Park (13)                   Boothcrafters, Inc.                         35,452  9/30/2004       78.59%
-----------------------------------------------------------------------------------------------------------------------------------
  39    University Courtyard Apartments                                                                                     94.70%
  40    Eaton Square Apartments (14)                                                                                       100.00%
  41    BJ's Wholesale Club - Woodstock, GA                                                                                100.00%
  42    Alpine Apartments                                                                                                   95.93%
  43    Mountain Creek Apartments                                                                                           99.32%
-----------------------------------------------------------------------------------------------------------------------------------
  44    Walgreens - Puyallup                                                                                               100.00%
  45    Walgreens - Royal Palm Beach                                                                                       100.00%
  46    Walgreens - Lantana                                                                                                100.00%
  47    Walden Shores Apartments                                                                                            94.27%
  48    Whispering Pines                                                                                                    95.39%
-----------------------------------------------------------------------------------------------------------------------------------
  49    Quality Plaza Industrial Park                   Laser Corp. of America                      12,400  10/31/2004      97.21%
  50    Quality Plaza Industrial Park II                                                                                   100.00%
  51    High Park Village/ Continental Park Apartments                                                                      96.25%
  52    Scottsdale Crossing                             Kyoto Bowl                                   2,933  7/31/2007      100.00%
  53    Orchards at 800 North                           Perfect Tan                                  2,620  2/28/2007       96.89%
-----------------------------------------------------------------------------------------------------------------------------------
  54    Key Plaza                                       Reico Kitchen & Bath                         5,222  2/28/2012      100.00%
  55    The Oaks on Hovey                                                                                                  100.00%
  56    NCR Office Building                             NCR Corporation                              5,483  3/31/2004      100.00%
  57    Rimrock Marketplace                             Michael`s Stores                            20,399  2/29/2012      100.00%
  58    Old Line Centre                                 Philip Wisotsky MD and Frank M Ryan MD PC    5,459  5/31/2006       87.81%
-----------------------------------------------------------------------------------------------------------------------------------
  59    Copperwood Center                               Secura                                       5,735  4/30/2003       98.02%
  60    Crestbrook Apartments                                                                                               98.15%
  61    Oak Park Village                                                                                                    98.44%
  62    The UCLA/Los Angeles Times Building             AT&T Wireless                                       4/30/2006      100.00%
  63    Holiday Inn Winchester                                                                                              74.00%
-----------------------------------------------------------------------------------------------------------------------------------
  64    1919 North Loop West Office Building            State Comptroller-Audit                      9,356  8/31/2007       91.60%
  65    Harbor Pines Portfolio (6)                                                                                          95.90%
 65a    Harbor Pines Mobile Home Community                                                                                  95.90%
 65b    Harbor Pines Self Storage                                                                                           95.90%
  66    Bowling Green Retail Center                                                                                        100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  67    Newport Place Office Building                   Apreva                                       4,524  7/31/2003       94.63%
  68    UDR Portfolio - Cimarron City Apartments                                                                            98.57%
  69    Shops at FishHawk                               Lovely Nails                                 1,200  12/31/2003     100.00%
  70    CLK - Cedar Bluff Apartments (15)                                                                                   97.40%
  71    Bell Camino Center                              Stone's Shoes                                3,250  6/30/2006       97.28%
-----------------------------------------------------------------------------------------------------------------------------------
  72    Southern Gardens Apartments                                                                                        100.00%
  73    Summer Breeze Apartments                                                                                            94.64%
  74    Cambridge Commons Shopping Center               Blockbuster                                  3,000  8/31/2004      100.00%
  75    The Vinings Center                              Holiday's General Service Inc.               6,630  12/31/2008     100.00%
  76    Walgreens - Anaheim                                                                                                100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  77    Palatka Marketplace                             Children's Home Society of FL                2,880  9/30/2004       99.07%
  78    Brunswick Shopping Center                       Family Dollar                                7,800  12/31/2005      97.16%
  79    Walgreens - Chula Vista                                                                                            100.00%
  80    Storage 2000 - Stafford                                                                                             83.25%
  81    Saratoga Apartments                                                                                                 94.64%
-----------------------------------------------------------------------------------------------------------------------------------
  82    Sentry Self Storage Portfolio (6)                                                                                   89.35%
 82a    Sentry Self Storage - Williamsburg                                                                                  84.05%
 82b    Sentry Self Storage - Chesapeake                                                                                    96.92%
 82c    Sentry Self Storage - Newport News                                                                                  86.40%
  83    Walgreens - Sacramento                          Jamba Juice                                  1,450   7/4/2012      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  84    A-Alamo Storage (16)                                                                                                83.91%
  85    Montana Avenue Mixed Use                        Renko Watanabe                                 826  8/31/2007      100.00%
  86    Westheimer Dunvale II & III                     Truss Pro, LLC                               3,320  3/31/2007      100.00%
  87    Red Oak Corners                                 Nit Noi Thai Restaurant                      3,900  2/10/2011       87.81%
  88    Stoneridge Apartments                                                                                               93.48%
-----------------------------------------------------------------------------------------------------------------------------------
  89    Walgreens - Marco Island                                                                                           100.00%
  90    Fair Oaks Mobile Home Park                                                                                          96.36%
  91    Shops at Shiloh Crossing                        La Fiesta Mexican Restaurant                 3,950  5/31/2006       96.13%
  92    Monterey Apartments                                                                                                 87.78%
  93    Walgreens - Mount Pleasant                                                                                         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  94    Walgreens - North Myrtle Beach                                                                                     100.00%
  95    Bedford West                                    Mary A. Miller                               2,900  1/31/2007       89.61%
  96    Auto Mall Parkway Self Storage                                                                                      90.41%
  97    San Luis Obispo City Storage                                                                                        97.78%
  98    Indian River Plaza                              Payless ShoeSource, Inc.                     2,800  12/31/2005      83.13%
-----------------------------------------------------------------------------------------------------------------------------------
  99    Walgreens - Houston                                                                                                100.00%
 100    Storage 2000 - Fredericksburg                                                                                       70.45%
 101    Westbay Apartments                                                                                                 100.00%
 102    Walgreens Fortification - Jackson                                                                                  100.00%
 103    Greens at Broken Arrow, Phase II                                                                                    98.48%
-----------------------------------------------------------------------------------------------------------------------------------
 104    Shurgard Storage                                                                                                    76.27%
 105    Walgreens - Clinton                                                                                                100.00%
 106    Windermere Office Building                      Tully's Coffee                               1,878  9/30/2010       97.50%
 107    Buckhead Villa Apartments                                                                                          100.00%
 108    Roanoke Corners Shopping Center                 First Eye Care                               2,094  2/28/2007      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
 109    Creek Walk Apartments                                                                                               96.05%
 110    The Greens at Owasso, Phase II                                                                                     100.00%
 111    New Iberia Shopping Center                      On Cue                                       5,920  1/31/2006      100.00%
 112    Walgreens Ridgewood - Jackson                                                                                      100.00%
 113    Staples-Waterville Commons                                                                                         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
 114    Stoney Creek Mobile Home Community                                                                                  96.43%
 115    Walgreens - Santa Maria                                                                                            100.00%
 116    U.S. Storage - Atascocita                                                                                           95.91%
 117    Victory Village MHC                                                                                                 97.73%
 118    CC Mangum Building                              Orellana Retina Associates, PLLC             2,500  8/31/2007       91.85%
-----------------------------------------------------------------------------------------------------------------------------------
 119    Folsom-Stockton Self Storage (6)                                                                                    96.38%
 119a   Folsom Self Storage                                                                                                 96.70%
 119b   Stockton Self Storage                                                                                               95.98%
 120    Baytown Self Storage Center                                                                                         85.44%
 121    Shoppes at 41st Street II                       The Seafood Place, Inc.                      1,733  8/31/2005      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
 122    Residence Group Apartments South                                                                                    95.71%
 123    Bellaire / Stella Link Retail Center            Starbucks                                    1,500   5/1/2010       87.71%
 124    Turtle Run Shoppes                              Howard Newman, P.A.                          4,435  6/30/2007       93.41%
 125    Isanti Estates Mobile Home Park                                                                                     90.71%
 126    University Suites                                                                                                  100.00%
-----------------------------------------------------------------------------------------------------------------------------------
 127    El Rancho Grande Apartments                                                                                         95.17%
 128    Erwin Acres Shopping Center                     Cato                                         4,800  1/31/2007      100.00%
 129    CVS - Tell City                                                                                                    100.00%
 130    Eckerd - Cape May                                                                                                  100.00%
 131    Garland Industrial Center                       Casters of Dallas, Inc.                      2,857  1/31/2003       91.73%
-----------------------------------------------------------------------------------------------------------------------------------

                                                                              UPFRONT                ONGOING
                                                           OCCUPANCY     ACTUAL REPLACEMENT    ACTUAL REPLACEMENT      UPFRONT
   ID                     PROPERTY NAME                    AS-OF DATE         RESERVES              RESERVES            TI/LC
----------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)             8/31/2002               -       15,178 (Westfield Guaranty)          -
   1a    Westfield Shoppingtown MainPlace                  8/31/2002
   1b    Westfield Shoppingtown Galleria at Roseville      8/31/2002
   2     The Parkway II Apartments (7)                     6/28/2002               -                 5,750                      -
   3     The Parkway I Apartments (8)                      6/28/2002               -                 3,833                      -
----------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                10/1/2002           5,570                 5,570                 12,500
   5     South Tryon Square                                7/31/2002               -                 1,972                311,375
   6     Highlands Plaza I Office Building                  9/5/2002               -                 2,169                      -
   7     Commerce Center I & II Summary (6)                 9/5/2002               -                 4,060                      -
   7a    Commerce Center II                                 9/5/2002
----------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                                  9/5/2002
   8     The Market at the Waterfront                      7/26/2002               -                 5,249            200,000 LOC
   9     Carroll's Creek Landing Apartments (11)           9/24/2002               -                 6,000                      -
   10    Chino Hills Marketplace                            6/3/2002               -                 4,705                      -
   11    Frederick Crossing                                 8/8/2002               -                 3,240                      -
----------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                   8/8/2002               -                 2,653                      -
   13    1511 Third Avenue                                 10/9/2002               -                   558                      -
   14    UDR Portfolio - Ashley Oaks Apartments            8/27/2002          70,000                 9,818                      -
   15    River City Renaissance Apartments (6)             9/23/2002               -                 6,989                      -
  15a    Gilmour Court Apartments                          9/23/2002
----------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments              9/23/2002
  15c    River City Renaissance I Apartments               9/23/2002
   16    TNT Logistics Warehouse - Laurens, SC             12/1/2002               -                     -                      -
   17    Pasadena Office Tower                              8/1/2002               -                 2,315                      -
   18    University Village at Boulder Creek               8/23/2002               -                 3,075                      -
----------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                6/1/2002               -                 1,770                      -
   20    Walmart - Altoona                                 12/1/2002               -                     -                      -
   21    306 East 61st Street                              11/1/2002               -                 1,163                      -
   22    The Madison Building                               8/7/2002               -                 1,366                      -
   23    Northwest-West Willows Tech Center (12)           11/18/2002              -                 2,371                      -
----------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                     7/17/2002               -                 7,013                      -
   25    Merrick Commons                                   7/23/2002               -                 1,798                      -
   26    Budget Mini-Storage                               7/31/2002               -                 1,875                      -
   27    The Shops of Hilshire Village                     7/31/2002               -                   491                250,000
   28    Alamosa Plaza Shopping Center                     10/1/2002               -                   971                      -
----------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                 9/19/2002               -                 8,954                      -
   30    Treehouse Village Apartments                       9/2/2002          10,175                10,175                      -
   31    Lakeshore Apartments                              8/12/2002               -                     -                      -
   32    Shoppes of Boynton                                5/28/2002               -                 3,245                      -
   33    CLK2 - Casa De Fuentes Apartments                 7/17/2002               -                 6,000                      -
----------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                  7/31/2002               -                 1,305                      -
   35    Burton Hills III                                   7/1/2002               -                 1,340                100,000
   36    Waverly Woods Center                              10/1/2002               -                     -                      -
   37    Park Plaza Office Building                        9/12/2002               -                 1,151                250,000
   38    Prescott Industrial Park (13)                     10/8/2002               -                 3,326                      -
----------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                   8/16/2002               -                 3,900                      -
   40    Eaton Square Apartments (14)                      8/27/2002               -                 4,000                      -
   41    BJ's Wholesale Club - Woodstock, GA               12/1/2002               -                     -                      -
   42    Alpine Apartments                                 8/31/2002               -                 3,942                      -
   43    Mountain Creek Apartments                         6/28/2002               -                 7,770                      -
----------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                              12/1/2002               -                   185                      -
   45    Walgreens - Royal Palm Beach                      12/1/2002               -                   190                      -
   46    Walgreens - Lantana                               12/1/2002               -                   205                      -
   47    Walden Shores Apartments                          8/23/2002               -                 3,200                      -
   48    Whispering Pines                                  7/31/2002               -                 1,345                      -
----------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                     3/26/2002               -                 2,177                      -
   50    Quality Plaza Industrial Park II                  12/1/2002               -                   366                      -
   51    High Park Village/ Continental Park Apartments    6/30/2002               -                 4,533                      -
   52    Scottsdale Crossing                               6/10/2002               -                   755                      -
   53    Orchards at 800 North                             10/7/2002               -                 1,406                      -
----------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                         3/12/2002               -                   635                      -
   55    The Oaks on Hovey                                 8/14/2002               -                     -                      -
   56    NCR Office Building                                9/1/2002               -                   789                 25,000
   57    Rimrock Marketplace                               9/19/2002               -                 1,194                 83,702
   58    Old Line Centre                                   4/30/2002               -                 1,265                150,000
----------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                 10/1/2002               -                 1,570                125,000
   60    Crestbrook Apartments                             10/1/2002               -                 1,800                      -
   61    Oak Park Village                                  7/25/2002               -                 1,065                      -
   62    The UCLA/Los Angeles Times Building                8/9/2002               -                   845                      -
   63    Holiday Inn Winchester                          T-12 9/30/2002            -                10,915                      -
----------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building               9/1/2002               -                 2,835                      -
   65    Harbor Pines Portfolio (6)                        6/30/2002               -                   340                      -
  65a    Harbor Pines Mobile Home Community                6/30/2002
  65b    Harbor Pines Self Storage                         6/30/2002
   66    Bowling Green Retail Center                       1/14/2002               -                   760                      -
----------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                      9/1/2002               -                   684                 25,000
   68    UDR Portfolio - Cimarron City Apartments          8/27/2002          45,000                 5,075                      -
   69    Shops at FishHawk                                 12/31/2001              -                   750                      -
   70    CLK - Cedar Bluff Apartments (15)                 6/27/2002               -                 4,240                      -
   71    Bell Camino Center                                7/12/2002               -                   785                      -
----------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                        8/6/2002               -                 5,225                      -
   73    Summer Breeze Apartments                          8/14/2002               -                 4,200                      -
   74    Cambridge Commons Shopping Center                 6/30/2002               -                   280                      -
   75    The Vinings Center                                 7/1/2002               -                   904                230,000
   76    Walgreens - Anaheim                               12/1/2002               -                     -                      -
----------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                               4/30/2002               -                   975                      -
   78    Brunswick Shopping Center                         9/30/2002               -                   781                      -
   79    Walgreens - Chula Vista                           12/1/2002               -                     -                      -
   80    Storage 2000 - Stafford                           8/14/2002               -                   815                      -
   81    Saratoga Apartments                               6/15/2002               -                 1,867                      -
----------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                 7/31/2002               -                 2,180                      -
  82a    Sentry Self Storage - Williamsburg                7/31/2002
  82b    Sentry Self Storage - Chesapeake                  7/31/2002
  82c    Sentry Self Storage - Newport News                7/31/2002
   83    Walgreens - Sacramento                            6/11/2002               -                   220                      -
----------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                               8/1/2002               -                11,532                      -
   85    Montana Avenue Mixed Use                           9/1/2002               -                   140                      -
   86    Westheimer Dunvale II & III                        1/1/2002               -                   290                      -
   87    Red Oak Corners                                    7/1/2002               -                   785                      -
   88    Stoneridge Apartments                             9/13/2002               -                 2,875                      -
----------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                          12/1/2002               -                   345                      -
   90    Fair Oaks Mobile Home Park                         9/1/2002               -                   460                      -
   91    Shops at Shiloh Crossing                          9/30/2002               -                   668                 80,000
   92    Monterey Apartments                               5/30/2002               -                 3,750                      -
   93    Walgreens - Mount Pleasant                        12/1/2002               -                     -                      -
----------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                    12/1/2002               -                     -                      -
   95    Bedford West                                      3/11/2002               -                   506                      -
   96    Auto Mall Parkway Self Storage                     6/2/2002               -                   730                      -
   97    San Luis Obispo City Storage                      8/10/2002               -                   965                      -
   98    Indian River Plaza                                5/31/2002               -                   410                      -
----------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                               12/1/2002               -                     -                      -
  100    Storage 2000 - Fredericksburg                     8/15/2002               -                 1,050                      -
  101    Westbay Apartments                                7/30/2002               -                     -                      -
  102    Walgreens Fortification - Jackson                 12/1/2002               -                   220                      -
  103    Greens at Broken Arrow, Phase II                   8/1/2002               -                 2,220                      -
----------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                  5/30/2002               -                   790                      -
  105    Walgreens - Clinton                               12/1/2002               -                   232                      -
  106    Windermere Office Building                         9/9/2002               -                   192                      -
  107    Buckhead Villa Apartments                         8/30/2002               -                 1,417                      -
  108    Roanoke Corners Shopping Center                   11/1/2001               -                   180                      -
----------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                             5/30/2002               -                     -                      -
  110    The Greens at Owasso, Phase II                    9/30/2002               -                 2,220                      -
  111    New Iberia Shopping Center                        7/12/2002             285                   285                  1,275
  112    Walgreens Ridgewood - Jackson                     12/1/2002               -                   243                      -
  113    Staples-Waterville Commons                        12/1/2002               -                   200                      -
----------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                6/30/2002               -                     -                      -
  115    Walgreens - Santa Maria                           12/1/2002               -                     -                      -
  116    U.S. Storage - Atascocita                         8/19/2002               -                   720                      -
  117    Victory Village MHC                                8/1/2002               -                   685                      -
  118    CC Mangum Building                                 9/1/2002               -                   445                      -
----------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                   Various                -                   855                      -
  119a   Folsom Self Storage                               6/29/2002
  119b   Stockton Self Storage                              7/1/2002
  120    Baytown Self Storage Center                       8/26/2002               -                   905                      -
  121    Shoppes at 41st Street II                          9/1/2002               -                   155                      -
----------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                  9/26/2002               -                 1,750                      -
  123    Bellaire / Stella Link Retail Center              10/24/2002              -                   158                      -
  124    Turtle Run Shoppes                                7/18/2002               -                   845                      -
  125    Isanti Estates Mobile Home Park                   9/23/2002               -                   585                      -
  126    University Suites                                  8/1/2002               -                   935                      -
----------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                        7/8/2002               -                 3,753                      -
  128    Erwin Acres Shopping Center                       8/28/2002               -                   380                 16,990
  129    CVS - Tell City                                   12/1/2002               -                   123                      -
  130    Eckerd - Cape May                                 12/1/2002               -                     -                      -
  131    Garland Industrial Center                         8/31/2002          26,510                   441                  4,500
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                          UPFRONT
                                                             MONTHLY            MONTHLY TAX      MONTHLY INSURANCE      ENGINEERING
  ID                   PROPERTY NAME                          TI/LC                ESCROW             ESCROW              RESERVE
-----------------------------------------------------------------------------------------------------------------------------------
  1   Westfield Shoppingtowns Portfolio (6)          1,764 (Westfield Guaranty)    288,240  48,323 (Westfield Guaranty)          -
  1a  Westfield Shoppingtown MainPlace
  1b  Westfield Shoppingtown Galleria at Roseville
  2   The Parkway II Apartments (7)                                -                13,062            6,941                      -
  3   The Parkway I Apartments (8)                                 -                 8,708            4,598                      -
-----------------------------------------------------------------------------------------------------------------------------------
  4   Colonie Center (9)                                      12,500               141,465                -                      -
  5   South Tryon Square                                       6,250                35,849            4,834                      -
  6   Highlands Plaza I Office Building                       16,593                 2,331            3,939                      -
  7   Commerce Center I & II Summary (6)                       5,942                 4,781            4,019                      -
  7a  Commerce Center II
-----------------------------------------------------------------------------------------------------------------------------------
  7b  Commerce Center I
  8   The Market at the Waterfront                                 -                77,710            4,100                      -
  9   Carroll's Creek Landing Apartments (11)                      -                29,169            8,134                      -
  10  Chino Hills Marketplace                                 15,030                27,771           10,551                      -
  11  Frederick Crossing                                      10,035                18,106                -                  4,375
-----------------------------------------------------------------------------------------------------------------------------------
  12  Medlock Crossing Shopping Center                        11,083                17,801            3,928                 13,125
  13  1511 Third Avenue                                            -                50,041            2,527                  6,500
  14  UDR Portfolio - Ashley Oaks Apartments                       -                41,830                -                      -
  15  River City Renaissance Apartments (6)                        -                16,322            3,143                 17,500
 15a  Gilmour Court Apartments
-----------------------------------------------------------------------------------------------------------------------------------
 15b  River City Renaissance II Apartments
 15c  River City Renaissance I Apartments
  16  TNT Logistics Warehouse - Laurens, SC                        -                     -                -                      -
  17  Pasadena Office Tower                                   21,290                20,731            7,059                  9,000
  18  University Village at Boulder Creek                          -                 1,826            3,317                      -
-----------------------------------------------------------------------------------------------------------------------------------
  19  North County Square                                      9,423                30,534            1,998                      -
  20  Walmart - Altoona                                            -                     -                -                      -
  21  306 East 61st Street                                     7,269                25,271            2,718                  6,000
  22  The Madison Building                                     8,535                13,403            3,533                 20,625
  23  Northwest-West Willows Tech Center (12)                      -                12,509            2,085                  2,587
-----------------------------------------------------------------------------------------------------------------------------------
  24  CLK2 - Aspen Lodge Apartments                                -                12,165                -                 42,780
  25  Merrick Commons                                          4,680                63,872                -                  5,000
  26  Budget Mini-Storage                                          -                11,267            3,556                      -
  27  The Shops of Hilshire Village                                -                27,598            4,751                  6,410
  28  Alamosa Plaza Shopping Center                                -                 5,821            1,474                      -
-----------------------------------------------------------------------------------------------------------------------------------
  29  CLK2 - Mission Springs Apartments                            -                21,412                -                 77,625
  30  Treehouse Village Apartments                                 -                30,797           10,247                  4,375
  31  Lakeshore Apartments                                         -                     -                -                      -
  32  Shoppes of Boynton                                       9,905                28,071            7,159                      -
  33  CLK2 - Casa De Fuentes Apartments                            -                14,483                -                111,550
-----------------------------------------------------------------------------------------------------------------------------------
  34  Lake Village MHC                                             -                19,921                -                 19,156
  35  Burton Hills III                                             -                22,451            1,555                 35,625
  36  Waverly Woods Center                                         -                12,717                -                      -
  37  Park Plaza Office Building                              17,108                10,176            2,769                 50,000
  38  Prescott Industrial Park (13)                            9,092                13,186            1,192                      -
-----------------------------------------------------------------------------------------------------------------------------------
  39  University Courtyard Apartments                              -                 5,417            5,193                      -
  40  Eaton Square Apartments (14)                                 -                17,173            7,856                      -
  41  BJ's Wholesale Club - Woodstock, GA                          -                     -                -                      -
  42  Alpine Apartments                                            -                 7,020            2,796                 31,125
  43  Mountain Creek Apartments                                    -                14,662            4,223                 51,563
-----------------------------------------------------------------------------------------------------------------------------------
  44  Walgreens - Puyallup                                         -                     -                -                      -
  45  Walgreens - Royal Palm Beach                                 -                     -                -                      -
  46  Walgreens - Lantana                                          -                     -                -                      -
  47  Walden Shores Apartments                                     -                 7,435            4,376                      -
  48  Whispering Pines                                             -                18,785                -                 19,938
-----------------------------------------------------------------------------------------------------------------------------------
  49  Quality Plaza Industrial Park                            8,631                49,769            1,925                 17,973
  50  Quality Plaza Industrial Park II                         1,031                 3,959              326                  8,188
  51  High Park Village/ Continental Park Apartments               -                11,573            3,429                 65,625
  52  Scottsdale Crossing                                      3,730                10,417              708                 34,258
  53  Orchards at 800 North                                    3,741                   795              170                 15,659
-----------------------------------------------------------------------------------------------------------------------------------
  54  Key Plaza                                                1,605                 3,763            1,423                      -
  55  The Oaks on Hovey                                            -                   386            1,508                      -
  56  NCR Office Building                                     12,500                 5,280              528                  1,875
  57  Rimrock Marketplace                                          -                 3,756              656                      -
  58  Old Line Centre                                              -                 6,044              453                      -
-----------------------------------------------------------------------------------------------------------------------------------
  59  Copperwood Center                                            -                 5,954            1,859                  8,750
  60  Crestbrook Apartments                                        -                 6,250              850                 14,150
  61  Oak Park Village                                             -                 3,042              651                  9,950
  62  The UCLA/Los Angeles Times Building                      5,440                 6,005            1,103                 93,465
  63  Holiday Inn Winchester                                       -                 3,493            2,459                 14,250
-----------------------------------------------------------------------------------------------------------------------------------
  64  1919 North Loop West Office Building                    14,830                12,611            5,176                 51,663
  65  Harbor Pines Portfolio (6)                                   -                 3,802            7,701                 97,713
 65a  Harbor Pines Mobile Home Community
 65b  Harbor Pines Self Storage
  66  Bowling Green Retail Center                                  -                     -                -                      -
-----------------------------------------------------------------------------------------------------------------------------------
  67  Newport Place Office Building                            8,333                 5,007              506                  3,750
  68  UDR Portfolio - Cimarron City Apartments                     -                 9,096                -                      -
  69  Shops at FishHawk                                        1,015                 7,236              835                  3,000
  70  CLK - Cedar Bluff Apartments (15)                            -                 6,126                -                103,644
  71  Bell Camino Center                                       3,520                 5,002              679                  2,994
-----------------------------------------------------------------------------------------------------------------------------------
  72  Southern Gardens Apartments                                  -                 7,759            9,346                 72,450
  73  Summer Breeze Apartments                                     -                 3,663            1,432                262,640
  74  Cambridge Commons Shopping Center                            -                 2,917              637                      -
  75  The Vinings Center                                       3,000                 7,161            1,264                  4,500
  76  Walgreens - Anaheim                                          -                     -                -                      -
-----------------------------------------------------------------------------------------------------------------------------------
  77  Palatka Marketplace                                      2,355                 8,420            1,221                  6,250
  78  Brunswick Shopping Center                                    -                 6,385            1,328                      -
  79  Walgreens - Chula Vista                                      -                     -                -                      -
  80  Storage 2000 - Stafford                                      -                 4,207              781                      -
  81  Saratoga Apartments                                          -                 6,083              618                      -
-----------------------------------------------------------------------------------------------------------------------------------
  82  Sentry Self Storage Portfolio (6)                            -                 5,418            1,118                 43,438
 82a  Sentry Self Storage - Williamsburg
 82b  Sentry Self Storage - Chesapeake
 82c  Sentry Self Storage - Newport News
  83  Walgreens - Sacramento                                       -                   687              193                      -
-----------------------------------------------------------------------------------------------------------------------------------
  84  A-Alamo Storage (16)                                         -                10,020              621                    125
  85  Montana Avenue Mixed Use                                 2,180                 1,843            1,783                      -
  86  Westheimer Dunvale II & III                              2,045                 7,000              625                      -
  87  Red Oak Corners                                          2,735                 5,044            1,333                 21,606
  88  Stoneridge Apartments                                        -                 6,577            3,854                116,563
-----------------------------------------------------------------------------------------------------------------------------------
  89  Walgreens - Marco Island                                     -                     -                -                      -
  90  Fair Oaks Mobile Home Park                                   -                 2,774              400                    438
  91  Shops at Shiloh Crossing                                 3,186                 3,834            1,192                      -
  92  Monterey Apartments                                          -                 6,897            2,643                 33,500
  93  Walgreens - Mount Pleasant                                   -                     -                -                      -
-----------------------------------------------------------------------------------------------------------------------------------
  94  Walgreens - North Myrtle Beach                               -                     -                -                      -
  95  Bedford West                                             2,083                 4,950              589                      -
  96  Auto Mall Parkway Self Storage                               -                 4,000              450                      -
  97  San Luis Obispo City Storage                                 -                 2,656              593                      -
  98  Indian River Plaza                                       2,265                 3,285              797                      -
-----------------------------------------------------------------------------------------------------------------------------------
  99  Walgreens - Houston                                          -                     -                -                      -
 100  Storage 2000 - Fredericksburg                                -                 2,657              720                      -
 101  Westbay Apartments                                           -                 4,951            2,416                      -
 102  Walgreens Fortification - Jackson                            -                     -                -                  1,250
 103  Greens at Broken Arrow, Phase II                             -                 5,175            1,343                 42,875
-----------------------------------------------------------------------------------------------------------------------------------
 104  Shurgard Storage                                             -                 2,843                -                      -
 105  Walgreens - Clinton                                          -                     -                -                      -
 106  Windermere Office Building                               1,154                 2,281              437                      -
 107  Buckhead Villa Apartments                                    -                 2,949              697                      -
 108  Roanoke Corners Shopping Center                          1,195                 5,750              297                      -
-----------------------------------------------------------------------------------------------------------------------------------
 109  Creek Walk Apartments                                        -                 9,727            3,321                  1,563
 110  The Greens at Owasso, Phase II                               -                 5,000            1,360                 42,563
 111  New Iberia Shopping Center                               1,275                 3,061              936                      -
 112  Walgreens Ridgewood - Jackson                                -                     -                -                  2,188
 113  Staples-Waterville Commons                                   -                     -              300                      -
-----------------------------------------------------------------------------------------------------------------------------------
 114  Stoney Creek Mobile Home Community                           -                   641            2,033                145,419
 115  Walgreens - Santa Maria                                      -                     -              541                      -
 116  U.S. Storage - Atascocita                                    -                 4,716              663                 14,375
 117  Victory Village MHC                                          -                 4,167              667                 18,344
 118  CC Mangum Building                                       2,625                 2,299              831                      -
-----------------------------------------------------------------------------------------------------------------------------------
 119  Folsom-Stockton Self Storage (6)                             -                 2,137              694                      -
 119a Folsom Self Storage
 119b Stockton Self Storage
 120  Baytown Self Storage Center                                  -                 6,148              555                      -
 121  Shoppes at 41st Street II                                1,525                     -              715                      -
-----------------------------------------------------------------------------------------------------------------------------------
 122  Residence Group Apartments South                             -                   849            1,553                      -
 123  Bellaire / Stella Link Retail Center                     1,218                 5,000              625                      -
 124  Turtle Run Shoppes                                       2,185                     -                -                      -
 125  Isanti Estates Mobile Home Park                              -                   618              680                 11,863
 126  University Suites                                            -                 1,686              576                      -
-----------------------------------------------------------------------------------------------------------------------------------
 127  El Rancho Grande Apartments                                  -                     -                -                122,024
 128  Erwin Acres Shopping Center                              1,940                   605            1,362                 10,096
 129  CVS - Tell City                                              -                   281              332                  2,500
 130  Eckerd - Cape May                                            -                     -                -                      -
 131  Garland Industrial Center                                1,545                 2,553              265                      -
-----------------------------------------------------------------------------------------------------------------------------------

                                                                ENVIRONMENTAL
                                                                    REPORT                    ENGINEERING     APPRAISAL
   ID                     PROPERTY NAME                              DATE                     REPORT DATE    AS-OF DATE
--------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)                     Various                     8/30/2002       Various
   1a    Westfield Shoppingtown MainPlace                         8/12/2002                    8/30/2002      8/7/2002
   1b    Westfield Shoppingtown Galleria at Roseville             8/13/2002                    8/30/2002      8/12/2002
   2     The Parkway II Apartments (7)                             7/9/2002                     7/9/2002      6/27/2002
   3     The Parkway I Apartments (8)                              7/9/2002                     7/9/2002      6/27/2002
--------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                                       8/21/2002                    8/21/2002      6/14/2002
   5     South Tryon Square                                       7/30/2002                    7/24/2002      7/1/2002
   6     Highlands Plaza I Office Building                        5/13/2002                    5/13/2002      5/1/2002
   7     Commerce Center I & II Summary (6)                       5/13/2002                    5/13/2002      5/6/2002
   7a    Commerce Center II                                       5/13/2002                    5/13/2002      5/6/2002
--------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I                                        5/13/2002                    5/13/2002      5/6/2002
   8     The Market at the Waterfront                             6/19/2002                    6/21/2002      6/14/2002
   9     Carroll's Creek Landing Apartments (11)                  6/17/2002                    6/17/2002      8/1/2002
   10    Chino Hills Marketplace                                   3/6/2001                    2/26/2001      1/15/2001
   11    Frederick Crossing                                       9/10/2002                    9/19/2002      9/4/2002
--------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                         6/19/2002                    6/21/2002      6/13/2002
   13    1511 Third Avenue                                        9/10/2002                    9/11/2002      9/10/2002
   14    UDR Portfolio - Ashley Oaks Apartments                   5/30/2002                    5/31/2002      5/8/2002
   15    River City Renaissance Apartments (6)                    9/25/2002                    9/25/2002      8/1/2002
  15a    Gilmour Court Apartments                                 9/25/2002                    9/25/2002      8/1/2002
--------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments                     9/25/2002                    9/25/2002      8/1/2002
  15c    River City Renaissance I Apartments                      9/25/2002                    9/25/2002      8/1/2002
   16    TNT Logistics Warehouse - Laurens, SC                     7/1/2002                    7/24/2002      7/3/2002
   17    Pasadena Office Tower                                    5/23/2002                    5/24/2002      5/6/2002
   18    University Village at Boulder Creek                       9/9/2002                    9/13/2002      8/14/2002
--------------------------------------------------------------------------------------------------------------------------
   19    North County Square                                      7/22/2002                    6/19/2002      7/8/2002
   20    Walmart - Altoona                                        10/2/2002                    9/19/2002      9/5/2002
   21    306 East 61st Street                                     8/16/2002                    8/16/2002      8/1/2002
   22    The Madison Building                                     7/10/2002                    7/10/2002      6/28/2002
   23    Northwest-West Willows Tech Center (12)                  1/19/2001                    1/27/2001      5/14/2002
--------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                            6/12/2002                    6/12/2002      6/17/2002
   25    Merrick Commons                                           8/2/2002                     8/2/2002      8/1/2002
   26    Budget Mini-Storage                                      7/20/2002                    7/16/2002     12/31/2002
   27    The Shops of Hilshire Village                            11/13/2001                   9/26/2001     11/13/2002
   28    Alamosa Plaza Shopping Center                            8/20/2002                    10/4/2002      8/17/2002
--------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments                         8/8/2002                     8/8/2002      8/13/2002
   30    Treehouse Village Apartments                             8/14/2002                    8/15/2002      8/13/2002
   31    Lakeshore Apartments                                     6/24/2002                    6/26/2002      6/28/2002
   32    Shoppes of Boynton                                       5/22/2002                    5/29/2002      5/14/2002
   33    CLK2 - Casa De Fuentes Apartments                        6/12/2002                    6/12/2002      6/11/2002
--------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                         8/26/2002                    8/22/2002      8/19/2002
   35    Burton Hills III                                         7/17/2002                    7/19/2002      7/29/2002
   36    Waverly Woods Center                                     8/30/2001                     9/4/2001      4/1/2002
   37    Park Plaza Office Building                               1/22/2002                    1/22/2002      1/8/2002
   38    Prescott Industrial Park (13)                             7/5/2002                     7/3/2002      6/26/2002
--------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                          7/18/2002                    7/17/2002      6/29/2002
   40    Eaton Square Apartments (14)                             3/29/2002                    3/29/2002      3/22/2002
   41    BJ's Wholesale Club - Woodstock, GA                       8/2/2002                     8/2/2002      7/22/2002
   42    Alpine Apartments                                        7/18/2002                    7/18/2002      7/23/2002
   43    Mountain Creek Apartments                                7/15/2002                    7/15/2002      7/9/2002
--------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                                     7/16/2002                    7/15/2002      7/18/2002
   45    Walgreens - Royal Palm Beach                             7/12/2002                    7/15/2002      7/10/2002
   46    Walgreens - Lantana                                      7/12/2002                    7/15/2002      7/10/2002
   47    Walden Shores Apartments                                 7/27/2002                    7/27/2002      5/16/2002
   48    Whispering Pines                                         8/26/2002                    8/22/2002      8/7/2002
--------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                            6/14/2002                     6/6/2002      7/1/2002
   50    Quality Plaza Industrial Park II                         6/14/2002                     6/6/2002      7/1/2002
   51    High Park Village/ Continental Park Apartments            7/3/2001                    7/13/2001      6/26/2001
   52    Scottsdale Crossing                                      7/19/2002                    7/12/2002      7/10/2002
   53    Orchards at 800 North                                    9/30/2002                    10/7/2002      9/23/2002
--------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                                2/22/2002                    1/21/2002      3/1/2002
   55    The Oaks on Hovey                                        8/22/2002                    8/21/2002      8/10/2002
   56    NCR Office Building                                       7/9/2002                     7/8/2002      9/11/2002
   57    Rimrock Marketplace                                      7/17/2002                    7/17/2002     10/14/2002
   58    Old Line Centre                                           7/9/2002                     7/8/2002      7/8/2002
--------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                                         8/2/2002                    9/27/2002      7/22/2002
   60    Crestbrook Apartments                                     9/3/2002                    8/28/2002      8/24/2002
   61    Oak Park Village                                          9/3/2002                    8/28/2002      8/24/2002
   62    The UCLA/Los Angeles Times Building                      8/16/2002                    8/14/2002      8/7/2002
   63    Holiday Inn Winchester                                   8/26/2002                    9/12/2002      8/19/2002
--------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building                     8/15/2002                    8/15/2002      8/7/2002
   65    Harbor Pines Portfolio (6)                                7/1/2002                    7/17/2002       Various
  65a    Harbor Pines Mobile Home Community                        7/1/2002                    7/17/2002      4/1/2002
  65b    Harbor Pines Self Storage                                 7/1/2002                    7/17/2002      8/1/2002
   66    Bowling Green Retail Center                              2/19/2002                    2/19/2002      2/16/2002
--------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                             7/9/2002                     7/8/2002      9/11/2002
   68    UDR Portfolio - Cimarron City Apartments                 5/29/2002                     6/1/2002      5/9/2002
   69    Shops at FishHawk                                        1/17/2002                    1/16/2002      1/10/2002
   70    CLK - Cedar Bluff Apartments (15)                         8/7/2001                    7/20/2001      5/22/2001
   71    Bell Camino Center                                       8/14/2002                     8/9/2002      7/30/2002
--------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                               7/1/2002                     7/1/2002      6/19/2002
   73    Summer Breeze Apartments                                 6/14/2002                    6/14/2002      5/28/2002
   74    Cambridge Commons Shopping Center                        1/18/2001                    1/17/2001      7/17/2002
   75    The Vinings Center                                        2/4/2002                     2/4/2002      1/24/2002
   76    Walgreens - Anaheim                                      7/29/2002                    8/21/2002      7/22/2002
--------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                                      5/23/2002                    10/5/2001      5/24/2002
   78    Brunswick Shopping Center                                7/20/2001                    7/10/2001      6/25/2001
   79    Walgreens - Chula Vista                                  5/24/2002                    5/24/2002      5/23/2002
   80    Storage 2000 - Stafford                                  8/22/2002                    8/21/2002      8/14/2002
   81    Saratoga Apartments                                       5/8/2002                     5/8/2002      5/6/2002
--------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)                         Various                      6/3/2002       Various
  82a    Sentry Self Storage - Williamsburg                       6/25/2002                     6/3/2002      5/22/2002
  82b    Sentry Self Storage - Chesapeake                         6/10/2002                     6/3/2002      5/23/2002
  82c    Sentry Self Storage - Newport News                       5/30/2002                     6/3/2002      5/23/2002
   83    Walgreens - Sacramento                                   6/14/2002                     7/2/2002      6/11/2002
--------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                                     10/26/2001                   10/26/2001    10/22/2001
   85    Montana Avenue Mixed Use                                  8/1/2002                    8/14/2002      8/15/2002
   86    Westheimer Dunvale II & III                              12/11/2001                   12/10/2001     1/12/2002
   87    Red Oak Corners                                          10/2/2001                    9/27/2001      10/2/2001
   88    Stoneridge Apartments                                     9/9/2002                     9/9/2002      9/3/2002
--------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                                 8/13/2002                    8/20/2002      8/19/2002
   90    Fair Oaks Mobile Home Park                               8/30/2002                    8/26/2002      8/21/2002
   91    Shops at Shiloh Crossing                                 6/18/2002                    6/18/2002      6/12/2002
   92    Monterey Apartments                                      6/17/2002                    9/11/2002      6/19/2002
   93    Walgreens - Mount Pleasant                               7/18/2002                     7/9/2002      7/29/2002
--------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                           7/18/2002                     7/9/2002      7/29/2002
   95    Bedford West                                             11/12/2001                   11/12/2001    10/31/2001
   96    Auto Mall Parkway Self Storage                           5/21/2002                    5/21/2002      5/25/2002
   97    San Luis Obispo City Storage                             8/19/2002                    8/13/2002      8/21/2002
   98    Indian River Plaza                                       5/22/2002                    5/23/2002      6/14/2002
--------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                                      8/12/2002                    8/12/2002      8/9/2002
  100    Storage 2000 - Fredericksburg                            8/22/2002                    8/21/2002      8/15/2002
  101    Westbay Apartments                                        6/3/2002                     6/3/2002      5/22/2002
  102    Walgreens Fortification - Jackson                        10/2/2002                    9/30/2002      9/16/2002
  103    Greens at Broken Arrow, Phase II                         9/14/2002                     9/6/2002      9/13/2002
--------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                         6/19/2002                    6/27/2002      6/17/2002
  105    Walgreens - Clinton                                      9/27/2002                    9/30/2002      9/16/2002
  106    Windermere Office Building                               1/31/2002                    1/30/2002      1/2/2002
  107    Buckhead Villa Apartments                                10/25/2002                   10/25/2002     8/30/2002
  108    Roanoke Corners Shopping Center                          12/26/2001                   12/19/2001    12/20/2001
--------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                                    6/18/2002                    7/10/2002      6/16/2002
  110    The Greens at Owasso, Phase II                           9/14/2002                     9/6/2002      9/13/2002
  111    New Iberia Shopping Center                                2/7/2002                     2/7/2002      1/31/2002
  112    Walgreens Ridgewood - Jackson                            10/1/2002                    9/30/2002      9/16/2002
  113    Staples-Waterville Commons                     None (AISL Secured Creditor Policy)    4/25/2002      4/4/2002
--------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community                        7/1/2002                    7/17/2002      4/1/2002
  115    Walgreens - Santa Maria                                   6/3/2002                     6/3/2002      5/14/2002
  116    U.S. Storage - Atascocita                                7/25/2002                    7/25/2002      8/13/2002
  117    Victory Village MHC                                       8/1/2002                     8/1/2002      8/1/2002
  118    CC Mangum Building                                       5/15/2002                    5/16/2002      5/3/2002
--------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                          6/5/2002                    6/12/2002      6/14/2002
  119a   Folsom Self Storage                                       6/5/2002                    6/12/2002      6/14/2002
  119b   Stockton Self Storage                                     6/5/2002                    6/12/2002      6/14/2002
  120    Baytown Self Storage Center                              8/23/2002                    8/21/2002      8/18/2002
  121    Shoppes at 41st Street II                                8/29/2001                    8/28/2001      8/23/2001
--------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                         4/30/2002                    4/30/2002      5/21/2002
  123    Bellaire / Stella Link Retail Center                     5/24/2002                    5/24/2002      6/4/2002
  124    Turtle Run Shoppes                                        8/7/2002                    8/29/2002      8/25/2002
  125    Isanti Estates Mobile Home Park                          1/25/2002                    1/25/2002      1/28/2002
  126    University Suites                                         5/8/2002                     5/6/2002      5/31/2002
--------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                              8/26/2002                    8/23/2002      8/22/2002
  128    Erwin Acres Shopping Center                               8/5/2002                     8/8/2002      7/22/2002
  129    CVS - Tell City                                          7/24/2002                    7/19/2002      7/26/2002
  130    Eckerd - Cape May                                        6/21/2002                    6/20/2002      1/28/2002
  131    Garland Industrial Center                                5/24/2002                    5/28/2002      5/15/2002
--------------------------------------------------------------------------------------------------------------------------


   ID                     PROPERTY NAME                  SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
   1     Westfield Shoppingtowns Portfolio (6)           Westfield America, Inc.
   1a    Westfield Shoppingtown MainPlace
   1b    Westfield Shoppingtown Galleria at Roseville
   2     The Parkway II Apartments (7)                   Brett Torino, Michael G. Hilbert & William S. Lyons, Jr.
   3     The Parkway I Apartments (8)                    Brett Torino, Michael G. Hilbert & William S. Lyons, Jr.
------------------------------------------------------------------------------------------------------------------------------------
   4     Colonie Center (9)                              Blackstone Real Estate Partners III (10)
   5     South Tryon Square                              David Luski
   6     Highlands Plaza I Office Building               Revocable Trust of Steven A. Brown dated February 2, 2000, Steven A. Brown
   7     Commerce Center I & II Summary (6)              Revocable Trust of Steven A. Brown dated February 2, 2000, Steven A. Brown
   7a    Commerce Center II
------------------------------------------------------------------------------------------------------------------------------------
   7b    Commerce Center I
   8     The Market at the Waterfront                    Nationwide Life Insurance Company, Nationwide Mutual Insurance Company,
                                                           Continental Real Estate Companies, Little General, Ltd.
   9     Carroll's Creek Landing Apartments (11)         United States of America Department of the Navy, Alan Ginsburg
   10    Chino Hills Marketplace                         Weingarten Realty Investors
   11    Frederick Crossing                              Milton V. Peterson, The Peterson Family Trust
------------------------------------------------------------------------------------------------------------------------------------
   12    Medlock Crossing Shopping Center                Avram Glazer, Bryan Glazer, Darcie Glazer, Edward Glazer, Joel Glazer,
                                                           Kevin Glazer
   13    1511 Third Avenue                               The Related Companies, LP
   14    UDR Portfolio - Ashley Oaks Apartments          Hubert Guez, Eyal Ben-Yosef, Miriam Moussaieff
   15    River City Renaissance Apartments (6)           Billy G. Jefferson, Jr.
  15a    Gilmour Court Apartments
------------------------------------------------------------------------------------------------------------------------------------
  15b    River City Renaissance II Apartments
  15c    River City Renaissance I Apartments
   16    TNT Logistics Warehouse - Laurens, SC           Lexington Acquiport Company, LLC
   17    Pasadena Office Tower                           Albert Taban, Michael Pashaie
   18    University Village at Boulder Creek             SHP-ACT, Titan Investments II, RAP Student Housing Properties
------------------------------------------------------------------------------------------------------------------------------------
   19    North County Square                             Steadfast Plaza, LP, Steadfast Scenic View, LP, Steadfast Ocotillo, LP,
                                                           Rod Emery
   20    Walmart - Altoona                               Harold Thurman, Estate of Patrick J. Consalvas
   21    306 East 61st Street                            Philip R. Carter, Allan C. Schwartz
   22    The Madison Building                            Thomas J. Comparato, James A. Comparato and Bresler & Reiner, Inc.
   23    Northwest-West Willows Tech Center (12)         Francis J. Greenburger, William D. Felton
------------------------------------------------------------------------------------------------------------------------------------
   24    CLK2 - Aspen Lodge Apartments                   Howard Parnes, Craig Koenigsberg
   25    Merrick Commons                                 Kimco Income Operating Partnership
   26    Budget Mini-Storage                             Victor Brown, David R. Brown, Steven G. Brown
   27    The Shops of Hilshire Village                   William G. Sanders, Jr.
   28    Alamosa Plaza Shopping Center                   Anthony W. Thompson
------------------------------------------------------------------------------------------------------------------------------------
   29    CLK2 - Mission Springs Apartments               Howard Parnes, Craig Koenigsberg
   30    Treehouse Village Apartments                    Charles C. Laningham
   31    Lakeshore Apartments                            Oscar T. Hokold, Olivann Hokold
   32    Shoppes of Boynton                              Barry Ross, William D. Matz, Michael Puder
   33    CLK2 - Casa De Fuentes Apartments               Howard Parnes, Craig Koenigsberg
------------------------------------------------------------------------------------------------------------------------------------
   34    Lake Village MHC                                Hometown Lake Village LP, Hometown America LLC
   35    Burton Hills III                                Dale Holmer, Westpark Realty, LP
   36    Waverly Woods Center                            Mid-Atlantic Realty Trust
   37    Park Plaza Office Building                      Theodore W. Dang
   38    Prescott Industrial Park (13)                   Dennis Cruzan, Philip Monroe
------------------------------------------------------------------------------------------------------------------------------------
   39    University Courtyard Apartments                 Ambling Development Company, LLC
   40    Eaton Square Apartments (14)                    Chester J. Stefan, The Mitchell Company, Inc.
   41    BJ's Wholesale Club - Woodstock, GA             Sandra R. Dickerman
   42    Alpine Apartments                               Stephen A. Goldberg
   43    Mountain Creek Apartments                       James G. Baldini and Susan M. Baldini
------------------------------------------------------------------------------------------------------------------------------------
   44    Walgreens - Puyallup                            George W. Fakhir, Andrew Fakhir, Robert Fakhir, Michel W. Fakhir
   45    Walgreens - Royal Palm Beach                    George W. Fakhir, Andrew Fakhir, Robert Fakhir, Michel W. Fakhir
   46    Walgreens - Lantana                             George W. Fakhir, Andrew Fakhir, Robert Fakhir, Michel W. Fakhir
   47    Walden Shores Apartments                        Roy B. Walden, III, David S. Hathaway, Henry P. Persons, III,
                                                           Bryan B. Persons
   48    Whispering Pines                                Hometown Whispering Pines LP, Hometown America LLC
------------------------------------------------------------------------------------------------------------------------------------
   49    Quality Plaza Industrial Park                   Joseph Simone, Pat Simone, Simone Development Co
   50    Quality Plaza Industrial Park II                Joseph Simone, Pat Simone, Simone Development Co
   51    High Park Village/ Continental Park Apartments  Ants, Inc.
   52    Scottsdale Crossing                             Alan C. Fox
   53    Orchards at 800 North                           Phyllis Schrobsdorff
------------------------------------------------------------------------------------------------------------------------------------
   54    Key Plaza                                       Richard Reiman
   55    The Oaks on Hovey                               Jeffrey M. Tinervin, Madalyn Tinervin, Marti Rave
   56    NCR Office Building                             Joseph L. Brotherton
   57    Rimrock Marketplace                             W. Richards Woodbury, Randall Woodbury, Jeffery Woodbury,
                                                            Herman Franks, Jr., Robert J. L. Moore, and Fred Fairclough, Jr.
   58    Old Line Centre                                 Alan Hammerschlag, Scott Spector
------------------------------------------------------------------------------------------------------------------------------------
   59    Copperwood Center                               Rich Byer, Russell Ries, Goldentop Development
   60    Crestbrook Apartments                           John & Nancy Gallegly, Floyd & Joanne Redden, John & Sue Novara
   61    Oak Park Village                                John & Nancy Gallegly, Floyd & Joanne Redden, John & Sue Novara
   62    The UCLA/Los Angeles Times Building             Shaoul Levy, Janis Horn Separate Property Trust, Leonard Feldman
   63    Holiday Inn Winchester                          Saul H. Bernstein
------------------------------------------------------------------------------------------------------------------------------------
   64    1919 North Loop West Office Building            Bennett Greenspan, Max Blankfeld, Joseph Pryzant
   65    Harbor Pines Portfolio (6)                      J. Kane Ditto, Joe T. Scott
  65a    Harbor Pines Mobile Home Community
  65b    Harbor Pines Self Storage
   66    Bowling Green Retail Center                     David M. Carney
------------------------------------------------------------------------------------------------------------------------------------
   67    Newport Place Office Building                   Joseph L. Brotherton
   68    UDR Portfolio - Cimarron City Apartments        Hubert Guez, Eyal Ben-Yosef, Miriam Moussaieff
   69    Shops at FishHawk                               Stuart S. Golding Company, David Scher, Loren M. Pollack
   70    CLK - Cedar Bluff Apartments (15)               Howard Parnes, Craig Koenigsberg
   71    Bell Camino Center                              Alan C. Fox
------------------------------------------------------------------------------------------------------------------------------------
   72    Southern Gardens Apartments                     Thu Xuan Hoang
   73    Summer Breeze Apartments                        Wayne Gerold Anastasi
   74    Cambridge Commons Shopping Center               Lat W. Purser, III, Richard D. Marshall
   75    The Vinings Center                              John T. Pitts, Sr.
   76    Walgreens - Anaheim                             Antonio Cucalon Jr., Rosario Cucalon
------------------------------------------------------------------------------------------------------------------------------------
   77    Palatka Marketplace                             Flagship Investment I LLC
   78    Brunswick Shopping Center                       Brooks C.B. Wood
   79    Walgreens - Chula Vista                         Heath A. Stephens, Ruth Stephens Trust, Harold A. Stephens Trust
   80    Storage 2000 - Stafford                         Samir Y. Sabri, Boyd Whitney, Jr., Terry L. Huber, John Potts
   81    Saratoga Apartments                             Robert R. Angell, Larry D. Stevens, Angell Holdings, LLC
------------------------------------------------------------------------------------------------------------------------------------
   82    Sentry Self Storage Portfolio (6)               Roger G. Hopper
  82a    Sentry Self Storage - Williamsburg
  82b    Sentry Self Storage - Chesapeake
  82c    Sentry Self Storage - Newport News
   83    Walgreens - Sacramento                          John Saca
------------------------------------------------------------------------------------------------------------------------------------
   84    A-Alamo Storage (16)                            Jerald A. Hastik, W. Thomas Sutton, James H. Collins
   85    Montana Avenue Mixed Use                        Jeff Damavandi, Fred Damavandi
   86    Westheimer Dunvale II & III                     Sage Interests Inc., Deerwood Enterprises Ltd., Frank M. K. Liu
   87    Red Oak Corners                                 John Beeson
   88    Stoneridge Apartments                           Sherwood/Clay Partners, Robert S. Peek, Lacy C. Howe
------------------------------------------------------------------------------------------------------------------------------------
   89    Walgreens - Marco Island                        Jack Antaramian
   90    Fair Oaks Mobile Home Park                      Brian L. Fitterer, Joseph Sherman
   91    Shops at Shiloh Crossing                        Robert M. Ullmann
   92    Monterey Apartments                             Robert Werra
   93    Walgreens - Mount Pleasant                      Joe H. Miller, IV, Thomas Calcote
------------------------------------------------------------------------------------------------------------------------------------
   94    Walgreens - North Myrtle Beach                  Joe H. Miller, IV, Thomas Calcote
   95    Bedford West                                    Verner M. Swanson, Sr., George E. Kuehnl, Jr., William A. Decker, Sr.
   96    Auto Mall Parkway Self Storage                  Michael B. Hudson, William M. Yedor, Richard C. Dinapoli
   97    San Luis Obispo City Storage                    Thomas A. Murrell, John M. Wilson, John C. Hough
   98    Indian River Plaza                              Robert Israel, Arthur & Sandra Pulitzer, Michael Seago, Ross Mancuso
------------------------------------------------------------------------------------------------------------------------------------
   99    Walgreens - Houston                             Jose S. Herrera
  100    Storage 2000 - Fredericksburg                   Samir Sabri, Boyd Whitney, John Potts, Donnie Tart
  101    Westbay Apartments                              Richard A. Sewell
  102    Walgreens Fortification - Jackson               Craig M. Ripley
  103    Greens at Broken Arrow, Phase II                James E. Lindsey, J.E. Lindsey Family, LP, Lindsey Investments, LP,
                                                           Rutledge Properties, LP
------------------------------------------------------------------------------------------------------------------------------------
  104    Shurgard Storage                                Shurgard Storage Centers, Inc., Michael Mikkelson
  105    Walgreens - Clinton                             Craig M. Ripley
  106    Windermere Office Building                      Bradley J. Butterfield, Hugh W. Hoff, Gregory R. Hoff
  107    Buckhead Villa Apartments                       Watson Caviness, Chris Cates
  108    Roanoke Corners Shopping Center                 David W. Burgher, B. Diane Butler
------------------------------------------------------------------------------------------------------------------------------------
  109    Creek Walk Apartments                           Robert J. Werra, Juanita Werra
  110    The Greens at Owasso, Phase II                  James E. Lindsey, J.E. Lindsey Family, LP, Lindsey Investments, LP,
                                                           Rutledge Properties, LP
  111    New Iberia Shopping Center                      Larry H. Patterson, George S. Currin
  112    Walgreens Ridgewood - Jackson                   Craig M. Ripley
  113    Staples-Waterville Commons                      Riverview Management Company
------------------------------------------------------------------------------------------------------------------------------------
  114    Stoney Creek Mobile Home Community              J. Kane Ditto, Joe T. Scott
  115    Walgreens - Santa Maria                         Harold M. Kazarian, Arthur M. Kazarian, Katherine Kazarian Etter
  116    U.S. Storage - Atascocita                       Raymond R. Betz, Karl D. Willmann
  117    Victory Village MHC                             Julio Jaramillo, Kathleen Collins
  118    CC Mangum Building                              Michael D. Mangum
------------------------------------------------------------------------------------------------------------------------------------
  119    Folsom-Stockton Self Storage (6)                Paul F. Schmitt, A. Michael Casey, Robert A. Braghetta
  119a   Folsom Self Storage
  119b   Stockton Self Storage
  120    Baytown Self Storage Center                     Archie Tracy
  121    Shoppes at 41st Street II                       Adir Shoshan, Amos T. Shoshan
------------------------------------------------------------------------------------------------------------------------------------
  122    Residence Group Apartments South                Rick A. Hansen, Paul Caudill Miller
  123    Bellaire / Stella Link Retail Center            Frank M.K. Liu
  124    Turtle Run Shoppes                              William S. Weisman, Daniel S. Mandel, Paul E. Heimberg, Steven Cohen
  125    Isanti Estates Mobile Home Park                 Peter Sampair
  126    University Suites                               Kenneth L. Allen, Kenneth W. Bowen, J. Hatcher Cale, Jr.,
                                                           Lewis A. McMurran, III
------------------------------------------------------------------------------------------------------------------------------------
  127    El Rancho Grande Apartments                     Christopher Gill
  128    Erwin Acres Shopping Center                     Robert Gagnard, Rodney Savoy
  129    CVS - Tell City                                 Gene Warren, Jr., Charlotte Warren
  130    Eckerd - Cape May                               Bobby T. Lee, Nancee B. Lee
  131    Garland Industrial Center                       Stanley Hickman, Craig Johnson, Morstan G.P., L.L.C.
------------------------------------------------------------------------------------------------------------------------------------

GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, SERIES 2002-3

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
            LOANS

                                                            % OF                    MORTGAGE    CUT-OFF        GENERAL
                                                        INITIAL POOL      # OF        LOAN        DATE         PROPERTY
  ID                    PROPERTY NAME                      BALANCE     PROPERTIES  SELLER (1)   BALANCE        TYPE
-----------------------------------------------------------------------------------------------------------------------------------
  2    The Parkway II Apartments                            2.52%          1          GACC      29,500,000     Multifamily
  3    The Parkway I Apartments                             1.68%          1          GACC      19,720,000     Multifamily
  9    Carroll's Creek Landing Apartments                   2.48%          1          GACC      28,979,116     Multifamily
  14   UDR Portfolio - Ashley Oaks Apartments               1.60%          1          BOFA      18,720,000     Multifamily
  15   River City Renaissance Apartments (2)                1.57%          3          GACC      18,365,214     Multifamily
 15a   Gilmour Court Apartments                             0.79%                     GACC       9,254,346     Multifamily
 15b   River City Renaissance II Apartments                 0.40%                     GACC       4,631,159     Multifamily
 15c   River City Renaissance I Apartments (3)              0.38%                     GACC       4,479,709     Multifamily
  18   University Village at Boulder Creek                  1.45%          1          GECC      16,982,116     Multifamily
  24   CLK2 - Aspen Lodge Apartments                        1.20%          1          BOFA      14,080,000     Multifamily
  29   CLK2 - Mission Springs Apartments                    1.14%          1          BOFA      13,350,000     Multifamily
  30   Treehouse Village Apartments                         1.12%          1          BOFA      13,126,852     Multifamily
  31   Lakeshore Apartments                                 1.11%          1          BOFA      12,968,333     Multifamily
  33   CLK2 - Casa De Fuentes Apartments                    1.08%          1          BOFA      12,640,000     Multifamily
  34   Lake Village MHC                                     1.05%          1          GECC      12,250,000     Manufactured Housing
  39   University Courtyard Apartments                      0.96%          1          BOFA      11,269,309     Multifamily
  40   Eaton Square Apartments                              0.95%          1          BOFA      11,160,185     Multifamily
  42   Alpine Apartments                                    0.82%          1          GACC       9,581,650     Multifamily
  43   Mountain Creek Apartments                            0.82%          1          GACC       9,568,138     Multifamily
  47   Walden Shores Apartments                             0.77%          1          BOFA       8,975,028     Multifamily
  48   Whispering Pines                                     0.69%          1          GECC       8,100,000     Manufactured Housing
  51   High Park Village/ Continental Park Apartments       0.65%          1          BOFA       7,609,611     Multifamily
  55   The Oaks on Hovey                                    0.61%          1          BOFA       7,126,945     Multifamily
  60   Crestbrook Apartments                                0.30%          1          GECC       3,495,841     Multifamily
  61   Oak Park Village                                     0.22%          1          GECC       2,596,910     Multifamily
 65a   Harbor Pines Mobile Home Community (4)               0.32%                     GECC       3,694,520     Manufactured Housing
  68   UDR Portfolio - Cimarron City Apartments             0.47%          1          BOFA       5,520,000     Multifamily
  70   CLK - Cedar Bluff Apartments                         0.42%          1          BOFA       4,930,000     Multifamily
  72   Southern Gardens Apartments                          0.40%          1          GACC       4,694,106     Multifamily
  73   Summer Breeze Apartments                             0.38%          1          GACC       4,486,618     Multifamily
  81   Saratoga Apartments                                  0.37%          1          BOFA       4,309,477     Multifamily
  88   Stoneridge Apartments                                0.32%          1          GECC       3,755,806     Multifamily
  90   Fair Oaks Mobile Home Park                           0.31%          1          GECC       3,595,871     Manufactured Housing
  92   Monterey Apartments                                  0.31%          1          GECC       3,593,779     Multifamily
 101   Westbay Apartments                                   0.26%          1          BOFA       2,990,761     Multifamily
 103   Greens at Broken Arrow, Phase II                     0.25%          1          GECC       2,962,856     Multifamily
 107   Buckhead Villa Apartments                            0.23%          1          GACC       2,650,000     Multifamily
 109   Creek Walk Apartments                                0.22%          1          GECC       2,595,246     Multifamily
 110   The Greens at Owasso, Phase II                       0.22%          1          GECC       2,547,297     Multifamily
 114   Stoney Creek Mobile Home Community                   0.20%          1          GECC       2,397,656     Manufactured Housing
 117   Victory Village MHC                                  0.20%          1          GECC       2,297,599     Manufactured Housing
 122   Residence Group Apartments South                     0.19%          1          BOFA       2,194,759     Multifamily
 125   Isanti Estates Mobile Home Park                      0.17%          1          GECC       2,048,055     Manufactured Housing
 126   University Suites                                    0.17%          1          GECC       1,995,355     Multifamily
 127   El Rancho Grande Apartments                          0.17%          1          GECC       1,954,000     Multifamily

                                                        DETAILED
                                                        PROPERTY
  ID                    PROPERTY NAME                   TYPE                      ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
  2    The Parkway II Apartments                        Conventional              1200 & 1250 Galapago Street
  3    The Parkway I Apartments                         Conventional              1150 Galapago Street
  9    Carroll's Creek Landing Apartments               Conventional              18111 25th Avenue Northeast
  14   UDR Portfolio - Ashley Oaks Apartments           Conventional              16400 Henderson Pass
  15   River City Renaissance Apartments (2)            Conventional              Various
 15a   Gilmour Court Apartments                         Conventional              305 North Thompson
 15b   River City Renaissance II Apartments             Conventional              Various
 15c   River City Renaissance I Apartments (3)          Conventional              Various
  18   University Village at Boulder Creek              Student Housing           2600 Taft Drive
  24   CLK2 - Aspen Lodge Apartments                    Conventional              8100 Perry Street
  29   CLK2 - Mission Springs Apartments                Conventional              5327 Timuquana Road
  30   Treehouse Village Apartments                     Student Housing           800 Marion Pugh Drive
  31   Lakeshore Apartments                             Conventional              9615 18th Avenue South
  33   CLK2 - Casa De Fuentes Apartments                Conventional              11700 Stearns Street
  34   Lake Village MHC                                 Manufactured Housing      400 Lake Drive
  39   University Courtyard Apartments                  Student Housing           200 Theatre Drive
  40   Eaton Square Apartments                          Conventional              9009 University Parkway
  42   Alpine Apartments                                Conventional              5908 St. Moritz Drive
  43   Mountain Creek Apartments                        Conventional              936 Mountain Creek Road
  47   Walden Shores Apartments                         Conventional              100 Walden Shores Drive
  48   Whispering Pines                                 Manufactured Housing      7900 Lawrence Road
  51   High Park Village/ Continental Park Apartments   Student Housing           1111 High Road and 2393 Continental Avenue
  55   The Oaks on Hovey                                Student Housing           1221-1249 West Hovey Avenue
  60   Crestbrook Apartments                            Conventional              4828 Lancaster Drive Northeast
  61   Oak Park Village                                 Conventional              4415-4495 Pacifica Way Northeast
 65a   Harbor Pines Mobile Home Community (4)           Manufactured Housing      701 Harbor Pines Drive
  68   UDR Portfolio - Cimarron City Apartments         Conventional              1950 Universal City Boulevard
  70   CLK - Cedar Bluff Apartments                     Conventional              424 Cedar Bluff Road
  72   Southern Gardens Apartments                      Conventional              9310 Long Point Road
  73   Summer Breeze Apartments                         Conventional              14959 Seneca Road
  81   Saratoga Apartments                              Conventional              600 Saratoga Drive
  88   Stoneridge Apartments                            Conventional              1500 South Lamar Boulevard
  90   Fair Oaks Mobile Home Park                       Manufactured Housing      5404 Northeast 121st Avenue
  92   Monterey Apartments                              Conventional              2301 Old Bainridge Road
 101   Westbay Apartments                               Conventional              825 Center Street
 103   Greens at Broken Arrow, Phase II                 Conventional              1441 East Omaha Street
 107   Buckhead Villa Apartments                        Conventional              4428, 4438, 4439, 4449 & 4450 Kinkead Court and
                                                                                    727, 747 & 767 Duck Court
 109   Creek Walk Apartments                            Conventional              651 West 16th Street
 110   The Greens at Owasso, Phase II                   Conventional              13600 East 84th Street North
 114   Stoney Creek Mobile Home Community               Manufactured Housing      201 Jefferson Street
 117   Victory Village MHC                              Manufactured Housing      260 Victory Highway
 122   Residence Group Apartments South                 Conventional              3435-3513 Audubon Road & 1002-1020 Augusta Avenue
 125   Isanti Estates Mobile Home Park                  Manufactured Housing      26735 Aberdeen Street, Northeast
 126   University Suites                                Student Housing           416-470 Jan Mar Drive
 127   El Rancho Grande Apartments                      Conventional              1225 Central Boulevard


                                                                                                        NET         LOAN PER NET
                                                                                                   RENTABLE        RENTABLE AREA
  ID                    PROPERTY NAME                   CITY               STATE    ZIP CODE     UNITS/PADS           UNITS/PADS
---------------------------------------------------------------------------------------------------------------------------------
  2    The Parkway II Apartments                        Denver              CO       80204              276           106,884.06
  3    The Parkway I Apartments                         Denver              CO       80204              184           107,173.91
  9    Carroll's Creek Landing Apartments               Arlington           WA       98223              288           100,621.93
  14   UDR Portfolio - Ashley Oaks Apartments           San Antonio         TX       78232              462            40,519.48
  15   River City Renaissance Apartments (2)            Richmond            VA      Various             319            57,571.21
 15a   Gilmour Court Apartments                         Richmond            VA       23221              157            58,944.88
 15b   River City Renaissance II Apartments             Richmond            VA       23220               84            55,132.84
 15c   River City Renaissance I Apartments (3)          Richmond            VA       23220               78            57,432.17
  18   University Village at Boulder Creek              Boulder             CO       80302               82           207,098.97
  24   CLK2 - Aspen Lodge Apartments                    Overland Park       KS       66204              306            46,013.07
  29   CLK2 - Mission Springs Apartments                Jacksonville        FL       32210              444            30,067.57
  30   Treehouse Village Apartments                     College Station     TX       77840              444            29,564.98
  31   Lakeshore Apartments                             Tacoma              WA       98444              336            38,596.23
  33   CLK2 - Casa De Fuentes Apartments                Overland Park       KS       66210              288            43,888.89
  34   Lake Village MHC                                 Nokomis             FL       34275              391            31,329.92
  39   University Courtyard Apartments                  Lafayette           LA       70506              144            78,259.09
  40   Eaton Square Apartments                          Pensacola           FL       32514              240            46,500.77
  42   Alpine Apartments                                Temple Hills        MD       20748              172            55,707.27
  43   Mountain Creek Apartments                        Chattanooga         TN       37405              296            32,324.79
  47   Walden Shores Apartments                         Brunswick           GA       31525              192            46,744.94
  48   Whispering Pines                                 Boynton Beach       FL       33436              304            26,644.74
  51   High Park Village/ Continental Park Apartments   Tallahassee         FL       32304              160            47,560.07
  55   The Oaks on Hovey                                Normal              IL       61761               70           101,813.49
  60   Crestbrook Apartments                            Salem               OR       97305              108            32,368.90
  61   Oak Park Village                                 Salem               OR       97305               64            40,576.73
 65a   Harbor Pines Mobile Home Community (4)           Ridgeland           MS       39157              289            12,783.81
  68   UDR Portfolio - Cimarron City Apartments         Universal City      TX       78148              140            39,428.57
  70   CLK - Cedar Bluff Apartments                     Knoxville           TN       37923              192            25,677.08
  72   Southern Gardens Apartments                      Houston             TX       77055              211            22,246.95
  73   Summer Breeze Apartments                         Victorville         CA       92392              168            26,706.06
  81   Saratoga Apartments                              Twin Falls          ID       83301              112            38,477.47
  88   Stoneridge Apartments                            Austin              TX       78704              138            27,215.99
  90   Fair Oaks Mobile Home Park                       Vancouver           WA       98682              110            32,689.73
  92   Monterey Apartments                              Tallahassee         FL       32303              180            19,965.44
 101   Westbay Apartments                               Costa Mesa          CA       92627               79            37,857.74
 103   Greens at Broken Arrow, Phase II                 Broken Arrow        OK       74012              132            22,445.88
 107   Buckhead Villa Apartments                        Fayetteville        NC       28314               68            38,970.59
 109   Creek Walk Apartments                            Plano               TX       75075              152            17,073.99
 110   The Greens at Owasso, Phase II                   Owasso              OK       74055              132            19,297.70
 114   Stoney Creek Mobile Home Community               Richland            MS       39218              196            12,232.94
 117   Victory Village MHC                              Painted Post        NY       14870              132            17,406.05
 122   Residence Group Apartments South                 Montgomery          AL       36111               70            31,353.69
 125   Isanti Estates Mobile Home Park                  Isanti              MN       55040              140            14,628.96
 126   University Suites                                Newport News        VA       23606               28            71,262.67
 127   El Rancho Grande Apartments                      Brownsville         TX       78520              145            13,475.86

                                                          OCCUPANCY    OCCUPANCY    ELEVATOR(S)          UTILITIES
  ID                    PROPERTY NAME                        RATE      AS-OF DATE    (YES/NO)         PAID BY TENANT
---------------------------------------------------------------------------------------------------------------------------
  2    The Parkway II Apartments                            96.38%     6/28/2002        Yes     Water, Sewer
  3    The Parkway I Apartments                             94.02%     6/28/2002        Yes     Electric, Water, Sewer
  9    Carroll's Creek Landing Apartments                   95.49%     9/24/2002        No      Electric, Gas
  14   UDR Portfolio - Ashley Oaks Apartments               94.16%     8/27/2002        No      Electric, Water
  15   River City Renaissance Apartments (2)               100.00%     9/23/2002
 15a   Gilmour Court Apartments                            100.00%     9/23/2002        No      None
 15b   River City Renaissance II Apartments                100.00%     9/23/2002        No      None
 15c   River City Renaissance I Apartments (3)             100.00%     9/23/2002        No      None
  18   University Village at Boulder Creek                 100.00%     8/23/2002        Yes     Electric
  24   CLK2 - Aspen Lodge Apartments                        89.87%     7/17/2002        No      Electric, Water, Sewer
  29   CLK2 - Mission Springs Apartments                    96.17%     9/19/2002        No      Electric, Water
  30   Treehouse Village Apartments                         93.47%      9/2/2002        No      Electric, Water
  31   Lakeshore Apartments                                 98.21%     8/12/2002        Yes     Electric
  33   CLK2 - Casa De Fuentes Apartments                    96.18%     7/17/2002        No      Electric, Water, Sewer
  34   Lake Village MHC                                     99.49%     7/31/2002
  39   University Courtyard Apartments                      94.70%     8/16/2002        No
  40   Eaton Square Apartments                             100.00%     8/27/2002        No      Electric, Water, Sewer
  42   Alpine Apartments                                    95.93%     8/31/2002        No      Electric
  43   Mountain Creek Apartments                            99.32%     6/28/2002        No      Electric, Sewer
  47   Walden Shores Apartments                             94.27%     8/23/2002        No      Electric
  48   Whispering Pines                                     95.39%     7/31/2002
  51   High Park Village/ Continental Park Apartments       96.25%     6/30/2002        No      Electric, Water, Sewer
  55   The Oaks on Hovey                                   100.00%     8/14/2002        No      Electric, Gas, Water, Sewer
  60   Crestbrook Apartments                                98.15%     10/1/2002        No      Electric
  61   Oak Park Village                                     98.44%     7/25/2002        No      Electric
 65a   Harbor Pines Mobile Home Community (4)               95.90%     6/30/2002
  68   UDR Portfolio - Cimarron City Apartments             98.57%     8/27/2002        No      Electric, Water
  70   CLK - Cedar Bluff Apartments                         97.40%     6/27/2002        No      Electric
  72   Southern Gardens Apartments                         100.00%      8/6/2002        No      Electric
  73   Summer Breeze Apartments                             94.64%     8/14/2002        No      Electric, Gas
  81   Saratoga Apartments                                  94.64%     6/15/2002        No      Electric, Gas
  88   Stoneridge Apartments                                93.48%     9/13/2002        No      Electric
  90   Fair Oaks Mobile Home Park                           96.36%      9/1/2002
  92   Monterey Apartments                                  87.78%     5/30/2002        No      Electric
 101   Westbay Apartments                                  100.00%     7/30/2002        No      Electric
 103   Greens at Broken Arrow, Phase II                     98.48%      8/1/2002        No      Electric, Water
 107   Buckhead Villa Apartments                           100.00%     8/30/2002        No      Electric
 109   Creek Walk Apartments                                96.05%     5/30/2002        No      Electric
 110   The Greens at Owasso, Phase II                      100.00%     9/30/2002        No      Electric, Gas, Water, Sewer
 114   Stoney Creek Mobile Home Community                   96.43%     6/30/2002
 117   Victory Village MHC                                  97.73%      8/1/2002
 122   Residence Group Apartments South                     95.71%     9/26/2002        No
 125   Isanti Estates Mobile Home Park                      90.71%     9/23/2002
 126   University Suites                                   100.00%      8/1/2002        No      Electric
 127   El Rancho Grande Apartments                          95.17%      7/8/2002        No      Electric

                                                                  STUDIOS / PADS                         1 BEDROOM
                                                        -----------------------------------    --------------------------------
                                                           #      AVG RENT PER      MAX          #     AVG RENT PER     MAX
  ID                    PROPERTY NAME                    UNITS      MO. ($)      RENT ($)      UNITS     MO. ($)     RENT ($)
------------------------------------------------------- -----------------------------------------------------------------------
  2    The Parkway II Apartments                                                                 76        934         1,010
  3    The Parkway I Apartments                                                                  60        927         1,010
  9    Carroll's Creek Landing Apartments
  14   UDR Portfolio - Ashley Oaks Apartments                                                   276        603          910
  15   River City Renaissance Apartments (2)                                                    153        530          725
 15a   Gilmour Court Apartments                                                                  51        550          575
 15b   River City Renaissance II Apartments                                                      56        538          725
 15c   River City Renaissance I Apartments (3)                                                   46        498          600
  18   University Village at Boulder Creek
  24   CLK2 - Aspen Lodge Apartments                                                            148        640          710
  29   CLK2 - Mission Springs Apartments                                                        128        491          540
  30   Treehouse Village Apartments                       152         479           479         109        579          579
  31   Lakeshore Apartments                                                                      92        505          505
  33   CLK2 - Casa De Fuentes Apartments                                                        192        611          715
  34   Lake Village MHC
  39   University Courtyard Apartments
  40   Eaton Square Apartments                                                                   80        597          610
  42   Alpine Apartments                                                                         19        797          870
  43   Mountain Creek Apartments                                                                 77        461          495
  47   Walden Shores Apartments                                                                  72        631          667
  48   Whispering Pines
  51   High Park Village/ Continental Park Apartments
  55   The Oaks on Hovey
  60   Crestbrook Apartments
  61   Oak Park Village
 65a   Harbor Pines Mobile Home Community (4)
  68   UDR Portfolio - Cimarron City Apartments                                                  64        564          685
  70   CLK - Cedar Bluff Apartments                                                             112        454          505
  72   Southern Gardens Apartments                                                               63        471          575
  73   Summer Breeze Apartments                                                                  32        484          495
  81   Saratoga Apartments                                                                       40        535          550
  88   Stoneridge Apartments                              64          479           685          40        577          659
  90   Fair Oaks Mobile Home Park
  92   Monterey Apartments                                                                       64        464          519
 101   Westbay Apartments                                  6          795           795          32        875          875
 103   Greens at Broken Arrow, Phase II                                                          44        505          545
 107   Buckhead Villa Apartments                                                                 40        495          495
 109   Creek Walk Apartments                                                                     32        579          610
 110   The Greens at Owasso, Phase II                                                            44        500          610
 114   Stoney Creek Mobile Home Community
 117   Victory Village MHC
 122   Residence Group Apartments South                                                          30        438          440
 125   Isanti Estates Mobile Home Park
 126   University Suites
 127   El Rancho Grande Apartments                                                               70        435          535

                                                                   2 BEDROOM                           3 BEDROOM
                                                        ---------------------------------     -------------------------------
                                                           #     AVG RENT PER     MAX           #    AVG RENT PER     MAX
  ID                    PROPERTY NAME                    UNITS     MO. ($)     RENT ($)       UNITS    MO. ($)     RENT ($)
-----------------------------------------------------------------------------------------------------------------------------
  2    The Parkway II Apartments                          200       1,108        1,260
  3    The Parkway I Apartments                           124       1,131        1,270
  9    Carroll's Creek Landing Apartments                 85         867         1,056         175       915         1,213
  14   UDR Portfolio - Ashley Oaks Apartments             154        755          965          32        985         1,110
  15   River City Renaissance Apartments (2)              148        691         1,100         13       1,092        1,425
 15a   Gilmour Court Apartments                           106        679          775
 15b   River City Renaissance II Apartments               24         730         1,100          4       1,331        1,425
 15c   River City Renaissance I Apartments (3)            18         712          725           9        986         1,100
  18   University Village at Boulder Creek                                                     19       1,975        1,975
  24   CLK2 - Aspen Lodge Apartments                      138        759          830          20        957          970
  29   CLK2 - Mission Springs Apartments                  275        612          705          41        770          850
  30   Treehouse Village Apartments                       182        779          779           1        950          950
  31   Lakeshore Apartments                               222        632          650          21        843          850
  33   CLK2 - Casa De Fuentes Apartments                  96         797          885
  34   Lake Village MHC
  39   University Courtyard Apartments                    24         894         1,068
  40   Eaton Square Apartments                            136        744          825          24        918          985
  42   Alpine Apartments                                  115        859         1,080         38        991         1,070
  43   Mountain Creek Apartments                          191        574          605          28        717          730
  47   Walden Shores Apartments                           84         730          750          36        801          827
  48   Whispering Pines
  51   High Park Village/ Continental Park Apartments     88         700          870          72        875         1,125
  55   The Oaks on Hovey
  60   Crestbrook Apartments                              108        528          575
  61   Oak Park Village                                   50         567          595          14        697          705
 65a   Harbor Pines Mobile Home Community (4)
  68   UDR Portfolio - Cimarron City Apartments           68         759          990           8        986         1,090
  70   CLK - Cedar Bluff Apartments                       80         545          679
  72   Southern Gardens Apartments                        135        551          595          13        693          730
  73   Summer Breeze Apartments                           136        522          570
  81   Saratoga Apartments                                64         651          670           8        760          760
  88   Stoneridge Apartments                              34         696          749
  90   Fair Oaks Mobile Home Park
  92   Monterey Apartments                                84         571          619          32        655          689
 101   Westbay Apartments                                 41        1,090        1,150
 103   Greens at Broken Arrow, Phase II                   88         662          745
 107   Buckhead Villa Apartments                          28         595          595
 109   Creek Walk Apartments                              88         687          720          32        847          870
 110   The Greens at Owasso, Phase II                     88         629          850
 114   Stoney Creek Mobile Home Community
 117   Victory Village MHC
 122   Residence Group Apartments South                   30         521          550          10        540          540
 125   Isanti Estates Mobile Home Park
 126   University Suites                                  12         688          720           8       1,080        1,080
 127   El Rancho Grande Apartments                        61         518          585          14        585          585

                                                                  4 BEDROOM
                                                       ---------------------------------
                                                          #     AVG RENT PER     MAX
  ID                    PROPERTY NAME                   UNITS     MO. ($)     RENT ($)
----------------------------------------------------------------------------------------
  2    The Parkway II Apartments
  3    The Parkway I Apartments
  9    Carroll's Creek Landing Apartments                28         979         1,165
  14   UDR Portfolio - Ashley Oaks Apartments
  15   River City Renaissance Apartments (2)              5        1,400        1,450
 15a   Gilmour Court Apartments
 15b   River City Renaissance II Apartments
 15c   River City Renaissance I Apartments (3)            5        1,400        1,450
  18   University Village at Boulder Creek               63        2,520        2,520
  24   CLK2 - Aspen Lodge Apartments
  29   CLK2 - Mission Springs Apartments
  30   Treehouse Village Apartments
  31   Lakeshore Apartments                               1        1,200        1,200
  33   CLK2 - Casa De Fuentes Apartments
  34   Lake Village MHC
  39   University Courtyard Apartments                   120       1,356        1,536
  40   Eaton Square Apartments
  42   Alpine Apartments
  43   Mountain Creek Apartments
  47   Walden Shores Apartments
  48   Whispering Pines
  51   High Park Village/ Continental Park Apartments
  55   The Oaks on Hovey                                 70        1,580        1,580
  60   Crestbrook Apartments
  61   Oak Park Village
 65a   Harbor Pines Mobile Home Community (4)
  68   UDR Portfolio - Cimarron City Apartments
  70   CLK - Cedar Bluff Apartments
  72   Southern Gardens Apartments
  73   Summer Breeze Apartments
  81   Saratoga Apartments
  88   Stoneridge Apartments
  90   Fair Oaks Mobile Home Park
  92   Monterey Apartments
 101   Westbay Apartments
 103   Greens at Broken Arrow, Phase II
 107   Buckhead Villa Apartments
 109   Creek Walk Apartments
 110   The Greens at Owasso, Phase II
 114   Stoney Creek Mobile Home Community
 117   Victory Village MHC
 122   Residence Group Apartments South
 125   Isanti Estates Mobile Home Park
 126   University Suites                                  8        1,358        1,400
 127   El Rancho Grande Apartments

FOOTNOTES FOR THE ANNEX A

1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BOFA - Bank of America, N.A.

2 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. For the Westfield Shoppingtowns Portfolio loan and the Colonie Center loan, the Monthly Debt Service shown in Annex A is the January 2003 payment, and the Annual Debt Service shown in Annex A is the January 2003 payment annualized. A complete amortization schedule for the Westfield Shoppingtowns Portfolio loan is on Annex A-3. A complete amortization schedule for the Colonie Center loan is on Annex A-4.

3 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account; "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

4 For purposes of calculating Cut-off Date LTV Ratio and LTV Ratio at Maturity/APD, the loan amount used for the Westfield Shoppingtowns Portfolio loan is the aggregate principal balance of (a) such mortgage loan and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loan. For purposes of calculating DSCR, the Annual Debt Service used for the Westfield Shoppingtowns Portfolio loan is the product of (a) the January 2003 Monthly Debt Service payment of (i) such mortgage loan and (ii) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loan, multiplied by
     (b) 12.

5 Net Rentable Area SF/Units excludes square footage for ground lease tenants.

6    One loan secured by multiple properties.

7 The Parkway II Apartments loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were adjusted to net the $2,500,000 holdback from the Cut-off Date Balance.

8 The Parkway I Apartments loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were adjusted to net the $1,660,000 holdback from the Cut-off Date Balance.

9    The Colonie Center loan interest rate is 6.11566022783533%.

10 The full name of the Sponsor of the Colonie Center loan is Blackstone Real Estate Partners III, LP, Blackstone Real Estate Partners III.TE.1 LP, Blackstone Real Estate Partners III.TE.2 LP, Blackstone Real Estate Partners III.TE.3 LP, Blackstone Real Estate Holdings III LP and Blackstone Real Estate Partners III FF LP.

11 The Carroll's Creek Landing Apartments loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were adjusted to net the $200,000 holdback from the Cut-off Date Balance.

12 The Northwest-West Willows Tech Center loan was originated on 4/6/2001 with an initial loan balance of $12,450,000, Interest Rate of 7.140%, and Monthly Debt Service of $84,004.04. A $1,600,000 earnout funding was advanced on 1/23/2002, which increased the loan balance to $13,976,581.33, changed the Interest Rate to 7.170%, and the Monthly Debt Service to $95,283.87 (starting with the March 1, 2002 Payment Date). A second $525,000 earnout funding was advanced on 7/1/2002, which increased the loan balance to $14,441,926.02 (after the 7/1/2002 Monthly Debt Service payment was applied), changed the Interest Rate to 7.180%, and the Monthly Debt Service to $98,974.37 (starting with the August 1, 2002 Payment Date). The Original Balance, Interest Rate, Original Term to Maturity or APD, Original Amortization Term, First Payment Date, Monthly Debt Service and Prepayment Provisions values shown in Annex A are subsequent to the second earnout advance.

13 The Prescott Industrial Park loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were adjusted to net the $1,100,000 holdback from the Cut-off Date Balance.

14 The Eaton Square Apartments loan was originated on 6/21/2002 with an initial loan balance of $10,500,000, Interest Rate of 7.194%, and Monthly Debt Service of $71,230.12. A $700,000 earnout funding was advanced on 9/20/2002, which increased the loan balance to $11,187.592.95, changed the Interest Rate to 7.093%, and the Monthly Debt Service to $75,252.88 (starting with the October 1, 2002 Payment Date). The October 1, 2002 Monthly Debt Service was allocated as $64,066.57 interest and $11,186.31 principal. The Original Balance, Interest Rate, Original Term to Maturity or APD, Original Amortization Term, First Payment Date, Monthly Debt Service and Prepayment Provisions values shown in Annex A are subsequent to the application of the October 1, 2002 payment.

15 The CLK - Cedar Bluff Apartments loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were adjusted to net the $290,000 letter of credit from the Cut-off Date Balance.

16 The A-Alamo Storage loan was originated on 12/7/2001 with an initial loan balance of $3,237,000, Interest Rate of 7.820%, and Monthly Debt Service of $24,598.94. A $809,250 earnout funding was advanced on 8/29/2002, which increased the loan balance to $4,019,635.34 (after the 9/1/2002 Monthly Debt Service payment was applied), changed the Interest Rate to 7.650%, and the Monthly Debt Service to $30,410.83 (starting with the October 1, 2002 Payment Date). The Original Balance, Interest Rate, Original Term to Maturity or APD, Original Amortization Term, First Payment Date, Monthly Debt Service and Prepayment Provisions values shown in Annex A are subsequent to the earnout advance.


FOOTNOTES FOR THE ANNEX A-2

1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BOFA - Bank of America, N.A.

2    One loan secured by multiple properties.

3 For the River City Renaissance I Apartments loan, the number of 4 Bedroom Units indicated above represents the number of 5 Bedroom Units.

4    One of two properties securing one loan.

                                    ANNEX A-3

                              AMORTIZATION SCHEDULE
                  OF THE WESTFIELD SHOPPINGTOWNS MORTGAGE LOAN


 PERIOD         DATE             BALANCE             PRINCIPAL
--------     ---------     ------------------     --------------
    0         10/1/02          97,000,000.00
    1         11/1/02          96,920,657.23          79,342.77
    2         12/1/02          96,824,613.05          96,044.18
    3          1/1/03          96,744,356.56          80,256.49
    4          2/1/03          96,663,681.95          80,674.60
    5          3/1/03          96,533,852.45         129,829.50
    6          4/1/03          96,452,081.18          81,771.27
    7          5/1/03          96,353,674.60          98,406.59
    8          6/1/03          96,270,964.65          82,709.95
    9          7/1/03          96,171,644.93          99,319.71
   10          8/1/03          96,087,986.66          83,658.27
   11          9/1/03          96,003,892.55          84,094.11
   12         10/1/03          95,903,226.35         100,666.20
   13         11/1/03          95,818,169.69          85,056.66
   14         12/1/03          95,716,567.14         101,602.56
   15          1/1/04          95,630,538.04          86,029.10
   16          2/1/04          95,544,060.75          86,477.29
   17          3/1/04          95,425,019.52         119,041.23
   18          4/1/04          95,337,471.53          87,547.98
   19          5/1/04          95,233,445.46         104,026.08
   20          6/1/04          95,144,899.43          88,546.03
   21          7/1/04          95,039,902.47         104,996.96
   22          8/1/04          94,950,348.13          89,554.34
   23          9/1/04          94,860,327.24          90,020.89
   24         10/1/04          94,753,895.57         106,431.68
   25         11/1/04          94,662,851.21          91,044.35
   26         12/1/04          94,555,423.93         107,427.29
   27          1/1/05          94,463,345.59          92,078.33
   28          2/1/05          94,370,787.56          92,558.04
   29          3/1/05          94,230,168.71         140,618.84
   30          4/1/05          94,136,395.89          93,772.82
   31          5/1/05          94,026,314.39         110,081.50
   32          6/1/05          93,931,479.54          94,834.85
   33          7/1/05          93,820,364.92         111,114.62
   34          8/1/05          93,724,457.14          95,907.79
   35          9/1/05          93,628,049.69          96,407.44
   36         10/1/05          93,515,405.28         112,644.41
   37         11/1/05          93,417,908.74          97,496.54
   38         12/1/05          93,304,204.87         113,703.87
   39          1/1/06          93,205,608.03          98,596.84
   40          2/1/06          93,106,497.53          99,110.50
   41          3/1/06          92,959,929.50         146,568.03
   42          4/1/06          92,859,539.08         100,390.42
   43          5/1/06          92,743,020.10         116,518.98






 PERIOD         DATE              BALANCE              PRINCIPAL
--------     ---------       ------------------     ---------------
   44          6/1/06          92,641,499.64          101,520.45
   45          7/1/06          92,523,881.38          117,618.27
   46          8/1/06          92,421,219.27          102,662.11
   47          9/1/06          92,318,022.32          103,196.95
   48         10/1/06          92,198,773.19          119,249.13
   49         11/1/06          92,094,417.36          104,355.83
   50         12/1/06          91,974,040.89          120,376.47
   51          1/1/07          91,868,514.26          105,526.62
   52          2/1/07          91,762,437.88          106,076.39
   53          3/1/07          91,609,545.30          152,892.58
   54          4/1/07          91,502,119.75          107,425.54
   55          5/1/07          91,378,757.11          123,362.64
   56          6/1/07          91,270,129.23          108,627.89
   57          7/1/07          91,145,596.97          124,532.26
   58          8/1/07          91,035,754.38          109,842.59
   59          9/1/07          90,925,339.55          110,414.84
   60         10/1/07          90,799,068.97          126,270.57
   61         11/1/07          90,687,421.07          111,647.90
   62         12/1/07          90,559,950.99          127,470.08
   63          1/1/08          90,447,057.36          112,893.64
   64          2/1/08          90,333,575.57          113,481.78
   65          3/1/08          90,189,140.46          144,435.11
   66          4/1/08          90,074,315.00          114,825.46
   67          5/1/08          89,943,753.85          130,561.16
   68          6/1/08          89,827,649.99          116,103.85
   69          7/1/08          89,695,845.23          131,804.76
   70          8/1/08          89,578,449.84          117,395.39
   71          9/1/08          89,460,442.86          118,006.99
   72         10/1/08          89,326,786.76          133,656.09
   73         11/1/08          89,207,468.68          119,318.08
   74         12/1/08          89,072,537.17          134,931.51
   75          1/1/09          88,951,894.52          120,642.65
   76          2/1/09          88,830,623.36          121,271.17
   77          3/1/09          88,663,934.96          166,688.39
   78          4/1/09          88,541,163.61          122,771.36
   79          5/1/09          88,402,872.81          138,290.79
   80          6/1/09          88,278,741.40          124,131.42
   81          7/1/09          88,139,127.56          139,613.84
   82          8/1/09          88,013,622.10          125,505.46
   83          9/1/09          87,887,462.80          126,159.30
   84         10/1/09          87,745,876.26          141,586.54
   85         11/1/09          87,618,322.07          127,554.19
   86         12/1/09          87,475,378.62          142,943.45
   87          1/1/10          87,346,415.22          128,963.40
   88          2/1/10          87,216,779.95          129,635.27
   89          3/1/10          87,042,497.52          174,282.42
   90          4/1/10          86,911,278.93          131,218.59
   91          5/1/10          86,764,770.80          146,508.13

  PERIOD            DATE           BALANCE             PRINCIPAL
--------- -       --------    ------------------   -----------------
    92             6/1/10       86,632,105.33         132,665.47
    93             7/1/10       86,484,189.70         147,915.63
    94             8/1/10       86,350,062.47         134,127.22
    95             9/1/10       86,215,236.49         134,825.99
    96            10/1/10       86,065,219.14         150,017.34
    97            11/1/10       85,928,909.20         136,309.94
    98            12/1/10       85,777,448.29         151,460.91
    99             1/1/11       85,639,639.14         137,809.15
   100             2/1/11       85,501,112.04         138,527.10
   101             3/1/11       85,318,756.45         182,355.59
   102             4/1/11       85,178,557.64         140,198.81
   103             5/1/11       85,023,313.71         155,243.93
   104             6/1/11       84,881,575.73         141,737.98
   105             7/1/11       84,724,834.51         156,741.22
   106             8/1/11       84,581,541.54         143,292.97
   107             9/1/11       84,437,502.05         144,039.49
   108            10/1/11       84,278,521.96         158,980.09
   109            11/1/11       84,132,903.82         145,618.14
   110            12/1/11       83,972,388.05         160,515.77
   111             1/1/12       83,825,175.04         147,213.01
   112             2/1/12       83,677,195.09         147,979.95
   113             3/1/12       83,500,319.37         176,875.72
   114             4/1/12       83,350,647.01         149,672.36
   115             5/1/12       83,186,187.36         164,459.65
   116             6/1/12       83,034,878.46         151,308.90
   117             7/1/12       82,868,826.81         166,051.65
   118             8/1/12       82,715,864.55         152,962.26
   119             9/1/12       82,562,105.40         153,759.15
   120            10/1/12                0.00      82,562,105.40

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-4

                              AMORTIZATION SCHEDULE
                       OF THE COLONIE CENTER MORTGAGE LOAN


 PERIOD           DATE                BALANCE               PRINCIPAL
--------       ----------       ------------------       --------------
    0           12/1/02             42,000,000.00
    1            1/1/03             41,949,293.65            50,706.35
    2            2/1/03             41,898,308.28            50,985.37
    3            3/1/03             41,824,731.52            73,576.76
    4            4/1/03             41,773,060.75            51,670.77
    5            5/1/03             41,713,690.94            59,369.81
    6            6/1/03             41,661,409.17            52,281.77
    7            7/1/03             41,601,444.82            59,964.35
    8            8/1/03             41,548,545.42            52,899.40
    9            9/1/03             41,495,354.93            53,190.48
   10           10/1/03             41,434,506.34            60,848.59
   11           11/1/03             41,380,688.36            53,817.98
   12           12/1/03             41,319,229.17            61,459.19
   13            1/1/04             41,264,776.88            54,452.30
   14            2/1/04             41,210,024.96            54,751.92
   15            3/1/04             41,140,342.21            69,682.75
   16            4/1/04             41,084,905.58            55,436.62
   17            5/1/04             41,021,871.35            63,034.23
   18            6/1/04             40,965,782.85            56,088.51
   19            7/1/04             40,902,114.28            63,668.56
   20            8/1/04             40,845,366.81            56,747.47
   21            9/1/04             40,788,307.09            57,059.72
   22           10/1/04             40,723,693.47            64,613.62
   23           11/1/04             40,665,964.24            57,729.23
   24           12/1/04             40,600,699.15            65,265.09
   25            1/1/05             40,542,293.14            58,406.01
   26            2/1/05             40,483,565.75            58,727.39
   27            3/1/05             40,402,957.72            80,608.03
   28            4/1/05             40,343,463.64            59,494.08
   29            5/1/05             40,276,481.23            66,982.41
   30            6/1/05             40,216,291.21            60,190.02
   31            7/1/05             40,148,631.61            67,659.60
   32            8/1/05             40,087,738.10            60,893.51
   33            9/1/05             40,026,509.52            61,228.58
   34           10/1/05             39,957,839.33            68,670.19
   35           11/1/05             39,895,895.99            61,943.34
   36           12/1/05             39,826,530.28            69,365.71
   37            1/1/06             39,763,864.41            62,665.87
   38            2/1/06             39,700,853.72            63,010.69
   39            3/1/06             39,616,355.61            84,498.11
   40            4/1/06             39,552,533.25            63,822.36
   41            5/1/06             39,481,339.14            71,194.11
   42            6/1/06             39,416,773.85            64,565.29
   43            7/1/06             39,344,856.82            71,917.03

 PERIOD           DATE                 BALANCE               PRINCIPAL
--------       ---------          ------------------     -----------------
   44            8/1/06             39,279,540.54            65,316.28
   45            9/1/06             39,213,864.85            65,675.68
   46           10/1/06             39,140,867.33            72,997.52
   47           11/1/06             39,074,428.60            66,438.73
   48           12/1/06             39,000,688.58            73,740.02
   49            1/1/07             38,933,478.51            67,210.07
   50            2/1/07             38,865,898.62            67,579.89
   51            3/1/07             38,777,250.78            88,647.84
   52            4/1/07             38,708,811.25            68,439.53
   53            5/1/07             38,633,124.32            75,686.93
   54            6/1/07             38,563,891.73            69,232.59
   55            7/1/07             38,487,433.10            76,458.63
   56            8/1/07             38,417,398.84            70,034.25
   57            9/1/07                      0.00        38,417,398.84

                                     ANNEX B

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GACC

LOAN PURPOSE:               Refinance

SHADOW RATING (S / F):      AAA / AAA

ORIGINAL TMA BALANCE:       $97,000,000

CUT-OFF TMA BALANCE:        $96,824,613

% BY INITIAL UPB:           8.3%

INTEREST RATE:              6.2241190%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         November 1, 2002

MATURITY DATE:              October 1, 2012

AMORTIZATION:               360 Months

CALL PROTECTION:            Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after April 1, 2012, prepayment can be made without penalty.

SPONSOR:                    Westfield America, Inc.

BORROWER:                   Roseville Shoppingtown LLC and
                            MainPlace Shoppingtown LLC

PARI PASSU DEBT:            $77,505,351, shadow rated AAA / AAA
                            (S / F), held outside of trust

SUBORDINATE INVESTMENT
GRADE DEBT:                 $38,284,908, shadow rated BBB / BBB
                            (S / F), held outside of trust

LOCKBOX:                    Hard

INITIAL RESERVES:           Tax:                 $1,729,442
                            Insurance:           $193,293(1)

MONTHLY RESERVES:           Tax:                 $288,240
                            Insurance:           $48,323(1)
                            TI / LC:             $1,764(1)
                            Replacement:         $15,178(1)
--------------------------------------------------------------------------------

1. Westfield America, Inc. has posted a corporate guaranty in lieu of cash reserves. In the event that the First Mortgage DSCR drops below 1.20x, the Borrower will be required to post all cash reserves that would have been required from the First Payment Date and monthly reserves on an ongoing basis.

2. Based on Trust Mortgage Asset plus $77.5MM of pari passu debt held outside trust.


                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                 TRUST MORTGAGE     FIRST
                                 --------------     -----
                                   ASSET(2)        MORTGAGE
                                   --------        ---------
LOAN BALANCE / SQ.FT.:          $191.32            $233.34

BALLOON BALANCE / SQ.FT.:       $162.42            $198.56

LTV:                            46.1%              56.2%

BALLOON LTV:                    39.1%              47.8%

DSCR:                           2.40x              1.99x

SHADOW RATING (S/F):            AAA / AAA          BBB / BBB
--------------------------------------------------------------------------------


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO: Portfolio

PROPERTY TYPE:            Anchored Retail:  Super-Regional Mall

COLLATERAL:               Fee simple interest in two super-regional malls

LOCATION:                 1)  Shoppingtown Galleria at Roseville
                              Roseville, CA

                              (Sacramento MSA)
                          2)  Shoppingtown MainPlace
                              Santa Ana, CA

                              (Orange County MSA)

YEAR BUILT / RENOVATED:   1)  2000 / NAP
                          2)  1987 / 1992

COLLATERAL AREA / TOTAL
AREA:                     1)  462,330 sq.ft. / 1,034,374 sq.ft.
                          2)  448,864 sq.ft. / 1,109,364 sq.ft.

PROPERTY MANAGEMENT:      Westfield Corporation, Inc., an affiliate
                          of the Borrower

COLLATERAL / MALL OCCUPANCY
(AS OF 8/31/02):          93.7% / 97.3%

UNDERWRITTEN NET CASH
FLOW:                     $30,689,610

APPRAISED VALUE:          1)  $183,500,000
                          2)  $195,000,000
                          Total)   $378,500,000

APPRAISAL DATES:          1)  August 12, 2002
                          2)  August 7, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

THE WESTFIELD SHOPPINGTOWN PORTFOLIO

THE LOAN. The Westfield Shoppingtown Portfolio Loan is a $212.6 million first mortgage loan, secured by the borrowers' fee simple interest in 911,194 sq.ft. of inline space in two Class A super-regional malls located in Roseville, CA and Santa Ana, CA. The first mortgage loan is evidenced by four notes. One of the notes is the $96.8MM Trust Mortgage Asset, shadow rated AAA / AAA by S&P / Fitch. Outside of the trust, there is $77.5MM of debt (shadow rated AAA / AAA by S&P / Fitch) which is pari passu to the Trust Mortgage Asset, and $38.3MM of debt (shadow rated BBB / BBB by S&P / Fitch) which is subordinate to the Trust Mortgage Asset.

THE BORROWERS. The borrowers, Roseville Shoppingtown LLC and MainPlace Shoppingtown LLC, are bankruptcy-remote, single-purpose entities sponsored by Westfield America, Inc. The sponsor has approximately $137 million of cash equity in the transaction (from the May 2002 purchase price of $350MM from Rodamco). Westfield Group is a developer, architect, builder, property manager and funds manager for a $17.9 billion global portfolio of shopping center assets that comprises almost 90 million sq.ft. of space and includes more than 16,500 retail businesses in 109 shopping centers in four countries. Westfield America, Inc., a US REIT, is a subsidiary of Westfield America Trust. Westfield Group's U.S. operations include the Westfield America Trust portfolio of 58 regional and super-regional shopping centers, 3 power centers and 12 separate department store properties. The 61 shopping centers encompass approximately 62 million sq.ft. of retail space in 14 states, with more than 8,000 stores. Westfield America Trust, as of 06/30/02, had assets totaling $9.2 billion.

PROPERTY MANAGEMENT. The property manager is, Westfield Corporation, Inc., an affiliate of the Borrower.

CITY OF ROSEVILLE LETTER OF CREDIT. A $10.3MM letter of credit was provided by an affiliate of GACC to cover future payments to the City of Roseville for certain development fees owed to the City. The letter of credit is secured by a subordinated second mortgage on the Shoppingtown Galleria at Roseville which is coterminous with the First Mortgage. The second mortgage is fully subordinate to the First Mortgage subject to an intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

THE SHOPPINGTOWN GALLERIA AT ROSEVILLE

THE PROPERTY. The Shoppingtown Galleria at Roseville is a 1,034,374 sq.ft. two-level Class A super-regional mall located in the Sacramento, CA market. 462,330 sq.ft. of inline space serves as collateral for the loan. The property was completed in 2000. The mall is anchored by four department stores:
Nordstrom, Macy's, JC Penney and Sears, each of which own their own stores and are not part of the loan collateral. The property features more than 4,900 surface parking spaces, which equates to approximately 4.8 spaces per 1,000 sq.ft. of GLA.

SIGNIFICANT TENANTS.

                                 ANCHOR TENANTS
--------------------------------------------------------------------------------
                 RATING       AREA    % OF     OWNERSHIP    2001        2001
TENANTS          (S/M/F)    (SQ.FT.)  TOTAL    INTEREST   SALES psf TOTAL SALES
--------------------------------------------------------------------------------
Macy's(1)    BBB+/Baa1/BBB+  180,000  17.4%  Anchor Owned   $222    $40,024,000
--------------------------------------------------------------------------------
Nordstrom      A-/Baa1/-     144,000  13.9%  Anchor Owned   $243    $35,000,000
--------------------------------------------------------------------------------
JC Penney     BBB-/Ba3/BB    125,445  12.1%  Anchor Owned   $158    $19,868,000
--------------------------------------------------------------------------------
Sears          A-/Baa1/A-    122,599  11.9%  Anchor Owned   $220    $26,917,000
--------------------------------------------------------------------------------
1.   Ratings of parent, Federated Department Stores.

                                  2001            OCC.           AS %
                                SALES psf       COST psf       OF SALES
--------------------------------------------------------------------------------
Inline Tenants                     $365          $47.32         13.08%
--------------------------------------------------------------------------------

The inline collateral is 95.9% occupied by more than 120 tenants including many national retailers. The three largest inline tenants are Crate & Barrel, Copeland's Sports, and Borders Books & Music. Average inline sales are $365psf.

THE MARKET. The Shoppingtown Galleria at Roseville property is located within the Sacramento, CA MSA. The center is located in Placer County less than one mile from the junction of Interstate 80 and State Highway 65 amid the rapidly growing northeastern corridor of the greater Sacramento area. With a primary trade area population of 565,747, the Shoppingtown Galleria at Roseville's

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

market area boasts average household income of $71,411, projected to grow to more than $85,594 by 2006. In 2001, the retail market within the City of Roseville experienced growth (up 8.4% from 2000) as well as stable rents ($35.26psf). According to CB Richard Ellis, the 3Q2002 Roseville sub-market's retail vacancy rate was 1.7% and the total GLA was 4.2 million square feet.

THE SHOPPINGTOWN MAINPLACE

THE PROPERTY.  The Shoppingtown MainPlace is a 1,109,364 sq.ft. two-level
Class A super-regional mall located in the Orange County, CA MSA. 448,864 sq.ft. of inline space serves as collateral for the loan. The majority of the property was constructed in 1987 and expanded in 1992. The mall is anchored by Macy's, Nordstom, and two Robinsons-May stores, each of which are under long-term ground leases except for Macy's, which owns their own store. The property features more than 5,000 surface parking spaces, which equates to approximately 4.5 spaces per 1,000 sq.ft. of GLA.

SIGNIFICANT TENANTS.

                                 ANCHOR TENANTS

----------------------------------------------------------------------------------------------------
                    RATING        AREA      % OF    OWNERSHIP      TTM THROUGH    TTM THROUGH 05/02
TENANTS             (S/M/F)      (SQ.FT.)  TOTAL    INTEREST     05/02 SALES psf    TOTAL SALES
----------------------------------------------------------------------------------------------------
Macy's(1)        BBB+/Baa1/BBB+  225,000    20.3%  Anchor Owned       $170          $38,288,000
----------------------------------------------------------------------------------------------------
Nordstrom          A-/Baa1/-     150,500    13.6%  Ground Lease       $324          $48,763,000
----------------------------------------------------------------------------------------------------
Robinson-May(2)      A/A2/-      142,500    12.8%  Ground Lease       $245          $34,884,000
----------------------------------------------------------------------------------------------------
Robinson-May(2)      A/A2/-      142,500    12.8%  Ground Lease       $101          $14,400,000
----------------------------------------------------------------------------------------------------

1.   Ratings of parent, Federated Department Stores.
2.   Ratings of parent, May Department Stores Company.

                                  2001            OCC.           AS %
                                SALES psf       COST psf       OF SALES
--------------------------------------------------------------------------------
Inline Tenants                     $393          $48.07         11.96%
--------------------------------------------------------------------------------

The inline collateral is 91.4% occupied by more than 150 tenants including many national retailers. The three largest inline tenants are MainPlace Theaters, Crate & Barrel, and Barnes & Noble. Average inline sales are $393psf.

THE MARKET. The Shoppingtown MainPlace property is located within the Orange County, CA MSA. The center is situated at the intersection of Interstate 5 and Highway 22 in affluent Orange County where it draws on the high density trade area population as well as consumers from the north and northwest where significant growth is occurring. The malls' primary trade area has a population of 2.9MM people, with average household incomes of $85,823 projected to grow to $99,239 by 2006. Santa Ana, the largest city in Orange County and the ninth largest city in California by population, and is comprised of an area of 27.4 miles. The city has 42 miles of coastline, nine beaches and three harbors. Overall, Orange County has 11 public and 7 private colleges/universities. Major airports include John Wayne Airport and Fullerton Muncipal. In 2001, the retail market within the City of Santa Ana experienced growth (up 3.1% from 2000) as well as stable rents ($38.33psf). According to CB Richard Ellis, the 3Q2002 Central Orange County sub-market's retail vacancy rate was 5.9% and the total GLA was 23.3 million sq.ft.


Under the loan documents, a third party developer has the right to cause MainPlace Shoppingtown LLC to convey to it approximately 13 acres of unimproved land that is part of the Shoppingtown MainPlace property (without the payment of any fee or other amount to MainPlace Shoppingtown LLC). For more information, please see "Description of the Mortgage Pool Split Loan Structures -- The Westfield Shoppingtowns Whole Loan -- Releases of Outparcels at the Westfield Shoppingtowns Mortgaged Property" in this prospectus supplement.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                         THE PARKWAY I & II APARTMENTS
                                                            BALANCE: $49,220,000
                                                            DSCR:    1.20x
                                                            LTV:     77.6%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC

LOAN PURPOSE:                  Acquisition

ORIGINAL PRINCIPAL BALANCE:    $49,220,000

CUT-OFF PRINCIPAL BALANCE:     $49,220,000

% BY INITIAL UPB:              4.2%

INTEREST RATE:                 6.000% (Interest-only for the first 24 months)

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            October 1, 2002

MATURITY DATE:                 September 1, 2009

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after April
                               1, 2009, prepayment can be made without penalty.

SPONSORS:                      Brett Torino, Michael G. Hilbert,
                               and William S. Lyons, Jr.

BORROWERS:                     Somerset Eagle Ventures LLC and
                               Majestic Eagle Ventures LLC

ADDITIONAL FINANCING:          $102,000 Mezzanine Debt

LOCKBOX:                       Soft

INITIAL RESERVES:              Tax:           $87,078
                               Insurance:     $39,991
                               Holdback(1):   $4,160,000

MONTHLY RESERVES:              Tax:           $21,769
                               Insurance:     $11,538
                               Replacement:   $9,583 ($250/Unit)
--------------------------------------------------------------------------------
1. The holdback is to be used as additional collateral for the loan that may be released as long as the loan maintains a 1.20x DSCR and a LTV of 80% or less (tested quarterly and based on the trailing-12 month period), provided the mezzanine debt is paid in full.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / UNIT:           $107,000

BALLOON BALANCE / UNIT:        $100,087

LTV:                           77.6%(2)

BALLOON LTV:                   72.1%(2)

DSCR:                          1.20x2
--------------------------------------------------------------------------------
2.   Calculated on the loan balance after netting out the holdback amount.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio

PROPERTY TYPE:                 Multifamily

COLLATERAL:                    Fee simple interest in three multifamily
                               buildings and a common clubhouse

LOCATION:                      Denver, CO

YEAR BUILT / RENOVATED:        1)  Parkway I: 1982 / 2002
                               2)  Parkway II: 1983 / 2002

TOTAL UNITS:                   1)  184 Units
                               2)  276 Units

PROPERTY MANAGEMENT:           Omni Properties, Inc.

OCCUPANCY (AS OF 6/28/02):     95.4%

UNDERWRITTEN NET CASH FLOW:    $3,888,390



APPRAISED VALUE:               1)     $23,300,000
                               2)     $34,800,000
                               Total) $58,100,000
APPRAISAL DATE:                June 27, 2002
--------------------------------------------------------------------------------


                              PROPERTY DESCRIPTION
--------------------------------------------------------------------------------
                              NUMBER         SQUARE FEET      AVERAGE RENT
UNIT TYPE                    OF UNITS         PER UNIT        (PER MONTH)
--------------------------------------------------------------------------------
One Bedroom                      136            685              $931
--------------------------------------------------------------------------------
Two Bedroom                      324            913             $1,117
--------------------------------------------------------------------------------
Totals/Averages                  460            845             $1,062
--------------------------------------------------------------------------------

THE PARKWAY I & II APARTMENTS LOANS

THE LOANS. The Parkway loans are secured by first mortgages on The Parkway I & II Apartments located in Denver, Colorado. The two loans are cross-defaulted and cross-collateralized.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                         THE PARKWAY I & II APARTMENTS
                                                            BALANCE: $49,220,000
                                                            DSCR:    1.20x
                                                            LTV:     77.6%
--------------------------------------------------------------------------------

THE BORROWERS. The borrowers, Somerset Eagle Ventures LLC and Majestic Eagle Ventures LLC, are bankruptcy-remote, single-purpose entities. The sponsors are Brett Torino, Michael G. Hilbert, and William S. Lyons, Jr. Brett Torino is the owner of Torino Construction of Nevada, a company that currently has offices in Denver, Phoenix and Las Vegas. Mr. Torino has been involved in the real estate industry for more than 25 years. He has been involved in the construction of over 3,000 multifamily units, single-family residential communities, a high-end golf course community, and retail development. Michael Hilbert and William Lyons are co-owners of Triton Development, a leading developer in Colorado. Triton has developed and sold townhomes and condominiums in the Denver metro area since 1994. Triton also has been involved in condominium conversions and has sold 150 to 300 units each year for the past 4 years. As of 04/16/01, Mr. Torino had a stated net worth of $52.1 million. As of 3/31/02, Mr. Lyons had a stated net worth of $14.8 million, and as of 7/1/02, Mr. Hilbert had a stated net worth of $10.5 million.

THE PROPERTIES. The Parkway I & II Apartments loan is secured by three 12-story multifamily apartment buildings with 460 units and a clubhouse. The buildings, along with two additional multifamily apartment buildings which are not part of the collateral, are part of a five-building, 766-unit apartment community that is located within a mixed-used development known as 'The Parkway'. The development also includes an office building, a King Soopers (Kroger) grocery center, a 112-unit town home property, and a 176-unit senior housing facility. Apartment amenities include fully-equipped island kitchens with dishwashers, patios or balconies, and mountain and cityscape views. The apartment buildings have a laundry room on each floor, storage rooms and an attached parking garage. The clubhouse features a large outdoor swimming pool, a jacuzzi, sundecks, and a state-of-the-art fitness center. The complex offers free shuttle service for tenants to and from the Denver central business district. The units and common areas were renovated over the past three years and are in very good condition. The kitchens were renovated with new kitchen countertops, cabinets, lighting, and appliances. The fitness room, lobby areas, landscaping and paving were also upgraded. The estimated cost of these renovations was approximately $1,065,000, or $2,314 per apartment unit.

The subject property is suitable for conversion into condominiums. According to the appraiser, the estimated value of the subject as condominiums would be $80,759,000. The loan balance represents 60.9% of this estimated condominium value. The two multifamily apartment buildings within 'The Parkway' that are not part of the collateral, are currently being converted into condominium units. One of these buildings, which is not owned by the sponsors, is nearly fully converted. The other building, which is owned by the sponsors, is in the beginning phase of the conversion process.

THE MARKET. The Parkway I & II Apartments are located in the Denver, Colorado CBD. Most of the metropolitan area business, financial, recreational, and cultural activities are centered in the downtown area of Denver. Over 116,000 people are employed in the downtown area, which has close to 25 million square feet of office space. Approximately 10% of the metropolitan area population work in downtown Denver while only 1% of the population reside there. This is the lowest ratio of residents to workers of any major U.S. city. As the population of the Denver MSA continues to grow, however, this dynamic is beginning to change. Lengthening commute times from suburban communities, the growth in downtown recreational, entertainment and cultural facilities, and the construction of a 14-mile light rail system have made the prospect of downtown living more desirable. 'The Parkway' is ideally located along a major roadway (Speer Boulevard) at the western border of an area known as the Golden Triangle. This neighborhood is a unique blend of land uses including a growing mix of new and old residential communities, art galleries, antique shops and restaurants. Overall multifamily vacancy rates within the property's Denver Downtown sub-market averaged 6.2% as of the 1st quarter 2002. Multifamily properties deemed most comparable to the subject have rental rates ranging from $720 to $1,198 per month for one-bedroom units and $885 to $1,913 per month for two-bedroom units.

PROPERTY MANAGEMENT. The Parkway I & II Apartments are managed by Omni Properties, Inc., a third party management company that is unaffiliated with the Borrower or principals of the Borrower. Omni Properties, Inc. has been in business since 1979 and employs more than 300 people. The company currently manages 49 apartment properties containing over 11,000 units. The properties are located primarily in Colorado and Oklahoma.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is a $102,000 mezzanine loan provided by Residential Funding Corporation that is coterminous with the mortgage loan. Under the terms of the mezzanine loan, the mezzanine lender has the right to receive notice of and an opportunity to cure a default under the mortgage loan documents before any remedies under the mortgage loan documents may be exercised. In addition, the mezzanine lender has the right to purchase the mortgage loan from the securitization trust (prior to forclosure) upon the payment of principal, interest and any other amounts due under the mortgage loan documents if (i) an event of default has occurred pursuant to which the mortgage loan lender has accelerated the mortgage loan or (ii) a bankruptcy proceeding has been commenced with respect to the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 COLONIE CENTER
                                       Trust Mortgage Asset Balance: $42,000,000
                                          Trust Mortgage Asset DSCR: 1.99x
                                           Trust Mortgage Asset LTV: 59.6%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Acquisition

SHADOW RATING (S / F)(1):      A / AA

ORIGINAL PRINCIPAL BALANCE:    $42,000,000(2)

CUT-OFF PRINCIPAL BALANCE:     $42,000,000

% BY INITIAL UPB:              3.6%

INTEREST RATE:                 6.115660227835330%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            January 1, 2003

MATURITY DATE:                 September 1, 2007

AMORTIZATION:                  297 months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after April
                               1, 2007, prepayment can be made without penalty.

SPONSOR:                       Blackstone Real Estate Partners III(3)

BORROWER:                      BRE/Colonie Center LLC

ADDITIONAL FINANCING:          Subordinate B note(s): $10,667,781

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $1,439,058
                               TI/LC:            $12,500
                               Replacement:      $5,570

MONTHLY RESERVES:              Tax:              $141,465
                               TI/LC:            $12,500

                               Replacement:      $5,570
--------------------------------------------------------------------------------
1. The loan has credit characteristics consistent with an A / AA obligation in the context of the pool.

2. On the closing date of the Colonie Center Whole Loan, the original principal balance was $52,875,000. After 12/01/02, the note will be split into multiple notes including (x) the $42,000,000 note securing the Colonie Center Mortgage Loan and (y) the $10,667,781 note(s) which will be subordinate to the note securing the Colonie Center Mortgage Loan.

3. Full name of the Sponsor: Blackstone Real Estate Partners III FF LP, Blackstone Real Estate Partners III.TE.3 LP, Blackstone Real Estate Partners III.TE.2 LP, Blackstone Real Estate Partners III.TE.1 LP, Blackstone Real Estate Holdings III LP, Blackstone Real Estate Partners III LP.


                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                TRUST MORTGAGE      WHOLE
                                --------------      -----
                                     ASSET           LOAN
                                     -----           ----
LOAN BALANCE / SQ.FT.:              $62.84          $78.80

BALLOON BALANCE / SQ.FT.:           $57.38          $71.95

LTV:                                 59.6%           74.7%

BALLOON LTV:                         54.4%           68.2%

DSCR:                                1.99x           1.53x
--------------------------------------------------------------------------------


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Anchored Retail

COLLATERAL:                      The in-line tenant space (386,136 sq.ft.) and
                                 two of four anchor tenant spaces (282,207 sq.ft.) situated on 48.5 acres of land contained within a regional shopping mall.

LOCATION:                        Albany, NY

YEAR BUILT / RENOVATED:          1966 / 1998

COLLATERAL AREA / TOTAL AREA:    668,343 sq.ft. / 1,248,343
                                 sq.ft.

PROPERTY MANAGEMENT:             Urban Retail Properties, Co.

OCCUPANCY (AS OF 10/01/02):      90.9%

UNDERWRITTEN NET CASH FLOW:      $6,490,087

APPRAISED VALUE:                 $70,500,000

APPRAISAL DATE:                  June 14, 2002
--------------------------------------------------------------------------------

                                 MAJOR TENANTS

                                      %            RENT          LEASE
TENANT                               NRSF          PSF         EXPIRATION
--------------------------------------------------------------------------------
Boscov's Department Store           33.7%         $3.89         10/31/18
--------------------------------------------------------------------------------
Christmas Tree Shop                  8.6%        $15.30         12/31/18
--------------------------------------------------------------------------------
FYE                                  3.7%        $10.67         09/30/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 COLONIE CENTER
                                       Trust Mortgage Asset Balance: $42,000,000
                                          Trust Mortgage Asset DSCR: 1.99x
                                           Trust Mortgage Asset LTV: 59.6%
--------------------------------------------------------------------------------

THE COLONIE CENTER LOAN

THE LOAN. The Colonie Center Loan is secured by a first mortgage on the in-line tenant space (386,136 sq.ft.) and two of four anchor tenant spaces (282,207 sq.ft.) within the Colonie Center regional shopping mall.

THE BORROWER. The borrower, BRE/Colonie Center LLC, is a single purpose bankruptcy remote entity. The Borrower Principals are Blackstone Real Estate Partners III LP (Partners Capital $320.1 million), Blackstone Real Estate Partners III.TE.1 LP (Partners Capital $352.1 million), Blackstone Real Estate Partners III.TE.2 LP(Partners Capital $61.1 million), Blackstone Real Estate Partners III.TE.3 LP (Partners Capital $63.6 million), Blackstone Real Estate Holdings III LP and Blackstone Real Estate Partners III FF LP (Partners Capital $66.1 million). Each entity is a Delaware limited partnership. Blackstone Real Estate Partners III had total capital commitments of $1.5 billion at 12/31/02, of which $960 million had been invested.

THE PROPERTY. The property is a regional shopping mall with a total of 1,248,343 gross leasable sq.ft. situated on 92.0 acres of land in Albany, New York. The center, with 5,440 parking spaces and 82 handicap parking spaces, was developed in 1966 and expanded and renovated in 1991 and 1998. In 1991 Macy's relocated and constructed a larger three-level 305,000 sq.ft. store. The center expanded again in 1998, with the addition of Boscov's and Christmas Tree Shops, on a new anchor pad of 225,000 sq.ft. In addition, the prior owners completed a 6-year capital expenditure program that infused $25 million into the property. The collateral for the loan occupies 48.50 acres of land and consists of all of the mall shop space (386,136 sq.ft.) with 131 tenant spaces and two of the four anchor spaces (282,207 sq.ft.).

SIGNIFICANT TENANTS. Two of the four anchor stores, not collateral for this loan, are Macy's Department Store/Federated Department Stores (NYSE: FD rated BBB+ by S&P & Fitch) and a 275,000 sq.ft. Sears Department Store (NYSE: S, rated A- by S&P & Fitch). These two tenants have been at the mall since 1966 and both own their own stores and associated parking areas. This Macy's store is reported to be one of the top stores in the franchise with $193/sq.ft. in sales.

The two anchor stores which will serve as collateral for this loan are Boscov's and Christmas Tree Shops. Boscov's Department Stores is a privately held chain of department stores and was founded in 1911. The company has 38 stores located in Pennsylvania, New York, New Jersey, Maryland and Delaware. This Boscov's location is reported to be one of the top locations in the franchise in terms of store sales.

Christmas Tree Shops is a privately owned chain of retail variety stores featuring giftware and novelties. Founded in 1961, the company currently operates 22 stores in the North East. This location is reported to have one of the highest inventory turnover rates and sales growth rates of the chain for 2001, with sales increasing from $303/sq.ft. to $351/sq.ft.

There are a total of 131 tenant mall spaces, with 2001 inline sales per sq.ft. of $296, up from $287 in 2000 and occupancy costs of approximately 11% for the year. Other major and/or credit rated tenants include Record Town, Inc/FYE (24,892 sq.ft.), The Gap (NYSE: GPS rated BB+ by S&P & BB- by Fitch) 10,441 sq.ft., Abercrombie & Fitch, Walden Books, Lane Bryant, Inc., 5 stores (Express, Bath & Body Works, Structure, Lerner New York, Victoria's Secret) with leases guaranteed by Limited Brands, Inc. (NYSE:LTD rated BBB+ by S&P), CVS Corporation, Foot Locker, Payless Shoe Source and Radio Shack.

THE MARKET. A market analysis was completed in June of this year. Within this component of the MSA, the property has historically been one of the two primary destination retail centers. The primary trade area consists of 486,000 residents with an average household income in excess of $58,000. In addition, the MSA has excellent regional accessibility being located at the intersection of I-87 and I-90. The region has historically had a stable employment base.

PROPERTY MANAGEMENT. Urban Retail Properties Co. manages the property. The company currently leases and manages a portfolio of more than 41 million square feet for a variety of owners, and today is the second largest manager of third-party properties in the country. Urban Retail Properties Co.'s third-party managed portfolio includes assets owned by a diverse group of companies, funds and financial institutions.

ADDITIONAL CAPITAL IMPROVEMENTS. As part of the loan agreement, the sponsor is required to expend $1.5 million over the next 3 years for tenant allowances, leasing commissions, capital improvements and marketing expenses (in excess of the amounts being escrowed for replacement reserves, tenant improvements and leasing commissions). Failure to expend this amount by the 3rd anniversary from closing will result in an additional collateral requirement which may take the form of cash funded into an escrow account or a letter of credit, the balance of which will be calculated by taking $1.5 million less the amount expended to date. Not spending or posting the necessary reserve or letter of credit will constitute an event of default.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 COLONIE CENTER
                                       Trust Mortgage Asset Balance: $42,000,000
                                          Trust Mortgage Asset DSCR: 1.99x
                                           Trust Mortgage Asset LTV: 59.6%
--------------------------------------------------------------------------------

MONTHLY TI/LEASING COMMISSION RESERVE. The borrower made an initial deposit in an amount equal to $12,500 and the Borrower will deposit $12,500 monthly into the TI/LC Reserve Account for tenant improvements and leasing commissions, as well as tenant incentives. This reserve will increase to $18,750 monthly if the occupancy, which will be tested quarterly, falls below 66% for the in-line occupancy. This excludes specialty license tenants.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan is structured as a senior A note of $42,000,000 that will be sold to the trust and a subordinate B note of $10,667,781. An intercreditor agreement will be signed between the holders of the notes.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               SOUTH TRYON SQUARE
                                                           Balance: $36,350,000
                                                           DSCR:    1.42x
                                                           LTV:     69.6%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $36,350,000

CUT-OFF PRINCIPAL BALANCE:     $36,350,000

% BY INITIAL UPB:              3.1%

INTEREST RATE:                 6.360%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            November 1, 2002

MATURITY DATE:                 October 1, 2012

AMORTIZATION:                  312 months
                               The loan is interest only for 24 months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance permitted. On and after August 1, 2012, prepayment can be made without penalty.

SPONSOR:                       David Luski

BORROWER:                      Tryon Development LLC

ADDITIONAL FINANCING:          Mezzanine debt of $2.25 million

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:                   $358,487
                               Insurance:             $48,341
                               TI/LC:                 $311,375
                               Rent
                               Commencement:          $164,443

MONTHLY RESERVES:              Tax:                   $35,849
                               Insurance:             $4,834
                               TI/LC:                 $6,250
                               Replacement:           $1,972
--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $153.58

BALLOON BALANCE / SQ.FT.:      $130.81

LTV:                           69.6%

BALLOON LTV:                   59.3%

DSCR:                          1.42x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

COLLATERAL:                    A fifteen-story, class A office building, with
                               first floor retail space, and an adjacent
                               11-story, 698 space parking garage with first floor retail space.

LOCATION:                      Charlotte, NC

YEAR BUILT / RENOVATED:        1960 / 1999

TOTAL AREA:                    236,680 sq. ft.

PROPERTY MANAGEMENT:           Spectrum Properties Management Co.,
                               an affiliate of the borrower

OCCUPANCY (AS OF 7/31/02):     97.2%

UNDERWRITTEN NET CASH FLOW:    $4,069,054

APPRAISED VALUE:               $52,250,000

APPRAISAL DATE:                July 01, 2002
--------------------------------------------------------------------------------

                                 MAJOR TENANTS
                                             %           RENT        LEASE
  TENANT                                    NRSF         PSF       EXPIRATION
--------------------------------------------------------------------------------
Wachovia Bank                              39.7%       $19.20      06/10/10
--------------------------------------------------------------------------------
Greer & Walker                              5.4%       $23.26      11/21/05
--------------------------------------------------------------------------------
IMG Worldwide                               5.3%       $21.47      06/30/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               SOUTH TRYON SQUARE
                                                           Balance: $36,350,000
                                                           DSCR:    1.42x
                                                           LTV:     69.6%
--------------------------------------------------------------------------------

THE SOUTH TRYON SQUARE LOAN

THE LOAN. The South Tryon Square Loan is secured by a first mortgage on a fifteen-story, class A office building and an 11-story parking garage.

THE BORROWER. The borrower, Tryon Development LLC, is a bankruptcy-remote, special-purpose entity. The borrower is 95% owned by Lusgor Associates LLC (Luski and Gorelick families) and 5% by South Tryon Square Associates, LLC, an affiliate of the developer. Spectrum Properties Management, Co. developed and manages the property and is headquartered in the building. The company was founded in 1982 and is currently one of the largest management and brokerage firms in Charlotte, North Carolina.

THE PROPERTY. The property is a 15 story class A office building with 236,680 NRSF and an 11-story, 698-space, parking structure situated on 1.34 acres of land in the CBD of Charlotte, North Carolina. There is retail space on the first level of both structures. Total office space is 213,967 sq.ft. (90%) and retail space is 22,713 sq.ft. (10%). The office building was built in 1960 and substantially rehabilitated in 1998-1999 at a cost of $43 million. The parking garage was completed in 2002. The structure also contains a large garden terrace on the 5th floor that is rented out for special events. The office building and garage are separated by two connected, three-story buildings, which are not part of the collateral. The borrower purchased the air rights over these buildings and connected the office tower to the parking garage with a raised walkway. The Borrower sold air rights above the parking garage so that a 180 room Courtyard by Marriott could be built. Occupancy levels in the property's sub-market are 95.4% and as of a rent roll dated 7/31/02, the current occupancy was 97.2%.

SIGNIFICANT TENANTS. Included in the property's diverse tenant base are investment-grade, credit tenants that provide approximately 45% of the underwritten GPI.

Wachovia/FUNB is the largest tenant (Rated A by S&P & A+ by Fitch) and occupies 5 floors (94,059 sq.ft.) of the property. Wachovia/FUNB's lease expires in June 2010. Wachovia Corporation provides a range of commercial and retail banking and trust services both in the US and around the world. Wachovia (NYSE: WB), reported revenues of $22 billion for the 2001 fiscal year.

Greer & Walker LLP, the second largest tenant, is a regional accounting and consulting firm founded in 1984. Through their association with Polaris International, they have access to over 100 of the top accounting firms throughout the United States and the world. The firm is also a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.

IMG Worldwide's subsidiary, Muhleman Marketing, is the third largest tenant at the property. This division provides consulting to corporate and brand clients, focusing on motorsports, team sports and sports facilities. IMG Worldwide employs a staff of almost 3,000 across 85 offices in 33 countries representing athletes, performing artists, writers, fashion models, broadcasters and world-class events.

Other credit or nationally recognized tenants include Visa USA, Inc. (Rated A+ by S&P) which operates the world's largest payment system with approximately one billion credit cards in circulation. Visa lists sales of $3 billion annually and over 6,000 employees. PNC Financial (rated A- by S&P & A by Fitch) is a full-service financial institution (NYSE: PNC). Mail Boxes, Etc is the largest franchiser of postal/shipping services in the world with approximately 4,000 franchises worldwide. (Mail Boxes, Etc was sold to UPS in 2001).

THE MARKET. The property is located at 201 South Tryon Street, one block from the main square of the CBD, in the heart of the primary financial district within the downtown sub-market. The class A office segment of the market is reporting stabilized vacancies and rents with class A vacancy for the CBD at 4.6%. This vacancy factor is supported by the class A rent comparables, which range from 92% to 99% occupied with an average of 96%. The property is, as of a 7/31/02 rent roll, 97.2% occupied (including a 4,817 sq.ft. owner-occupied space). Rents in the market ranged from $22/sq.ft. to $26.50/sq.ft. with a quoted average of $23.47/sq.ft. compared to an average underwritten rent of $21.12/sq.ft. at the property

PROPERTY MANAGEMENT. Spectrum Properties Management Co., founded in 1982 by Jim Dulin, Bill McGuire and Bob Street, is one of the largest management and brokerage firms in metro Charlotte. Since 1987, when Spectrum sold off the bulk of its holdings, the firm has focused on third-party sales, leasing and management interspersed with large, class A developments. Spectrum has developed over 2 million sq. ft. of space in the Charlotte area as well as another 1 million sq.ft. in Raleigh, North Carolina. Spectrum currently manages over 6 million sq.ft. and has approximately 76 employees.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               SOUTH TRYON SQUARE
                                                           Balance: $36,350,000
                                                           DSCR:    1.42x
                                                           LTV:     69.6%
--------------------------------------------------------------------------------

UPFIT TO CLASS A OFFICE STANDARDS. In the 1998-1999 rehabilitation, the office building was stripped to the steel framing structure and concrete floors, and completely upfitted to class A standards, including electrical-mechanical and plumbing systems. The total cost of the renovation was $43 million including approximately $3 - $4 million of tenant build-out and $1 million of leasing commissions.

ROLLOVER RISK MITIGATION. Based on monthly deposit conditions, a rollover escrow account will have $2.1 million on deposit as of June 10, 2010 to mitigate the risk associated with Wachovia/FUNB's scheduled 2010 lease expiration. Each year the borrower may, in lieu of making monthly escrow payments, post an acceptable letter of credit in an amount equal to that year's scheduled escrow payments. The following year, the borrower can either increase the letter of credit amount accordingly or commence scheduled escrow payments. In the event that the escrow is not received and the letter of credit is not posted, the cash trap will be triggered and continue until the lender accumulates the scheduled reserve balance. The borrower may draw from this reserve for tenant improvements and leasing commission costs related to the Wachovia/FUNB premises only.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan allows for a four year mezzanine loan (in the amount of $2,250,000) to cover the financing gap and closing costs in the transaction. The loan was made on 9/9/2002. Repayment terms include monthly interest payments priced at Libor +200 basis points plus $46,875 in monthly principal reductions. The collateral for this financing consists solely of a pledge of membership interests in the borrower held by Lusgor Associates, LLC, the 95% managing member of the borrower, and South Tryon Square Associates, the 5% non-managing member. The mezzanine debt is personally guaranteed by the 4 key principals (Abraham & Isaac Luski and Bill & Shelton Gorelick) and is subordinate to the loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $36,405,000

CUT-OFF PRINCIPAL BALANCE:     $36,295,005

% BY INITIAL UPB:              3.1%

INTEREST RATE:                 6.850%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            September 1, 2002

MATURITY DATE:                 August 1, 2012

AMORTIZATION:                  360 months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after July
                               1, 2012, prepayment can be made without penalty

SPONSOR: The Steven A. Brown Revocable Trust dated February 2, 2000 and Steven A. Brown

                               Highlands Plaza I, LLC and St. Louis Commerce Center, LLC

ADDITIONAL FINANCING:          None

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $59,228
                               Insurance:        $80,156
                               Environmental:    $105,000
                               Sigma-Aldrich:    $250,000

MONTHLY RESERVES:              Tax:              $7,112
                               Insurance:        $7,958
                               Replacement:      $6,228
                               TI/LC:            $22,535
--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $57.45

BALLOON BALANCE / SQ.FT.:      $50.06

LTV:                           76.9%

BALLOON LTV:                   67.0%

DSCR:                          1.34x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio

PROPERTY TYPE:                 1)  Highlands Plaza I:
                                   Office
                               2)  Commerce Center I:
                                   Industrial
                               3)  Commerce Center II:
                                   Industrial

COLLATERAL:                    Fee simple interest in two
                               class A industrial buildings
                               and a five-story, class A
                               office building

LOCATION:                      St. Louis, MO

YEAR BUILT / RENOVATED:        1)   2000 / NAP
                               2)   2000 / NAP
                               3)   2001 / NAP

TOTAL AREA:                    631,735 sq.ft.

PROPERTY MANAGEMENT:           Garrett A. Balke, d/b/a Balke
                               Brown Associates, an
                               affiliated of the borrower

OCCUPANCY (AS OF 9/05/02):     1)   100%
                               2)   100%
                               3)   100%

UNDERWRITTEN NET CASH FLOW:    $3,832,945

APPRAISED VALUE:               $47,200,000

APPRAISAL DATE:                1)   May 1, 2002
                               2)   May 6, 2002
                               3)   May 6, 2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               MAJOR TENANTS -- HIGHLANDS PLAZA I
                                          %           RENT            LEASE
       TENANT                           NRSF          PSF           EXPIRATION
--------------------------------------------------------------------------------
A.G.E. Properties Inc                  71.1%         $23.70          04/09/08
--------------------------------------------------------------------------------
The Daniel and Henry Co.               28.9%         $24.50          01/31/11
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     MAJOR TENANTS -- COMMERCE CENTER I & II

                                          %             RENT          LEASE
       TENANT                           NRSF            PSF         EXPIRATION
--------------------------------------------------------------------------------
GPX, Inc.                              36.9%           $3.52         01/31/12
--------------------------------------------------------------------------------
Sigma-Aldridge Co.                     27.8%     $3.70 (Beg. 1/03)   12/31/09
--------------------------------------------------------------------------------
C&H Embroidery Inc.                    10.3%           $4.68         01/31/10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

THE HIGHLANDS PLAZA I AND COMMERCE CENTER I & II LOANS

THE LOAN. The Highlands Plaza I and Commerce Center I & II Loans are secured by a first mortgage on a five-story, class A office building and a first mortgage on two class A industrial buildings. The properties are all located in the City of St. Louis and the two loans are cross-collateralized and cross-defaulted.

THE BORROWERS. The Highlands Plaza I borrower, Highlands Plaza I, LLC is a single purpose, bankruptcy remote entity. Equity ownership in the borrower is held by two entities, Highlands Plaza I Manager, Inc. (0.5%) and Highlands South Plat I, L.L.C. (99.5%).

The Commerce Center I & II borrower, St. Louis Commerce Center, LLC, is a single purpose, bankruptcy remote entity. Equity ownership in the Borrower is held by the borrower's sole manager, St Louis Commerce Center Manager, Inc. (0.5%) and South Plat Partners VIII, L.L.C. (99.5%).

These entities are owned equally by the Garrett A. Balke Revocable Trust, dated June 16, 1999 of which, Garrett A. Balke is the 100% owner and the Steven A. Brown Revocable Trust dated February 2, 2000 of which, Steven A. Brown is the 100% owner. Both the Steven A. Brown Revocable Trust dated February 2, 2000 and Steven A. Brown are Borrower Principals. Mr. Brown has 18 years of real estate experience and is acting currently as the President and co-owner of Balke Brown Associates, a full-service commercial real estate development, leasing and management company based in St. Louis.

THE PROPERTIES. Highlands Plaza I is a five-story, class A office building with 144,585 NRSF, located in St. Louis, Missouri, is within a master planned mixed use park situated on 26 acres of land which, when completed, is expected to contain one million square feet of mixed-use space surrounding a central park and fountain plaza. The property was constructed in 2000 on 3.7 acres of land with an adjacent three-level parking garage, accessible by a covered walkway, with parking for 499 vehicles and open parking for 69 vehicles.

Commerce Center I & II consists of two separate class A, industrial buildings totaling 487,150 NRSF located in St. Louis, Missouri. Building I has a total of 150,106 NRSF (approximately 6% office space) and is situated on 6.79 acres of land with parking for 158 cars. Construction of this building was completed in 2000. The structure has 28-foot ceilings in the warehouse area, 16 truck docks and one drive-in door. Building II has a total of 337,044 NRSF (approximately 5% office space) and is situated on 13.16 acres of land with parking for 75 vehicles. Construction of this building was completed in 2001. The structure has 28-foot ceilings in the warehouse area, 32 truck docks and five drive-in doors. The two buildings contain 25,858 square feet of office space combined.

SIGNIFICANT TENANTS
Highlands Plaza I is 100% leased to two tenants:
A.G.E. Properties Inc (Lease guaranteed by AG Edwards & Sons, Inc (NYSE: AGE)) is the largest tenant occupying 102,837 sq.ft. (71.1%) on a seven year lease expiring on 4/9/08. This tenant has two five-year renewal options. A.G. Edwards, Inc., one of the nation's oldest and largest investment firms, is a holding company whose principal subsidiary, A.G. Edwards & Sons, Inc., is successor to a partnership founded in 1887. A.G. Edwards and its directly owned and indirectly owned subsidiaries provide securities and commodities brokerage, investment banking, trust, asset management, retirement planning and insurance products as well as other related financial services to individual, corporate, governmental and institutional clients. For the three months ending 05/31/02, revenues for A.
G. Edwards were $600 million and net income was $39 million.

The Daniel and Henry Company is a large private insurance brokerage firm, founded 80 years ago by Carl P. Daniel and Jesse P. Henry. It occupies 41,748 sq.ft. and this location serves as its headquarters. The tenant is on a 10-year lease expiring on 1/31/2011 and has one five-year renewal option.

Commerce Center I is 100% leased, significant tenants include:
C&H Embroidery occupies 50,000 sq.ft. (33.3% of Building I) on a lease that expires on 1/31/2010. The company, which operates as Gateway CDI, is a promotional marketing company that was formed in 1996 by the merger of C&H Embroidery and Gateway Promotions. The company is headquartered in St. Louis, at the property, and provides promotional program and product distribution services to a number of Fortune 500 companies, including AG Edwards, Anheuser-Busch, Boeing, Edward Jones, Energizer and Gateway.

Killark Electrical Products, occupies 40,036 sq.ft. (26.7% of Building I) on a lease that expires on 6/30/06. Killark is a manufacturer of weatherproof and hazardous location electrical products. The company was founded in 1913 in St. Louis and was acquired by Hubbell Incorporated in 1985. Hubbell Incorporated (NYSE: HUB.B rated A+ by S&P & A by Fitch) is an electrical equipment manufacturer with net sales of $1.3 billion for the year ending 12/31/01.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

Swank Motion Pictures, occupies 35,945 sq.ft. (23.9% of Building I) on a lease that expires on 6/30/11. The company, which is private and headquartered in St. Louis, is a major movie distributor to non-theatrical clients. The company has exclusive distribution arrangements with Walt Disney Pictures, Touchstone, Hollywood Pictures, Warner Brothers, Paramount, Columbia, Tri-Star, Miramax, Universal, Dreamworks, MGM, United Artists, USA Films and Lions Gate Films to distribute movies. Swank Motion Pictures is a subsidiary of Swank AudioVisuals, also headquartered in St. Louis and which has been in business for over sixty years.

Commerce Center II is 100% leased to three tenants:
GPX, Inc., occupies 179,712 sq.ft. (53.3% of Building II) on a lease that expires on 1/31/12. The tenant has 30,000 sq.ft. of first floor and mezzanine office space for which they contributed $5 million to improvements. GPX, one of the largest stereo component distributors in the world, is a subsidiary of Hagemeyer, N.V. (The parent company guarantees the lease). Headquartered in the Netherlands, Hagemeyer has been in business since 1900, employs over 24,000 people worldwide and had sales of $7.8 billion in 2001.

Sigma-Aldrich (NASDAQ: SIAL, rated A- by S&P), occupies 135,492 sq.ft. (40.2% of Building II) on a lease that expires on 12/31/09. Sigma-Aldrich was incorporated in 1975 and is headquartered in St. Louis. The company develops, manufactures and distributes a broad range of biochemicals, organic chemicals, chromatography products and diagnostics reagents which are used in scientific research, biotechnology, pharmaceutical development, the chemical industry and for the diagnosis of disease. It operates in 33 countries, offers more than 85,000 chemical products and distributes the products in more than 160 countries. For the year ended 12/31/01, Sigma-Aldrich had net sales of $1.18 billion. The Sigma-Aldrich headquarters building is located one mile from the property and the company uses the site for its containers division. No chemicals are stored on site, however, the containers that are used to distribute such chemicals are stored on site.

Bryan Cave LLP occupies 21,840 sq.ft. (6.5% of Building II) for file storage space on a lease that expires on 1/31/2012. Bryan Cave LLP is an international law firm, that currently ranks among the 100 largest firms in the world and one of the 50 largest in the United States. The firm was founded in 1873 and is headquartered in St. Louis.

THE MARKET. Highlands Plaza I: The property is located in the West County sub-market, which has historically led the St. Louis market in absorption and is near the top in occupancy and rental rate levels. The property has a current occupancy rate of 100% versus 95.4% for its sub-market.

Commerce Center I & II: Throughout 2001 market vacancy levels increased and rental rates experienced a downward pressure. St. Louis metro industrial vacancy is up from its year-end 2000 figure of 6.0% to a current level of 7.9%. The property is located in the St. Louis City sub-market, which has the lowest vacancy rate in the metro-area, presently 4.1%. The limited construction in the sub-market and low overall vacancy will likely impact the market in terms of increasing rental rates and stable vacancy in the near term. Based on a rent roll dated 9/5/2002 the property is 100% occupied.

PROPERTY MANAGEMENT. Balke Brown Associates, which manages the properties, is a full-service commercial real estate development, leasing and management company based in St. Louis. Since 1979, the firm has developed 42 projects consisting of new or renovated office, industrial and retail space in eastern Missouri and southwestern Illinois. The company currently manages 3.5 million square feet of space located in ten commercial properties.

LOCATION. Highlands Plaza I is located between Clayton, Missouri and the St. Louis CBD. It is directly across I-64 from Forest Park, a large wooded green space that contains museums and cultural attractions. The property is highly visible and accessible via the main entrance to The Highlands at Forest Park off Oakland Avenue, a major four-lane east west artery. The property is also one block from the Hampton Road interchange with I-64.

Commerce Center I & II is located in the St. Louis City sub-market, one of the highest demand industrial areas in the St. Louis metropolitan area. The buildings have good access, including the I-64 and I-70 within two miles.

TAX ABATEMENT. The properties securing the Highlands Plaza I and Commerce Center I & II loans are each under a 25-year tax abatement program ending in 2026. The Borrower pays taxes on the land assessment only during the first ten years and on 50% of the fully assessed value of the land and the property for the next 15 years. The tax abatement is a benefit to the property in that it allows the tenants to be charged a lower effective rental rate when compared to similar, fully assessed properties. For underwriting purposes, a tax payment of $455,066 for the Highlands Plaza I property and $392,381 for the Commerce I & II properties was assumed.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

ROLLOVER RISK REDUCED BY TENANT IMPROVEMENTS AND LEASING COMMISSIONS ESCROW Highlands Plaza I: In order to mitigate the risk associated with potential tenant rollover a monthly TI/LC escrow is being collected in the amount of $16,593 monthly. Additionally, to mitigate the potential rollover of AG Edwards, which occupies 71% of the building, commencing on January 1, 2005, all excess cash flow shall, in accordance with the cash management agreement, be collected up to a maximum of $400,000 annually. The TI/LC escrow and cash sweep will provide a cushion of $1,995,584 by the end of the fifth year of the loan (July
2007). This represents 89% of the estimated TI/LC costs of the AG Edwards rollover of $2,236,265 that was calculated assuming a 0% renewal probability. If AG Edwards renews its lease for a term going out two years past the loan term, or if an acceptable replacement tenant occupies the space currently leased by AG Edwards and commences the payment of rent the cash sweep will be terminated. If the renewal term is shorter and if an acceptable replacement tenant is not in occupancy and paying rent, the sweep will continue. To mitigate the risk associated with the potential rollover of Daniel & Henry, the lender shall require that an amount be maintained in the TI/LC escrow so that the balance in such an account as of December 31, 2010 will be no less than $800,000.00.

Commerce Center I & II: In order to mitigate the risk associated with potential tenant rollover a monthly TI/LC escrow is being collected in the amount of $5,942.

SIGMA-ALDRICH CO. RESERVE ACCOUNT. For the Commerce Center I & II loan, the borrower deposited $250,000 into a reserve account at closing representing six months of rental payments under the lease between borrower and Sigma-Aldrich Co. The tenant is receiving six months of free rent per its lease but the tenant began paying all reimbursements upon taking occupancy. Provided that no event of default has occurred or is continuing, the amount on deposit in the Sigma-Aldrich reserve account will be released to the borrower at any time after 1/1/03 upon the commencement of rental payments by Sigma-Aldrich.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          THE MARKET AT THE WATERFRONT
                                                           Balance:  $31,393,020
                                                           DSCR:     1.40x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $31,500,000

CUT-OFF PRINCIPAL BALANCE:     $31,393,020

% BY INITIAL UPB:              2.7%

INTEREST RATE:                 6.350%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            September 1, 2002

MATURITY DATE:                 August 1, 2012

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after May 1, 2012, prepayment can be made without penalty.

SPONSOR: Nationwide Life Insurance Company (rated 'AA-' by S&P), Nationwide Mutual Insurance Company (rated 'A+' by S&P), Continental Real Estate Companies and Little General, Ltd.

BORROWER:                      Amity Street Partners, LLC

ADDITIONAL FINANCING:          None

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:                $198,407
                               Insurance:          $36,896

MONTHLY RESERVES:              Tax:                $77,710
                               Insurance:          $4,100
                               TI / LC:            $11,810 (1)
                               Replacement:        $5,249 (2)
--------------------------------------------------------------------------------
1. TI / LC Reserve is capped at $1,000,000. In lieu of monthly deposits of $11,810, Borrower has exercised its option to post a $200,000 letter of credit to cover the first year's reserve. Each year, borrower can elect to pay monthly reserves or post another $200,000 letter of credit until the $1,000,000 cap is reached.

2.   Replacement Reserve is capped at $188,955.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $99.68

BALLOON BALANCE / SQ.FT.:      $85.70

LTV:                           78.5%

BALLOON LTV:                   67.5%

DSCR:                          1.40x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

COLLATERAL:                    Fee and leasehold interest in the regional
                               shopping center

LOCATION:                      Homestead, PA
                               (Pittsburgh MSA)

YEAR BUILT / RENOVATED:        2001 / NAP

TOTAL AREA:                    314,926 sq.ft.

PROPERTY MANAGEMENT:           Continental Real Estate Co, an affiliate
                               of the Borrower

OCCUPANCY (AS OF 7/26/02):     100.0%

UNDERWRITTEN NET CASH FLOW:    $3,289,729

APPRAISED VALUE:               $40,000,000

APPRAISAL DATE:                June 14, 2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 MAJOR TENANTS
                                       %              RENT          LEASE
     TENANT                           NRSF            PSF        EXPIRATION
--------------------------------------------------------------------------------
Dicks Sporting Goods                  14.3%         $11.28        01/31/12
--------------------------------------------------------------------------------
Filene's Basement                     12.9%         $14.25        03/31/12
--------------------------------------------------------------------------------
Bed Bath & Beyond                     12.1%         $16.00        01/31/11
--------------------------------------------------------------------------------


THE MARKET AT THE WATERFRONT LOAN

THE LOAN. The Market at the Waterfront Loan is secured by a first mortgage on the Market at the Waterfront located in Homestead, Pennsylvania, 5 miles Southeast of Pittsburgh, Pennsylvania.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          THE MARKET AT THE WATERFRONT
                                                           Balance:  $31,393,020
                                                           DSCR:     1.40x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------

THE BORROWER. The borrower, Amity Street Partners, LLC, is a single-purpose entity for which a non-consolidation opinion was obtained. The borrower is wholly owned by Waterfront Partners LLC, which has two 50% owners: Nationwide Realty Investors, Ltd. and Little General, Ltd. Nationwide Realty Investors, Ltd. is owned by Nationwide Life Insurance Company (rated 'AA-' by S&P) and Nationwide Mutual Insurance Company (rated 'A+' by S&P). Little General, Ltd. is owned by Franklin Kass and Jack Lucks. Through their operating company, Continental Real Estate Companies, Messrs. Kass and Lucks (who have a combined net worth of $120 million) have developed in excess of 2 million square feet of retail space, 2 million square feet of office and office/warehouse space and 3,000 apartment units.

THE PROPERTY. The Market at the Waterfront loan is secured by a 314,926 sq.ft. outdoor regional shopping center located in Homestead, Pennsylvania, 5 miles southeast of the Pittsburgh central businesss district. The property is part of a 1.7 million square foot mixed-use development known as "The Waterfront," which is located on a 265-acre site that stretches for two miles along the Monongahela River. The Waterfront contains a total of 1.7 million sq. ft. of retail space including Target (rated 'A+' by S&P and 'A2' by Moody's), Lowe's Home Improvement Center (rated 'A' by S&P and 'A3' by Moody's), Giant Eagle, the dominant grocery chain in the Pittsburgh market (62% market share) and a separate lifestyle center. Target, Lowe's and Giant Eagle are not part of the loan collateral.

SIGNIFICANT TENANTS. The loan collateral is 100% leased by 13 tenants. The three largest tenants are: Dicks Sporting Goods, Filene's Basement, and Bed Bath & Beyond.

Dick's Sporting Goods (NYSE: DKS) occupies 45,000 sq.ft. (14.3% of total space) under a lease with a rent of $11.28psf expiring in January 2012. The company currently operates 132 Dick's Sporting Goods Stores located in 24 states throughout the Eastern half of the U.S. For the 26 weeks ended 8/3/02, sales rose 20% to $586.8 million. Net income rose 84% to $16.4 million.

Filene's Basement occupies 40,525 sq.ft. (12.9% of total space) under a lease with a rent of $14.25psf expiring in March 2012. Filene's Basement, which is wholly-owned by Value City Department Stores, Inc., is a retailer offering men's and women's apparel, home goods, and accessories. As of April 29, 2002, Filene's Basement operated 21 stores in the United States.

Bed Bath & Beyond occupies 38,000 sq.ft. (12.1% of total space) under a lease with a rent of $16.00psf expiring in January 2011. Bed Bath & Beyond (rated 'BBB-' by S&P) is a specialty retailer offering domestic merchandise and home furnishings. As of October 14, 2002, Bed Bath & Beyond operated 450 stores in the United States.

THE MARKET. The Market at the Waterfront is located in Homestead, Pennsylvania. The subject is located within a densely developed and populated urban area. To the north of the subject, across the High Level Bridge, are the affluent communities of Squirrel Hill, Shadyside, and Oakland. The High Level Bridge provides direct access to the Waterfront from I-376 and the Pittsburgh-side of the Monongahela. The location of the Waterfront relative to the High Level Bridge facilitates access from a large part of the Pittsburgh metropolitan area. The Waterfront development is unique to a market that has had little new retail development in recent years and therefore attracts shoppers from a large trade area. The appraiser defined market rents at $24psf for space between 2,000 and 10,000 sq.ft. and $21psf for space over 10,000 sq.ft. The Market at the Waterfront is located between the East/Southeast sub-markets where occupancy ranges from 95.4% to 96.1%.

PROPERTY MANAGEMENT. The property manager, Continental Real Estate Companies, is an affiliate of the Borrower. Continental Real Estate Companies has developed and managed in excess of 2 million sq.ft. of office and office/warehouse space, 2 million sq.ft. of retail space, and 3,000 apartment units.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt is permitted subject to the following requirements: (i) prohibited until July 30, 2003; (ii) security may only consist of a pledge of the non-managing members interests in the Borrower; (iii) the combined DSCR of the aggregate debt may not be less than 1.15x; (iv) the LTV on the aggregate debt may not exceed 85%; (v) mezzanine lender must be approved by lender and must execute a subordination and standstill agreement acceptable to lender; (vi) mezzanine debt cannot be crossed with any other loan or property; (vii) terms, conditions, and structure of mezzanine debt must be approved by lender in its reasonable discretion; and
(viii) rating agency confirmation that the additional indebtedness will not cause a downgrade to any of the bonds.

GROUND LEASE. The Borrower owns a portion of the property in fee and the remainder as tenant under a ground lease with Waterfront Partners, LLC, an affiliated entity, as ground lessor. The ground lessor joined in the mortgage and mortgaged its fee interest. All standard covenants, representations and warranties were made in the mortgage and the ground lease with respect to the leased interest. The term of the ground lease is 54 years 11 months, assuming all of the extension options are exercised.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       CARROLL'S CREEK LANDING APARTMENTS
                                                            Balance: $28,979,116
                                                            DSCR:    1.20x
                                                            LTV:     75.7%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $29,000,000

CUT-OFF PRINCIPAL BALANCE:     $28,979,116

% BY INITIAL UPB:              2.5%

INTEREST RATE:                 7.650%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            December 1, 2002

MATURITY DATE:                 November 1, 2017

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after August
                               1, 2017, prepayment can be made without penalty

SPONSOR: United States of America Department of the Navy and Alan Ginsburg

BORROWER:                      Gateway Trident, LLC

ADDITIONAL FINANCING:          None

LOCKBOX:                       Soft at Closing, Springing Hard

INITIAL RESERVES:              Tax:           $58,338
                               Insurance:     $67,567
                               Holdback:      $200,000(1)

MONTHLY RESERVES:              Tax:           $29,169
                               Insurance:     $8,134
                               Replacement:   $6,000 ($250/Unit)
--------------------------------------------------------------------------------
1. The holdback is to be used as additional collateral for the loan that may be released as long as the loan maintains a 1.20x DSCR and occupancy of 95%. (tested quarterly and based on the trailing 12-month period)

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / UNIT:           $100,622

BALLOON BALANCE / UNIT:        $79,277

LTV:                           75.7%(2)

BALLOON LTV:                   59.6%(2)

DSCR:                          1.20x(2)
--------------------------------------------------------------------------------
2.       Calculated on the loan amount after netting out the holdback amount.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Multifamily

COLLATERAL:                    Fee simple interest in a
                               multifamily property

LOCATION:                      Arlington, WA
                               (Seattle MSA)

YEAR BUILT / RENOVATED:        2002 / NAP

TOTAL UNITS:                   288

PROPERTY MANAGEMENT:           Pinnacle Realty Management Company

OCCUPANCY (AS OF 9/24/02):     95.5%

UNDERWRITTEN NET CASH FLOW:    $2,940,450

APPRAISED VALUE:               $38,000,000

APPRAISAL DATE:                August 1, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY DESCRIPTION
                              NUMBER OF         SQUARE FEET         AVERAGE RENT
  UNIT TYPE                    UNITS             PER UNIT           (PER MONTH)
--------------------------------------------------------------------------------
Two Bedroom                      85                 1,254              $867
--------------------------------------------------------------------------------
Three Bedroom                    175                1,454              $915
--------------------------------------------------------------------------------
Four Bedroom                     28                 1,599              $979
--------------------------------------------------------------------------------
Totals/Averages                  288                1,408              $907
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       CARROLL'S CREEK LANDING APARTMENTS
                                                            Balance: $28,979,116
                                                            DSCR:    1.20x
                                                            LTV:     75.7%
--------------------------------------------------------------------------------

THE CARROLL'S CREEK LANDING APARTMENTS LOAN

THE LOAN. The Carroll's Creek Landing Apartments Loan is secured by a first mortgage on the Carroll's Creek Landing Apartments located in Arlington, Washington, 40 miles north of Seattle.

THE BORROWER. The borrower, Gateway Trident, LLC, is a bankruptcy-remote, single-purpose entity. The borrower is comprised of the United States of America Department of the Navy and a managing member controlled by Alan Ginsburg. The Department of the Navy contributed approximately 87% of the combined Sponsors' equity in the property. Mr. Ginsburg has been involved in the real estate industry for more than 30 years and has a real estate portfolio consisting of 76 apartment properties totaling 15,778 units located in Florida, Michigan, Georgia, Texas, South Carolina, Ohio, Illinois, Tennessee, New York and Washington. As of 8/31/01, Alan Ginsburg had a stated net worth of $70.45 million.

THE PROPERTY. The Carroll's Creek Landing Apartments Loan is secured by 40 two-story townhouse-style buildings (completed in 2002) located on 55.6 acres in Arlington, Washington. The apartment complex includes 70 two-bedroom units, 175 three-bedroom units and 28 four-bedroom units, each with a fenced-in yard and
2.5 baths and 15 two-bedroom units that are one level, do not have a yard and have 1.5 baths. Units range in size from 1,106sf to 1,599sf and average 1,408sf. All units have fully-equipped modern kitchens, individual HVAC systems, washer/dryer hookups, one-car garages, and patios. The grounds of the complex are landscaped and contain playgrounds, picnic areas, jogging trails, and a basketball court. There is also a clubhouse/leasing office building that houses a fitness center. Parking is provided for 646 vehicles (358 open spaces and 288 attached garages) for a parking ratio of 2.24 spaces per unit.

THE MARKET. Carroll's Creek Landing Apartments is located within the North Snohomish County apartment sub-market of the Seattle market. As of Spring 2002, this sub-market had an average occupancy rate of 93.8%. Rental rates for 2-bedroom units range from $750-$1,763 per month, 3-bedroom units range from $1,045-$2,153 per month, and 4-bedroom units are approximately $1,673 per month. Rental rates at the subject property are at or below market. According to the appraisal, there are no new units under construction or planned in this market.

Naval Station Everett is located approximately 10 miles south of the property and is one of the Navy's most modern facilities. The Naval Station opened in 1994 and achieved full-scale operation in 1997. Approximately 6,000 sailors and civilians are employed at Naval Station Everett and according to the Naval Housing Office, the demand for housing exceeds capacity at the base. 426 enlisted personnel at the Naval Station are on a waiting list for housing. As a result of the lack of housing for military personnel, the sponsor and the Department of the Navy entered into a 30-year operating agreement. Pursuant to this agreement, the Department of the Navy is obligated to pay any gap that exists between market rental rates and the Navy personnel's allowance for housing. While the agreement does not require the Navy to utilize the units, the shortage of affordable housing together with its financial interest in the property suggests that the Navy will continue to utilize the apartments for the full term of the agreement.

PROPERTY MANAGEMENT. The property manager, Pinnacle Realty Management Company, a company unrelated to the Borrower or its principals. Pinnacle Realty Management Company is an international real estate management and brokerage firm headquartered in Seattle. It currently manages approximately 100,000 multifamily housing units and 9 million sq.ft. of commercial space located in 41 states and Western Canada.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                            CHINO HILLS MARKETPLACE
                                                           Balance:  $25,028,425
                                                           DSCR:     1.41x
                                                           LTV:      70.9%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GECC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $25,300,000

CUT-OFF PRINCIPAL BALANCE:     $25,028,425

% BY INITIAL UPB:              2.1%

INTEREST RATE:                 7.340%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            October 1, 2001

MATURITY DATE:                 September 1, 2011

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after June
                               1, 2011, prepayment can be made without penalty.

SPONSOR: Weingarten Realty Investors, a real estate investment trust (NYSE: WRI) rated "A" and "A3" by S&P and Moody's, respectively

BORROWER:                      WRI/Chino Hills, LLC

ADDITIONAL FINANCING:          None

LOCKBOX:                       None

INITIAL RESERVES:              Tax:              $180,000
                               Insurance:        $10,551

MONTHLY RESERVES:              Tax:              $27,771
                               Insurance:        $10,551
                               TI / LC:          $15,030
                               Replacement:      $4,705
--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $77.22

BALLOON BALANCE / SQ.FT.:      $68.67

LTV:                           70.9%

BALLOON LTV:                   63.0%

DSCR:                          1.41x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

COLLATERAL:                    Fee simple interest in a class
                               A grocery anchored community shopping center located approximately 35 miles east of downtown
                               Los Angeles

LOCATION:                      Chino Hills, California

YEAR BUILT / RENOVATED:        1991 / NAP

TOTAL AREA:                    324,110 sq.ft.

PROPERTY MANAGEMENT:           Weingarten Realty Management
                               Company, an affiliate of the
                               Borrower

OCCUPANCY (AS OF 6/03/02):     93.1%

UNDERWRITTEN NET CASH FLOW:    $2,947,703

APPRAISED VALUE:               $35,300,000

APPRAISAL DATE:                1/15/2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 MAJOR TENANTS
                              %           RENT           LEASE
TENANT                       NRSF         PSF          EXPIRATION
--------------------------------------------------------------------------------
K-Mart Corp                 29.5%        $4.96         12/31/15
--------------------------------------------------------------------------------
Von's                       13.3%        $9.97         01/31/16
--------------------------------------------------------------------------------
Rite Aid                     7.4%        $8.46         02/01/16
--------------------------------------------------------------------------------

THE CHINO HILLS MARKETPLACE LOAN

THE LOAN. The Chino Hills Marketplace Loan is secured by a first mortgage on Chino Hills Marketplace in Chino Hills, California, 35 miles east of downtown, Los Angeles. The mortgaged property was purchased in August 2002 for $36,000,000 and the loan was assumed by the current borrower.

THE BORROWER. The borrower is a bankruptcy-remote entity whose manager has an independent director. The sponsor of the borrower, Weingarten Realty investors (NYSE: WRI), is a real estate investment trust rated "A "and "A3" by S&P and Moody's, respectively. Weingarten's current portfolio consists of 299 properties in 18 states comprising approximately 37.6MM square feet, approximately 81% of which is retail and 19% is industrial.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                            CHINO HILLS MARKETPLACE
                                                           Balance:  $25,028,425
                                                           DSCR:     1.41x
                                                           LTV:      70.9%
--------------------------------------------------------------------------------

THE PROPERTY. The property consists of nine, one-story buildings containing 324,110 square feet of GLA on approximately 27 acres. The property is situated on the northeast corner of Chino Hills Parkway and Pipeline Avenue, adjacent to Highway 71. According to the Appraisal, Chino Hills Marketpace is in a convenient location and is on the "going home" side of the traffic pattern to the residential area. Approximately 44,500 cars per day pass the center.

SIGNIFICANT TENANTS. The property is 93.1% leased by 64 tenants. The three largest tenants are: K-Mart, Von's, and Rite Aid. The remaining tenant base is a mix of local, regional and national retailers none of which lease more than 2.4% of the space. Tenant leases are generally NNN.

K-Mart occupies 95,679 sq.ft. (29.5% of total space) at a rent of $4.96psf (which represents 11.1% of economic rent) under a lease expiring December 2015. K-Mart's lease at this location commenced November 1990. On January 22, 2002, K-Mart Corporation filed Chapter 11 bankruptcy. K-Mart has neither assumed nor rejected its lease and has been granted an extension for making a decision on its leases. K-Mart obtained $2.0 billion in financing to fund their operations through the bankruptcy process. Sales per square foot for the most recently available period at this location were $152 psf (excluding the garden center).

Von's occupies 43,080 sq.ft. (13.3% of total space) at a rent of $9.97psf (which represents 10.0% of economic rent) under a lease expiring January 2016. Von's, a supermarket, took possession of the space in January 2002, via a sublease from Lucky's who closed their store after they were acquired by Albertsons. Von's is owned by Safeway, Inc. (S&P "BBB", Moody's "Baa2"), and is one of the largest food and drugstore chains in North America. Both Von's and Albertsons (S&P "BBB+", Fitch "BBB+" and Moody's "Baa1") will remain liable on the lease throughout its term.

Rite Aid occupies 23,830 sq.ft. (7.4% of total space) at a rent of $8.46psf (which represents 4.7% of economic rent) under a lease expiring February 2016. Rite Aid Corporation is the second largest retail drugstore chain in the United States based on number of stores. Sales per square foot for the 12 months ended April 2002 were $211psf with positive month over month trend comparisons for the previous year.

THE MARKET. According to the appraisal, Chino Hills is a growing "bedroom" community in San Bernadino County with, as of 2000, a population of 75,862 and average household income of $68,607 within a 3 mile trade area. As of second quarter 2002, the San Gabriel Valley East sub-market contained 9,191,000 sf of neighborhood and community shopping center space with a reported vacancy rate of 6.4% and average asking rent of $18.29 psf.

PROPERTY MANAGEMENT. Weingarten Realty Management Company, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               FREDERICK CROSSING
                                                           Balance:  $24,974,873
                                                           DSCR:     1.46x
                                                           LTV:      79.5%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GECC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $25,000,000

CUT-OFF PRINCIPAL BALANCE:     $24,974,873

% BY INITIAL UPB:              2.1%

INTEREST RATE:                 5.950%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            December 1, 2002

MATURITY DATE:                 November 1, 2012

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after August
                               1, 2012, prepayment can be made without penalty.

SPONSOR:                       Milton V. Peterson

BORROWER:                      Frederick Crossing Retail
                               Associates, L.C.

ADDITIONAL FINANCING:          None

LOCKBOX:                       None

INITIAL RESERVES:              Tax:                 $36,213
                               Insurance:           $42,240
                               Immediate Repair:    $4,375
                               Tenant Related:      $309,780 (1)

MONTHLY RESERVES:              Tax:                 $18,106
                               Insurance:           $0 (2)
                               TI/LC:               $10,035 (3)
  0                             Replacement:         $3,240
--------------------------------------------------------------------------------

1. $300,000 to be released when Galaxy Furniture is in-place for 2 months, Salley Beauty TI's of $9,780.

2. Borrower deposited one year of cost of insurance at closing $42,240 in lieu of monthly escrows for insurance.

3.   TI/LC Reserve capped at $150,000.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $92.60

BALLOON BALANCE / SQ.FT.:      $78.50

LTV:                           79.5%

BALLOON LTV:                   67.4%

DSCR:                          1.46x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

COLLATERAL:                    Fee and leasehold interest in
                               the multi-tenant, regional
                               shopping center

LOCATION:                      Frederick, MD

YEAR BUILT / RENOVATED:        1998 / 2002

TOTAL AREA:                    269,699 sq.ft.

PROPERTY MANAGEMENT:           Peterson Retail Manager LC, an
                               affiliate of the Borrower

OCCUPANCY (AS OF 8/8/02):      96.7%

UNDERWRITTEN NET CASH FLOW:    $2,609,034

APPRAISED VALUE:               $31,400,000

APPRAISAL DATE:                September 4, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 MAJOR TENANTS
                                         %            RENT             LEASE
        TENANT                          NRSF          PSF            EXPIRATION
--------------------------------------------------------------------------------
Kohl's Department Store                32.1%          $8.75           08/19/19
--------------------------------------------------------------------------------
Best Buy                               16.8%          $11.00          01/31/15
--------------------------------------------------------------------------------
Ross Stores                            11.2%          $11.00          01/31/12
--------------------------------------------------------------------------------

THE FREDERICK CROSSING LOAN

THE LOAN. The Frederick Crossing Loan is secured by an Indemnity Leasehold Deed of Trust (IDOT) on the Frederick Crossing Shopping Center located in Frederick, Maryland, 40 miles north of Washington D.C. and 50 miles west of Baltimore, Maryland.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               FREDERICK CROSSING
                                                           Balance:  $24,974,873
                                                           DSCR:     1.46x
                                                           LTV:      79.5%
--------------------------------------------------------------------------------

THE BORROWER. The Borrower is a bankruptcy-remote entity whose managing member has an independent director. The sponsor of the borrower, Milton Peterson, is the founder and CEO of The Peterson Companies, one of the largest privately-held development companies in the region. The Company has developed 20,000 residential lots, 3MM sq.ft. of retail space, 4MM sq.ft. of office space, and 3,000 apartment units.

THE PROPERTY. Frederick Crossing Shopping Center is a regional shopping center situated on a 29.2 acre site, secured by four one-story buildings totaling 269,699 square feet. The Property is located in Frederick, Maryland, 40 miles north of Washington D.C. and 50 miles west of Baltimore. The Property is located along I-70, between Buckeystown Pike (Route 85) and New Design Road, the primary retail corridor within the market and is heavily influenced by the Francis Scott Key Mall. Francis Scott Key Mall, anchored by Hecht's, Sears, JC Penney, and Value Center, contains 730,000 sq.ft. (97% occupied) and is located one-half mile south of the Property.

SIGNIFICANT TENANTS. The property is 96.7% leased by 15 tenants. The three largest tenants are: Kohl's, Best Buy, and Ross Stores. Smaller tenants include A.C. Moore Arts & Crafts (20,423 sq.ft.), and Bassett Furniture (12,100 sq.ft.). There is a pad site situated on the premises, which is leased to Chuck E. Cheese's and is comprised of a 10,600 sq.ft. children's entertainment center. Off Broadway Shoes, Inc., is constructing a 25,000 sq.ft. pad site anticipated to be delivered in September 2003 and has signed a lease for the space. With the addition of this lease, the property would generate a higher debt service coverage ratio. However, GECC did not include this income in underwriting.

Kohl's Department Store occupies 86,584 sq.ft. (32.1% of total space) under a twenty-year lease with a rent of $8.75psf expiring in August 2019. Kohl's is a national retailer that operates family-oriented, specialty department stores selling moderately priced apparel, shoes, accessories, and home products. For the 12-month period ending January 2002, this store had $227psf in sales. The company is based in Menomonee Falls, WI and operates over 420 stores in 33 states. Founded in 1962, the company employs over 60,000 employees. The company reported $7.49 Billion in retail sales in 2001, which is a 22% increase over 2000. Net income grew by 33% to $496MM. Kohl's is rated A- by S&P, A3 by Moody's.

Best Buy occupies 45,212 sq.ft. (16.8% of total space) under a fifteen-year lease with a rent of $11.00psf expiring in January 2015. Best Buy is the Nation's largest specialty retailer of consumer electronics, personal computers, entertainment software and appliances. The company is based in Eden Prairie, MN and operates 490 stores in 44 states. Founded in 1966, the company employs over 94,000 employees. The company reported $19.6 Billion in retail sales in 2001, which is a 28% increase over 2000. Best Buy is rated BBB- by S&P, Baa3 by Moody's and BBB by Fitch.

Ross Stores, Inc. occupies 30,139 sq.ft. (11.2% of total space) under a ten-year lease with a rent of $11.00psf expiring in January 2012. Ross Stores, Inc. operates a chain of off-price retail stores offering first quality, in-season, branded apparel and accessories for the entire family at prices that average 20% to 60% less than department and specialty stores. The company operates over 480 stores in 22 states and is headquartered in Newark, CA. The company reported retail sales of $2.99 Billion in 2001, a 10% increase. Ross Stores, Inc. is rated BBB by S&P.

THE MARKET. Frederick Crossing Shopping Center is located in Frederick, Maryland. The appraiser defined market rents by dividing the space between Anchors, Junior Anchors, In-Line Space and Pad Sites. Anchor space has an indicated range from $10.00 to $11.25psf. Junior Anchor space, ranging in size from 20,000 to 45,000 sq.ft. indicates a rent range from $10.05 to $15.50psf. The subject's, Ross For Less, is a recently signed lease and its $11.00psf rent fall within appraiser's range for Junior Anchors. In-Line space ranging in size from 1,300 to 6,250 sq.ft. have market rents ranging from $15.00 to $27.00psf with most of the rents falling in the $17.00 to $22.00psf range. The subject's in-line leases are at rents of $14-$19psf. Market rent for freestanding sites was estimated at $20.00psf.

The subject neighborhood is approximately 75% developed and can be classified as being in the growth stage of its life cycle. Frederick County has been designated one of the fastest growing counties in Maryland. Demographic information for the five-mile radius around the subject reports the estimated 2002 population is 89,404, which is a 6% increase from the 2000 Census figures. The subject area is one of the fastest growing of the outlying suburbs of Washington and Baltimore areas and is expected to experience an estimated 10% increase in population growth by 2006.

The total primary competition in the subject's market area totals 1.7MM sq.ft. with an overall vacancy for this inventory of 9%. The appraisal denotes that five of the seven centers in the immediate area, including the subject have vacancy rates of 6% or less, and well-positioned retail centers have vacancy rates of 5% or less.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               FREDERICK CROSSING
                                                           Balance:  $24,974,873
                                                           DSCR:     1.46x
                                                           LTV:      79.5%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The property manager, Peterson Retail Management, LLC, is an affiliate of the Borrower. Peterson Retail Management has developed in excess 20,000 residential lots, 3MM sq.ft. of retail space, 4MM sq.ft. of office space, and 3,000 apartment units. The Peterson Companies currently manage 3.8MM sq.ft. of owned or managed retail space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

GROUND LEASE. The mortgage loan is secured by the fee and leasehold interest in the property. The ground lease, as amended, extends through 2054, including renewal periods. The fee interest is owned by affiliates of the borrower and is subordinated to the mortgage.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

      --------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        MEDLOCK CROSSING SHOPPING CENTER
                                                           Balance:  $21,947,235
                                                           DSCR:  1.30x
                                                           LTV:   74.9%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC

LOAN PURPOSE:                  Acquisition

ORIGINAL PRINCIPAL BALANCE:    $22,000,000

CUT-OFF PRINCIPAL BALANCE:     $21,947,235

% BY INITIAL UPB:              1.9%

INTEREST RATE:                 6.770%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            October 1, 2002

ANTICIPATED PREPAYMENT DATE:   September 1, 2012

FINAL MATURITY DATE:           September 1, 2032

AMORTIZATION:                  360 months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after June
                               1, 2012, prepayment can be made without penalty.

SPONSOR:                       The Glazer Family

BORROWER:                      Medlock Crossing Shopping Center
                               Duluth, GA. LP

ADDITIONAL FINANCING:          None

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:                 $231,415
                               Insurance:           $34,636
                               Engineering:         $13,125

MONTHLY RESERVES:              Tax:                 $17,801
                               Insurance:           $3,928
                               TI / LC:             $11,083(1)
                               Replacement:         $2,653
--------------------------------------------------------------------------------
1. If sales at Regal Cinemas fall below $340,000 per screen during a 12-month period, an additional $13,333 per month will be required.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $137.89

BALLOON BALANCE / SQ.FT.:      $119.81

LTV:                           74.9%

BALLOON LTV:                   65.1%

DSCR:                          1.30x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

COLLATERAL:                    Fee simple interest in the
                               shopping center

LOCATION:                      Duluth, GA
                               (Atlanta MSA)

YEAR BUILT / RENOVATED:        1999 / NAP

TOTAL AREA:                    159,163 sq.ft.

PROPERTY MANAGEMENT:           Plaza Management Corporation,
                               an affiliate of the Borrower

OCCUPANCY (AS OF 8/8/02):      98.7%

UNDERWRITTEN NET CASH FLOW:    $2,224,070

APPRAISED VALUE:               $29,300,000

APPRAISAL DATE:                June 13, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 MAJOR TENANTS
                                            %            RENT           LEASE
          TENANT                           NRSF          PSF          EXPIRATION
--------------------------------------------------------------------------------
Regal Cinemas                              44.5%        $14.00         02/28/18
--------------------------------------------------------------------------------
Garrison's Cowtippers Steak Restaurant      5.0%        $25.00         12/31/14
--------------------------------------------------------------------------------
Macaroni Grill Restaurant                   4.8%        $14.40         07/31/09
--------------------------------------------------------------------------------

*    The property is also occupied by 37 additional tenants.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        MEDLOCK CROSSING SHOPPING CENTER
                                                           Balance:  $21,947,235
                                                           DSCR:  1.30x
                                                           LTV:   74.9%
--------------------------------------------------------------------------------

THE MEDLOCK CROSSING SHOPPING CENTER LOAN

THE LOAN. The Medlock Crossing Shopping Center loan is secured by a first mortgage on the Medlock Crossing Shopping Center located in Duluth, Georgia, 24 miles North of Atlanta.

THE BORROWER. The borrower, Medlock Crossing Shopping Center Duluth, Ga. LP, a Delaware limited liability company is a bankruptcy-remote, single-purpose entity. The ownership interests in Borrower and General Partner are divided equally among Kevin Glazer, Bryan Glazer, Joel Glazer, Edward Glazer, Darcie Glazer and Avram Glazer (together the "Glazer Sponsors"). The Glazer Sponsors' main operating company, First Allied Corporation, specializes in the ownership, management and leasing of community and neighborhood shopping centers located throughout the U.S. Headquartered in Rochester, New York, the company also has offices in Florida and California. First Allied Corporation concentrates on acquiring both anchored and non-anchored shopping centers (20,000sf + in size) located in densely populated neighborhoods. Acquisitions, which have ranged in price from $3 million to $500 million, are made solely for the company's own portfolio. The company is additionally one of the largest independent owners of mobile home parks in the U.S., and it owns healthcare facilities in Vermont, Wisconsin, New York, and Connecticut. The Glazer Sponsors' also owns the NFL Tampa Bay Buccaneers football team, Houlihan Restaurants, Inc., Zapata, Inc. (an oil and gas company), and four affiliated television stations. As of June 12, 2002, the Glazer Sponsors' had a combined net worth in excess of $60 million. Including family patriarch Malcolm Glazer (#313 on Forbes 400), the Glazer Family has a combined net worth estimated in excess of $750 million.

THE PROPERTY. The Medlock Crossing Shopping Center loan is secured by a 159,163 sq.ft. shopping center located in Duluth, Georgia, 24 miles north of Atlanta at the intersection of two major area roadways, State Bridge Road (1,000 feet of frontage) and Medlock Bridge Road (500 feet of frontage). The center consists of 4 one-story buildings situated on a 21.16-acre site. The center is anchored by a state-of-the-art 18-screen Regal Cinemas. The property is comprised of a good mix of approximately 40 tenants ranging in size from 1,000 sq.ft. (0.6% of NRA; 1.3% of GPR) to 8,010 sq.ft. (5.0% of NRA; 7.0% of GPR). They include both men's and women's clothing stores, a Starbucks Coffee, Ben & Jerry's Ice Cream, an antiques store, a day spa, a florist, a jewelry store and other small boutique stores. Apart from Regal Cinemas, no tenant occupies more than 5% of the center's NRA, and no tenant contributes more than 7% to the GPR. The center has 1,387 surface parking spaces, a ratio of 8.7 spaces per 1,000 sq.ft. of net rentable area.

SIGNIFICANT TENANTS. The property is 98.7% leased by approximately 40 tenants. The three largest tenants are: Regal Cinemas, Garrison's Cowtippers Steak Restaurant, and Macaroni Grill Restaurant. The property is shadow-anchored by a Wal-Mart (rated 'AA' by S&P, 'Aa2' by Moody's and 'AA' by Fitch) and a Publix grocer, the dominant grocery chain in the Atlanta market.

Regal Cinemas occupies 70,770 sq.ft. (44.5% of total space, 33% of GPR) under a lease with a rent of $14.00psf expiring in February 2018. April 2002 trailing 12-month sales were $388,000 per screen with an occupancy cost of 14.2%. The cinema has stadium seating, Dolby sound systems, a cafe and a game room. With sales of $388,000 per screen for the 12 months ended April 30, 2002, this theater is reportedly one of the top grossing theaters in the State of Georgia.

Regal Cinemas is the second largest theatre chain in America with more than 5,711 screens at theatres in 36 states. In January 2002, Regal Cinemas emerged from bankruptcy. In March 2002, Regal Cinemas, United Artists Theatre Company, and Edwards Theatres were combined to form the new Regal Entertainment Group, which raised $342MM in equity through an IPO in May 2002. Regal Entertainment Group is rated 'BB-' with a stable outlook by S&P. If sales at the cinema drop below $340,000 per screen, the borrower will have to escrow TI/LC reserves of $160,000 annually with no cap.

Garrison's Cowtippers Steak Restaurant occupies 8,010 sq.ft. (5.0% of total space) under a lease with a rent of $25.00psf expiring in December 2014.

Macaroni Grill Restaurant occupies 7,638 sq.ft. (4.8% of total space) under a lease with a rent of $14.40psf expiring in July 2009. Macaroni Grill is a chain of 184 Italian restaurants located in almost all 50 U.S. states, Mexico, Canada, England and Puerto Rico.

THE MARKET. Medlock Crossing Shopping Center is located in Duluth, Georgia within the Sandy Springs/North Fulton sub-market approximately 24 miles north of Atlanta. This sub-market has approximately 10.5 million square feet of retail space, and, as of the end of the first quarter 2002, had an overall vacancy rate of 8.9%. Recent rental rates for in-line space in comparable centers ranged from $17.50psf to $25.00psf. The Wal-Mart and Publix grocer that shadow anchor the property generate a substantial amount of traffic within the subject's immediate area. As of 2001, the population of Fulton County was 829,809, a 27.9% increase over the 1990 population of 648,951 (a 2.5% annual growth rate). Fulton County also had the second highest average household income of the 20-county Atlanta MSA. As of 2001, Fulton County's average household income was $89,644 compared with the overall MSA average

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        MEDLOCK CROSSING SHOPPING CENTER
                                                           Balance:  $21,947,235
                                                           DSCR:  1.30x
                                                           LTV:   74.9%
--------------------------------------------------------------------------------
household income of $76,491. The average household income in the subject's trade area is $167,770. Atlanta has a high level of employment diversity, strong in-migration, and low business costs. During each of the past 10 years, an average of 182 companies have relocated to Atlanta, with a fifth of these companies coming from outside the U.S. The metropolitan area is home to operations of over 700 of the Fortune 1,000 companies, while 25 of the Fortune 500 companies are headquartered in the Atlanta area.

PROPERTY MANAGEMENT. The property manager, Plaza Management Corporation, is a subsidiary of First Allied Corporation and is a privately-held company owned by the Glazer Family. First Allied Corporation specializes in the ownership, management and leasing of community and neighborhood shopping centers located throughout the United States. Headquartered in Rochester, New York, First Allied Corporation has offices in New York, Florida and California. Presently, First Allied Corporation and/or its subsidiaries manage 31 neighborhood shopping centers in 12 states.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

                                     ANNEX C

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                 $1,000,630,000
                                  (APPROXIMATE)

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

                   ------------------------------------------

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       GERMAN AMERICAN CAPITAL CORPORATION
                              BANK OF AMERICA, N.A.
                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

-------------------------------------------------------------------------------------------------------
                         INITIAL                                          PRINCIPAL
         APPROX. SIZE  PASS-THROUGH    RATINGS     SUBORDINATION   WAL     WINDOW      ASSUMED FINAL
CLASS       (FACE)         RATE      (S&P /FITCH)      LEVELS     (YRS.)    (MO.)    DISTRIBUTION DATE
-------------------------------------------------------------------------------------------------------
 A-1     $383,943,000     4.229%      AAA / AAA       19.875%      5.70     1-105       09/10/2011
-------------------------------------------------------------------------------------------------------
 A-2     $553,782,000     4.996%      AAA / AAA       19.875%      9.66    105-118      10/10/2012
-------------------------------------------------------------------------------------------------------
  B       $46,813,000     5.136%       AA / AA        15.875%      9.92    118-119      11/10/2012
-------------------------------------------------------------------------------------------------------
  C       $16,092,000     5.226%      AA- / AA-       14.500%      9.94    119-119      11/10/2012
-------------------------------------------------------------------------------------------------------

DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager
 JPMORGAN                      MERRILL LYNCH & CO.          SALOMON SMITH BARNEY
Co-Manager                         Co-Manager                         Co-Manager

                                                               November 20, 2002

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

TRANSACTION FEATURES

o    Sellers:

     ---------------------------------------------------------------------------
                                              NO. OF   CUT-OFF DATE
                  SELLERS                     LOANS     BALANCE ($)   % OF POOL
     ---------------------------------------------------------------------------
     German American Capital Corporation        28       416,310,387    35.57
     Bank of America, N.A.                      38       394,531,526    33.71
     General Electric Capital Corporation       65       359,486,362    30.72
     ---------------------------------------------------------------------------
     TOTAL:                                    131     1,170,328,276    100.00
     ---------------------------------------------------------------------------

o    Loan Pool:

o    Average Cut-off Date Balance: $8,933,804

o    Largest Mortgage Loan or cross-collateralized Loan Group by Cut-off Date
     Balance: $96,824,613 (Shadow Rated AAA / AAA by S&P and Fitch)

o    Five largest and ten largest loans or cross-collateralized loan groups:
     22.27% and 33.58% of pool, respectively

o    Credit Statistics:

o    Weighted average underwritten DSCR of 1.50x

o Weighted average cut-off date LTV ratio of 71.25%; weighted average balloon LTV ratio of 61.63%

o    Property Types:

                               [GRAPHIC OMITTED]


         Retail                             44.20%
         Multifamily                        27.43%
         Manufactured Housing                2.94%
         Office                             12.28%
         Industrial                          5.28%
         Self Storage                        4.10%
         Mixed Use                           3.26%
         Hotel                               0.51%

o    Call Protection: (as applicable)

     o 98.46% of the pool (current balance) has a lockout period ranging from 24 to 49 payments from origination, then defeasance.

     o 1.54% of the pool (current balance) has a lockout period ranging from 35 to 60 payments from origination, then yield maintenance.

     o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

OFFERED CERTIFICATES

---------------------------------------------------------------------------------------------------------------------------------
                    INITIAL                                      AVERAGE      PRINCIPAL     ASSUMED FINAL         INITIAL
                  CERTIFICATE   SUBORDINATION     RATINGS         LIFE         WINDOW        DISTRIBUTION      PASS-THROUGH
   CLASS           BALANCE(1)      LEVELS      (S&P / FITCH)    (YRS.)(2)     (MO.)(2)         DATE(2)       RATE (APPROX.)(3)
---------------------------------------------------------------------------------------------------------------------------------
A-1              $383,943,000     19.875%        AAA / AAA        5.70         1-105         09/10/2011          4.229%
---------------------------------------------------------------------------------------------------------------------------------
A-2              $553,782,000     19.875%        AAA / AAA        9.66        105-118        10/10/2012          4.996%
---------------------------------------------------------------------------------------------------------------------------------
B                 $46,813,000     15.875%         AA / AA         9.92        118-119        11/10/2012          5.136%
---------------------------------------------------------------------------------------------------------------------------------
C                 $16,092,000     14.500%        AA- / AA-        9.94        119-119        11/10/2012          5.226%
---------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (4)

---------------------------------------------------------------------------------------------------------------------------------
                   INITIAL                                       AVERAGE     PRINCIPAL     ASSUMED FINAL           INITIAL
                 CERTIFICATE    SUBORDINATION      RATINGS         LIFE       WINDOW       DISTRIBUTION          PASS-THROUGH
 CLASS            BALANCE(1)       LEVELS      (S&P / FITCH)    (YRS.)(2)    (MO.) (2)         DATE(2)         RATE (APPROX.)(3)
---------------------------------------------------------------------------------------------------------------------------------
X-1(5)(6)      $1,170,328,275        NA           AAA / AAA         NA           NA          10/10/2019              0.198%
---------------------------------------------------------------------------------------------------------------------------------
X-2(5)(6)      $1,061,431,000        NA           AAA / AAA         NA           NA          12/10/2009              1.524%
---------------------------------------------------------------------------------------------------------------------------------
D                 $26,333,000     12.250%           A / A          9.94       119-119        11/10/2012              5.335%
---------------------------------------------------------------------------------------------------------------------------------
E                 $14,629,000     11.000%          A- / A-         9.94       119-119        11/10/2012              5.404%
---------------------------------------------------------------------------------------------------------------------------------
F                 $10,240,000     10.125%        BBB+ / BBB+       9.94       119-119        11/10/2012              5.925%
---------------------------------------------------------------------------------------------------------------------------------
G                 $17,555,000      8.625%         BBB / BBB        9.94       119-119        11/10/2012              6.024%
---------------------------------------------------------------------------------------------------------------------------------
H                 $11,703,000      7.625%        BBB- / BBB-       9.94       119-119        11/10/2012              6.243%
---------------------------------------------------------------------------------------------------------------------------------
J                 $27,796,000      5.250%         BB+ / BB+        9.94       119-120        12/10/2012              5.057%
---------------------------------------------------------------------------------------------------------------------------------
K                 $10,240,000      4.375%          BB / BB        10.02       120-120        12/10/2012              5.057%
---------------------------------------------------------------------------------------------------------------------------------
L                  $8,777,000      3.625%         BB- / BB-       10.02       120-120        12/10/2012              5.057%
---------------------------------------------------------------------------------------------------------------------------------
M                 $10,241,000      2.750%          NR / B+        10.28       120-143        11/10/2014              5.057%
---------------------------------------------------------------------------------------------------------------------------------
N                  $8,777,000      2.000%          NR / B         12.86       143-179        11/10/2017              5.057%
---------------------------------------------------------------------------------------------------------------------------------
O                  $5,852,000     1.5000%          NR / B-        14.94       179-179        11/10/2017              5.057%
---------------------------------------------------------------------------------------------------------------------------------
P                 $17,555,275      0.000%          NR / NR        14.99       179-202        10/10/2019              5.057%
---------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  Subject to a permitted variance of plus or minus 10%.

          (2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

          (3) The Class A-1 and A-2 Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates will each accrue interest at a fixed rate subject to a Net WAC Cap.

          (4) Certificates to be offered privately pursuant to Rule 144A and Regulation S.

          (5) The Class X-1 Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal: (1) until the Distribution Date in December 2004, the sum of (a) the lesser of $317,471,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates; (2) after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of (a) the lesser of $259,754,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates; (3) after the Distribution Date in December 2005 through and including the Distribution Date in December 2006, the sum of (a) the lesser of $205,174,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and (c) the lesser of $2,685,000 and the Certificate Balance of the Class K Certificates; (4) after the Distribution Date in December 2006 through and including the Distribution Date in December 2007, the sum of (a) the lesser of $87,864,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates and (c) the lesser of $13,143,000 and the Certificate Balance of the Class J Certificates; (5) after the Distribution Date in December 2007 through and including the Distribution Date in December 2008, the sum of (a) the lesser of $40,098,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $9,517,000 and the Certificate Balance of the Class H Certificates; (6) after the Distribution Date in December 2008 through and including the Distribution Date in December 2009, the sum of (a) the lesser of $461,257,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $13,266,000 and the Certificate Balance of the Class G Certificates; and (7) after the Distribution Date in December 2009, $0. The initial Notional Amount of the Class X-2 Certificates will be approximately $1,061,431,000.

          (6) Each of the properties referred to herein as Westfield Shoppingtowns Portfolio and Colonie Center also secure a subordinate note that is held outside of the trust. The Class X Certificates were structured assuming that such subordinate notes absorb any loss prior to the related mortgage loan that is held in the trust. For more information regarding these loans (as well as information regarding other properties which secure subordinate notes that are held outside of the trust), see "Description of the Mortgage Pool - Split Loan Structures" in the prospectus supplement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                      Public: Classes A-1, A-2, B and C (the "Offered
                                 Certificates").

                                 Private (Rule 144A, Regulation S): Classes X-1, X-2, D, E, F, G, H, J, K, L, M, N, O and P.

SECURITIES OFFERED:              $1,000,630,000 monthly pay, multi-class,
                                 sequential pay commercial mortgage REMIC
                                 Pass-Through Certificates, consisting of four fixed-rate principal and interest classes
                                 (Classes A-1, A-2, B and C,).

SELLERS:                         General Electric Capital Corporation (GECC);
                                 German American Capital Corporation (GACC); and Bank of America, N.A. (BOFA)

CO-LEAD BOOKRUNNING MANAGERS:    Deutsche Bank Securities Inc. and Banc of
                                 America Securities LLC

CO-MANAGERS:                     J.P. Morgan Securities Inc., Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated and Salomon
                                 Smith Barney Inc.

MASTER SERVICER:                 GEMSA Loan Services, L.P.

SPECIAL SERVICER:                KeyCorp Real Estate Capital Markets, Inc.

TRUSTEE:                         Wells Fargo Bank Minnesota, N.A.

CUT-OFF DATE:                    December 1, 2002

EXPECTED CLOSING DATE:           On or about December 3, 2002.

DISTRIBUTION DATES:              The 10th of each month, commencing in January
                                 2003 (or if the 10th is not a business day, the next succeeding business day).

MINIMUM DENOMINATIONS:           $10,000 for the Offered Certificates and in
                                 multiples of $1 thereafter.

SETTLEMENT TERMS:                DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest.

ERISA/SMMEA STATUS:              Classes A-1, A-2, B and C are expected to be
                                 ERISA eligible. No Class of Certificates is
                                 SMMEA eligible.

RATING AGENCIES:                 The Offered Certificates will be rated by
                                 Standard & Poor's and Fitch Ratings.

RISK FACTORS:                    THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE PROSPECTUS
                                 SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

II. STRUCTURE CHARACTERISTICS

The Certificates are multi-class, sequential-pay pass-through certificates, which pay monthly distributions. The Class A-1 and A-2 Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate, subject to a Net WAC Cap. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


                               [GRAPHIC OMITTED]






             Class X-1, X-2(1)(2)(3)

Class A-1(2)       AAA/AAA          $383.9MM     [   ]  Class X-1 and Class X-2
                    4.229%                       [   ]  Class X-1
                                                 Note:  Diagram Not to Scale.
                                                 NR (equals) Not Rated
Class A-2(2)       AAA/AAA          $553.8MM
                   4.996%


Class B(2)         AA/AA            $46.8MM
                   5.136%

Class C(2)         AA-/AA-          $16.1MM
                   5.226%

Class D(1)(2)      A/A              $26.3MM
                   5.335%

Class E(1)(2)      A-/A-            $14.6MM
                   5.404%

Class F(1)(2)      BBB+/BBB+        $10.2MM
                   5.925%

Class G(1)(2)      BBB/BBB          $17.6MM
                   6.024%

Class H(1)(2)      BBB-/BBB-        $11.7MM
                   6.243

Class J(1)(2)      BB+/BB+          $27.8MM
                   5.057%

Class K(1)(2)      BB/BB            $10.2MM
                   5.057%

Class L(1)(2)      BB-/BB-          $8.8MM
                   5.057%

Classes M-P(1)     NR/B+ to NR      $42.4MM
                   5.057%

(1)  Offered privately pursuant to Rule 144A and Regulation S.

(2) The Class X-1 Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal: (1) until the Distribution Date in December 2004, the sum of (a) the lesser of $317,471,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates; (2) after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of (a) the lesser of $259,754,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;
     (3) after the Distribution Date in December 2005 through and including the Distribution Date in December 2006, the sum of (a) the lesser of $205,174,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and
     (c) the lesser of $2,685,000 and the Certificate Balance of the Class K Certificates; (4) after the Distribution Date in December 2006 through and including the Distribution Date in December 2007, the sum of (a) the lesser of $87,864,000 and the Certificate Balance of the Class A-1 Certificates,
     (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates and
     (c) the lesser of $13,143,000 and the Certificate Balance of the Class J Certificates; (5) after the Distribution Date in December 2007 through and including the Distribution Date in December 2008, the sum of (a) the lesser of $40,098,000 and the Certificate Balance of the Class A-1 Certificates,
     (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $9,517,000 and the Certificate Balance of the Class H Certificates; (6) after the Distribution Date in December 2008 through and including the Distribution Date in December 2009, the sum of (a) the lesser of $461,257,000 and the Certificate Balance of the Class A-2 Certificates,
     (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $13,266,000 and the Certificate Balance of the Class G Certificates; and (7) after the Distribution Date in December 2009, $0. The initial Notional Amount of the Class X-2 Certificates will be approximately $1,061,431,000.

(3) Each of the properties referred to herein as Westfield Shoppingtowns Portfolio and Colonie Center also secure a subordinate note that is held outside of the trust. The Class X Certificates were structured assuming that such subordinate notes absorb any loss prior to the related mortgage loan that is held in the trust. For more information regarding these loans (as well as information regarding other properties which secure subordinate notes that are held outside of the trust), see "Description of the Mortgage Pool - Split Loan Structures" in the prospectus supplement.


     THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

III. COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                                   AGGREGATE
                                       NO. OF       CUT-OFF
                                      MORTGAGE       DATE               % OF
                                       LOANS       BALANCE ($)          POOL
--------------------------------------------------------------------------------
647,989 - 999,999                        1            647,989           0.06
1,000,000 - 1,999,999                    6          9,729,900           0.83
2,000,000 - 3,999,999                   46         133,548,09          11.41
4,000,000 - 5,999,999                   22        106,267,461           9.08
6,000,000 - 7,999,999                   11         76,073,346           6.50
8,000,000 - 9,999,999                    4         36,224,816           3.10
10,000,000 - 11,999,999                  6         68,862,278           5.88
12,000,000 - 13,999,999                 11        144,236,101           2.32
14,000,000 - 15,999,999                  4         58,863,504           5.03
16,000,000 - 19,999,999                 10        178,613,911           5.26
20,000,000 - 29,999,999                  6        150,693,231           2.88
30,000,000 - 49,999,999                  3        109,743,020           9.38
90,000,000 - 96,824,613                  1         96,824,613           8.27
--------------------------------------------------------------------------------
TOTAL:                                 131      1,170,328,276         100.00
--------------------------------------------------------------------------------
 Min: $647,989              Max:  $96,824,613          Average: $8,933,804
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                                 AGGREGATE
                                       NO. OF     CUT-OFF
                                     MORTGAGED     DATE             % OF
                                    PROPERTIES  BALANCE ($)         POOL
--------------------------------------------------------------------------------
California                              20      227,929,986         19.48
   Southern California                  14      159,483,161         13.63
   Northern California                   6       68,446,817          5.85
Florida                                 16      108,872,567          9.30
New York                                 7      102,073,967          8.72
Texas                                   18       95,141,702          8.13
Washington                               8       78,284,171          6.69
Colorado                                 3       66,202,116          5.66
Maryland                                 6       64,373,416          5.50
Virginia                                11       52,506,528          4.49
Pennsylvania                             2       47,625,546          4.07
North Carolina                           4       45,758,184          3.91
Georgia                                  4       45,488,241          3.89
Other States (a)                        40      236,071,851         20.17
--------------------------------------------------------------------------------
TOTAL:                                 139    1,170,328,276        100.00
--------------------------------------------------------------------------------
(a)  Includes 20 states

PROPERTY TYPE
--------------------------------------------------------------------------------
                                                 AGGREGATE
                                       NO. OF     CUT-OFF
                                     MORTGAGED     DATE             % OF
                                    PROPERTIES  BALANCE ($)         POOL
--------------------------------------------------------------------------------
Retail                                  55        517,335,259       44.20
Total Multifamily                       44        355,379,007       30.37
   Multifamily                          37        320,995,307       27.43
   Manufactured                          7         34,383,700        2.94
Housing
Office                                  12        143,713,145       12.28
Industrial                               7         61,736,786        5.28
Self Storage                            15         48,006,677        4.10
Mixed Use                                5         38,157,402        3.26
Hotel                                    1          6,000,000        0.51
--------------------------------------------------------------------------------
 TOTAL:                                139      1,170,328,276      100.00
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                                  AGGREGATE
                                       NO. OF      CUT-OFF
                                     MORTGAGED       DATE           % OF
                                    PROPERTIES     BALANCE ($)      POOL
--------------------------------------------------------------------------------
5.0600 - 5.9999                         17         162,516,091      13.89
6.0000 - 6.1999                         17         196,501,909      16.79
6.2000 - 6.3999                         25         328,708,544      28.09
6.4000 - 6.5999                         12          89,595,243       7.66
6.6000 - 6.7999                         16          89,885,317       7.68
6.8000 - 6.9999                         18         117,021,398      10.00
7.0000 - 7.1999                          9          62,504,060       5.34
7.2000 - 7.3999                          6          58,435,680       4.99
7.4000 - 7.5999                          1           2,143,233       0.18
7.6000 - 7.7999                          8          56,605,269       4.84
7.8000 - 7.8800                          2           6,411,532       0.55
--------------------------------------------------------------------------------
TOTAL:                                 131       1,170,328,276     100.00
--------------------------------------------------------------------------------
 Min: 5.0600                   Max: 7.8800                    Wtd Avg:  6.4442
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                                   AGGREGATE
                                       NO. OF       CUT-OFF
                                     MORTGAGED        DATE           % OF
                                    PROPERTIES      BALANCE ($)      POOL
--------------------------------------------------------------------------------
57 - 60                                12           90,046,684       7.69
61 - 84                                12          147,401,500      12.59
85 - 120                              101          890,059,389      76.05
121 - 203                               6           42,820,703       3.66
--------------------------------------------------------------------------------
TOTAL:                                131        1,170,328,276     100.00
--------------------------------------------------------------------------------
 Min: 57                         Max: 203                          Wtd Avg: 113
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                                  AGGREGATE
                                       NO. OF      CUT-OFF
                                     MORTGAGED       DATE           % OF
                                    PROPERTIES     BALANCE ($)      POOL
--------------------------------------------------------------------------------
57 - 60                                 12           90,046,684      7.69
61 - 84                                 12          147,401,500     12.59
85 - 120                               101          890,059,389     76.05
121 - 202                                6           42,820,703      3.66
--------------------------------------------------------------------------------
TOTAL:                                 131        1,170,328,276    100.00
--------------------------------------------------------------------------------
 Min: 57                        Max: 202                           Wtd Avg: 110
--------------------------------------------------------------------------------

LOANS WITH RESERVE REQUIREMENTS (B)
--------------------------------------------------------------------------------
                                                  AGGREGATE
                                       NO. OF      CUT-OFF
                                     MORTGAGED       DATE           % OF
                                    PROPERTIES     BALANCE ($)      POOL
--------------------------------------------------------------------------------
Replacement                             115        1,062,426,450    90.78
Taxes                                   110        1,057,974,652    90.40
Insurance                               100          902,447,973    77.11
TI/LC (c)                                50          589,405,857    77.46
--------------------------------------------------------------------------------
(b) Includes upfront or on-going reserves
(c) Percentage based only on portion of pool secured by commercial properties only

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(D)(E)
--------------------------------------------------------------------------------
                                                  AGGREGATE
                                       NO. OF      CUT-OFF
                                     MORTGAGED       DATE           % OF
                                    PROPERTIES     BALANCE ($)      POOL
--------------------------------------------------------------------------------
34.89-50.00                               7          111,515,188     9.53
50.01-60.00                               7           72,455,222     6.19
60.01-65.00                               6           51,540,035     4.40
65.01-70.00                              18          133,533,115    11.41
70.01-75.00                              34          187,876,714    16.05
75.01-80.00                              53          567,790,647    48.52
80.01-80.52                               2           21,053,395     1.80
--------------------------------------------------------------------------------
TOTAL:                                  127        1,145,764,315    97.90
--------------------------------------------------------------------------------
Min: 34.89                     Max: 80.52                        Wtd Avg: 71.25
--------------------------------------------------------------------------------
(d) Excludes 4 credit tenant lease loans with leases to Walmart or Walgreens (2.10% of pool balance).
(e) Calculated on loan balances after netting out holdback/LOC amounts for five loans (8.10% of the pool balance).

 LOAN-TO-VALUE RATIO AT MATURITY (%)(F)(G)
--------------------------------------------------------------------------------
                                                   AGGREGATE
                                       NO. OF       CUT-OFF
                                     MORTGAGED        DATE               % OF
                                    PROPERTIES      BALANCE ($)           POOL
--------------------------------------------------------------------------------
 27.77 - 40.00                            4         105,325,528           9.00
 40.01 - 50.00                           10          53,244,278           4.55
 50.01 - 55.00                            8          75,332,549           6.44
 55.01 - 60.00                           21         160,236,625          13.69
 60.01 - 65.00                           26         159,484,973          13.63
 65.01 - 70.00                           44         425,845,035          36.39
 70.01 - 73.94                           14         166,295,328          14.21
--------------------------------------------------------------------------------
 TOTAL:                                 127       1,145,764,315          97.90
--------------------------------------------------------------------------------
  Min: 27.77                  Max: 73.94                         Wtd Avg: 61.63
--------------------------------------------------------------------------------
(f) Excludes 4 credit tenant lease loans with leases to Walmart or Walgreens (2.10% of pool balance).
(g) Calculated on loan balances after netting out holdback/LOC amounts for five loans (8.10% of the pool balance).

 DEBT SERVICE COVERAGE RATIOS (X) (H)(I)
--------------------------------------------------------------------------------
                                                     AGGREGATE
                                       NO. OF         CUT-OFF
                                     MORTGAGED          DATE             % OF
                                    PROPERTIES        BALANCE ($)        POOL
--------------------------------------------------------------------------------
 1.096 - 1.199                            4          92,586,240           7.91
 1.200 - 1.249                            6          51,614,378           4.41
 1.250 - 1.299                           19         151,613,071          12.95
 1.300 - 1.349                           20         156,205,809          13.35
 1.350 - 1.399                           19         163,679,793          13.99
 1.400 - 1.449                           18         150,539,476          12.86
 1.450 - 1.499                           10         120,720,088          10.32
 1.500 - 1.549                            5          19,275,513           1.65
 1.550 - 1.599                            3           8,233,484           0.70
 1.600 - 1.749                           10          40,833,824           3.49
 1.750 - 1.999                            7          81,139,010           6.93
 2.000 - 3.023                            6         109,323,630           9.34
--------------------------------------------------------------------------------
 TOTAL:                                 127       1,145,764,315          97.90
--------------------------------------------------------------------------------
  Min: 1.096                   Max: 3.023                        Wtd Avg: 1.503
--------------------------------------------------------------------------------
(h) Excludes 4 credit tenant lease loans with leases to Walmart or Walgreens (2.10% of pool balance).

(i) Calculated on loan balances after netting out holdback/LOC amounts for five loans (8.10% of the pool balance).


All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

IV.      LARGE LOAN DESCRIPTION

                     TEN LARGEST LOANS OR CROSSED LOAN GROUP

 ----------------------------------------------------------------------------------------------------------------------

                                                                            CUT-OFF DATE           UNITS/    LOAN PER
NO.         PROPERTY NAME                 CITY      STATE   PROPERTY TYPE      BALANCE   % OF POOL   SF      UNIT/SF

 1. Westfield Shoppingtowns Portfolio   Santa Ana,   CA    Anchored Retail  $96,824,613    8.27%   911,194     $191.32
                                        Roseville
 2. The Parkway I & II Apartments       Denver       CO    Multifamily      $49,220,000    4.21%       460 $107,000.00

 3. Colonie Center                      Albany       NY    Anchored Retail  $42,000,000    3.59%   668,343      $62.84

 4. South Tryon Square                  Charlotte    NC    Office           $36,350,000    3.11%   236,680     $153.58

 5. Highlands Plaza - Commerce Center   St. Louis    MO    Office /         $36,295,005    3.10%   631,735      $57.45
                                                           Industrial
 6. The Market at the Waterfront        Homestead    PA    Anchored Retail  $31,393,020    2.68%   314,926      $99.68

 7. Carroll's Creek Landing Apartments  Arlington    WA    Multifamily      $28,979,116    2.48%       288 $100,621.93

 8. Chino Hills Marketplace             Chino Hills  CA    Anchored Retail  $25,028,425    2.14%   324,110      $77.22

 9. Frederick Crossing                  Frederick    MD    Anchored Retail  $24,974,873    2.13%   269,699      $92.60

10. Medlock Crossing Shopping Center    Duluth       GA    Anchored Retail  $21,947,235    1.88%   159,163     $137.89

    TOTAL/WEIGHTED AVERAGES                                                $393,012,286   33.58%




 --------------------------------------------------------------
                                                CUT-OFF
                                          U/W     DATE  BALLOON
NO.         PROPERTY NAME               DSCR(2)   LTV     LTV

 1. Westfield Shoppingtowns Portfolio     2.40x  46.06%  39.10%

 2. The Parkway I & II Apartments         1.20x  77.56%  72.08%

 3. Colonie Center                        1.99x  59.57%  54.39%

 4. South Tryon Square                    1.42x  69.57%  59.25%

 5. Highlands Plaza - Commerce Center     1.34x  76.90%  67.01%

 6. The Market at the Waterfront          1.40x  78.48%  67.48%

 7. Carroll's Creek Landing Apartments    1.20x  75.73%  59.56%

 8. Chino Hills Marketplace               1.41x  70.90%  63.05%

 9. Frederick Crossing                    1.46x  79.54%  67.42%

10. Medlock Crossing Shopping Center      1.30x  74.91%  65.08%

    TOTAL/WEIGHTED AVERAGES               1.66X  66.57%  57.86%




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

WESTFIELD SHOPPINGTOWN GALLERIA AT ROSEVILLE
--------------------------------------------------------------------------------
[PICTURE OMITTED]

[PICTURE OMITTED]


WESTFIELD SHOPPINGTOWN MAINPLACE
--------------------------------------------------------------------------------
[PICTURE OMITTED]

[PICTURE OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                GACC

LOAN PURPOSE:               Refinance

SHADOW RATING (S / F):      AAA / AAA

ORIGINAL TMA BALANCE:       $97,000,000

CUT-OFF TMA BALANCE:        $96,824,613

% BY INITIAL UPB:           8.3%

INTEREST RATE:              6.2241190%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         November 1, 2002

MATURITY DATE:              October 1, 2012

AMORTIZATION:               360 Months

CALL PROTECTION:            Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after April 1, 2012, prepayment can be made without penalty.

SPONSOR:                    Westfield America, Inc.

BORROWER:                   Roseville Shoppingtown LLC and
                            MainPlace Shoppingtown LLC

PARI PASSU DEBT:            $77,505,351, shadow rated AAA / AAA
                            (S / F), held outside of trust

SUBORDINATE INVESTMENT
GRADE DEBT:                 $38,284,908, shadow rated BBB / BBB
                            (S / F), held outside of trust

LOCKBOX:                    Hard

INITIAL RESERVES:           Tax:                 $1,729,442
                            Insurance:           $193,293(1)

MONTHLY RESERVES:           Tax:                 $288,240
                            Insurance:           $48,323(1)
                            TI / LC:             $1,764(1)
                            Replacement:         $15,178(1)
--------------------------------------------------------------------------------

1. Westfield America, Inc. has posted a corporate guaranty in lieu of cash reserves. In the event that the First Mortgage DSCR drops below 1.20x, the Borrower will be required to post all cash reserves that would have been required from the First Payment Date and monthly reserves on an ongoing basis.

2. Based on Trust Mortgage Asset plus $77.5MM of pari passu debt held outside trust.


                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                 TRUST MORTGAGE     FIRST
                                 --------------     -----
                                   ASSET(2)        MORTGAGE
                                   --------        ---------
LOAN BALANCE / SQ.FT.:          $191.32            $233.34

BALLOON BALANCE / SQ.FT.:       $162.42            $198.56

LTV:                            46.1%              56.2%

BALLOON LTV:                    39.1%              47.8%

DSCR:                           2.40x              1.99x

SHADOW RATING (S/F):            AAA / AAA          BBB / BBB
--------------------------------------------------------------------------------


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO: Portfolio

PROPERTY TYPE:            Anchored Retail:  Super-Regional Mall

COLLATERAL:               Fee simple interest in two super-regional malls

LOCATION:                 1)  Shoppingtown Galleria at Roseville
                              Roseville, CA
                              (Sacramento MSA)
                          2)  Shoppingtown MainPlace Santa Ana, CA
                              (Orange County MSA)

YEAR BUILT / RENOVATED:   1)  2000 / NAP
                          2)  1987 / 1992

COLLATERAL AREA / TOTAL
AREA:                     1)  462,330 sq.ft. / 1,034,374 sq.ft.
                          2)  448,864 sq.ft. / 1,109,364 sq.ft.

PROPERTY MANAGEMENT:      Westfield Corporation, Inc., an affiliate
                          of the Borrower

COLLATERAL / MALL OCCUPANCY
(AS OF 8/31/02):          93.7% / 97.3%

UNDERWRITTEN NET CASH     $30,689,610
FLOW:

APPRAISED VALUE:          1)  $183,500,000
                          2)  $195,000,000
                          Total)   $378,500,000

APPRAISAL DATES:          1)  August 12, 2002
                          2)  August 7, 2002
--------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

THE WESTFIELD SHOPPINGTOWN PORTFOLIO

THE LOAN. The Westfield Shoppingtown Portfolio Loan is a $212.6 million first mortgage loan, secured by the borrowers' fee simple interest in 911,194 sq.ft. of inline space in two Class A super-regional malls located in Roseville, CA and Santa Ana, CA. The first mortgage loan is evidenced by four notes. One of the notes is the $96.8MM Trust Mortgage Asset, shadow rated AAA / AAA by S&P / Fitch. Outside of the trust, there is $77.5MM of debt (shadow rated AAA / AAA by S&P / Fitch) which is pari passu to the Trust Mortgage Asset, and $38.3MM of debt (shadow rated BBB / BBB by S&P / Fitch) which is subordinate to the Trust Mortgage Asset.

THE BORROWERS. The borrowers, Roseville Shoppingtown LLC and MainPlace Shoppingtown LLC, are bankruptcy-remote, single-purpose entities sponsored by Westfield America, Inc. The sponsor has approximately $137 million of cash equity in the transaction (from the May 2002 purchase price of $350MM from Rodamco). Westfield Group is a developer, architect, builder, property manager and funds manager for a $17.9 billion global portfolio of shopping center assets that comprises almost 90 million sq.ft. of space and includes more than 16,500 retail businesses in 109 shopping centers in four countries. Westfield America, Inc., a US REIT, is a subsidiary of Westfield America Trust. Westfield Group's U.S. operations include the Westfield America Trust portfolio of 58 regional and super-regional shopping centers, 3 power centers and 12 separate department store properties. The 61 shopping centers encompass approximately 62 million sq.ft. of retail space in 14 states, with more than 8,000 stores. Westfield America Trust, as of 06/30/02, had assets totaling $9.2 billion.

PROPERTY MANAGEMENT. The property manager is, Westfield Corporation, Inc., an affiliate of the Borrower.

CITY OF ROSEVILLE LETTER OF CREDIT. A $10.3MM letter of credit was provided by an affiliate of GACC to cover future payments to the City of Roseville for certain development fees owed to the City. The letter of credit is secured by a subordinated second mortgage on the Shoppingtown Galleria at Roseville which is coterminous with the First Mortgage. The second mortgage is fully subordinate to the First Mortgage subject to an intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

THE SHOPPINGTOWN GALLERIA AT ROSEVILLE

THE PROPERTY. The Shoppingtown Galleria at Roseville is a 1,034,374 sq.ft. two-level Class A super-regional mall located in the Sacramento, CA market. 462,330 sq.ft. of inline space serves as collateral for the loan. The property was completed in 2000. The mall is anchored by four department stores:
Nordstrom, Macy's, JC Penney and Sears, each of which own their own stores and are not part of the loan collateral. The property features more than 4,900 surface parking spaces, which equates to approximately 4.8 spaces per 1,000 sq.ft. of GLA.

SIGNIFICANT TENANTS.

                                 ANCHOR TENANTS
--------------------------------------------------------------------------------
                 RATING       AREA    % OF     OWNERHSIP    2001        2001
TENANTS          (S/M/F)    (SQ.FT.)  TOTAL    INTEREST   SALES psf TOTAL SALES
--------------------------------------------------------------------------------
Macy's(1)    BBB+/Baa1/BBB+  180,000  17.4%  Anchor Owned   $222    $40,024,000
--------------------------------------------------------------------------------
Nordstrom      A-/Baa1/-     144,000  13.9%  Anchor Owned   $243    $35,000,000
--------------------------------------------------------------------------------
JC Penney     BBB-/Ba3/BB    125,445  12.1%  Anchor Owned   $158    $19,868,000
--------------------------------------------------------------------------------
Sears          A-/Baa1/A-    122,599  11.9%  Anchor Owned   $220    $26,917,000
--------------------------------------------------------------------------------
1.   Ratings of parent, Federated Department Stores.

                                  2001            OCC.           AS %
                                SALES psf       COST psf       OF SALES
--------------------------------------------------------------------------------
Inline Tenants                     $365          $47.32         13.08%
--------------------------------------------------------------------------------

The inline collateral is 95.9% occupied by more than 120 tenants including many national retailers. The three largest inline tenants are Crate & Barrel, Copeland's Sports, and Borders Books & Music. Average inline sales are $365psf.

THE MARKET. The Shoppingtown Galleria at Roseville property is located within the Sacramento, CA MSA. The center is located in Placer County less than one mile from the junction of Interstate 80 and State Highway 65 amid the rapidly growing northeastern corridor of the greater Sacramento area. With a primary trade area population of 565,747, the Shoppingtown Galleria at Roseville's


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

market area boasts average household income of $71,411, projected to grow to more than $85,594 by 2006. In 2001, the retail market within the City of Roseville experienced growth (up 8.4% from 2000) as well as stable rents ($35.26psf). According to CB Richard Ellis, the 3Q2002 Roseville sub-market's retail vacancy rate was 1.7% and the total GLA was 4.2 million square feet.

THE SHOPPINGTOWN MAINPLACE

THE PROPERTY.  The Shoppingtown MainPlace is a 1,109,364 sq.ft. two-level
Class A super-regional mall located in the Orange County, CA MSA. 448,864 sq.ft. of inline space serves as collateral for the loan. The majority of the property was constructed in 1987 and expanded in 1992. The mall is anchored by Macy's, Nordstom, and two Robinsons-May stores, each of which are under long-term ground leases except for Macy's, which owns their own store. The property features more than 5,000 surface parking spaces, which equates to approximately 4.5 spaces per 1,000 sq.ft. of GLA.

SIGNIFICANT TENANTS.

                                 ANCHOR TENANTS

----------------------------------------------------------------------------------------------------
                    RATING        AREA      % OF    OWNERSHIP      TTM THROUGH    TTM THROUGH 05/02
TENANTS             (S/M/F)      (SQ.FT.)  TOTAL    INTEREST     05/02 SALES psf    TOTAL SALES
----------------------------------------------------------------------------------------------------
Macy's(1)        BBB+/Baa1/BBB+  225,000    20.3%  Anchor Owned       $170          $38,288,000
----------------------------------------------------------------------------------------------------
Nordstrom          A-/Baa1/-     150,500    13.6%  Ground Lease       $324          $48,763,000
----------------------------------------------------------------------------------------------------
Robinson-May(2)      A/A2/-      142,500    12.8%  Ground Lease       $245          $34,884,000
----------------------------------------------------------------------------------------------------
Robinson-May(2)      A/A2/-      142,500    12.8%  Ground Lease       $101          $14,400,000
----------------------------------------------------------------------------------------------------

1.   Ratings of parent, Federated Department Stores.
2.   Ratings of parent, May Department Stores Company.

                                  2001            OCC.           AS %
                                SALES psf       COST psf       OF SALES
--------------------------------------------------------------------------------
Inline Tenants                     $393          $48.07         11.96%
--------------------------------------------------------------------------------

The inline collateral is 91.4% occupied by more than 150 tenants including many national retailers. The three largest inline tenants are MainPlace Theaters, Crate & Barrel, and Barnes & Noble. Average inline sales are $393psf.

THE MARKET. The Shoppingtown MainPlace property is located within the Orange County, CA MSA. The center is situated at the intersection of Interstate 5 and Highway 22 in affluent Orange County where it draws on the high density trade area population as well as consumers from the north and northwest where significant growth is occurring. The malls' primary trade area has a population of 2.9MM people, with average household incomes of $85,823 projected to grow to $99,239 by 2006. Santa Ana, the largest city in Orange County and the ninth largest city in California by population, and is comprised of an area of 27.4 miles. The city has 42 miles of coastline, nine beaches and three harbors. Overall, Orange County has 11 public and 7 private colleges/universities. Major airports include John Wayne Airport and Fullerton Muncipal. In 2001, the retail market within the City of Santa Ana experienced growth (up 3.1% from 2000) as well as stable rents ($38.33psf). According to CB Richard Ellis, the 3Q2002 Central Orange County sub-market's retail vacancy rate was 5.9% and the total GLA was 23.3 million sq.ft.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        WESTFIELD SHOPPINGTOWN PORTFOLIO
                                       Trust Mortgage Asset Balance: $96,824,613
                                       Trust Mortgage Asset DSCR(2): 2.40x
                                        Trust Mortgagr Asset LTV(2): 46.1%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                         THE PARKWAY I & II APARTMENTS
                                                            BALANCE: $49,220,000
                                                            DSCR:    1.20x
                                                            LTV:     77.6%
--------------------------------------------------------------------------------

            [PICTURE OMITTED]                      [PICTURE OMITTED]


                               [PICTURE OMITTED]


                               [PICTURE OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                         THE PARKWAY I & II APARTMENTS
                                                            BALANCE: $49,220,000
                                                            DSCR:    1.20x
                                                            LTV:     77.6%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC

LOAN PURPOSE:                  Acquisition

ORIGINAL PRINCIPAL BALANCE:    $49,220,000

CUT-OFF PRINCIPAL BALANCE:     $49,220,000

% BY INITIAL UPB:              4.2%

INTEREST RATE:                 6.000% (Interest-only for the first 24 months)

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            October 1, 2002

MATURITY DATE:                 September 1, 2009

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after April
                               1, 2009, prepayment can be made without penalty.

SPONSORS:                      Brett Torino, Michael G. Hilbert,
                               and William S. Lyons, Jr.

BORROWERS:                     Somerset Eagle Ventures LLC and
                               Majestic Eagle Ventures LLC

ADDITIONAL FINANCING:          $102,000 Mezzanine Debt

LOCKBOX:                       Soft

INITIAL RESERVES:              Tax:           $87,078
                               Insurance:     $39,991
                               Holdback(1):   $4,160,000

MONTHLY RESERVES:              Tax:           $21,769
                               Insurance:     $11,538
                               Replacement:   $9,583 ($250/Unit)
--------------------------------------------------------------------------------
1. The holdback is to be used as additional collateral for the loan that may be released as long as the loan maintains a 1.20x DSCR and a LTV of 80% or less (tested quarterly and based on the trailing-12 month period), provided the mezzanine debt is paid in full.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / UNIT:           $107,000

BALLOON BALANCE / UNIT:        $100,087

LTV:                           77.6%(2)

BALLOON LTV:                   72.1%(2)

DSCR:                          1.20x(2)
--------------------------------------------------------------------------------
2.   Calculated on the loan balance after netting out the holdback amount.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio

PROPERTY TYPE:                 Multifamily

COLLATERAL:                    Fee simple interest in three multifamily
                               buildings and a common clubhouse

LOCATION:                      Denver, CO

YEAR BUILT / RENOVATED:        1)  Parkway I: 1982 / 2002
                               2)  Parkway II: 1983 / 2002
TOTAL UNITS:                   1)  184 Units
                               2)  276 Units

PROPERTY MANAGEMENT:           Omni Properties, Inc.

OCCUPANCY (AS OF 6/28/02):     95.4%

UNDERWRITTEN NET CASH FLOW:    $3,888,390

APPRAISED VALUE:               1)     $23,300,000
                               2)     $34,800,000
                               Total) $58,100,000

APPRAISAL DATE:                June 27, 2002
--------------------------------------------------------------------------------


                              PROPERTY DESCRIPTION
--------------------------------------------------------------------------------
                              NUMBER         SQUARE FEET      AVERAGE RENT
UNIT TYPE                    OF UNITS         PER UNIT        (PER MONTH)
--------------------------------------------------------------------------------
One Bedroom                      136            685              $931
--------------------------------------------------------------------------------
Two Bedroom                      324            913             $1,117
--------------------------------------------------------------------------------
Totals/Averages                  460            845             $1,062
--------------------------------------------------------------------------------

THE PARKWAY I & II APARTMENTS LOANS

THE LOANS. The Parkway loans are secured by first mortgages on The Parkway I & II Apartments located in Denver, Colorado. The two loans are cross-defaulted and cross-collateralized.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                         THE PARKWAY I & II APARTMENTS
                                                            BALANCE: $49,220,000
                                                            DSCR:    1.20x
                                                            LTV:     77.6%
--------------------------------------------------------------------------------

THE BORROWERS. The borrowers, Somerset Eagle Ventures LLC and Majestic Eagle Ventures LLC, are bankruptcy-remote, single-purpose entities. The sponsors are Brett Torino, Michael G. Hilbert, and William S. Lyons, Jr. Brett Torino is the owner of Torino Construction of Nevada, a company that currently has offices in Denver, Phoenix and Las Vegas. Mr. Torino has been involved in the real estate industry for more than 25 years. He has been involved in the construction of over 3,000 multifamily units, single-family residential communities, a high-end golf course community, and retail development. Michael Hilbert and William Lyons are co-owners of Triton Development, a leading developer in Colorado. Triton has developed and sold townhomes and condominiums in the Denver metro area since 1994. Triton also has been involved in condominium conversions and has sold 150 to 300 units each year for the past 4 years. As of 04/16/01, Mr. Torino had a stated net worth of $52.1 million. As of 3/31/02, Mr. Lyons had a stated net worth of $14.8 million, and as of 7/1/02, Mr. Hilbert had a stated net worth of $10.5 million.

THE PROPERTIES. The Parkway I & II Apartments loan is secured by three 12-story multifamily apartment buildings with 460 units and a clubhouse. The buildings, along with two additional multifamily apartment buildings which are not part of the collateral, are part of a five-building, 766-unit apartment community that is located within a mixed-used development known as 'The Parkway'. The development also includes an office building, a King Soopers (Kroger) grocery center, a 112-unit town home property, and a 176-unit senior housing facility. Apartment amenities include fully-equipped island kitchens with dishwashers, patios or balconies, and mountain and cityscape views. The apartment buildings have a laundry room on each floor, storage rooms and an attached parking garage. The clubhouse features a large outdoor swimming pool, a jacuzzi, sundecks, and a state-of-the-art fitness center. The complex offers free shuttle service for tenants to and from the Denver central business district. The units and common areas were renovated over the past three years and are in very good condition. The kitchens were renovated with new kitchen countertops, cabinets, lighting, and appliances. The fitness room, lobby areas, landscaping and paving were also upgraded. The estimated cost of these renovations was approximately $1,065,000, or $2,314 per apartment unit.

The subject property is suitable for conversion into condominiums. According to the appraiser, the estimated value of the subject as condominiums would be $80,759,000. The loan balance represents 60.9% of this estimated condominium value. The two multifamily apartment buildings within 'The Parkway' that are not part of the collateral, are currently being converted into condominium units. One of these buildings, which is not owned by the sponsors, is nearly fully converted. The other building, which is owned by the sponsors, is in the beginning phase of the conversion process.

THE MARKET. The Parkway I & II Apartments are located in the Denver, Colorado CBD. Most of the metropolitan area business, financial, recreational, and cultural activities are centered in the downtown area of Denver. Over 116,000 people are employed in the downtown area, which has close to 25 million square feet of office space. Approximately 10% of the metropolitan area population work in downtown Denver while only 1% of the population reside there. This is the lowest ratio of residents to workers of any major U.S. city. As the population of the Denver MSA continues to grow, however, this dynamic is beginning to change. Lengthening commute times from suburban communities, the growth in downtown recreational, entertainment and cultural facilities, and the construction of a 14-mile light rail system have made the prospect of downtown living more desirable. 'The Parkway' is ideally located along a major roadway (Speer Boulevard) at the western border of an area known as the Golden Triangle. This neighborhood is a unique blend of land uses including a growing mix of new and old residential communities, art galleries, antique shops and restaurants. Overall multifamily vacancy rates within the property's Denver Downtown sub-market averaged 6.2% as of the 1st quarter 2002. Multifamily properties deemed most comparable to the subject have rental rates ranging from $720 to $1,198 per month for one-bedroom units and $885 to $1,913 per month for two-bedroom units.

PROPERTY MANAGEMENT. The Parkway I & II Apartments are managed by Omni Properties, Inc., a third party management company that is unaffiliated with the Borrower or principals of the Borrower. Omni Properties, Inc. has been in business since 1979 and employs more than 300 people. The company currently manages 49 apartment properties containing over 11,000 units. The properties are located primarily in Colorado and Oklahoma.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is a $102,000 mezzanine loan provided by Residential Funding Corporation that is coterminous with the mortgage loan. Under the terms of the mezzanine loan, the mezzanine lender has the right to receive notice of and an opportunity to cure a default under the mortgage loan documents before any remedies under the mortgage loan documents may be exercised. In addition, the mezzanine lender has the right to purchase the mortgage loan from the securitization trust (prior to forclosure) upon the payment of principal, interest and any other amounts due under the mortgage loan documents if (i) an event of default has occurred pursuant to which the mortgage loan lender has accelerated the mortgage loan or (ii) a bankruptcy proceeding has been commenced with respect to the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                         THE PARKWAY I & II APARTMENTS
                                                            BALANCE: $49,220,000
                                                            DSCR:    1.20x
                                                            LTV:     77.6%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 COLONIE CENTER
                                       Trust Mortgage Asset Balance: $42,000,000
                                          Trust Mortgage Asset DSCR: 1.99x
                                           Trust Mortgage Asset LTV: 59.6%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]


                               [PICTURE OMITTED]


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 COLONIE CENTER
                                       Trust Mortgage Asset Balance: $42,000,000
                                          Trust Mortgage Asset DSCR: 1.99x
                                           Trust Mortgage Asset LTV: 59.6%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Acquisition

SHADOW RATING (S / F)(1):      A / AA

ORIGINAL PRINCIPAL BALANCE:    $42,000,000(2)

CUT-OFF PRINCIPAL BALANCE:     $42,000,000

% BY INITIAL UPB:              3.6%

INTEREST RATE:                 6.115660227835330%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            January 1, 2003

MATURITY DATE:                 September 1, 2007

AMORTIZATION:                  297 months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after April
                               1, 2007, prepayment can be made without penalty.

SPONSOR:                       Blackstone Real Estate Partners III(3)

BORROWER:                      BRE/Colonie Center LLC

ADDITIONAL FINANCING:          Subordinate B note(s): $10,667,781

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $1,439,058
                               TI/LC:            $12,500
                               Replacement:      $5,570

MONTHLY RESERVES:              Tax:              $141,465
                               TI/LC:            $12,500

                               Replacement:      $5,570
--------------------------------------------------------------------------------
1. The loan has credit characteristics consistent with an A / AA obligation in the context of the pool.

2. On the closing date of the Colonie Center Whole Loan, the original principal balance was $52,875,000. After 12/01/02, the note will be split into multiple notes including (x) the $42,000,000 note securing the Colonie Center Mortgage Loan and (y) the $10,667,781 note(s) which will be subordinate to the note securing the Colonie Center Mortgage Loan.

3. Full name of the Sponsor: Blackstone Real Estate Partners III FF LP, Blackstone Real Estate Partners III.TE.3 LP, Blackstone Real Estate Partners III.TE.2 LP, Blackstone Real Estate Partners III.TE.1 LP, Blackstone Real Estate Holdings III LP, Blackstone Real Estate Partners III LP.


                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                TRUST MORTGAGE      WHOLE
                                --------------      -----
                                     ASSET           LOAN
                                     -----           ----
LOAN BALANCE / SQ.FT.:              $62.84          $78.80

BALLOON BALANCE / SQ.FT.:           $57.38          $71.95

LTV:                                 59.6%           74.7%

BALLOON LTV:                         54.4%           68.2%

DSCR:                                1.99x           1.53x
--------------------------------------------------------------------------------


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Anchored Retail

COLLATERAL:                      The in-line tenant space (386,136 sq.ft.) and
                                 two of four anchor tenant spaces (282,207 sq.ft.) situated on 48.5 acres of land contained within a regional shopping mall.

LOCATION:                        Albany, NY

YEAR BUILT / RENOVATED:          1966 / 1998

COLLATERAL AREA / TOTAL AREA:    668,343 sq.ft. / 1,248,343
                                 sq.ft.

PROPERTY MANAGEMENT:             Urban Retail Properties, Co.

OCCUPANCY (AS OF 10/01/02):      90.9%

UNDERWRITTEN NET CASH FLOW:      $6,490,087

APPRAISED VALUE:                 $70,500,000

APPRAISAL DATE:                  June 14, 2002
--------------------------------------------------------------------------------

                                 MAJOR TENANTS

                                      %            RENT          LEASE
TENANT                               NRSF          PSF         EXPIRATION
--------------------------------------------------------------------------------
Boscov's Department Store           33.7%         $3.89         10/31/18
--------------------------------------------------------------------------------
Christmas Tree Shop                  8.6%        $15.30         12/31/18
--------------------------------------------------------------------------------
FYE                                  3.7%        $10.67         09/30/07
--------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 COLONIE CENTER
                                       Trust Mortgage Asset Balance: $42,000,000
                                          Trust Mortgage Asset DSCR: 1.99x
                                           Trust Mortgage Asset LTV: 59.6%
--------------------------------------------------------------------------------

THE COLONIE CENTER LOAN

THE LOAN. The Colonie Center Loan is secured by a first mortgage on the in-line tenant space (386,136 sq.ft.) and two of four anchor tenant spaces (282,207 sq.ft.) within the Colonie Center regional shopping mall.

THE BORROWER. The borrower, BRE/Colonie Center LLC, is a single purpose bankruptcy remote entity. The Borrower Principals are Blackstone Real Estate Partners III LP (Partners Capital $320.1 million), Blackstone Real Estate Partners III.TE.1 LP (Partners Capital $352.1 million), Blackstone Real Estate Partners III.TE.2 LP(Partners Capital $61.1 million), Blackstone Real Estate Partners III.TE.3 LP (Partners Capital $63.6 million), Blackstone Real Estate Holdings III LP and Blackstone Real Estate Partners III FF LP (Partners Capital $66.1 million). Each entity is a Delaware limited partnership. Blackstone Real Estate Partners III had total capital commitments of $1.5 billion at 12/31/02, of which $960 million had been invested.

THE PROPERTY. The property is a regional shopping mall with a total of 1,248,343 gross leasable sq.ft. situated on 92.0 acres of land in Albany, New York. The center, with 5,440 parking spaces and 82 handicap parking spaces, was developed in 1966 and expanded and renovated in 1991 and 1998. In 1991 Macy's relocated and constructed a larger three-level 305,000 sq.ft. store. The center expanded again in 1998, with the addition of Boscov's and Christmas Tree Shops, on a new anchor pad of 225,000 sq.ft. In addition, the prior owners completed a 6-year capital expenditure program that infused $25 million into the property. The collateral for the loan occupies 48.50 acres of land and consists of all of the mall shop space (386,136 sq.ft.) with 131 tenant spaces and two of the four anchor spaces (282,207 sq.ft.).

SIGNIFICANT TENANTS. Two of the four anchor stores, not collateral for this loan, are Macy's Department Store/Federated Department Stores (NYSE: FD rated BBB+ by S&P & Fitch) and a 275,000 sq.ft. Sears Department Store (NYSE: S, rated A- by S&P & Fitch). These two tenants have been at the mall since 1966 and both own their own stores and associated parking areas. This Macy's store is reported to be one of the top stores in the franchise with $193/sq.ft. in sales.

The two anchor stores which will serve as collateral for this loan are Boscov's and Christmas Tree Shops. Boscov's Department Stores is a privately held chain of department stores and was founded in 1911. The company has 38 stores located in Pennsylvania, New York, New Jersey, Maryland and Delaware. This Boscov's location is reported to be one of the top locations in the franchise in terms of store sales.

Christmas Tree Shops is a privately owned chain of retail variety stores featuring giftware and novelties. Founded in 1961, the company currently operates 22 stores in the North East. This location is reported to have one of the highest inventory turnover rates and sales growth rates of the chain for 2001, with sales increasing from $303/sq.ft. to $351/sq.ft.

There are a total of 131 tenant mall spaces, with 2001 inline sales per sq.ft. of $296, up from $287 in 2000 and occupancy costs of approximately 11% for the year. Other major and/or credit rated tenants include Record Town, Inc/FYE (24,892 sq.ft.), The Gap (NYSE: GPS rated BB+ by S&P & BB- by Fitch) 10,441 sq.ft., Abercrombie & Fitch, Walden Books, Lane Bryant, Inc., 5 stores (Express, Bath & Body Works, Structure, Lerner New York, Victoria's Secret) with leases guaranteed by Limited Brands, Inc. (NYSE:LTD rated BBB+ by S&P), CVS Corporation, Foot Locker, Payless Shoe Source and Radio Shack.

THE MARKET. A market analysis was completed in June of this year. Within this component of the MSA, the property has historically been one of the two primary destination retail centers. The primary trade area consists of 486,000 residents with an average household income in excess of $58,000. In addition, the MSA has excellent regional accessibility being located at the intersection of I-87 and I-90. The region has historically had a stable employment base.

PROPERTY MANAGEMENT. Urban Retail Properties Co. manages the property. The company currently leases and manages a portfolio of more than 41 million square feet for a variety of owners, and today is the second largest manager of third-party properties in the country. Urban Retail Properties Co.'s third-party managed portfolio includes assets owned by a diverse group of companies, funds and financial institutions.

ADDITIONAL CAPITAL IMPROVEMENTS. As part of the loan agreement, the sponsor is required to expend $1.5 million over the next 3 years for tenant allowances, leasing commissions, capital improvements and marketing expenses (in excess of the amounts being escrowed for replacement reserves, tenant improvements and leasing commissions). Failure to expend this amount by the 3rd anniversary from closing will result in an additional collateral requirement which may take the form of cash funded into an escrow account or a letter of credit, the balance of which will be calculated by taking $1.5 million less the amount expended to date. Not spending or posting the necessary reserve or letter of credit will constitute an event of default.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 COLONIE CENTER
                                       Trust Mortgage Asset Balance: $42,000,000
                                          Trust Mortgage Asset DSCR: 1.99x
                                           Trust Mortgage Asset LTV: 59.6%
--------------------------------------------------------------------------------

MONTHLY TI/LEASING COMMISSION RESERVE. The borrower made an initial deposit in an amount equal to $12,500 and the Borrower will deposit $12,500 monthly into the TI/LC Reserve Account for tenant improvements and leasing commissions, as well as tenant incentives. This reserve will increase to $18,750 monthly if the occupancy, which will be tested quarterly, falls below 66% for the in-line occupancy. This excludes specialty license tenants.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan is structured as a senior A note of $42,000,000 that will be sold to the trust and a subordinate B note of $10,667,781. An intercreditor agreement will be signed between the holders of the notes.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 COLONIE CENTER
                                       Trust Mortgage Asset Balance: $42,000,000
                                          Trust Mortgage Asset DSCR: 1.99x
                                           Trust Mortgage Asset LTV: 59.6%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               SOUTH TRYON SQUARE
                                                           Balance: $36,350,000
                                                           DSCR:    1.42x
                                                           LTV:     69.6%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               SOUTH TRYON SQUARE
                                                           Balance: $36,350,000
                                                           DSCR:    1.42x
                                                           LTV:     69.6%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $36,350,000

CUT-OFF PRINCIPAL BALANCE:     $36,350,000

% BY INITIAL UPB:              3.1%

INTEREST RATE:                 6.360%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            November 1, 2002

MATURITY DATE:                 October 1, 2012

AMORTIZATION:                  312 months
                               The loan is interest only for 24 months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance permitted. On and after August 1, 2012, prepayment can be made without penalty.

SPONSOR:                       David Luski

BORROWER:                      Tryon Development LLC

ADDITIONAL FINANCING:          Mezzanine debt of $2.25 million

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:                   $358,487
                               Insurance:             $48,341
                               TI/LC:                 $311,375
                               Rent                   $164,443
                               Commencement:

MONTHLY RESERVES:              Tax:                   $35,849
                               Insurance:             $4,834
                               TI/LC:                 $6,250
                               Replacement:           $1,972
--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $153.58

BALLOON BALANCE / SQ.FT.:      $130.81

LTV:                           69.6%

BALLOON LTV:                   59.3%

DSCR:                          1.42x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

COLLATERAL:                    A fifteen-story, class A office building, with
                               first floor retail space, and an adjacent
                               11-story, 698 space parking garage with first floor retail space.

LOCATION:                      Charlotte, NC

YEAR BUILT / RENOVATED:        1960 / 1999

TOTAL AREA:                    236,680 sq. ft.

PROPERTY MANAGEMENT:           Spectrum Properties Management Co.,
                               an affiliate of the borrower

OCCUPANCY (AS OF 7/31/02):     97.2%

UNDERWRITTEN NET CASH FLOW:    $4,069,054

APPRAISED VALUE:               $52,250,000

APPRAISAL DATE:                July 01, 2002
--------------------------------------------------------------------------------

                                 MAJOR TENANTS
                                             %           RENT        LEASE
  TENANT                                    NRSF         PSF       EXPIRATION
--------------------------------------------------------------------------------
Wachovia Bank                              39.7%       $19.20      06/10/10
--------------------------------------------------------------------------------
Greer & Walker                              5.4%       $23.26      11/21/05
--------------------------------------------------------------------------------
IMG Worldwide                               5.3%       $21.47      06/30/06
--------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               SOUTH TRYON SQUARE
                                                           Balance: $36,350,000
                                                           DSCR:    1.42x
                                                           LTV:     69.6%
--------------------------------------------------------------------------------

THE SOUTH TRYON SQUARE LOAN

THE LOAN. The South Tryon Square Loan is secured by a first mortgage on a fifteen-story, class A office building and an 11-story parking garage.

THE BORROWER. The borrower, Tryon Development LLC, is a bankruptcy-remote, special-purpose entity. The borrower is 95% owned by Lusgor Associates LLC (Luski and Gorelick families) and 5% by South Tryon Square Associates, LLC, an affiliate of the developer. Spectrum Properties Management, Co. developed and manages the property and is headquartered in the building. The company was founded in 1982 and is currently one of the largest management and brokerage firms in Charlotte, North Carolina.

THE PROPERTY. The property is a 15 story class A office building with 236,680 NRSF and an 11-story, 698-space, parking structure situated on 1.34 acres of land in the CBD of Charlotte, North Carolina. There is retail space on the first level of both structures. Total office space is 213,967 sq.ft. (90%) and retail space is 22,713 sq.ft. (10%). The office building was built in 1960 and substantially rehabilitated in 1998-1999 at a cost of $43 million. The parking garage was completed in 2002. The structure also contains a large garden terrace on the 5th floor that is rented out for special events. The office building and garage are separated by two connected, three-story buildings, which are not part of the collateral. The borrower purchased the air rights over these buildings and connected the office tower to the parking garage with a raised walkway. The Borrower sold air rights above the parking garage so that a 180 room Courtyard by Marriott could be built. Occupancy levels in the property's sub-market are 95.4% and as of a rent roll dated 7/31/02, the current occupancy was 97.2%.

SIGNIFICANT TENANTS. Included in the property's diverse tenant base are investment-grade, credit tenants that provide approximately 45% of the underwritten GPI.

Wachovia/FUNB is the largest tenant (Rated A by S&P & A+ by Fitch) and occupies 5 floors (94,059 sq.ft.) of the property. Wachovia/FUNB's lease expires in June 2010. Wachovia Corporation provides a range of commercial and retail banking and trust services both in the US and around the world. Wachovia (NYSE: WB), reported revenues of $22 billion for the 2001 fiscal year.

Greer & Walker LLP, the second largest tenant, is a regional accounting and consulting firm founded in 1984. Through their association with Polaris International, they have access to over 100 of the top accounting firms throughout the United States and the world. The firm is also a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.

IMG Worldwide's subsidiary, Muhleman Marketing, is the third largest tenant at the property. This division provides consulting to corporate and brand clients, focusing on motorsports, team sports and sports facilities. IMG Worldwide employs a staff of almost 3,000 across 85 offices in 33 countries representing athletes, performing artists, writers, fashion models, broadcasters and world-class events.

Other credit or nationally recognized tenants include Visa USA, Inc. (Rated A+ by S&P) which operates the world's largest payment system with approximately one billion credit cards in circulation. Visa lists sales of $3 billion annually and over 6,000 employees. PNC Financial (rated A- by S&P & A by Fitch) is a full-service financial institution (NYSE: PNC). Mail Boxes, Etc is the largest franchiser of postal/shipping services in the world with approximately 4,000 franchises worldwide. (Mail Boxes, Etc was sold to UPS in 2001).

THE MARKET. The property is located at 201 South Tryon Street, one block from the main square of the CBD, in the heart of the primary financial district within the downtown sub-market. The class A office segment of the market is reporting stabilized vacancies and rents with class A vacancy for the CBD at 4.6%. This vacancy factor is supported by the class A rent comparables, which range from 92% to 99% occupied with an average of 96%. The property is, as of a 7/31/02 rent roll, 97.2% occupied (including a 4,817 sq.ft. owner-occupied space). Rents in the market ranged from $22/sq.ft. to $26.50/sq.ft. with a quoted average of $23.47/sq.ft. compared to an average underwritten rent of $21.12/sq.ft. at the property

PROPERTY MANAGEMENT. Spectrum Properties Management Co., founded in 1982 by Jim Dulin, Bill McGuire and Bob Street, is one of the largest management and brokerage firms in metro Charlotte. Since 1987, when Spectrum sold off the bulk of its holdings, the firm has focused on third-party sales, leasing and management interspersed with large, class A developments. Spectrum has developed over 2 million sq. ft. of space in the Charlotte area as well as another 1 million sq.ft. in Raleigh, North Carolina. Spectrum currently manages over 6 million sq.ft. and has approximately 76 employees.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               SOUTH TRYON SQUARE
                                                           Balance: $36,350,000
                                                           DSCR:    1.42x
                                                           LTV:     69.6%
--------------------------------------------------------------------------------

UPFIT TO CLASS A OFFICE STANDARDS. In the 1998-1999 rehabilitation, the office building was stripped to the steel framing structure and concrete floors, and completely upfitted to class A standards, including electrical-mechanical and plumbing systems. The total cost of the renovation was $43 million including approximately $3 - $4 million of tenant build-out and $1 million of leasing commissions.

ROLLOVER RISK MITIGATION. Based on monthly deposit conditions, a rollover escrow account will have $2.1 million on deposit as of June 10, 2010 to mitigate the risk associated with Wachovia/FUNB's scheduled 2010 lease expiration. Each year the borrower may, in lieu of making monthly escrow payments, post an acceptable letter of credit in an amount equal to that year's scheduled escrow payments. The following year, the borrower can either increase the letter of credit amount accordingly or commence scheduled escrow payments. In the event that the escrow is not received and the letter of credit is not posted, the cash trap will be triggered and continue until the lender accumulates the scheduled reserve balance. The borrower may draw from this reserve for tenant improvements and leasing commission costs related to the Wachovia/FUNB premises only.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan allows for a four year mezzanine loan (in the amount of $2,250,000) to cover the financing gap and closing costs in the transaction. The loan was made on 9/9/2002. Repayment terms include monthly interest payments priced at Libor +200 basis points plus $46,875 in monthly principal reductions. The collateral for this financing consists solely of a pledge of membership interests in the borrower held by Lusgor Associates, LLC, the 95% managing member of the borrower, and South Tryon Square Associates, the 5% non-managing member. The mezzanine debt is personally guaranteed by the 4 key principals (Abraham & Isaac Luski and Bill & Shelton Gorelick) and is subordinate to the loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               SOUTH TRYON SQUARE
                                                           Balance: $36,350,000
                                                           DSCR:    1.42x
                                                           LTV:     69.6%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $36,405,000

CUT-OFF PRINCIPAL BALANCE:     $36,295,005

% BY INITIAL UPB:              3.1%

INTEREST RATE:                 6.850%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            September 1, 2002

MATURITY DATE:                 August 1, 2012

AMORTIZATION:                  360 months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after July
                               1, 2012, prepayment can be made without penalty

SPONSOR:                       The Steven A. Brown Revocable
                               Trust dated February 2, 2000 and
                               Steven A. Brown

BORROWER:                      Highlands Plaza I, LLC and St.
                               Louis Commerce Center, LLC

ADDITIONAL FINANCING:          None

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $59,228
                               Insurance:        $80,156
                               Environmental:    $105,000
                               Sigma-Aldrich:    $250,000

MONTHLY RESERVES:              Tax:              $7,112
                               Insurance:        $7,958
                               Replacement:      $6,228
                               TI/LC:            $22,535
--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $57.45

BALLOON BALANCE / SQ.FT.:      $50.06

LTV:                           76.9%

BALLOON LTV:                   67.0%

DSCR:                          1.34x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio

PROPERTY TYPE:                 1)  Highlands Plaza I:
                                   Office
                               2)  Commerce Center I:
                                   Industrial
                               3)  Commerce Center II:
                                   Industrial

COLLATERAL:                    Fee simple interest in two
                               class A industrial buildings
                               and a five-story, class A
                               office building

LOCATION:                      St. Louis, MO

YEAR BUILT / RENOVATED:        1)   2000 / NAP
                               2)   2000 / NAP
                               3)   2001 / NAP

TOTAL AREA:                    631,735 sq.ft.

PROPERTY MANAGEMENT:           Garrett A. Balke, d/b/a Balke
                               Brown Associates, an
                               affiliated of the borrower

OCCUPANCY (AS OF 9/05/02):     1)   100%
                               2)   100%
                               3)   100%

UNDERWRITTEN NET CASH FLOW:    $3,832,945

APPRAISED VALUE:               $47,200,000

APPRAISAL DATE:                1)   May 1, 2002
                               2)   May 6, 2002
                               3)   May 6, 2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               MAJOR TENANTS -- HIGHLANDS PLAZA I

                                          %           RENT            LEASE
       TENANT                           NRSF          PSF           EXPIRATION
--------------------------------------------------------------------------------
A.G.E. Properties Inc                  71.1%         $23.70          04/09/08
--------------------------------------------------------------------------------
The Daniel and Henry Co.               28.9%         $24.50          01/31/11
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     MAJOR TENANTS -- COMMERCE CENTER I & II

                                          %             RENT          LEASE
       TENANT                           NRSF            PSF         EXPIRATION
--------------------------------------------------------------------------------
GPX, Inc.                              36.9%           $3.52         01/31/12
--------------------------------------------------------------------------------
Sigma-Aldridge Co.                     27.8%     $3.70 (Beg. 1/03)   12/31/09
--------------------------------------------------------------------------------
C&H Embroidery Inc.                    10.3%           $4.68         01/31/10
--------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

THE HIGHLANDS PLAZA I AND COMMERCE CENTER I & II LOANS

THE LOAN. The Highlands Plaza I and Commerce Center I & II Loans are secured by a first mortgage on a five-story, class A office building and a first mortgage on two class A industrial buildings. The properties are all located in the City of St. Louis and the two loans are cross-collateralized and cross-defaulted.

THE BORROWERS. The Highlands Plaza I borrower, Highlands Plaza I, LLC is a single purpose, bankruptcy remote entity. Equity ownership in the borrower is held by two entities, Highlands Plaza I Manager, Inc. (0.5%) and Highlands South Plat I, L.L.C. (99.5%).

The Commerce Center I & II borrower, St. Louis Commerce Center, LLC, is a single purpose, bankruptcy remote entity. Equity ownership in the Borrower is held by the borrower's sole manager, St Louis Commerce Center Manager, Inc. (0.5%) and South Plat Partners VIII, L.L.C. (99.5%).

These entities are owned equally by the Garrett A. Balke Revocable Trust, dated June 16, 1999 of which, Garrett A. Balke is the 100% owner and the Steven A. Brown Revocable Trust dated February 2, 2000 of which, Steven A. Brown is the 100% owner. Both the Steven A. Brown Revocable Trust dated February 2, 2000 and Steven A. Brown are Borrower Principals. Mr. Brown has 18 years of real estate experience and is acting currently as the President and co-owner of Balke Brown Associates, a full-service commercial real estate development, leasing and management company based in St. Louis.

THE PROPERTIES. Highlands Plaza I is a five-story, class A office building with 144,585 NRSF, located in St. Louis, Missouri, is within a master planned mixed use park situated on 26 acres of land which, when completed, is expected to contain one million square feet of mixed-use space surrounding a central park and fountain plaza. The property was constructed in 2000 on 3.7 acres of land with an adjacent three-level parking garage, accessible by a covered walkway, with parking for 499 vehicles and open parking for 69 vehicles.

Commerce Center I & II consists of two separate class A, industrial buildings totaling 487,150 NRSF located in St. Louis, Missouri. Building I has a total of 150,106 NRSF (approximately 6% office space) and is situated on 6.79 acres of land with parking for 158 cars. Construction of this building was completed in 2000. The structure has 28-foot ceilings in the warehouse area, 16 truck docks and one drive-in door. Building II has a total of 337,044 NRSF (approximately 5% office space) and is situated on 13.16 acres of land with parking for 75 vehicles. Construction of this building was completed in 2001. The structure has 28-foot ceilings in the warehouse area, 32 truck docks and five drive-in doors. The two buildings contain 25,858 square feet of office space combined.

SIGNIFICANT TENANTS
Highlands Plaza I is 100% leased to two tenants:
A.G.E. Properties Inc (Lease guaranteed by AG Edwards & Sons, Inc (NYSE: AGE)) is the largest tenant occupying 102,837 sq.ft. (71.1%) on a seven year lease expiring on 4/9/08. This tenant has two five-year renewal options. A.G. Edwards, Inc., one of the nation's oldest and largest investment firms, is a holding company whose principal subsidiary, A.G. Edwards & Sons, Inc., is successor to a partnership founded in 1887. A.G. Edwards and its directly owned and indirectly owned subsidiaries provide securities and commodities brokerage, investment banking, trust, asset management, retirement planning and insurance products as well as other related financial services to individual, corporate, governmental and institutional clients. For the three months ending 05/31/02, revenues for A.
G. Edwards were $600 million and net income was $39 million.

The Daniel and Henry Company is a large private insurance brokerage firm, founded 80 years ago by Carl P. Daniel and Jesse P. Henry. It occupies 41,748 sq.ft. and this location serves as its headquarters. The tenant is on a 10-year lease expiring on 1/31/2011 and has one five-year renewal option.

Commerce Center I is 100% leased, significant tenants include:
C&H Embroidery occupies 50,000 sq.ft. (33.3% of Building I) on a lease that expires on 1/31/2010. The company, which operates as Gateway CDI, is a promotional marketing company that was formed in 1996 by the merger of C&H Embroidery and Gateway Promotions. The company is headquartered in St. Louis, at the property, and provides promotional program and product distribution services to a number of Fortune 500 companies, including AG Edwards, Anheuser-Busch, Boeing, Edward Jones, Energizer and Gateway.

Killark Electrical Products, occupies 40,036 sq.ft. (26.7% of Building I) on a lease that expires on 6/30/06. Killark is a manufacturer of weatherproof and hazardous location electrical products. The company was founded in 1913 in St. Louis and was acquired by Hubbell Incorporated in 1985. Hubbell Incorporated (NYSE: HUB.B rated A+ by S&P & A by Fitch) is an electrical equipment manufacturer with net sales of $1.3 billion for the year ending 12/31/01.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

Swank Motion Pictures, occupies 35,945 sq.ft. (23.9% of Building I) on a lease that expires on 6/30/11. The company, which is private and headquartered in St. Louis, is a major movie distributor to non-theatrical clients. The company has exclusive distribution arrangements with Walt Disney Pictures, Touchstone, Hollywood Pictures, Warner Brothers, Paramount, Columbia, Tri-Star, Miramax, Universal, Dreamworks, MGM, United Artists, USA Films and Lions Gate Films to distribute movies. Swank Motion Pictures is a subsidiary of Swank AudioVisuals, also headquartered in St. Louis and which has been in business for over sixty years.

Commerce Center II is 100% leased to three tenants:
GPX, Inc., occupies 179,712 sq.ft. (53.3% of Building II) on a lease that expires on 1/31/12. The tenant has 30,000 sq.ft. of first floor and mezzanine office space for which they contributed $5 million to improvements. GPX, one of the largest stereo component distributors in the world, is a subsidiary of Hagemeyer, N.V. (The parent company guarantees the lease). Headquartered in the Netherlands, Hagemeyer has been in business since 1900, employs over 24,000 people worldwide and had sales of $7.8 billion in 2001.

Sigma-Aldrich (NASDAQ: SIAL, rated A- by S&P), occupies 135,492 sq.ft. (40.2% of Building II) on a lease that expires on 12/31/09. Sigma-Aldrich was incorporated in 1975 and is headquartered in St. Louis. The company develops, manufactures and distributes a broad range of biochemicals, organic chemicals, chromatography products and diagnostics reagents which are used in scientific research, biotechnology, pharmaceutical development, the chemical industry and for the diagnosis of disease. It operates in 33 countries, offers more than 85,000 chemical products and distributes the products in more than 160 countries. For the year ended 12/31/01, Sigma-Aldrich had net sales of $1.18 billion. The Sigma-Aldrich headquarters building is located one mile from the property and the company uses the site for its containers division. No chemicals are stored on site, however, the containers that are used to distribute such chemicals are stored on site.

Bryan Cave LLP occupies 21,840 sq.ft. (6.5% of Building II) for file storage space on a lease that expires on 1/31/2012. Bryan Cave LLP is an international law firm, that currently ranks among the 100 largest firms in the world and one of the 50 largest in the United States. The firm was founded in 1873 and is headquartered in St. Louis.

THE MARKET. Highlands Plaza I: The property is located in the West County sub-market, which has historically led the St. Louis market in absorption and is near the top in occupancy and rental rate levels. The property has a current occupancy rate of 100% versus 95.4% for its sub-market.

Commerce Center I & II: Throughout 2001 market vacancy levels increased and rental rates experienced a downward pressure. St. Louis metro industrial vacancy is up from its year-end 2000 figure of 6.0% to a current level of 7.9%. The property is located in the St. Louis City sub-market, which has the lowest vacancy rate in the metro-area, presently 4.1%. The limited construction in the sub-market and low overall vacancy will likely impact the market in terms of increasing rental rates and stable vacancy in the near term. Based on a rent roll dated 9/5/2002 the property is 100% occupied.

PROPERTY MANAGEMENT. Balke Brown Associates, which manages the properties, is a full-service commercial real estate development, leasing and management company based in St. Louis. Since 1979, the firm has developed 42 projects consisting of new or renovated office, industrial and retail space in eastern Missouri and southwestern Illinois. The company currently manages 3.5 million square feet of space located in ten commercial properties.

LOCATION. Highlands Plaza I is located between Clayton, Missouri and the St. Louis CBD. It is directly across I-64 from Forest Park, a large wooded green space that contains museums and cultural attractions. The property is highly visible and accessible via the main entrance to The Highlands at Forest Park off Oakland Avenue, a major four-lane east west artery. The property is also one block from the Hampton Road interchange with I-64.

Commerce Center I & II is located in the St. Louis City sub-market, one of the highest demand industrial areas in the St. Louis metropolitan area. The buildings have good access, including the I-64 and I-70 within two miles.

TAX ABATEMENT. The properties securing the Highlands Plaza I and Commerce Center I & II loans are each under a 25-year tax abatement program ending in 2026. The Borrower pays taxes on the land assessment only during the first ten years and on 50% of the fully assessed value of the land and the property for the next 15 years. The tax abatement is a benefit to the property in that it allows the tenants to be charged a lower effective rental rate when compared to similar, fully assessed properties. For underwriting purposes, a tax payment of $455,066 for the Highlands Plaza I property and $392,381 for the Commerce I & II properties was assumed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------

ROLLOVER RISK REDUCED BY TENANT IMPROVEMENTS AND LEASING COMMISSIONS ESCROW Highlands Plaza I: In order to mitigate the risk associated with potential tenant rollover a monthly TI/LC escrow is being collected in the amount of $16,593 monthly. Additionally, to mitigate the potential rollover of AG Edwards, which occupies 71% of the building, commencing on January 1, 2005, all excess cash flow shall, in accordance with the cash management agreement, be collected up to a maximum of $400,000 annually. The TI/LC escrow and cash sweep will provide a cushion of $1,995,584 by the end of the fifth year of the loan (July
2007). This represents 89% of the estimated TI/LC costs of the AG Edwards rollover of $2,236,265 that was calculated assuming a 0% renewal probability. If AG Edwards renews its lease for a term going out two years past the loan term, or if an acceptable replacement tenant occupies the space currently leased by AG Edwards and commences the payment of rent the cash sweep will be terminated. If the renewal term is shorter and if an acceptable replacement tenant is not in occupancy and paying rent, the sweep will continue. To mitigate the risk associated with the potential rollover of Daniel & Henry, the lender shall require that an amount be maintained in the TI/LC escrow so that the balance in such an account as of December 31, 2010 will be no less than $800,000.00.

Commerce Center I & II: In order to mitigate the risk associated with potential tenant rollover a monthly TI/LC escrow is being collected in the amount of $5,942.

SIGMA-ALDRICH CO. RESERVE ACCOUNT. For the Commerce Center I & II loan, the borrower deposited $250,000 into a reserve account at closing representing six months of rental payments under the lease between borrower and Sigma-Aldrich Co. The tenant is receiving six months of free rent per its lease but the tenant began paying all reimbursements upon taking occupancy. Provided that no event of default has occurred or is continuing, the amount on deposit in the Sigma-Aldrich reserve account will be released to the borrower at any time after 1/1/03 upon the commencement of rental payments by Sigma-Aldrich.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       HIGHLANDS PLAZA -- COMMERCE CENTER
                                                            Balance: $36,295,005
                                                            DSCR:    1.34x
                                                            LTV:     76.9%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          THE MARKET AT THE WATERFRONT
                                                           Balance:  $31,393,020
                                                           DSCR:     1.40x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------


            [PICTURE OMITTED]                      [PICTURE OMITTED]


            [PICTURE OMITTED]                      [PICTURE OMITTED]


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          THE MARKET AT THE WATERFRONT
                                                           Balance:  $31,393,020
                                                           DSCR:     1.40x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $31,500,000

CUT-OFF PRINCIPAL BALANCE:     $31,393,020

% BY INITIAL UPB:              2.7%

INTEREST RATE:                 6.350%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            September 1, 2002

MATURITY DATE:                 August 1, 2012

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after May 1, 2012, prepayment can be made without penalty.

SPONSOR: Nationwide Life Insurance Company (rated 'AA-' by S&P), Nationwide Mutual Insurance Company (rated 'A+' by S&P), Continental Real Estate Companies and Little General, Ltd.

BORROWER:                      Amity Street Partners, LLC

ADDITIONAL FINANCING:          None

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:                $198,407
                               Insurance:          $36,896

MONTHLY RESERVES:              Tax:                $77,710
                               Insurance:          $4,100
                               TI / LC:            $11,810 (1)
                               Replacement:        $5,249 (2)
--------------------------------------------------------------------------------
1. TI / LC Reserve is capped at $1,000,000. In lieu of monthly deposits of $11,810, Borrower has exercised its option to post a $200,000 letter of credit to cover the first year's reserve. Each year, borrower can elect to pay monthly reserves or post another $200,000 letter of credit until the $1,000,000 cap is reached.

2.   Replacement Reserve is capped at $188,955.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $99.68

BALLOON BALANCE / SQ.FT.:      $85.70

LTV:                           78.5%

BALLOON LTV:                   67.5%

DSCR:                          1.40x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

COLLATERAL:                    Fee and leasehold interest in the regional
                               shopping center

LOCATION:                      Homestead, PA
                               (Pittsburgh MSA)

YEAR BUILT / RENOVATED:        2001 / NAP

TOTAL AREA:                    314,926 sq.ft.

PROPERTY MANAGEMENT:           Continental Real Estate Co, an affiliate
                               of the Borrower

OCCUPANCY (AS OF 7/26/02):     100.0%

UNDERWRITTEN NET CASH FLOW:    $3,289,729

APPRAISED VALUE:               $40,000,000

APPRAISAL DATE:                June 14, 2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 MAJOR TENANTS

                                       %              RENT          LEASE
     TENANT                           NRSF            PSF        EXPIRATION
--------------------------------------------------------------------------------
Dicks Sporting Goods                  14.3%         $11.28        01/31/12
--------------------------------------------------------------------------------
Filene's Basement                     12.9%         $14.25        03/31/12
--------------------------------------------------------------------------------
Bed Bath & Beyond                     12.1%         $16.00        01/31/11
--------------------------------------------------------------------------------


THE MARKET AT THE WATERFRONT LOAN

THE LOAN. The Market at the Waterfront Loan is secured by a first mortgage on the Market at the Waterfront located in Homestead, Pennsylvania, 5 miles Southeast of Pittsburgh, Pennsylvania.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          THE MARKET AT THE WATERFRONT
                                                           Balance:  $31,393,020
                                                           DSCR:     1.40x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------

THE BORROWER. The borrower, Amity Street Partners, LLC, is a single-purpose entity for which a non-consolidation opinion was obtained. The borrower is wholly owned by Waterfront Partners LLC, which has two 50% owners: Nationwide Realty Investors, Ltd. and Little General, Ltd. Nationwide Realty Investors, Ltd. is owned by Nationwide Life Insurance Company (rated 'AA-' by S&P) and Nationwide Mutual Insurance Company (rated 'A+' by S&P). Little General, Ltd. is owned by Franklin Kass and Jack Lucks. Through their operating company, Continental Real Estate Companies, Messrs. Kass and Lucks (who have a combined net worth of $120 million) have developed in excess of 2 million square feet of retail space, 2 million square feet of office and office/warehouse space and 3,000 apartment units.

THE PROPERTY. The Market at the Waterfront loan is secured by a 314,926 sq.ft. outdoor regional shopping center located in Homestead, Pennsylvania, 5 miles southeast of the Pittsburgh central businesss district. The property is part of a 1.7 million square foot mixed-use development known as "The Waterfront," which is located on a 265-acre site that stretches for two miles along the Monongahela River. The Waterfront contains a total of 1.7 million sq. ft. of retail space including Target (rated 'A+' by S&P and 'A2' by Moody's), Lowe's Home Improvement Center (rated 'A' by S&P and 'A3' by Moody's), Giant Eagle, the dominant grocery chain in the Pittsburgh market (62% market share) and a separate lifestyle center. Target, Lowe's and Giant Eagle are not part of the loan collateral.

SIGNIFICANT TENANTS. The loan collateral is 100% leased by 13 tenants. The three largest tenants are: Dicks Sporting Goods, Filene's Basement, and Bed Bath & Beyond.

Dick's Sporting Goods (NYSE: DKS) occupies 45,000 sq.ft. (14.3% of total space) under a lease with a rent of $11.28psf expiring in January 2012. The company currently operates 132 Dick's Sporting Goods Stores located in 24 states throughout the Eastern half of the U.S. For the 26 weeks ended 8/3/02, sales rose 20% to $586.8 million. Net income rose 84% to $16.4 million.

Filene's Basement occupies 40,525 sq.ft. (12.9% of total space) under a lease with a rent of $14.25psf expiring in March 2012. Filene's Basement, which is wholly-owned by Value City Department Stores, Inc., is a retailer offering men's and women's apparel, home goods, and accessories. As of April 29, 2002, Filene's Basement operated 21 stores in the United States.

Bed Bath & Beyond occupies 38,000 sq.ft. (12.1% of total space) under a lease with a rent of $16.00psf expiring in January 2011. Bed Bath & Beyond (rated 'BBB-' by S&P) is a specialty retailer offering domestic merchandise and home furnishings. As of October 14, 2002, Bed Bath & Beyond operated 450 stores in the United States.

THE MARKET. The Market at the Waterfront is located in Homestead, Pennsylvania. The subject is located within a densely developed and populated urban area. To the north of the subject, across the High Level Bridge, are the affluent communities of Squirrel Hill, Shadyside, and Oakland. The High Level Bridge provides direct access to the Waterfront from I-376 and the Pittsburgh-side of the Monongahela. The location of the Waterfront relative to the High Level Bridge facilitates access from a large part of the Pittsburgh metropolitan area. The Waterfront development is unique to a market that has had little new retail development in recent years and therefore attracts shoppers from a large trade area. The appraiser defined market rents at $24psf for space between 2,000 and 10,000 sq.ft. and $21psf for space over 10,000 sq.ft. The Market at the Waterfront is located between the East/Southeast sub-markets where occupancy ranges from 95.4% to 96.1%.

PROPERTY MANAGEMENT. The property manager, Continental Real Estate Companies, is an affiliate of the Borrower. Continental Real Estate Companies has developed and managed in excess of 2 million sq.ft. of office and office/warehouse space, 2 million sq.ft. of retail space, and 3,000 apartment units.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt is permitted subject to the following requirements: (i) prohibited until July 30, 2003; (ii) security may only consist of a pledge of the non-managing members interests in the Borrower; (iii) the combined DSCR of the aggregate debt may not be less than 1.15x; (iv) the LTV on the aggregate debt may not exceed 85%; (v) mezzanine lender must be approved by lender and must execute a subordination and standstill agreement acceptable to lender; (vi) mezzanine debt cannot be crossed with any other loan or property; (vii) terms, conditions, and structure of mezzanine debt must be approved by lender in its reasonable discretion; and
(viii) rating agency confirmation that the additional indebtedness will not cause a downgrade to any of the bonds.

GROUND LEASE. The Borrower owns a portion of the property in fee and the remainder as tenant under a ground lease with Waterfront Partners, LLC, an affiliated entity, as ground lessor. The ground lessor joined in the mortgage and mortgaged its fee interest. All standard covenants, representations and warranties were made in the mortgage and the ground lease with respect to the leased interest. The term of the ground lease is 54 years 11 months, assuming all of the extension options are exercised.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          THE MARKET AT THE WATERFRONT
                                                           Balance:  $31,393,020
                                                           DSCR:     1.40x
                                                           LTV:      78.5%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       CARROLL'S CREEK LANDING APARTMENTS
                                                            Balance: $28,979,116
                                                            DSCR:    1.20x
                                                            LTV:     75.7%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]


                               [PICTURE OMITTED]


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       CARROLL'S CREEK LANDING APARTMENTS
                                                            Balance: $28,979,116
                                                            DSCR:    1.20x
                                                            LTV:     75.7%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $29,000,000

CUT-OFF PRINCIPAL BALANCE:     $28,979,116

% BY INITIAL UPB:              2.5%

INTEREST RATE:                 7.650%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            December 1, 2002

MATURITY DATE:                 November 1, 2017

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after August
                               1, 2017, prepayment can be made without penalty

SPONSOR:                       United States of America
                               Department of the Navy and Alan
                               Ginsburg

BORROWER:                      Gateway Trident, LLC

ADDITIONAL FINANCING:          None

LOCKBOX:                       Soft at Closing, Springing Hard

INITIAL RESERVES:              Tax:           $58,338
                               Insurance:     $67,567
                               Holdback:      $200,000(1)

MONTHLY RESERVES:              Tax:           $29,169
                               Insurance:     $8,134
                               Replacement:   $6,000 ($250/Unit)
--------------------------------------------------------------------------------
1. The holdback is to be used as additional collateral for the loan that may be released as long as the loan maintains a 1.20x DSCR and occupancy of 95%. (tested quarterly and based on the trailing 12-month period)

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / UNIT:           $100,622

BALLOON BALANCE / UNIT:        $79,277

LTV:                           75.7%(2)

BALLOON LTV:                   59.6%(2)

DSCR:                          1.20x(2)
--------------------------------------------------------------------------------
2.       Calculated on the loan amount after netting out the holdback amount.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Multifamily

COLLATERAL:                    Fee simple interest in a
                               multifamily property

LOCATION:                      Arlington, WA
                               (Seattle MSA)

YEAR BUILT / RENOVATED:        2002 / NAP

TOTAL UNITS:                   288

PROPERTY MANAGEMENT:           Pinnacle Realty Management Company

OCCUPANCY (AS OF 9/24/02):     95.5%

UNDERWRITTEN NET CASH FLOW:    $2,940,450

APPRAISED VALUE:               $38,000,000

APPRAISAL DATE:                August 1, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY DESCRIPTION
                              NUMBER OF         SQUARE FEET         AVERAGE RENT
  UNIT TYPE                    UNITS             PER UNIT           (PER MONTH)
--------------------------------------------------------------------------------
Two Bedroom                      85                 1,254              $867
--------------------------------------------------------------------------------
Three Bedroom                    175                1,454              $915
--------------------------------------------------------------------------------
Four Bedroom                     28                 1,599              $979
--------------------------------------------------------------------------------
Totals/Averages                  288                1,408              $907
--------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       CARROLL'S CREEK LANDING APARTMENTS
                                                            Balance: $28,979,116
                                                            DSCR:    1.20x
                                                            LTV:     75.7%
--------------------------------------------------------------------------------

THE CARROLL'S CREEK LANDING APARTMENTS LOAN

THE LOAN. The Carroll's Creek Landing Apartments Loan is secured by a first mortgage on the Carroll's Creek Landing Apartments located in Arlington, Washington, 40 miles north of Seattle.

THE BORROWER. The borrower, Gateway Trident, LLC, is a bankruptcy-remote, single-purpose entity. The borrower is comprised of the United States of America Department of the Navy and a managing member controlled by Alan Ginsburg. The Department of the Navy contributed approximately 87% of the combined Sponsors' equity in the property. Mr. Ginsburg has been involved in the real estate industry for more than 30 years and has a real estate portfolio consisting of 76 apartment properties totaling 15,778 units located in Florida, Michigan, Georgia, Texas, South Carolina, Ohio, Illinois, Tennessee, New York and Washington. As of 8/31/01, Alan Ginsburg had a stated net worth of $70.45 million.

THE PROPERTY. The Carroll's Creek Landing Apartments Loan is secured by 40 two-story townhouse-style buildings (completed in 2002) located on 55.6 acres in Arlington, Washington. The apartment complex includes 70 two-bedroom units, 175 three-bedroom units and 28 four-bedroom units, each with a fenced-in yard and
2.5 baths and 15 two-bedroom units that are one level, do not have a yard and have 1.5 baths. Units range in size from 1,106sf to 1,599sf and average 1,408sf. All units have fully-equipped modern kitchens, individual HVAC systems, washer/dryer hookups, one-car garages, and patios. The grounds of the complex are landscaped and contain playgrounds, picnic areas, jogging trails, and a basketball court. There is also a clubhouse/leasing office building that houses a fitness center. Parking is provided for 646 vehicles (358 open spaces and 288 attached garages) for a parking ratio of 2.24 spaces per unit.

THE MARKET. Carroll's Creek Landing Apartments is located within the North Snohomish County apartment sub-market of the Seattle market. As of Spring 2002, this sub-market had an average occupancy rate of 93.8%. Rental rates for 2-bedroom units range from $750-$1,763 per month, 3-bedroom units range from $1,045-$2,153 per month, and 4-bedroom units are approximately $1,673 per month. Rental rates at the subject property are at or below market. According to the appraisal, there are no new units under construction or planned in this market.

Naval Station Everett is located approximately 10 miles south of the property and is one of the Navy's most modern facilities. The Naval Station opened in 1994 and achieved full-scale operation in 1997. Approximately 6,000 sailors and civilians are employed at Naval Station Everett and according to the Naval Housing Office, the demand for housing exceeds capacity at the base. 426 enlisted personnel at the Naval Station are on a waiting list for housing. As a result of the lack of housing for military personnel, the sponsor and the Department of the Navy entered into a 30-year operating agreement. Pursuant to this agreement, the Department of the Navy is obligated to pay any gap that exists between market rental rates and the Navy personnel's allowance for housing. While the agreement does not require the Navy to utilize the units, the shortage of affordable housing together with its financial interest in the property suggests that the Navy will continue to utilize the apartments for the full term of the agreement.

PROPERTY MANAGEMENT. The property manager, Pinnacle Realty Management Company, a company unrelated to the Borrower or its principals. Pinnacle Realty Management Company is an international real estate management and brokerage firm headquartered in Seattle. It currently manages approximately 100,000 multifamily housing units and 9 million sq.ft. of commercial space located in 41 states and Western Canada.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       CARROLL'S CREEK LANDING APARTMENTS
                                                            Balance: $28,979,116
                                                            DSCR:    1.20x
                                                            LTV:     75.7%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                            CHINO HILLS MARKETPLACE
                                                           Balance:  $25,028,425
                                                           DSCR:     1.41x
                                                           LTV:      70.9%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]


           [PICTURE OMITTED]                      [PICTURE OMITTED]


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                            CHINO HILLS MARKETPLACE
                                                           Balance:  $25,028,425
                                                           DSCR:     1.41x
                                                           LTV:      70.9%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GECC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $25,300,000

CUT-OFF PRINCIPAL BALANCE:     $25,028,425

% BY INITIAL UPB:              2.1%

INTEREST RATE:                 7.340%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            October 1, 2001

MATURITY DATE:                 September 1, 2011

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after June
                               1, 2011, prepayment can be made without penalty.

SPONSOR: Weingarten Realty Investors, a real estate investment trust (NYSE: WRI) rated "A" and "A3" by S&P and Moody's, respectively

BORROWER:                      WRI/Chino Hills, LLC

ADDITIONAL FINANCING:          None

LOCKBOX:                       None

INITIAL RESERVES:              Tax:              $180,000
                               Insurance:        $10,551

MONTHLY RESERVES:              Tax:              $27,771
                               Insurance:        $10,551
                               TI / LC:          $15,030
                               Replacement:      $4,705
--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $77.22

BALLOON BALANCE / SQ.FT.:      $68.67

LTV:                           70.9%

BALLOON LTV:                   63.0%

DSCR:                          1.41x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

COLLATERAL:                    Fee simple interest in a class
                               A grocery anchored community shopping center located approximately 35 miles east of downtown
                               Los Angeles

LOCATION:                      Chino Hills, California

YEAR BUILT / RENOVATED:        1991 / NAP

TOTAL AREA:                    324,110 sq.ft.

PROPERTY MANAGEMENT:           Weingarten Realty Management
                               Company, an affiliate of the
                               Borrower

OCCUPANCY (AS OF 6/03/02):     93.1%

UNDERWRITTEN NET CASH FLOW:    $2,947,703

APPRAISED VALUE:               $35,300,000

APPRAISAL DATE:                1/15/2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 MAJOR TENANTS
                              %           RENT           LEASE
TENANT                       NRSF         PSF          EXPIRATION
--------------------------------------------------------------------------------
K-Mart Corp                 29.5%        $4.96         12/31/15
--------------------------------------------------------------------------------
Von's                       13.3%        $9.97         01/31/16
--------------------------------------------------------------------------------
Rite Aid                     7.4%        $8.46         02/01/16
--------------------------------------------------------------------------------

THE CHINO HILLS MARKETPLACE LOAN

THE LOAN. The Chino Hills Marketplace Loan is secured by a first mortgage on Chino Hills Marketplace in Chino Hills, California, 35 miles east of downtown, Los Angeles. The mortgaged property was purchased in August 2002 for $36,000,000 and the loan was assumed by the current borrower.

THE BORROWER. The borrower is a bankruptcy-remote entity whose manager has an independent director. The sponsor of the borrower, Weingarten Realty investors (NYSE: WRI), is a real estate investment trust rated "A "and "A3" by S&P and Moody's, respectively. Weingarten's current portfolio consists of 299 properties in 18 states comprising approximately 37.6MM square feet, approximately 81% of which is retail and 19% is industrial.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                            CHINO HILLS MARKETPLACE
                                                           Balance:  $25,028,425
                                                           DSCR:     1.41x
                                                           LTV:      70.9%
--------------------------------------------------------------------------------

THE PROPERTY. The property consists of nine, one-story buildings containing 324,110 square feet of GLA on approximately 27 acres. The property is situated on the northeast corner of Chino Hills Parkway and Pipeline Avenue, adjacent to Highway 71. According to the Appraisal, Chino Hills Marketpace is in a convenient location and is on the "going home" side of the traffic pattern to the residential area. Approximately 44,500 cars per day pass the center.

SIGNIFICANT TENANTS. The property is 93.1% leased by 64 tenants. The three largest tenants are: K-Mart, Von's, and Rite Aid. The remaining tenant base is a mix of local, regional and national retailers none of which lease more than 2.4% of the space. Tenant leases are generally NNN.

K-Mart occupies 95,679 sq.ft. (29.5% of total space) at a rent of $4.96psf (which represents 11.1% of economic rent) under a lease expiring December 2015. K-Mart's lease at this location commenced November 1990. On January 22, 2002, K-Mart Corporation filed Chapter 11 bankruptcy. K-Mart has neither assumed nor rejected its lease and has been granted an extension for making a decision on its leases. K-Mart obtained $2.0 billion in financing to fund their operations through the bankruptcy process. Sales per square foot for the most recently available period at this location were $152 psf (excluding the garden center).

Von's occupies 43,080 sq.ft. (13.3% of total space) at a rent of $9.97psf (which represents 10.0% of economic rent) under a lease expiring January 2016. Von's, a supermarket, took possession of the space in January 2002, via a sublease from Lucky's who closed their store after they were acquired by Albertsons. Von's is owned by Safeway, Inc. (S&P "BBB", Moody's "Baa2"), and is one of the largest food and drugstore chains in North America. Both Von's and Albertsons (S&P "BBB+", Fitch "BBB+" and Moody's "Baa1") will remain liable on the lease throughout its term.

Rite Aid occupies 23,830 sq.ft. (7.4% of total space) at a rent of $8.46psf (which represents 4.7% of economic rent) under a lease expiring February 2016. Rite Aid Corporation is the second largest retail drugstore chain in the United States based on number of stores. Sales per square foot for the 12 months ended April 2002 were $211psf with positive month over month trend comparisons for the previous year.

THE MARKET. According to the appraisal, Chino Hills is a growing "bedroom" community in San Bernadino County with, as of 2000, a population of 75,862 and average household income of $68,607 within a 3 mile trade area. As of second quarter 2002, the San Gabriel Valley East sub-market contained 9,191,000 sf of neighborhood and community shopping center space with a reported vacancy rate of 6.4% and average asking rent of $18.29 psf.

PROPERTY MANAGEMENT. Weingarten Realty Management Company, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                            CHINO HILLS MARKETPLACE
                                                           Balance:  $25,028,425
                                                           DSCR:     1.41x
                                                           LTV:      70.9%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               FREDERICK CROSSING
                                                           Balance:  $24,974,873
                                                           DSCR:     1.46x
                                                           LTV:      79.5%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]


                               [PICTURE OMITTED]


            [PICTURE OMITTED]                      [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               FREDERICK CROSSING
                                                           Balance:  $24,974,873
                                                           DSCR:     1.46x
                                                           LTV:      79.5%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GECC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $25,000,000

CUT-OFF PRINCIPAL BALANCE:     $24,974,873

% BY INITIAL UPB:              2.1%

INTEREST RATE:                 5.950%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            December 1, 2002

MATURITY DATE:                 November 1, 2012

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after August
                               1, 2012, prepayment can be made without penalty.

SPONSOR:                       Milton V. Peterson

BORROWER:                      Frederick Crossing Retail
                               Associates, L.C.

ADDITIONAL FINANCING:          None

LOCKBOX:                       None

INITIAL RESERVES:              Tax:                 $36,213
                               Insurance:           $42,240
                               Immediate Repair:    $4,375
                               Tenant Related:      $309,780 (1)

MONTHLY RESERVES:              Tax:                 $18,106
                               Insurance:           $0 (2)
                               TI/LC:               $10,035 (3)
                               Replacement:         $3,240
--------------------------------------------------------------------------------

1. $300,000 to be released when Galaxy Furniture is in-place for 2 months, Salley Beauty TI's of $9,780.

2. Borrower deposited one year of cost of insurance at closing $42,240 in lieu of monthly escrows for insurance.

3.   TI/LC Reserve capped at $150,000.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $92.60

BALLOON BALANCE / SQ.FT.:      $78.50

LTV:                           79.5%

BALLOON LTV:                   67.4%

DSCR:                          1.46x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

COLLATERAL:                    Fee and leasehold interest in
                               the multi-tenant, regional
                               shopping center

LOCATION:                      Frederick, MD

YEAR BUILT / RENOVATED:        1998 / 2002

TOTAL AREA:                    269,699 sq.ft.

PROPERTY MANAGEMENT:           Peterson Retail Manager LC, an
                               affiliate of the Borrower

OCCUPANCY (AS OF 8/8/02):      96.7%

UNDERWRITTEN NET CASH FLOW:    $2,609,034

APPRAISED VALUE:               $31,400,000

APPRAISAL DATE:                September 4, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 MAJOR TENANTS
                                         %            RENT             LEASE
        TENANT                          NRSF          PSF            EXPIRATION
--------------------------------------------------------------------------------
Kohl's Department Store                32.1%          $8.75           08/19/19
--------------------------------------------------------------------------------
Best Buy                               16.8%          $11.00          01/31/15
--------------------------------------------------------------------------------
Ross Stores                            11.2%          $11.00          01/31/12
--------------------------------------------------------------------------------

THE FREDERICK CROSSING LOAN

THE LOAN. The Frederick Crossing Loan is secured by an Indemnity Leasehold Deed of Trust (IDOT) on the Frederick Crossing Shopping Center located in Frederick, Maryland, 40 miles north of Washington D.C. and 50 miles west of Baltimore, Maryland.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               FREDERICK CROSSING
                                                           Balance:  $24,974,873
                                                           DSCR:     1.46x
                                                           LTV:      79.5%
--------------------------------------------------------------------------------

THE BORROWER. The Borrower is a bankruptcy-remote entity whose managing member has an independent director. The sponsor of the borrower, Milton Peterson, is the founder and CEO of The Peterson Companies, one of the largest privately-held development companies in the region. The Company has developed 20,000 residential lots, 3MM sq.ft. of retail space, 4MM sq.ft. of office space, and 3,000 apartment units.

THE PROPERTY. Frederick Crossing Shopping Center is a regional shopping center situated on a 29.2 acre site, secured by four one-story buildings totaling 269,699 square feet. The Property is located in Frederick, Maryland, 40 miles north of Washington D.C. and 50 miles west of Baltimore. The Property is located along I-70, between Buckeystown Pike (Route 85) and New Design Road, the primary retail corridor within the market and is heavily influenced by the Francis Scott Key Mall. Francis Scott Key Mall, anchored by Hecht's, Sears, JC Penney, and Value Center, contains 730,000 sq.ft. (97% occupied) and is located one-half mile south of the Property.

SIGNIFICANT TENANTS. The property is 96.7% leased by 15 tenants. The three largest tenants are: Kohl's, Best Buy, and Ross Stores. Smaller tenants include A.C. Moore Arts & Crafts (20,423 sq.ft.), and Bassett Furniture (12,100 sq.ft.). There is a pad site situated on the premises, which is leased to Chuck E. Cheese's and is comprised of a 10,600 sq.ft. children's entertainment center. Off Broadway Shoes, Inc., is constructing a 25,000 sq.ft. pad site anticipated to be delivered in September 2003 and has signed a lease for the space. With the addition of this lease, the property would generate a higher debt service coverage ratio. However, GECC did not include this income in underwriting.

Kohl's Department Store occupies 86,584 sq.ft. (32.1% of total space) under a twenty-year lease with a rent of $8.75psf expiring in August 2019. Kohl's is a national retailer that operates family-oriented, specialty department stores selling moderately priced apparel, shoes, accessories, and home products. For the 12-month period ending January 2002, this store had $227psf in sales. The company is based in Menomonee Falls, WI and operates over 420 stores in 33 states. Founded in 1962, the company employs over 60,000 employees. The company reported $7.49 Billion in retail sales in 2001, which is a 22% increase over 2000. Net income grew by 33% to $496MM. Kohl's is rated A- by S&P, A3 by Moody's.

Best Buy occupies 45,212 sq.ft. (16.8% of total space) under a fifteen-year lease with a rent of $11.00psf expiring in January 2015. Best Buy is the Nation's largest specialty retailer of consumer electronics, personal computers, entertainment software and appliances. The company is based in Eden Prairie, MN and operates 490 stores in 44 states. Founded in 1966, the company employs over 94,000 employees. The company reported $19.6 Billion in retail sales in 2001, which is a 28% increase over 2000. Best Buy is rated BBB- by S&P, Baa3 by Moody's and BBB by Fitch.

Ross Stores, Inc. occupies 30,139 sq.ft. (11.2% of total space) under a ten-year lease with a rent of $11.00psf expiring in January 2012. Ross Stores, Inc. operates a chain of off-price retail stores offering first quality, in-season, branded apparel and accessories for the entire family at prices that average 20% to 60% less than department and specialty stores. The company operates over 480 stores in 22 states and is headquartered in Newark, CA. The company reported retail sales of $2.99 Billion in 2001, a 10% increase. Ross Stores, Inc. is rated BBB by S&P.

THE MARKET. Frederick Crossing Shopping Center is located in Frederick, Maryland. The appraiser defined market rents by dividing the space between Anchors, Junior Anchors, In-Line Space and Pad Sites. Anchor space has an indicated range from $10.00 to $11.25psf. Junior Anchor space, ranging in size from 20,000 to 45,000 sq.ft. indicates a rent range from $10.05 to $15.50psf. The subject's, Ross For Less, is a recently signed lease and its $11.00psf rent fall within appraiser's range for Junior Anchors. In-Line space ranging in size from 1,300 to 6,250 sq.ft. have market rents ranging from $15.00 to $27.00psf with most of the rents falling in the $17.00 to $22.00psf range. The subject's in-line leases are at rents of $14-$19psf. Market rent for freestanding sites was estimated at $20.00psf.

The subject neighborhood is approximately 75% developed and can be classified as being in the growth stage of its life cycle. Frederick County has been designated one of the fastest growing counties in Maryland. Demographic information for the five-mile radius around the subject reports the estimated 2002 population is 89,404, which is a 6% increase from the 2000 Census figures. The subject area is one of the fastest growing of the outlying suburbs of Washington and Baltimore areas and is expected to experience an estimated 10% increase in population growth by 2006.

The total primary competition in the subject's market area totals 1.7MM sq.ft. with an overall vacancy for this inventory of 9%. The appraisal denotes that five of the seven centers in the immediate area, including the subject have vacancy rates of 6% or less, and well-positioned retail centers have vacancy rates of 5% or less.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               FREDERICK CROSSING
                                                           Balance:  $24,974,873
                                                           DSCR:     1.46x
                                                           LTV:      79.5%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The property manager, Peterson Retail Management, LLC, is an affiliate of the Borrower. Peterson Retail Management has developed in excess 20,000 residential lots, 3MM sq.ft. of retail space, 4MM sq.ft. of office space, and 3,000 apartment units. The Peterson Companies currently manage 3.8MM sq.ft. of owned or managed retail space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

GROUND LEASE. The mortgage loan is secured by the fee and leasehold interest in the property. The ground lease, as amended, extends through 2054, including renewal periods. The fee interest is owned by affiliates of the borrower and is subordinated to the mortgage.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                               FREDERICK CROSSING
                                                           Balance:  $24,974,873
                                                           DSCR:     1.46x
                                                           LTV:      79.5%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        MEDLOCK CROSSING SHOPPING CENTER
                                                           Balance:  $21,947,235
                                                           DSCR:     1.30x
                                                           LTV:     74.9%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]


                               [PICTURE OMITTED]


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        MEDLOCK CROSSING SHOPPING CENTER
                                                           Balance:  $21,947,235
                                                           DSCR:     1.30x
                                                           LTV:     74.9%
--------------------------------------------------------------------------------

                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC

LOAN PURPOSE:                  Acquisition

ORIGINAL PRINCIPAL BALANCE:    $22,000,000

CUT-OFF PRINCIPAL BALANCE:     $21,947,235

% BY INITIAL UPB:              1.9%

INTEREST RATE:                 6.770%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            October 1, 2002

ANTICIPATED PREPAYMENT DATE:   September 1, 2012

FINAL MATURITY DATE:           September 1, 2032

AMORTIZATION:                  360 months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after June
                               1, 2012, prepayment can be made without penalty.

SPONSOR:                       The Glazer Family

BORROWER:                      Medlock Crossing Shopping Center
                               Duluth, GA. LP

ADDITIONAL FINANCING:          None

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:                 $231,415
                               Insurance:           $34,636
                               Engineering:         $13,125

MONTHLY RESERVES:              Tax:                 $17,801
                               Insurance:           $3,928
                               TI / LC:             $11,083(1)
                               Replacement:         $2,653
--------------------------------------------------------------------------------
1. If sales at Regal Cinemas fall below $340,000 per screen during a 12-month period, an additional $13,333 per month will be required.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:         $137.89

BALLOON BALANCE / SQ.FT.:      $119.81

LTV:                           74.9%

BALLOON LTV:                   65.1%

DSCR:                          1.30x
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

COLLATERAL:                    Fee simple interest in the
                               shopping center

LOCATION:                      Duluth, GA
                               (Atlanta MSA)

YEAR BUILT / RENOVATED:        1999 / NAP

TOTAL AREA:                    159,163 sq.ft.

PROPERTY MANAGEMENT:           Plaza Management Corporation,
                               an affiliate of the Borrower

OCCUPANCY (AS OF 8/8/02):      98.7%

UNDERWRITTEN NET CASH FLOW:    $2,224,070

APPRAISED VALUE:               $29,300,000

APPRAISAL DATE:                June 13, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 MAJOR TENANTS
                                            %            RENT           LEASE
          TENANT                           NRSF          PSF          EXPIRATION
--------------------------------------------------------------------------------
Regal Cinemas                              44.5%        $14.00         02/28/18
--------------------------------------------------------------------------------
Garrison`s Cowtippers Steak Restaurant      5.0%        $25.00         12/31/14
--------------------------------------------------------------------------------
Macaroni Grill Restaurant                   4.8%        $14.40         07/31/09
--------------------------------------------------------------------------------

*    The property is also occupied by 37 additional tenants.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        MEDLOCK CROSSING SHOPPING CENTER
                                                           Balance:  $21,947,235
                                                           DSCR:     1.30x
                                                           LTV:     74.9%
--------------------------------------------------------------------------------

THE MEDLOCK CROSSING SHOPPING CENTER LOAN

THE LOAN. The Medlock Crossing Shopping Center loan is secured by a first mortgage on the Medlock Crossing Shopping Center located in Duluth, Georgia, 24 miles North of Atlanta.

THE BORROWER. The borrower, Medlock Crossing Shopping Center Duluth, Ga. LP, a Delaware limited liability company is a bankruptcy-remote, single-purpose entity. The ownership interests in Borrower and General Partner are divided equally among Kevin Glazer, Bryan Glazer, Joel Glazer, Edward Glazer, Darcie Glazer and Avram Glazer (together the "Glazer Sponsors"). The Glazer Sponsors' main operating company, First Allied Corporation, specializes in the ownership, management and leasing of community and neighborhood shopping centers located throughout the U.S. Headquartered in Rochester, New York, the company also has offices in Florida and California. First Allied Corporation concentrates on acquiring both anchored and non-anchored shopping centers (20,000sf + in size) located in densely populated neighborhoods. Acquisitions, which have ranged in price from $3 million to $500 million, are made solely for the company's own portfolio. The company is additionally one of the largest independent owners of mobile home parks in the U.S., and it owns healthcare facilities in Vermont, Wisconsin, New York, and Connecticut. The Glazer Sponsors' also owns the NFL Tampa Bay Buccaneers football team, Houlihan Restaurants, Inc., Zapata, Inc. (an oil and gas company), and four affiliated television stations. As of June 12, 2002, the Glazer Sponsors' had a combined net worth in excess of $60 million. Including family patriarch Malcolm Glazer (#313 on Forbes 400), the Glazer Family has a combined net worth estimated in excess of $750 million.

THE PROPERTY. The Medlock Crossing Shopping Center loan is secured by a 159,163 sq.ft. shopping center located in Duluth, Georgia, 24 miles north of Atlanta at the intersection of two major area roadways, State Bridge Road (1,000 feet of frontage) and Medlock Bridge Road (500 feet of frontage). The center consists of 4 one-story buildings situated on a 21.16-acre site. The center is anchored by a state-of-the-art 18-screen Regal Cinemas. The property is comprised of a good mix of approximately 40 tenants ranging in size from 1,000 sq.ft. (0.6% of NRA; 1.3% of GPR) to 8,010 sq.ft. (5.0% of NRA; 7.0% of GPR). They include both men's and women's clothing stores, a Starbucks Coffee, Ben & Jerry's Ice Cream, an antiques store, a day spa, a florist, a jewelry store and other small boutique stores. Apart from Regal Cinemas, no tenant occupies more than 5% of the center's NRA, and no tenant contributes more than 7% to the GPR. The center has 1,387 surface parking spaces, a ratio of 8.7 spaces per 1,000 sq.ft. of net rentable area.

SIGNIFICANT TENANTS. The property is 98.7% leased by approximately 40 tenants. The three largest tenants are: Regal Cinemas, Garrison's Cowtippers Steak Restaurant, and Macaroni Grill Restaurant. The property is shadow-anchored by a Wal-Mart (rated 'AA' by S&P, 'Aa2' by Moody's and 'AA' by Fitch) and a Publix grocer, the dominant grocery chain in the Atlanta market.

Regal Cinemas occupies 70,770 sq.ft. (44.5% of total space, 33% of GPR) under a lease with a rent of $14.00psf expiring in February 2018. April 2002 trailing 12-month sales were $388,000 per screen with an occupancy cost of 14.2%. The cinema has stadium seating, Dolby sound systems, a cafe and a game room. With sales of $388,000 per screen for the 12 months ended April 30, 2002, this theater is reportedly one of the top grossing theaters in the State of Georgia.

Regal Cinemas is the second largest theatre chain in America with more than 5,711 screens at theatres in 36 states. In January 2002, Regal Cinemas emerged from bankruptcy. In March 2002, Regal Cinemas, United Artists Theatre Company, and Edwards Theatres were combined to form the new Regal Entertainment Group, which raised $342MM in equity through an IPO in May 2002. Regal Entertainment Group is rated 'BB-' with a stable outlook by S&P. If sales at the cinema drop below $340,000 per screen, the borrower will have to escrow TI/LC reserves of $160,000 annually with no cap.

Garrison's Cowtippers Steak Restaurant occupies 8,010 sq.ft. (5.0% of total space) under a lease with a rent of $25.00psf expiring in December 2014.

Macaroni Grill Restaurant occupies 7,638 sq.ft. (4.8% of total space) under a lease with a rent of $14.40psf expiring in July 2009. Macaroni Grill is a chain of 184 Italian restaurants located in almost all 50 U.S. states, Mexico, Canada, England and Puerto Rico.

THE MARKET. Medlock Crossing Shopping Center is located in Duluth, Georgia within the Sandy Springs/North Fulton sub-market approximately 24 miles north of Atlanta. This sub-market has approximately 10.5 million square feet of retail space, and, as of the end of the first quarter 2002, had an overall vacancy rate of 8.9%. Recent rental rates for in-line space in comparable centers ranged from $17.50psf to $25.00psf. The Wal-Mart and Publix grocer that shadow anchor the property generate a substantial amount of traffic within the subject's immediate area. As of 2001, the population of Fulton County was 829,809, a 27.9% increase over the 1990 population of 648,951 (a 2.5% annual growth rate). Fulton County also had the second highest average household income of the 20-county Atlanta MSA. As of 2001, Fulton County's average household income was $89,644 compared with the overall MSA average


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        MEDLOCK CROSSING SHOPPING CENTER
                                                           Balance:  $21,947,235
                                                           DSCR:     1.30x
                                                           LTV:     74.9%
--------------------------------------------------------------------------------

household income of $76,491. The average household income in the subject's trade area is $167,770. Atlanta has a high level of employment diversity, strong in-migration, and low business costs. During each of the past 10 years, an average of 182 companies have relocated to Atlanta, with a fifth of these companies coming from outside the U.S. The metropolitan area is home to operations of over 700 of the Fortune 1,000 companies, while 25 of the Fortune 500 companies are headquartered in the Atlanta area.


PROPERTY MANAGEMENT. The property manager, Plaza Management Corporation, is a subsidiary of First Allied Corporation and is a privately-held company owned by the Glazer Family. First Allied Corporation specializes in the ownership, management and leasing of community and neighborhood shopping centers located throughout the United States. Headquartered in Rochester, New York, First Allied Corporation has offices in New York, Florida and California. Presently, First Allied Corporation and/or its subsidiaries manage 31 neighborhood shopping centers in 12 states.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                        MEDLOCK CROSSING SHOPPING CENTER
                                                           Balance:  $21,947,235
                                                           DSCR:     1.30x
                                                           LTV:     74.9%
--------------------------------------------------------------------------------


                               [PICTURE OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,000,630,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-3

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P.Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such otter of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred In the event of any such offering, this information shall be deemed superseded in it entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information it you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


                  GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                                  (DEPOSITOR)

                               ----------------
GE Capital Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Capital Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.
                               ----------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.


                The date of this Prospectus is November 8, 2002

                               TABLE OF CONTENTS


Important Notice About Information Presented in this Prospectus and Each
 Accompanying Prospectus Supplement ......................................................     5
SUMMARY OF PROSPECTUS ....................................................................     6
RISK FACTORS .............................................................................    14
 Limited Liquidity of Your Certificates ..................................................    14
 Limited Assets of Each Trust Fund .......................................................    14
 Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
  Yield Considerations ...................................................................    15
 Limited Nature of Ratings ...............................................................    16
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...................    17
 Borrowers May Be Unable to Make Balloon Payments ........................................    19
 Credit Support Limitations ..............................................................    19
 Leases and Rents ........................................................................    20
 Environmental Risks .....................................................................    20
 Special Hazard Losses ...................................................................    20
 Some Certificates May Not Be Appropriate for ERISA Plans ................................    21
 Certain Federal Tax Considerations Regarding Residual Certificates ......................    21
 Certain Federal Tax Considerations Regarding Original Issue Discount ....................    22
 Bankruptcy Proceedings Entail Certain Risks .............................................    22
 Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ..........    22
 Delinquent and Non-Performing Mortgage Loans ............................................    23
DESCRIPTION OF THE TRUST FUNDS ...........................................................    24
 General .................................................................................    24
 Mortgage Loans ..........................................................................    24
 MBS .....................................................................................    27
 Certificate Accounts ....................................................................    28
 Credit Support ..........................................................................    29
 Cash Flow Agreements ....................................................................    29
YIELD AND MATURITY CONSIDERATIONS ........................................................    30
 General .................................................................................    30
 Pass-Through Rate .......................................................................    30
 Payment Delays ..........................................................................    30
 Certain Shortfalls on Collections of Interest ...........................................    30
 Yield and Prepayment Considerations .....................................................    31
 Weighted Average Life and Maturity ......................................................    32
 Controlled Amortization Classes and Companion Classes ...................................    33
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    34
THE DEPOSITOR ............................................................................    36
USE OF PROCEEDS ..........................................................................    36
DESCRIPTION OF THE CERTIFICATES ..........................................................    37
 General .................................................................................    37
 Distributions ...........................................................................    37
 Distributions of Interest on the Certificates ...........................................    38
 Distributions of Principal on the Certificates ..........................................    39
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
  Equity Participations ..................................................................    39
 Allocation of Losses and Shortfalls .....................................................    39

 Advances in Respect of Delinquencies ....................................    40
 Reports to Certificateholders ...........................................    40
 Voting Rights ...........................................................    42
 Termination .............................................................    42
 Book-Entry Registration and Definitive Certificates .....................    43
DESCRIPTION OF THE POOLING AGREEMENTS ....................................    45
 General .................................................................    45
 Assignment of Mortgage Loans; Repurchases ...............................    45
 Representations and Warranties; Repurchases .............................    46
 Collection and Other Servicing Procedures ...............................    47
 Sub-Servicers ...........................................................    47
 Special Servicers .......................................................    48
 Certificate Account .....................................................    48
 Modifications, Waivers and Amendments of Mortgage Loans .................    51
 Realization Upon Defaulted Mortgage Loans ...............................    51
 Hazard Insurance Policies ...............................................    53
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................    53
 Servicing Compensation and Payment of Expenses ..........................    54
 Evidence as to Compliance ...............................................    54
 Certain Matters Regarding the Master Servicer and the Depositor .........    54
 Events of Default .......................................................    55
 Rights Upon Event of Default ............................................    56
 Amendment ...............................................................    57
 List of Certificateholders ..............................................    57
 The Trustee .............................................................    57
 Duties of the Trustee ...................................................    57
 Certain Matters Regarding the Trustee ...................................    58
 Resignation and Removal of the Trustee ..................................    58
DESCRIPTION OF CREDIT SUPPORT ............................................    59
 General .................................................................    59
 Subordinate Certificates ................................................    59
 Cross-Support Provisions ................................................    59
 Insurance or Guarantees with Respect to Mortgage Loans ..................    60
 Letter of Credit ........................................................    60
 Certificate Insurance and Surety Bonds ..................................    60
 Reserve Funds ...........................................................    60
 Credit Support with Respect to MBS ......................................    61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..................................    62
 General .................................................................    62
 Types of Mortgage Instruments ...........................................    62
 Leases and Rents ........................................................    62
 Personalty ..............................................................    63
 Foreclosure .............................................................    63
 Bankruptcy Laws .........................................................    66
 Environmental Risks .....................................................    69
 Due-on-Sale and Due-on-Encumbrance ......................................    70
 Subordinate Financing ...................................................    70
 Default Interest and Limitations on Prepayments .........................    71
 Applicability of Usury Laws .............................................    71

 Soldiers' and Sailors' Civil Relief Act of 1940 .......................................     71
 Type of Mortgaged Property ............................................................     72
 Americans with Disabilities Act .......................................................     72
 Forfeitures In Drug and RICO Proceedings ..............................................     72
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................................     74
 Federal Income Tax Consequences for REMIC Certificates ................................     74
 Taxation of Regular Certificates ......................................................     77
 Taxation of Residual Certificates .....................................................     84
 Taxes That May Be Imposed on the REMIC Pool ...........................................     90
 Liquidation of the REMIC Pool .........................................................     91
 Administrative Matters ................................................................     91
 Limitations on Deduction of Certain Expenses ..........................................     92
 Taxation of Certain Foreign Investors .................................................     92
 Backup Withholding ....................................................................     93
 Reporting Requirements ................................................................     93
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made      95
 Standard Certificates .................................................................     95
 Stripped Certificates .................................................................     97
 Reporting Requirements and Backup Withholding .........................................    100
 Taxation of Certain Foreign Investors .................................................    101
STATE AND OTHER TAX CONSIDERATIONS .....................................................    101
CERTAIN ERISA CONSIDERATIONS ...........................................................    102
 General ...............................................................................    102
 Plan Asset Regulations ................................................................    102
 Administrative Exemptions .............................................................    103
 Insurance Company General Accounts ....................................................    103
 Unrelated Business Taxable Income; Residual Certificates ..............................    103
LEGAL INVESTMENT .......................................................................    104
METHOD OF DISTRIBUTION .................................................................    105
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......................................    106
LEGAL MATTERS ..........................................................................    107
FINANCIAL INFORMATION ..................................................................    107
RATING .................................................................................    107
INDEX OF PRINCIPAL DEFINITIONS .........................................................    108

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 106 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Capital Commercial Mortgage Corporation.

                               ----------------

     If you require additional information, the mailing address of our principal executive offices is GE Capital Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

                             SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES.......   Mortgage pass-through certificates, issuable in
                               series.

DEPOSITOR...................   GE Capital Commercial Mortgage Corporation is a
                               wholly-owned subsidiary of General Electric
                               Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric
                               Company.

MASTER SERVICER.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

SPECIAL SERVICER............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

TRUSTEE.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.

THE TRUST ASSETS............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. MORTGAGE ASSETS..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                o residential properties consisting of five or
                                  more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

                                o office buildings, shopping centers, retail
                                  stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                                o may provide for no accrual of interest or for
                                  accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                o may provide for level payments to maturity or
                                  for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;


                                o may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                o may prohibit prepayments over its term or for
                                  a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

                                o may permit defeasance with non-callable U.S.
                                  Treasury securities or securities issued by government agencies; and

                                o may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                o private mortgage participations, mortgage
                                  pass-through certificates or other
                                  mortgage-backed securities, or

                                o certificates insured or guaranteed by any of
                                  the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.

C. CREDIT SUPPORT...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D. CASH FLOW AGREEMENTS.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.

DESCRIPTION OF
 CERTIFICATES................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                o are senior or subordinate to one or more
                                  other classes of certificates in entitlement to certain distributions on the certificates;

                                o are principal-only certificates entitled to
                                  distributions of principal, with
                                  disproportionately small, nominal or no
                                  distributions of interest;

                                o are interest-only certificates entitled to
                                  distributions of interest, with
                                  disproportionately small, nominal or no
                                  distributions of principal;

                                o provide for distributions of interest on, or
                                  principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                o provide for distributions of principal of the
                                  certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                o provide for distributions based on
                                  collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--Limited Assets of Each Trust Fund" and "Description of the Certificates" in this prospectus.


DISTRIBUTIONS OF INTEREST
 ON THE CERTIFICATES.......... Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations", "Yield and Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL
 OF THE CERTIFICATES.......... Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                                o be made at a rate that is faster, and, in
                                  some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o or may be made at a rate that is slower, and,
                                  in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o not commence until the occurrence of certain
                                  events, such as the retirement of one or more other classes of certificates of the same series;

                                o be made, subject to certain limitations,
                                  based on a specified principal payment
                                  schedule resulting in a controlled
                                  amortization class of certificates; or

                                o be contingent on the specified principal
                                  payment schedule for a controlled
                                  amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

ADVANCES....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

TERMINATION.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                               See "Description of the Certificates--
                               Termination" in this prospectus.

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

CERTAIN ERISA
 CONSIDERATIONS..............  If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

LEGAL INVESTMENT............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.

RATING......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o The perceived liquidity of the certificates;

    o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

    o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

    o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.


LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

    o that principal prepayments on the related mortgage loans will be made;

    o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o Changes in general or local economic conditions and/or specific industry segments;

    o Declines in real estate values;

    o Declines in rental or occupancy rates;

    o Increases in interest rates, real estate tax rates and other operating expenses;

    o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o Acts of God; and

    o Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o Construction of competing hotels or resorts;

    o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o The value of the related mortgaged property;

    o The level of available mortgage interest rates at the time of sale or refinancing;

    o The borrower's equity in the related mortgaged property;

    o The financial condition and operating history of the borrower and the related mortgaged property;

    o Tax laws, rent control laws, with respect to certain residential properties;

    o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o Prevailing general economic conditions; and

    o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.

LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o fire;

    o lightning;

    o explosion;

    o smoke;

    o windstorm and hail; and

    o riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

    o generally, will not be subject to offset by losses from other activities;

    o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

    o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


    o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See
"Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Capital Commercial Mortgage Corporation (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

    o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

    o non-cash items such as depreciation and amortization,

    o capital expenditures, and

    o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

    o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

    o the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

    o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o the cost replacement method which calculates the cost of replacing the property at that date,

    o the income capitalization method which projects value based upon the property's projected net cash flow, or

    o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

    o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

    o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o the type or types of property that provide security for repayment of the mortgage loans,

    o the earliest and latest origination date and maturity date of the mortgage loans,

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

    o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

    o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

    o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

    o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o the original and remaining term to stated maturity of the MBS, if applicable,

    o the pass-through or bond rate of the MBS or the formula for determining the rates,

    o the payment characteristics of the MBS,

    o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o a description of the credit support, if any,

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

    o the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.

A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

    o the availability of mortgage credit,

    o the relative economic vitality of the area in which the Mortgaged Properties are located,

    o the quality of management of the Mortgaged Properties,

    o the servicing of the mortgage loans,

    o possible changes in tax laws and other opportunities for investment,

    o the existence of Lock-out Periods,

    o requirements that principal prepayments be accompanied by Prepayment Premiums, and

    o by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     GE Capital Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on September 6, 2000. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

    o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

    o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

    o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

    o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

    o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

    o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

    o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

    o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

    o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

    o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

    o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

    o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

    o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

    o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

    o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

    o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

    o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

    o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

    o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

    o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Capital Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927,
Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

    o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

    o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

    o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

    o the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates-- Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of the trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

   1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

   2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.


     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

     o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

    o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

    o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

    o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

   1.  to cure any ambiguity,

   2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

   4.  to comply with any requirements imposed by the Code, or

   5.  for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o  the nature and amount of coverage under the credit support,

    o any conditions to payment under the credit support not otherwise described in this prospectus,

    o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o  a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemptionsecured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

    o a mortgage in default or as to which default is reasonably foreseeable,

    o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

    o a mortgage that was fraudulently procured by the mortgagor, and

    o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult their own accountants concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless you elect to have those rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and
(3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate. (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, as amended July 19, 2002, a fourth requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

       (i) the present value of any consideration given to the transferee to acquire the interest;

       (ii) the present value of the expected future distributions on the interest; and

       (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

   (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

       (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

       (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3.  the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable

Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued final regulations (the "New Regulations") which provide new procedures for satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2001. A new series of withholding certificates must be used after December 31, 2000. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 30% (which rate will be reduced to 29% in 2004 and to 28% in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular

Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.

Tax Status

     In the opinion of Cadwalader, Wickersham & Taft, Standard Certificates will have the following status for federal income tax purposes:

   1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
       Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
       Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal

Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 30% (which rate will be reduced to 29% in 2004 and to 28% in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.


PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the

Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c) Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by any such state legislation will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at
(203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

            INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----
1998 Policy Statement ........................    105
401(c) Regulations ...........................    103
Accrual Certificates .........................     38
ADA ..........................................     72
ARM Loans ....................................     27
Bankruptcy Code ..............................     64
Cash Flow Agreement ..........................     29
Certificate Owner ............................     43
Code .........................................     42
Cooperatives .................................     24
CPR ..........................................     32
Definitive Certificates ......................     37
Depositor ....................................     24
Determination Date ...........................     30
Disqualified Organization ....................    103
disqualified organizations ...................     75
Distribution Date Statement ..................     40
DOL ..........................................    102
DTC ..........................................     37
Due Dates ....................................     26
EDGAR ........................................    107
Equity Participation .........................     26
Events of Default ............................     55
Exemptions ...................................    103
FAMC .........................................     27
FHLMC ........................................     27
FNMA .........................................     27
Garn Act .....................................     70
GNMA .........................................     27
Government Securities ........................     75
Indirect Participants ........................     43
Insurance and Condemnation Proceeds ..........     48
L/C Bank .....................................     60
Liquidation Proceeds .........................     48
Mark to Market Regulations ...................     90
MBS ..........................................     24
MBS Agreement ................................     28
MBS Issuer ...................................     28
MBS Servicer .................................     28
MBS Trustee ..................................     28
Mortgage Asset Seller ........................     24
Mortgage Notes ...............................     24
Mortgaged Properties .........................     24
Mortgages ....................................     24
NCUA .........................................    105
Net Leases ...................................     25
New Regulations ..............................     93
Nonrecoverable Advance .......................     40

                                                  PAGE
                                                  ----
Non-SMMEA Certificates .......................    104
Non-U.S. Person ..............................     92
OCC ..........................................    104
OID Regulations ..............................     77
OTS ..........................................    105
Participants .................................     43
Parties in Interest ..........................    102
Pass-Through Entity ..........................     87
Permitted Investments ........................     48
Plans ........................................    102
Pooling Agreement ............................     45
Prepayment Assumption ........................     78
Prepayment Interest Shortfall ................     30
Prepayment Premium ...........................     26
PTCE 95-60 ...................................    103
Random Lot Certificates ......................     77
Record Date ..................................     38
Reform Act ...................................     76
Registration Statement .......................    107
Regular Certificateholder ....................     77
Regular Certificates .........................     74
Related Proceeds .............................     40
Relief Act ...................................     71
REMIC ........................................     12
REMIC Certificates ...........................     74
REMIC Pool ...................................     74
REMIC Regulations ............................     74
REO Property .................................     47
Residual Certificateholders ..................     84
Securities Act ...............................    106
Senior Certificates ..........................     37
Servicing Standard ...........................     47
SMMEA ........................................    104
SPA ..........................................     32
Standard Certificateholder ...................     95
Standard Certificates ........................     95
Startup Day ..................................     75
Stripped Certificateholder ...................     99
Stripped Certificates ........................     95
Subordinate Certificates .....................     37
Sub-Servicing Agreement ......................     47
thrift institutions ..........................     87
Title V ......................................     71
Treasury .....................................     74
Type IV securities ...........................    104
U.S. Person ..................................     89
Warranting Party .............................     46

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GECCMC2002-3". The spreadsheet file "GECCMC2002-3" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.


----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                  --------------------------------------------

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                  PAGE
Summary of Certificates ..........................      S-6
Summary of Terms .................................      S-7
Risk Factors .....................................     S-29
Description of the Mortgage Pool .................     S-54
Description of the Certificates ..................     S-97
Servicing Under the Pooling and Servicing
   Agreement .....................................    S-123
Yield and Maturity Considerations ................    S-149
Certain Federal Income Tax Consequences ..........    S-155
Method of Distribution ...........................    S-156
Legal Matters ....................................    S-157
Ratings ..........................................    S-157
Legal Investment .................................    S-157
ERISA Considerations .............................    S-158
Index of Principal Definitions ...................    S-161
PROSPECTUS
Summary of Prospectus ............................        6
Risk Factors .....................................       14
Description of the Trust Funds ...................       24
Yield and Maturity Considerations ................       30
The Depositor ....................................       36
Use of Proceeds ..................................       36
Description of the Certificates ..................       37
Description of the Pooling Agreements ............       45
Description of Credit Support ....................       59
Certain Legal Aspects of Mortgage Loans ..........       62
Certain Federal Income Tax Consequences ..........       74
State and Other Tax Considerations ...............      101
Certain ERISA Considerations .....................      102
Legal Investment .................................      104
Method of Distribution ...........................      105
Incorporation of Certain Information By
   Reference .....................................      106
Legal Matters ....................................      107
Financial Information ............................      107
Rating ...........................................      107
Index of Principal Definitions ...................      108

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT
AND PROSPECTUS UNTIL MARCH 3, 2003.

                          $1,000,630,000 (APPROXIMATE)



                              GE CAPITAL COMMERCIAL
                              MORTGAGE CORPORATION

                                   (DEPOSITOR)


                        COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATES, SERIES 2002-3



                   CLASS A-1 CERTIFICATES .........   $383,943,000
                   CLASS A-2 CERTIFICATES .........   $553,782,000
                   CLASS B CERTIFICATES ...........   $ 46,813,000
                   CLASS C CERTIFICATES ...........   $ 16,092,000



                             -----------------------
                              PROSPECTUS SUPPLEMENT
                             -----------------------



                            DEUTSCHE BANK SECURITIES


                         BANC OF AMERICA SECURITIES LLC


                                    JPMORGAN


                               MERRILL LYNCH & CO.


                              SALOMON SMITH BARNEY



                                NOVEMBER 20, 2002

===============================================================================